UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
BELLSOUTH CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

Common Shares, par value $1.00 per share, of the Registrant

	(2)	Aggregate number of securities to which transaction applies:

1,832,380,986-reflects the number of BellSouth common shares estimated to be outstanding immediately prior to the completion of the merger of ABC Consolidation Corp., a wholly-owned subsidiary of AT&T Inc. with and into the Registrant, based on the number of common shares of the Registrant outstanding on March 29, 2006 and the number of options to purchase the Registrant’s common shares outstanding as of March 29, 2006.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$34.72– pursuant to Rules 0-11(c)(1) and 0-11(a)(4) under the Securities Exchange Act of 1934, the average of the high and low prices per share of the Registrant’s common shares reported on the New York Stock Exchange on March 24, 2006.

	(4)	Proposed maximum aggregate value of transaction:

$63,620,267,834

	(5)	Total fee paid:

$6,807,369-computed in accordance with Rule 0-11(c)(1) under the Securities Exchange Act of 1934 by multiplying the proposed aggregate value of the transaction by 0.000107.

☑	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

$6,807,369

	(2)	Form, Schedule or Registration Statement No.:

Form S-4

	(3)	Filing Party:

AT&T Inc.

	(4)	Date Filed:

March 31, 2006

The information in this document is not complete and can be changed. AT&T may not issue the securities being offered by use of this document until the registration statement filed with the Securities and Exchange Commission, of which this document is part, is declared effective. This document is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is prohibited.

PRELIMINARY DRAFT, DATED MARCH 31, 2006 — SUBJECT TO COMPLETION

PRELIMINARY PROXY STATEMENT	PRELIMINARY PROXY STATEMENT
AND PROSPECTUS OF AT&T INC.	OF BELLSOUTH CORPORATION

       ●        , 2006
Dear Shareholders:
     The boards of directors of AT&T and BellSouth have agreed to combine in a merger that will result in a more effective and efficient provider of wireless, broadband, video, voice, data and directory services. It will also put control of Cingular Wireless in one company. We are very excited about the prospects for the combined company.
     If the merger is completed, BellSouth shareholders will receive 1.325 AT&T common shares for each BellSouth common share held immediately prior to the merger.
     Based on the closing price of $27.99 per AT&T common share on the New York Stock Exchange on March 3, 2006, the last trading day before the public announcement of the merger, the 1.325 exchange ratio represented approximately $37.09 per BellSouth common share, a 17.9% premium over the closing price of the BellSouth common shares on the NYSE on March 3, 2006. Based on the closing price of $ ● per AT&T common share on the NYSE on  ● , 2006, the latest practicable date before the printing of this joint proxy statement/prospectus, the total merger consideration was valued at approximately $ ●  per BellSouth common share. Because the number of AT&T common shares to be issued in exchange for each BellSouth common share is fixed, the actual value of the merger consideration that BellSouth shareholders will receive at the time of the merger for each BellSouth common share will depend on the price per AT&T common share at that time. Based on the estimated number of BellSouth common shares outstanding on the record date for the meetings, AT&T expects to issue approximately 2,400,000,000 AT&T common shares to BellSouth shareholders in the merger. Former BellSouth shareholders are expected to own approximately 38% of the AT&T common shares outstanding immediately after the merger. AT&T common shares are quoted on the NYSE under the symbol “T”. BellSouth common shares are quoted on the NYSE under the symbol “BLS”.
     Each company is holding a special meeting of shareholders in order to obtain the shareholder approvals necessary to complete the merger as more fully described in this joint proxy statement/ prospectus. The accompanying joint proxy statement/prospectus provides a detailed description of the proposed merger and the merger consideration. In addition, it provides you with important information regarding these meetings. We urge you to read the enclosed materials (and any documents incorporated by reference into this joint proxy statement/ prospectus) carefully. Please pay particular attention to the “Risk Factors” section beginning on page 16.
     We cannot complete the merger unless the shareholders of both of our companies approve proposals related to the merger. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend either special meeting, please vote all proxy cards that you receive as soon as possible to ensure that your shares are represented at the applicable special meeting. If you are a BellSouth shareholder, please note that a failure to vote your shares is the equivalent of a vote against the merger. Registered and many broker-managed shareholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are provided on the accompanying proxy card. Of course, you may still vote your shares by marking your votes on the accompanying proxy card, signing and dating it and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with your board of directors’ recommendations. If you are a shareholder of both AT&T and BellSouth, you will receive two separate packages of proxy materials. Please sign, date and return all proxy cards that you receive, whether from AT&T or BellSouth, or vote as either an AT&T or BellSouth shareholder by Internet or telephone.
     The AT&T board of directors recommends that AT&T shareholders vote “FOR” the proposal to authorize the issuance of AT&T common shares required to be issued to BellSouth shareholders pursuant to the merger agreement. The BellSouth board of directors recommends that BellSouth shareholders vote “FOR” the proposal to approve the merger agreement.
Sincerely,

LOGO	LOGO

Edward E. Whitacre, Jr.	F. Duane Ackerman
Chairman of the Board and Chief Executive Officer	Chairman of the Board and Chief Executive Officer
AT&T Inc.	BellSouth Corporation
     Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.
     This joint proxy statement/prospectus is dated        ●       , 2006 and is expected to be first mailed to AT&T’s and BellSouth’s shareholders on or about        ●       , 2006.

REFERENCE TO ADDITIONAL INFORMATION
      This joint proxy statement/ prospectus incorporates by reference important business and financial information about AT&T and BellSouth from documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/ prospectus, see “Where You Can Find More Information” beginning on page 124. This information is available to you without charge upon your written or oral request. You can obtain documents related to AT&T and BellSouth that are incorporated by reference into this joint proxy statement/ prospectus, without charge, from the SEC’s Web site (www.sec.gov) or by requesting them in writing or by telephone from the appropriate company.

AT&T Inc.	BellSouth Corporation
175 East Houston	1155 Peachtree Street, N.E., Room 14B06
San Antonio, TX 78205	Atlanta, Georgia 30309
(210) 821-4105	(404) 249-2000
Attn: Stockholder Services	Attn: Investor Relations
www.att.com	www.bellsouth.com/investor
      (All Web site addresses given in this joint proxy statement/ prospectus are for information only and are not intended to be an active link or to incorporate any Web site information into this joint proxy statement/ prospectus.)
      Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this joint proxy statement/ prospectus.
      In order to receive timely delivery of requested documents in advance of the special meetings, you should make your request no later than        ●       , 2006.
ABOUT THIS DOCUMENT
      This document, which forms part of a registration statement on Form S-4 filed with the SEC by AT&T (File No. 333-                    ), constitutes a prospectus of AT&T under Section 5 of the Securities Act of 1933, which we refer to as the Securities Act, with respect to the AT&T common shares to be issued to BellSouth shareholders as required by the merger agreement. This document also constitutes a joint proxy statement under Section 14(a) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting of AT&T shareholders, at which AT&T’s shareholders will be asked to consider and vote upon a proposal to authorize the issuance of AT&T common shares required to be issued to BellSouth shareholders pursuant to the merger agreement, and a notice of meeting with respect to the special meeting of BellSouth shareholders, at which BellSouth’s shareholders will be asked to consider and vote upon a proposal to approve the merger agreement.

i

AT&T INC.
175 E. Houston
San Antonio, Texas 78205
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on ●     ,      ●     , 2006

To AT&T Shareholders:
      A special meeting of shareholders of AT&T Inc., a Delaware corporation (“AT&T”), will be held at ● a.m. Central time on ●,      ●     , 2006, at ● , for the following purposes:

•	To consider and vote upon a proposal to authorize the issuance of AT&T common shares required to be issued in the merger of ABC Consolidation Corp., a Georgia corporation and a wholly-owned subsidiary of AT&T (“Merger Sub”), with and into BellSouth Corporation, a Georgia corporation, as contemplated by the Agreement and Plan of Merger, dated as of March 4, 2006, by and among BellSouth, AT&T and Merger Sub, as that agreement may be amended; and

•	To conduct any other business as may properly come before the special meeting or any properly reconvened meeting following an adjournment or postponement of the special meeting.
      Holders of record of AT&T common shares at the close of business on        ●       , 2006, are entitled to vote at the special meeting and any adjournment or postponement of the special meeting. A list of these shareholders will be available for inspection during business hours from ● through        ●        , 2006, at 175 E. Houston, San Antonio, Texas, and will also be available at the special meeting.
      Your vote is very important. Your proxy is being solicited by the AT&T Board of Directors. The issuance of new shares of AT&T common shares must be authorized by the shareholders of AT&T in order for the merger to be completed.

By Order of the AT&T Board of Directors.

Ann Effinger Meuleman
Vice President and Secretary
AT&T Inc.
● , 2006
IMPORTANT NOTICE
If you do not plan to attend the special meeting to vote your shares, please complete, date, sign and promptly mail the enclosed proxy card in the return envelope provided. No postage is necessary if mailed in the United States. Shareholders of record and many broker-managed shareholders may also give their proxy by telephone or through the Internet in accordance with the instructions accompanying the proxy card. Any person giving a proxy has the power to revoke it at any time, and shareholders who are present at the meeting may withdraw their proxies and vote in person.

BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, Georgia 30309
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on        ●       , 2006

To BellSouth Shareholders:
      A special meeting of shareholders of BellSouth Corporation, a Georgia corporation (“BellSouth”), will be held at  ● a.m. Eastern time on        ●       , ● , 2006, at        ●        , for the following purposes:

•	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 4, 2006, by and among BellSouth, AT&T Inc. and a wholly-owned subsidiary of AT&T, as that agreement may be amended; and

•	To conduct any other business that may properly come before the special meeting or any properly reconvened meeting following an adjournment or postponement of the special meeting.
      Holders of record of BellSouth common shares at the close of business on        ●        , 2006 are entitled to vote at the special meeting and any adjournment of the special meeting. Your shares can be voted at the special meeting only if you are present or represented by a valid proxy. Shareholders who owned BellSouth common shares as of the record date will be admitted to the special meeting with verification of ownership, such as an account statement or a valid admission card as attached to the proxy card.
      Your vote is important. Please vote as soon as possible in one of the following ways, even if you plan to attend the meeting:

•	By Internet — visit the website on the proxy card or in your e-mail notice; or

•	By telephone — use the toll-free telephone number on the proxy card; or

•	By mail — mark, sign, date and promptly return the enclosed proxy card(s) in the postage-paid envelope.
      You may also submit a ballot at the special meeting on        ●        , 2006.
      By Order of the BellSouth Board of Directors.

Rebecca M. Dunn
Senior Vice President — Corporate Compliance and Corporate Secretary
BellSouth Corporation
● , 2006
IMPORTANT NOTICE
      For the merger agreement to be approved by BellSouth shareholders, a majority of the outstanding BellSouth common shares must be voted in favor of approval of the merger agreement. Accordingly, if you do not vote your BellSouth common shares, it will have the same effect as a vote against approval of the merger agreement and the merger. Please vote your shares.
      If you do not plan to attend the special meeting to vote your shares, please complete, date, sign and promptly mail the enclosed proxy card(s) in the return envelope provided. No postage is necessary if mailed in the United States. Shareholders of record and many broker-managed shareholders may also give their proxy by telephone or through the Internet in accordance with the instructions accompanying the proxy card(s). Any person giving a proxy has the power to revoke it at any time, and shareholders who are present at the meeting may withdraw their proxies and vote in person.
      Please do not send share certificates at this time. If the merger is completed, you will be sent instructions regarding the surrender of your share certificates.

v

QUESTIONS AND ANSWERS
      The following are some of the questions that you, as a shareholder of AT&T or BellSouth, may have, and answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this joint proxy statement/ prospectus, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this joint proxy statement/ prospectus. We urge you to read this joint proxy statement/ prospectus in its entirety prior to making any decision.

Q1:	Why am I receiving this joint proxy statement/ prospectus?

A1:	AT&T and BellSouth have agreed to combine their respective businesses by means of a merger. We expect the combined company will be a more effective and efficient provider in the wireless, broadband, video, voice and data markets. It will also put control of Cingular Wireless in one company.

AT&T is holding a special meeting of shareholders in order to obtain the shareholder approval necessary to issue AT&T common shares in the merger, as described in this joint proxy statement/ prospectus. BellSouth is holding a special meeting of shareholders in order to obtain shareholder approval of the merger agreement, as described in this joint proxy statement/ prospectus.

We will be unable to complete the merger unless AT&T and BellSouth shareholders approve these proposals at their respective special meetings.

We have included in this joint proxy statement/ prospectus important information about the merger, the merger agreement and the special meetings of the shareholders of AT&T and BellSouth. You should read this information carefully and in its entirety. We have attached a copy of the merger agreement as Annex A. The enclosed voting materials allow you to vote your shares without attending the applicable special meeting. Your vote is very important and we encourage you to vote your proxy as soon as possible.

Q2:	What will I receive in the merger?

A2:	If the merger is completed, BellSouth shareholders will receive 1.325 AT&T common shares for each BellSouth common share held immediately prior to the merger.

Holders of BellSouth common shares will generally not receive any fractional AT&T common shares in the merger. Instead, the total number of AT&T common shares that each BellSouth shareholder will receive in the merger will be rounded down to the nearest whole number, and AT&T will pay cash for the remaining fractional AT&T common share that a BellSouth shareholder would otherwise be entitled to receive. The amount of cash payable for a fractional AT&T common share will be determined by multiplying the fraction by the average closing price for an AT&T common share for the five trading days ending on the trading day immediately prior to the completion of the merger.

Participants in BellSouth’s direct investment plan, however, will receive fractional shares for their plan shares. These fractional shares will be issued and transferred with the participant’s plan account into AT&T’s dividend reinvestment plan automatically after completion of the merger.

AT&T shareholders will continue to hold their AT&T common shares.

Q3:	How do I calculate the value of the merger consideration?

A3:	BellSouth shareholders will receive merger consideration consisting of a fixed number of 1.325 AT&T common shares for each BellSouth common share they own. Based on the closing price of $27.99 per AT&T common share on the New York Stock Exchange, which we refer to as the NYSE, on March 3, 2006, the last trading day before the public announcement of the merger, the exchange ratio represented approximately $37.09 per BellSouth common share, a 17.9% premium over the closing price of BellSouth common shares on the NYSE on March 3, 2006. Based on the closing price of $● per share of AT&T common shares on the NYSE on ● , 2006, the latest practicable date before the printing of this joint proxy statement/ prospectus, the exchange ratio represented approximately $● per BellSouth common share.

Because AT&T will issue a fixed number of AT&T common shares in exchange for each BellSouth common share, the value of the merger consideration that BellSouth shareholders will receive in the merger for each BellSouth common share will depend on the price per AT&T common share at the time the merger is completed. That price will not be known at the time of the meeting and may be less than the current price or the price at the time of the meeting. Former BellSouth shareholders are currently expected to own approximately 38% of the AT&T common shares outstanding immediately after the merger.

Q4:	What is required to complete the merger?

A4:	We are not required to complete the merger unless a number of conditions are satisfied or waived. These conditions include receipt of shareholder approvals, receipt of the approval of the Federal Communications Commission, which we refer to as the FCC, and other regulatory consents, expiration of the waiting period under the Hart-Scott-Rodino Act, which we refer to as the HSR Act, and receipt of legal opinions that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 which we refer to as the Code. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see “The Merger Agreement — Conditions to the Merger” beginning on page 86.

Q5:	When and where will the special meetings be held?

A5:	The AT&T special meeting is scheduled to be held at ●, at ●, on ●. The BellSouth special meeting is scheduled to be held at ●, at ●, on ● .

Q6:	Who is entitled to vote at the AT&T and BellSouth special meetings?

A6:	AT&T has fixed ● , 2006 as the record date for the AT&T special meeting. If you were an AT&T shareholder at the close of business on the record date, you are entitled to vote on matters that come before the AT&T special meeting. However, an AT&T shareholder may only vote his or her shares if he or she is present in person or is represented by proxy at the AT&T special meeting.

BellSouth has fixed ● , 2006 as the record date for the BellSouth special meeting. If you were a BellSouth shareholder at the close of business on the record date, you are entitled to vote on matters that come before the BellSouth special meeting. However, a BellSouth shareholder may only vote his or her shares if he or she is present in person or is represented by proxy at the BellSouth special meeting.

Q7:	I hold my shares in “street name”. How are my shares voted?

A7:	If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this joint proxy statement/ prospectus has been forwarded to you by your brokerage firm, bank or other nominee, or their agent. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide your broker, bank or other nominee with instructions on how to vote your “street name” shares, your broker, bank or other nominee will not be permitted to vote them on either the proposal to authorize the issuance of AT&T common shares in the merger if you are an AT&T shareholder or the proposal to approve the merger agreement if you are a BellSouth shareholder. You should therefore be sure to provide your broker, bank or other nominee with instructions on how to vote your shares.

Q8:	How do I vote?

A8:	If you are entitled to vote at your company’s special meeting, you can vote in person by completing a ballot at the special meeting, or you can vote by proxy before the special meeting. Even if you plan to attend your company’s special meeting, we encourage you to vote your shares by proxy as soon as possible. After carefully reading and considering the information contained in this joint proxy statement/ prospectus, please submit your proxy by telephone or Internet in accordance with the instructions set forth on the enclosed proxy card, or fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed envelope as soon as possible so that your shares may be voted at your company’s special meeting. For detailed information, please see “Information About the AT&T Special Meeting — How to Vote” beginning on page 64 and “Information About the BellSouth Special Meeting — How to Vote” beginning on page 67. The vote required to approve the merger agreement at the BellSouth special meeting is a majority of the outstanding BellSouth common shares. Accordingly, a BellSouth shareholder’s failure to vote his or her BellSouth common shares will have the same effect as a vote of those shares against the proposal to approve the merger agreement.

Q9:	How many votes do I have?

A9:	You are entitled to one vote for each AT&T common share that you owned as of the record date. As of the close of business on ● , 2006, there were ● outstanding AT&T common shares. As of that date, less than 1% of the outstanding AT&T common shares were held by the directors and executive officers of AT&T.

You are entitled to one vote for each BellSouth common share that you owned as of the record date. As of the close of business on ● , 2006, there were ● outstanding BellSouth common shares. As of that date, less than 1% of the outstanding BellSouth common shares were held by the directors and executive officers of BellSouth.

Q10:	What if I hold shares in both AT&T and BellSouth?

A10:	If you are a shareholder of both AT&T and BellSouth, you will receive two separate packages of proxy materials. A vote as a BellSouth shareholder for the proposal to approve the merger agreement will not constitute a vote as an AT&T shareholder for the proposal to authorize the issuance of AT&T common shares required to be issued in the merger, or vice versa. THEREFORE, PLEASE SIGN, DATE AND RETURN ALL PROXY CARDS THAT YOU RECEIVE, WHETHER FROM AT&T OR BELLSOUTH, OR VOTE AS BOTH AN AT&T AND BELLSOUTH SHAREHOLDER BY INTERNET OR TELEPHONE.

Q11:	How are my employee plan shares voted?

A11:	For Employees of AT&T: If you are an AT&T shareholder and participate in certain of AT&T’s plans and/or maintain shareholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), you may receive more than one set of proxy materials. To ensure that all shares are voted, please sign and return every proxy card received or submit a proxy by telephone or through the Internet for each proxy card. The proxy card, or a proxy submitted by telephone or through the Internet, will serve as voting instructions to AT&T proxies and the plan administrator or trustee for any shares held on behalf of a participant under any of these employee benefit plans.

For Employees of BellSouth: If you are a registered shareholder of BellSouth and/or you own BellSouth common shares through a BellSouth employee benefit plan, and the accounts are in the same name, you will receive a proxy card representing your combined directly-owned and plan-owned shares that will serve as voting instructions to the designated BellSouth proxy, if applicable, and also to the trustees of those plans.

For Employees of Cingular: If you own BellSouth and/or AT&T common shares through the Cingular Wireless 401(k) Savings Plan, and you are also a registered BellSouth and/or AT&T shareholder with your account in the same name, you will receive a proxy card representing the combined BellSouth common shares and a proxy card representing the combined AT&T common shares, each of which will serve as voting instructions to the applicable designated proxy, and also to the trustees of that plan.

To allow sufficient time for voting by the trustees of the plans, participants in BellSouth, AT&T or Cingular employee benefit plans must vote their shares no later than ● a.m. Eastern time on ● , 2006.

Q12:	What constitutes a quorum?

A12:	Shareholders who hold at least 40% of the AT&T outstanding common shares as of the close of business on the record date and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the AT&T special meeting under AT&T’s corporate by-laws.

Shareholders who hold at least 40% of the outstanding BellSouth common shares as of the close of business on the record date must be present, either in person or represented by proxy, in order for there to be a quorum necessary to conduct the BellSouth special meeting.

Q13:	What vote is required to approve each proposal?

A13:	To authorize the issuance of AT&T common shares as required by the merger agreement: the affirmative vote of the holders of a majority of AT&T common shares voting on the proposal, so long as a majority of the AT&T common shares outstanding is voted, is required to approve the proposal to authorize the issuance of AT&T common shares required to be issued pursuant to the merger agreement. Brokers, banks or other nominees holding AT&T common shares as nominees will not have discretionary authority to vote those shares in the absence of instructions from the beneficial owners of those shares.

To approve the merger agreement: the affirmative vote of the holders of a majority of outstanding BellSouth common shares entitled to vote is required to approve the merger agreement. Because the affirmative vote required to approve the merger agreement is based upon the total number of outstanding BellSouth shares, the failure to submit a proxy card (or to submit a proxy by telephone or by Internet or to vote in person at the BellSouth special meeting) or the abstention from voting by a shareholder will have the same effect as a vote against approval of the merger agreement. Brokers, banks or other nominees holding BellSouth common shares as nominees will not have discretionary authority to vote those shares in the absence of instructions from the beneficial owners of those shares, so the failure to provide voting instructions to your broker, bank or nominee will also have the same effect as a vote against approval of the merger agreement.

Q14:	What are the recommendations of the AT&T and BellSouth boards of directors?

A14:	Each board of directors has approved and adopted the merger agreement, approved the transactions contemplated by the merger agreement, including the merger, and determined that these transactions are in the best interests of its shareholders.

The AT&T board of directors recommends that AT&T shareholders vote “FOR” the proposal to authorize the issuance of AT&T common shares required to be issued pursuant to the merger agreement. See “The Merger — AT&T’s Reasons for the Merger” beginning on page 25 and “The Merger — Recommendation of the AT&T Board of Directors” on page 27.

The BellSouth board of directors recommends that BellSouth shareholders vote “FOR” the proposal to approve the merger agreement. See “The Merger — BellSouth’s Reasons for the Merger” beginning on page 27 and “The Merger — Recommendation of the BellSouth Board of Directors” on page 31.

Q15:	What if I return my proxy card but do not mark it to show how I am voting?

A15:	If your proxy card is signed and returned without specifying your choices, your shares will be voted according to the recommendations of the AT&T or BellSouth board of directors, as the case may be.

Q16:	Can I change my vote after I have submitted a proxy by telephone or Internet or mailed my signed proxy card?

A16:	Yes. You can change your vote by revoking your proxy at any time before it is exercised at the AT&T or BellSouth special meeting.

You can revoke your proxy in one of three ways: (1) vote again by telephone or Internet prior to midnight on the night before the special meeting; (2) sign another proxy card with a later date and

x

return it prior to the special meeting; (3) attend the AT&T or BellSouth special meeting and complete a ballot; or (4) send a written notice of revocation to the secretary of AT&T or BellSouth.

Q17:	What will happen to the dividend on AT&T and BellSouth common shares following completion of the merger?

A17:	If the merger is completed, holders of AT&T common shares will continue to receive their dividends, if any, as they have been receiving them from AT&T prior to the merger. After the closing, former BellSouth shareholders who were holders of uncertificated BellSouth common shares, or who were holders of certificated BellSouth common shares and have surrendered their BellSouth share certificates according to the instructions provided to them, will receive the same dividends on the AT&T shares that they receive in the merger that all other holders will receive on AT&T common shares with any dividend record date that occurs after the merger is completed. Former BellSouth shareholders who hold BellSouth share certificates will not be entitled to receive dividends otherwise payable on the AT&T common shares into which their BellSouth shares are exchangeable until they surrender their BellSouth share certificates according to the instructions provided to them. Dividends will be accrued for these shareholders and they will receive the accrued dividends when they surrender their BellSouth share certificates subject to abandoned property laws.

AT&T most recently paid a quarterly dividend on February 1, 2006, in an amount equal to $0.3325 per AT&T common share. BellSouth most recently declared a quarterly dividend of $0.29 per BellSouth common share on February 27, 2006. If the merger had been completed before the record date for that dividend, the 1.325 AT&T common shares that the BellSouth shareholders would have received in the merger for each BellSouth common share would have entitled those shareholders to receive a dividend of $0.4406, a 52% increase over BellSouth’s most recently paid quarterly dividend. All future AT&T dividends will remain subject to approval by the AT&T board of directors.

Q18:	What are the material United States federal income tax consequences of the merger to U.S. holders of BellSouth common shares?

A18:	Assuming the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, a U.S. holder of BellSouth common shares generally will not recognize any gain or loss upon receipt of AT&T common shares solely in exchange for BellSouth common shares in the merger, except with respect to cash received in lieu of a fractional AT&T common share. See “The Merger — Material United States Federal Income Tax Consequences” beginning on page 56.

Q19:	When do you expect the merger to be completed?

A19:	AT&T and BellSouth are working to complete the merger within 12 months after the March 5, 2006 announcement date of the merger. However, the merger is subject to various regulatory approvals and other conditions, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the respective AT&T and BellSouth special meetings and the completion of the merger. AT&T and BellSouth hope to complete the merger as soon as reasonably practicable.

Q20:	What do I need to do now?

A20:	Read and consider the information contained in this joint proxy statement/prospectus carefully, and then please vote your shares as soon as possible so that your shares may be represented at your special meeting.

Q21:	Should BellSouth or AT&T shareholders send in their share certificates now for the exchange?

A21:	No. BellSouth shareholders should keep any share certificates they hold at this time. After the merger is completed, BellSouth shareholders holding share certificates will receive a letter of transmittal and instructions on how to obtain AT&T common shares, together with cash in lieu of fractional AT&T common shares, to which they are entitled in exchange for their BellSouth common shares.

AT&T shareholders will not be required to exchange their certificates in connection with the merger, and shareholders holding certificates should keep their share certificates both now and after the merger is completed.

Q22:	Who can help answer my questions?

A22:	If you have questions about the merger, or if you need assistance in submitting your proxy or voting your shares or need additional copies of the joint proxy statement/prospectus or the enclosed proxy card, you should contact ●, the proxy solicitation agent for AT&T and BellSouth, at ● (toll free) or ● (collect). If your shares are held in a stock brokerage account or by a bank or other nominee, you should call your broker, bank or other nominee for additional information.

SUMMARY

This summary highlights selected information about the merger in this joint proxy statement/prospectus and does not contain all of the information that may be important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents to which this joint proxy statement/prospectus refers for a more complete understanding of the matters being considered at the special meetings. See “Where You Can Find More Information” beginning on page 124. Unless we have stated otherwise, all references in this joint proxy statement/prospectus to AT&T are to AT&T Inc., all references to BellSouth are to BellSouth Corporation, all references to Merger Sub are to ABC Consolidation Corp., all references to Cingular are references to Cingular Wireless LLC, Cingular Wireless Corporation, or both, as the context requires, all references to ATTC are references to AT&T Corp., a subsidiary of AT&T Inc., all references to SBC are to SBC Communications Inc., which was the former name of AT&T Inc., and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of March 4, 2006, by and among BellSouth, AT&T and Merger Sub, a copy of which is attached as Annex A to this joint proxy statement/prospectus.
The Companies (Page 23)
      BellSouth. BellSouth Corporation is a Fortune 100 company with annual revenue in 2005 of over $20 billion. BellSouth’s core business is wireline communications and its largest customer segment is the retail consumer segment. BellSouth is the leading wireline communications service provider in the southeastern United States, serving substantial portions of the population within Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. BellSouth also owns a 40% interest in Cingular.
      Through BellSouth AnswersSM, residential and small business customers can bundle their local and long distance service with dial up and high speed DSL Internet access, satellite television and Cingular Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also operates one of the largest directory and advertising businesses in the United States.
      BellSouth’s principal executive offices are located at 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610 (telephone number 404-249-2000). BellSouth was incorporated in 1983 under the laws of the State of Georgia and became a publicly traded company in December 1983.
      AT&T. AT&T, formerly known as SBC Communications Inc., was formed as one of several regional holding companies created to hold ATTC’s local telephone companies. At formation, SBC primarily operated in five southwestern states. SBC acquired Pacific Telesis Group in 1997, Southern New England Telecommunications Corporation in 1998 and Ameritech Corporation in 1999, thereby expanding SBC’s operations as the incumbent local exchange carrier, which we refer to as an ILEC, into a total of 13 states. On November 18, 2005, SBC acquired ATTC to create the current AT&T, one of the world’s largest telecommunications providers. In connection with that acquisition, the name of the company was changed from “SBC Communications Inc.” to “AT&T Inc.” AT&T also owns 60% of Cingular.
      AT&T ranks among the largest providers of telecommunications services in the United States and the world. Through its subsidiaries and affiliates, AT&T provides communications services and products in the U.S. and internationally. AT&T offers services and products to consumers in the U.S. and services and products to businesses and other providers of telecommunications services worldwide. The services and products that AT&T offers vary by market, and include: local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment, managed networking, and wholesale transport services and directory advertising and publishing. AT&T is also backed by the research and development capabilities of AT&T Labs.
      AT&T Inc. is a holding company incorporated under the laws of the State of Delaware in 1983. AT&T’s principal executive offices are located at 175 E. Houston, San Antonio, Texas 78205-2233 (telephone number 210-821-4105).

      Merger Sub. ABC Consolidation Corp., a wholly-owned subsidiary of AT&T, which we refer to as Merger Sub, is a Georgia corporation formed on March 2, 2006 for the purpose of effecting the merger. Upon completion of the merger, Merger Sub will be merged with and into BellSouth and the resulting company will be called BellSouth Corporation.
      Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.
The Merger (Page 24)
      The transaction will be implemented by means of a merger of Merger Sub with and into BellSouth. Following completion of the merger, BellSouth will be a wholly-owned subsidiary of AT&T.
Merger Consideration (Page 71)
      In the merger, BellSouth’s issued and outstanding common shares will be converted into the right to receive 1.325 AT&T common shares, which we refer to as the exchange ratio.
      Holders of BellSouth common shares will not, however, receive any fractional AT&T common shares in the merger, other than for shares held through BellSouth’s direct reinvestment plan. Instead, the total number of AT&T common shares that each BellSouth shareholder will receive in the plan will be rounded down to the nearest whole number and AT&T will pay cash for any resulting fractional AT&T common share that a BellSouth shareholder otherwise would be entitled to receive. The amount of cash payable for a fractional AT&T common share will be determined by multiplying the fraction by the average closing price for an AT&T common share for the five trading days ending on the trading day immediately prior to the completion of the merger.
      For example, if a BellSouth shareholder owned 100 BellSouth common shares, and the average closing price for an AT&T common share as reported on the NYSE composite transactions reporting system for the five trading days ending on the trading day immediately prior to the closing date of the merger was $25.00, that BellSouth shareholder would receive 132 AT&T common shares (which is the whole number resulting from multiplying the 100 BellSouth common shares and the exchange ratio of 1.325 rounded down to the nearest whole number) plus $12.50 in cash (which is the dollar amount resulting from multiplying the 0.5 fractional AT&T common share (that resulted from multiplying the 100 BellSouth common shares and the exchange ratio of 1.325) and the assumed average closing price of $25.00) instead of the 0.5 fractional AT&T common share that the BellSouth shareholder would otherwise have been entitled to receive.
      Participants in BellSouth’s direct investment plan will receive fractional AT&T common shares in exchange for BellSouth common shares held through the plan, and will not receive cash in lieu of fractional shares. These fractional shares will be issued and transferred with the participants’ plan accounts into AT&T’s dividend reinvestment plan automatically after completion of the merger.
      Former BellSouth shareholders are currently expected to own approximately 38% of the outstanding AT&T common shares after the merger, based on shares outstanding as of        ●        , 2006.
Recommendation of the AT&T Board of Directors (Page 64)
      After careful consideration, the AT&T board of directors resolved that the merger agreement and the transactions it contemplates are fair to and in the best interests of AT&T’s shareholders and approved the merger agreement. The AT&T board of directors recommends that holders of AT&T common shares vote “FOR” the proposal to authorize the issuance of AT&T common shares required to be issued to BellSouth shareholders pursuant to the merger agreement.
      In approving the merger agreement and making its recommendation, the AT&T board of directors consulted with AT&T’s senior management and AT&T’s financial and legal advisors and considered a number of strategic, financial and other considerations referred to under “The Merger — AT&T’s Reasons for the Merger” beginning on page 25.
Recommendation of the BellSouth Board of Directors (Page 67)
      After careful consideration, the BellSouth board of directors approved and adopted the merger agreement. The BellSouth board of directors recommends that BellSouth shareholders vote “FOR” the approval of the merger agreement.
      In reaching its decision to approve and adopt the merger agreement and to recommend that BellSouth shareholders vote to approve the merger agreement, the BellSouth board of directors consulted with BellSouth’s management and BellSouth’s financial and legal advisors and considered a number of strategic, financial and other considerations referred to under “The Merger — BellSouth’s Reasons for the Merger” beginning on page 27.
Opinions of AT&T’s Financial Advisors (Page 31)
      In connection with the proposed merger, AT&T engaged Lehman Brothers Inc., which we refer to as Lehman Brothers, and Evercore Group Inc., which we refer to as Evercore, to act as its financial advisors. On March 4, 2006, Lehman Brothers rendered its opinion to the AT&T board of directors that, as of such date and based upon and subject to the matters stated in its opinion, from a financial point of view, the exchange ratio in the merger was fair to AT&T. In connection with Evercore’s engagement, the AT&T board of directors requested that Evercore render an opinion with respect to the fairness, from a financial point of view, to AT&T, of the exchange ratio. At the meeting of the AT&T board of directors on March 4, 2006, Evercore rendered its oral opinion, which was subsequently confirmed in writing dated March 4, 2006, that, as of such date and based upon and subject to the matters stated in its opinion, the exchange ratio was fair, from a financial point of view, to AT&T. The full texts of Lehman Brothers’ and Evercore’s written opinions, each dated March 4, 2006, are attached as Annex B and Annex C, respectively, to this joint proxy statement/ prospectus. You are urged to read each of the opinions carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken.
      The opinions of Lehman Brothers and Evercore are not intended to be and do not constitute a recommendation to any shareholder of AT&T as to how that shareholder should vote or act with respect to any matter relating to the proposed merger or any other matter described in this joint proxy statement/ prospectus.
Opinions of BellSouth’s Financial Advisors (Page 42)
      In connection with the proposed merger, BellSouth’s financial advisors, Citigroup Global Markets Inc., which we refer to as Citigroup, and Goldman, Sachs & Co., which we refer to as Goldman Sachs, each have delivered an opinion with respect to the fairness of the exchange ratio to be received by the holders of BellSouth common shares in the merger. Citigroup rendered its opinion that, as of March 4, 2006, the exchange ratio was fair, from a financial point of view, to the holders of BellSouth common shares. Goldman Sachs rendered its opinion that, as of March 4, 2006, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of BellSouth common shares. The full texts of the written opinions of Citigroup and Goldman Sachs are attached as Annex D and Annex E, respectively, to this joint proxy statement/ prospectus. You are urged to read each of the opinions carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken.
      The Citigroup and Goldman Sachs opinions are not intended to be and do not constitute recommendations to any shareholder as to how that shareholder should vote or act with respect to the proposed merger or any other matter described in this joint proxy statement/ prospectus.

Treatment of BellSouth Stock Options and Stock-Based Awards (Page 71)
      At the effective time of the merger, all outstanding BellSouth employee stock options will vest and be converted into options to acquire AT&T common shares. The number of shares subject to each option and the exercise price of each option will be adjusted to give effect to the exchange ratio. All BellSouth stock-based awards outstanding at the effective time of the merger will be similarly converted into stock-based awards reflecting a number of shares of AT&T common shares determined based on the exchange ratio.
Interests of BellSouth Executive Officers and Directors in the Merger (Page 53)
      You should be aware that some of the directors and executive officers of BellSouth have interests in the merger that are different from, or are in addition to, the interests of BellSouth shareholders generally. These interests relate to the treatment of equity-based compensation awards held by directors and executive officers of BellSouth in the merger, severance benefits payable to certain executive officers whose employment is not continued after the merger, the appointment of three directors of BellSouth as directors of AT&T after the merger, AT&T’s commitment to offer BellSouth’s executive officers (other than its chief executive officer) positions with AT&T or its subsidiaries after the merger and the indemnification of BellSouth directors and officers by AT&T.
Material United States Federal Income Tax Consequences (Page 56)
      The merger has been structured to qualify as a reorganization under Section 368(a) of the Code for United States federal income tax purposes. It is a condition to the closing of the merger that AT&T and BellSouth receive opinions from tax counsel, dated the closing date of the merger, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Assuming the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, a U.S. holder of BellSouth common shares generally will not recognize any gain or loss upon receipt of AT&T common shares solely in exchange for BellSouth common shares in the merger, except with respect to cash received in lieu of a fractional AT&T common share.
      Holders of BellSouth common shares should read “The Merger — Material United States Federal Income Tax Consequences” beginning on page 56 for a more complete discussion of the United States federal income tax consequences of the merger. Holders of BellSouth common shares are urged to consult with their tax advisors regarding the tax consequences of the merger to them, including the effects of United States federal, state and local, foreign and other tax laws.
Procedures for Exchange of BellSouth Common Shares for AT&T Common Shares (Page 71)
      After we complete the merger, an exchange agent will provide transmittal materials to each holder of record of certificated BellSouth common shares. These materials will describe the procedure for surrendering BellSouth share certificates to the exchange agent.
      Holders of uncertificated BellSouth common shares (holders whose shares are held in book entry) will automatically be issued uncertificated (book entry) AT&T common shares as soon as possible after the completion of the merger.
      In addition, the exchange agent will mail to BellSouth shareholders a check in the amount (after giving effect to any required tax withholdings) of any cash payable in lieu of fractional AT&T common shares.
Accounting Treatment (Page 58)
      The merger will be accounted for as an acquisition by AT&T of BellSouth under the purchase method of accounting according to U.S. generally accepted accounting principles. As the sole owner of Cingular following the merger, AT&T will be required to include Cingular’s operating results under “Operating Revenues” and “Operating Expenses” on AT&T’s consolidated financial statements.

Regulatory Matters Related to the Merger (Page 59)
      HSR Act and Antitrust. The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, which prevents us from completing the merger until we furnish required information and materials to the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the Federal Trade Commission, which we refer to as the FTC, and the applicable waiting period is terminated or expires. On        ●        , 2006, we filed the requisite Pre-Merger Notification and Report Forms under the HSR Act with the DOJ and the FTC.
      FCC Approval. Under the Federal Communications Act of 1934, we are required to obtain the approval of the FCC prior to the transfer of control of BellSouth’s FCC licenses and other authorizations that will result from the merger. On        ●        , 2006, we filed applications for FCC approval. These applications will be subject to public comment and objections of third parties.
      State Regulatory Approvals. BellSouth holds certificates, licenses and service authorizations issued by the state public utility commissions, which we refer to as the state PUCs. We will file applications seeking approval of the merger and/or notices of the merger with PUCs of the states where BellSouth is the ILEC. In addition, because BellSouth holds long distance certificates and authorizations to be a competitive local exchange carrier in the states where BellSouth is not an ILEC, we will file applications seeking approval of the merger with certain of these states. Applications for state PUC approvals are subject to public comment and objections of third parties. In addition to these applications, we also will file notifications of the merger in additional states. In some of these states, the state PUC could initiate proceedings in response to the notification. BellSouth and AT&T filed these state transfer applications and notifications with the state PUCs on        ●        , 2006.
      Municipal Franchises. The approval of municipalities where BellSouth holds franchises to provide communications and other services may need to be obtained in connection with the merger.
      Foreign and Certain Other Regulatory Matters. BellSouth and AT&T will be required to obtain approval in connection with the merger from governmental competition authorities in certain countries outside the United States.
      The merger may be subject to certain regulatory requirements of other municipal, state, federal and foreign governmental agencies and authorities.
Completion of the Merger (Page 70)
      We expect to complete the merger after we receive shareholder approvals at the special meetings of AT&T and BellSouth scheduled to be held on        ●        , 2006 and after we receive all required regulatory approvals. We currently expect to complete the merger within 12 months of the March 5, 2006 announcement of the merger. However, it is possible that factors outside our control could require us to complete the merger at a later time or not to complete it at all. See “The Merger — Regulatory Matters Related to the Merger” beginning on page 59.
No Dissenters’ Rights (Page 60)
      Under Georgia law, the holders of BellSouth common shares are not entitled to dissenters’ rights with respect to the merger.
The Merger Agreement (Page 70)
      The merger agreement is described beginning on page 70. The merger agreement also is attached as Annex A to this joint proxy statement/ prospectus. We urge you to read the merger agreement in its entirety because it contains important provisions governing the terms and conditions of the merger.

     Alternative Acquisition Proposals (Page 79)
      Under the merger agreement, BellSouth:

•	is not permitted to initiate, solicit or knowingly facilitate or encourage any inquiries that could lead to, or the making of, any acquisition proposal for BellSouth; and

•	is generally not permitted to engage in any discussions regarding, or provide any non-public information to any person who has made, or proposes to make, an acquisition proposal for BellSouth.
      However, before the merger agreement is approved by BellSouth’s shareholders, BellSouth may:

•	provide non-public information requested by a person who has made an unsolicited bona fide written acquisition proposal for BellSouth, if BellSouth receives from that person an executed confidentiality agreement together with a standstill agreement; or

•	engage in discussions with any person who has made an unsolicited bona fide written acquisition proposal;
only if, in each case, the BellSouth board of directors determines in good faith, that doing so is necessary for the directors to comply with their fiduciary duties under applicable law and, if engaging in discussions, if the BellSouth board of directors also determines in good faith that the acquisition proposal either constitutes or is reasonably likely to result in a superior proposal to the merger with AT&T.
     Conditions to Closing (Page 86)
      We are not required to complete the merger unless a number of conditions are satisfied or waived. These conditions include:

•	approval of the merger agreement by BellSouth’s shareholders;

•	approval by AT&T’s shareholders of the issuance of AT&T common shares in the merger;

•	expiration of the waiting period under the HSR Act;

•	receipt of all approvals required from the FCC;

•	receipt of all approvals and authorizations required from state PUCs;

•	receipt of all other approvals and authorizations which if not obtained would reasonably be likely to result in a regulatory material adverse effect or in an officer or director of AT&T or BellSouth being subject to criminal liability; and

•	absence of any law issued or promulgated by a U.S. or U.K. governmental entity after the signing of the merger agreement that prohibits the merger, and the absence of any law issued or promulgated by any other governmental entity that prohibits the merger and which is reasonably likely to result in a regulatory material adverse effect or to subject any officer or director of AT&T or BellSouth to criminal liability.
      In addition, AT&T is not required to complete the merger unless a number of other conditions are satisfied or waived. These conditions include:

•	material accuracy of the representations and warranties of BellSouth;

•	material performance by BellSouth of its pre-closing obligations under the merger agreement;

•	the governmental consents that have been obtained do not impose any condition that would reasonably be expected to result in a regulatory material adverse effect;

•	all FCC consents must have been obtained by a final order;

•	BellSouth has obtained the consent of each person whose consent is required under any material contract in connection with the merger, except as would not reasonably be expected to result in a material adverse effect on BellSouth; and

•	AT&T must have received the written opinion of its tax counsel, dated the closing date of the merger, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.
      In addition, BellSouth is not required to complete the merger unless a number of further conditions are satisfied or waived. These conditions include:

•	material accuracy of the representations and warranties of AT&T;

•	material performance by AT&T of its pre-closing obligations under the merger agreement; and

•	BellSouth must have received the written opinion of its tax counsel, dated the closing date of the merger, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.
     Termination of the Merger Agreement (Page 88)
      We may terminate the merger agreement and decide not to proceed with the merger at any time before completion if we both agree. Either AT&T or BellSouth may terminate the merger agreement and decide not to proceed with the merger at any time before we complete the merger if:

•	we do not complete the merger by a March 6, 2007 termination date, unless closing conditions relating to governmental consents have not been satisfied by the termination date, in which case either company may extend the termination date one or more times to a date not beyond September 6, 2007;

•	BellSouth’s shareholders do not approve the merger agreement at the BellSouth special meeting;

•	AT&T’s shareholders do not approve the issuance of the common shares required to be issued in the merger at the AT&T special meeting; or

•	any governmental order is issued that permanently prohibits the completion of the merger, except for certain types of orders.
      BellSouth may terminate the merger agreement and decide not to proceed with the merger before we complete the merger if:

•	before AT&T’s shareholders approve the issuance of AT&T common shares required to be issued in the merger, AT&T’s board of directors withdraws, or qualifies in a manner reasonably likely to be understood to be adverse to BellSouth, its recommendation to issue the shares; or

•	before BellSouth’s shareholders approve the merger agreement, and after giving AT&T advance notice, the BellSouth board of directors approves and authorizes BellSouth to enter into a binding written agreement for a superior proposal and BellSouth pays a $1.7 billion termination fee to AT&T; or

•	AT&T breaches any representation, warranty, covenant or agreement in a way that the related condition to closing would not be satisfied and this breach is not curable by the termination date.
      AT&T may terminate the merger agreement and decide not to proceed with the merger before we complete the merger if:

•	before BellSouth’s shareholders approve the merger agreement, BellSouth’s board of directors withdraws, or qualifies in a manner reasonably likely to be understood to be adverse to AT&T, its recommendation of the merger;

•	before BellSouth’s shareholders approve the merger agreement, the BellSouth board of directors approves or recommends to the shareholders of BellSouth, any acquisition proposal other than a merger with AT&T;

•	BellSouth breaches any of its representations, warranties, covenants or agreements in a way that the related condition to closing would not be satisfied and this breach is not curable by the termination date; or

•	BellSouth willfully or intentionally breaches in any material respect its obligations under the merger agreement relating to acquisition proposals and the BellSouth board of directors’ recommendation of the merger.
     Effect of Termination; Termination Fees (Page 89)
      In general, if the merger agreement is terminated, neither BellSouth nor AT&T will have any liability to the other under the merger agreement except for damages resulting from willful or intentional breach of the merger agreement and any obligation to pay a termination fee or the fees and expenses of the other party.
      BellSouth will be required to pay a $1.7 billion termination fee to AT&T if the merger agreement is terminated:

•	by BellSouth in order to enter into a proposal superior to the AT&T merger; or

•	by AT&T because BellSouth willfully or intentionally breached in any material respect its obligations under the merger agreement relating to acquisition proposals and the BellSouth board of directors’ recommendation of the merger.
      BellSouth will also be required to pay a $1.7 billion termination fee to AT&T if, within 12 months of termination, BellSouth completes, executes or publicly announces an agreement in which any person other than AT&T or its affiliates agrees to acquire at least 50% of the outstanding Bellsouth common shares or 50% of the fair market value of BellSouth’s consolidated assets, if a third party makes an acquisition proposal for 50% of the outstanding BellSouth common shares or 50% of BellSouth’s assets before the merger agreement is terminated and the merger agreement is later terminated:

•	by either AT&T or BellSouth because BellSouth’s shareholders did not approve the merger agreement at the BellSouth special meeting;

•	by AT&T because BellSouth’s board of directors withdrew, or qualified in a manner reasonably likely to be understood to be adverse to AT&T, its recommendation of the merger before the BellSouth special meeting; or

•	by AT&T because BellSouth breached any of its representations, warranties, covenants or agreements in a way that the related condition to closing would not be satisfied and this breach is not curable by the termination date.
      BellSouth will be required to reimburse AT&T for fees and expenses incurred by AT&T (including 60% of costs incurred by Cingular) in connection with the merger, up to a maximum of $120 million, if the merger agreement is terminated:

•	by BellSouth or AT&T, because BellSouth’s shareholders did not approve the merger agreement at the BellSouth special meeting; or

•	by AT&T, because BellSouth’s board of directors withdrew, or qualified in a manner reasonably likely to be understood to be adverse to AT&T, its recommendation of the merger before the BellSouth special meeting.
      If BellSouth must also pay a termination fee, then the earlier reimbursement of fees and expenses will be applied to reduce the amount of the termination fee owed.

      AT&T will be required to pay BellSouth a $1.7 billion termination fee if AT&T completes, executes or publicly announces an agreement in which any person other than BellSouth or its affiliates agrees to acquire at least 50% of the outstanding AT&T common shares or 50% of the fair market value of AT&T’s consolidated assets within 12 months of termination, if a third party makes an acquisition proposal for 50% of the outstanding AT&T common shares or 50% of AT&T’s assets before the merger agreement is terminated and the merger agreement is later terminated:

•	by either AT&T or BellSouth because AT&T’s shareholders did not approve the issuance of AT&T common shares required to be issued in the merger at the AT&T special meeting; or

•	by BellSouth because AT&T’s board of directors withdrew, or qualified in a manner reasonably likely to be understood to be adverse to BellSouth, its recommendation before the AT&T special meeting.
      AT&T will also be required to reimburse BellSouth for fees and expenses incurred by BellSouth (including 40% of costs incurred by Cingular) in connection with the merger, up to a maximum of $120 million, upon termination:

•	by AT&T or BellSouth, because AT&T’s shareholders did not approve the issuance of AT&T common shares required to be issued in the merger at the AT&T special meeting; or

•	by BellSouth, because AT&T’s board of directors withdrew, or qualified in a manner reasonably likely to be understood to be adverse to BellSouth, its recommendation before the AT&T special meeting.
      If AT&T must also pay a termination fee, then the earlier reimbursement of fees and expenses will reduce the amount of the termination fee owed.
Recommendation (Page 80)
      Under the merger agreement, neither AT&T’s nor BellSouth’s board of directors may withdraw its recommendation in favor of the issuance of shares or approval of the merger agreement, respectively, or qualify that recommendation in a manner that is reasonably likely to be understood as adverse to the other party, unless the party withdrawing or qualifying its recommendation:

•	receives a superior proposal; and

•	first gives the other party three business days’ advance notice of its intention to withdraw its recommendation and works with the other party to determined whether the superior proposal will remain superior.

SELECTED HISTORICAL FINANCIAL DATA OF AT&T INC.
      The following statements of operations data for each of the three years in the period ended December 31, 2005 and the balance sheet data as of December 31, 2005 and 2004 have been derived from AT&T’s audited consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which are incorporated into this document by reference. The statements of operations data for the years ended December 31, 2002 and 2001 and the balance sheet data as of December 31, 2003, 2002 and 2001 have been derived from AT&T’s audited consolidated financial statements for such years, which have not been incorporated into this document by reference. The historical financial information of AT&T does not include the results of ATTC for any date or period prior to the November 18, 2005 acquisition of ATTC.
      You should read this selected historical financial data together with the financial statements that are incorporated by reference in this document and their accompanying notes and management’s discussion and analysis of operations and financial condition of AT&T contained in such reports.

	Year Ended December 31,

	2005	2004	2003	2002	2001

	($ in millions, except per share data)
Operating revenues	$43,862	$40,787	$40,498	$42,821	$45,381
Operating income	6,168	5,901	6,284	8,438	10,296
Income from continuing operations	4,786	4,979	5,859	7,361	6,881
Earnings per common share:
Income from continuing operations	$1.42	$1.50	$1.77	$2.21	$2.04
Earnings per common share — assuming dilution:
Income from continuing operations	$1.42	$1.50	$1.76	$2.20	$2.03
Total assets(1)	$145,632	$110,265	$102,016	$95,170	$96,416
Long-term debt	26,115	21,231	16,097	18,578	17,153
Dividends declared per common share(2)	$1.30	$1.26	$1.41	$1.08	$1.025
Book value per common share	$14.11	$12.27	$11.57	$10.01	$9.82
Debt ratio(3)	35.9%	40.0%	32.0%	39.9%	44.3%
Operating Data:
Number of employees	189,950	162,700	168,950	175,980	193,420

(1)	Certain amounts have been reclassified to record accounts receivable in AT&T’s directory segment on a gross basis.

(2)	Dividends declared by AT&T’s board of directors reflect that, in 2003, the board declared three additional dividends totaling $0.25 per share above AT&T’s regular quarterly dividend payout.

(3)	Debt ratio reflects debt as a percentage of total capital calculated as follows:

	Year Ended December 31,

	2005	2004	2003	2002	2001

	($ in millions)
Total debt	$30,570	$26,965	$17,976	$22,083	$26,186
Total equity	54,690	40,504	38,248	33,199	32,919

Total capital (debt plus equity)	85,260	67,469	56,224	55,282	59,105
Debt as a percentage of total capital	35.9%	40.0%	32.0%	39.9%	44.3%

SELECTED HISTORICAL FINANCIAL DATA OF BELLSOUTH
      The following results of operations data for each of the three years in the period ended December 31, 2005 and the balance sheet data as of December 31, 2005 and 2004 have been derived from BellSouth’s audited consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which are incorporated into this document by reference. The results of operations data for the years ended December 31, 2002 and 2001 and the balance sheet data as of December 31, 2003, 2002 and 2001 have been derived from BellSouth’s audited consolidated financial statements for such years, which have not been incorporated into this document by reference.
      You should read this selected historical financial data together with the financial statements of BellSouth that are incorporated by reference in this document and their accompanying notes and management’s discussion and analysis of operations and financial condition of BellSouth contained in such reports.

	Year Ended December 31,

	2005	2004	2003	2002	2001

	($ in millions, except per share data)
Operating revenues	$20,547	$20,300	$20,341	$20,207	$21,211
Operating income	4,670	5,289	5,557	4,454	5,872
Income from continuing operations	2,913	3,394	3,488	3,475	2,786
Earnings per common share:
Income from continuing operations	$1.60	$1.85	$1.89	$1.86	$1.49
Earnings per common share — assuming dilution:
Income from continuing operations	$1.59	$1.85	$1.88	$1.85	$1.48
Total assets	$56,553	$59,339	$49,622	$49,368	$51,912
Long-term debt	13,079	15,108	11,489	12,283	15,014
Dividends declared per common share	$1.14	$1.06	$0.92	$0.79	$0.76
Book value per common share	$13.09	$12.60	$10.77	$9.63	$9.99
Debt ratio(1)	42.2%	47.2%	43.2%	49.3%	51.8%
Operating Data:
Number of employees	63,066	62,564	75,743	77,020	87,875

(1)	Debt ratio reflects debt as a percentage of total capital calculated as follows:

	Year Ended December 31,

	2005	2004	2003	2002	2001

	($ in millions)
Total debt	$17,188	$20,583	$14,980	$17,397	$20,125
Total equity	23,534	23,066	19,712	17,906	18,758

Total capital (debt plus equity)	40,722	43,649	34,692	35,303	38,883
Debt as a percentage of total capital	42.2%	47.2%	43.2%	49.3%	51.8%

SELECTED UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL DATA
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2005
      The following table sets forth selected unaudited pro forma condensed combined financial data of AT&T, ATTC, BellSouth and Cingular as of and for the year ended December 31, 2005. The pro forma amounts in the table below are based upon the historical financial statements of AT&T, ATTC, BellSouth and Cingular, adjusted to give effect to the mergers. It has been assumed for purposes of the pro forma financial data provided below that the merger of AT&T and BellSouth and the merger of AT&T and ATTC each was completed on January 1, 2005 for income statement purposes, and that the merger of AT&T and BellSouth was completed on December 31, 2005 for balance sheet purposes. These pro forma amounts have been derived from (a) the audited consolidated financial statements of AT&T contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which are incorporated by reference in this document, (b) the audited consolidated financial statements of BellSouth contained in its Annual Report on Form 10-K for the year ended December 31, 2005, which are incorporated by reference in this document, (c) the audited consolidated financial statements of Cingular contained in the Annual Reports of AT&T and BellSouth on Form 10-K, and (d) the unaudited books and records of ATTC prior to AT&T’s November 18, 2005 acquisition of ATTC, adjusted to reclassify certain ATTC amounts to conform to AT&T presentation.
      The pro forma financial data in the table below is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of AT&T would have been had the mergers occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.
      The pro forma financial data in the table below does not include the realization of cost savings from operating efficiencies, revenue synergies or restructuring costs resulting from the merger. You should read this information in conjunction with the separate historical consolidated financial statements and accompanying notes of AT&T, BellSouth and Cingular that are incorporated by reference in this document and the Unaudited Pro Forma Condensed Combined Financial Information as of and for the Year Ended December 31, 2005 beginning on page 92.

As of and for the
year ended
December 31, 2005

Pro Forma Combined

($ in millions, except
per share data)
Operating revenues	$117,479
Operating income	11,940
Income from continuing operations	6,940
Income from continuing operations per basic share	1.11
Income from continuing operations per diluted share	1.11
Dividends declared per common share	1.30
Total assets	276,073
Long-term debt	52,659
Debt ratio(1)	34.4%
Total shareholders’ equity	$119,781
Operating Data:
Number of employees	317,000

(1)	Debt ratio reflects debt as a percentage of total capital calculated as follows:

As of the
year ended
December 31,
2005

($ in millions)
Total Debt	$62,748
Total Equity	119,781

Total Capital (debt plus equity)	182,529
Debt as percentage of total capital	34.4%

UNAUDITED COMPARATIVE PER SHARE DATA
FOR THE YEAR ENDED DECEMBER 31, 2005
      The following table summarizes unaudited per share information for AT&T and BellSouth on a historical basis, a pro forma combined basis for AT&T, giving effect to the pro forma effects of the merger with BellSouth, and an equivalent pro forma combined basis for BellSouth. It has been assumed for purposes of the pro forma financial information provided below that the mergers were completed on January 1, 2005 for income statement purposes, and on December 31, 2005 for balance sheet purposes. The income per share from continuing operations of AT&T does not reflect any income items of ATTC prior to the November 18, 2005 acquisition of ATTC by AT&T. The following information should be read in conjunction with the audited consolidated financial statements of AT&T and BellSouth as of and for the year ended December 31, 2005, which are incorporated by reference into this document and the Unaudited Pro Forma Condensed Combined Financial Information as of and for the Year Ended December 31, 2005 beginning on page 92. The pro forma information below is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The historical book value per share is computed by dividing total shareholders’ equity by the number of common shares outstanding at the end of the period. The pro forma per share income from continuing operations of the combined company is computed by dividing the pro forma income from continuing operations available to holders of the combined company’s common shares by the pro forma weighted average number of shares outstanding over the period. The pro forma combined book value per share is computed by dividing total pro forma shareholders’ equity by the pro forma number of common shares outstanding at the end of the period. BellSouth equivalent pro forma combined per share amounts are calculated by multiplying the pro forma combined per share amounts by 1.325, the number of shares of AT&T common shares that will be exchanged for each BellSouth common share in the merger.

Year Ended
December 31,
2005

AT&T — Historical
Historical per common share:
Income per share from continuing operations	$1.42
Dividends declared per common share	1.30
Book value per share	14.11
BellSouth — Historical
Historical per common share:
Income per share from continuing operations	$1.59
Dividends declared per common share	1.14
Book value per share	13.09
Unaudited Pro Forma Combined
Unaudited pro forma share of AT&T common shares:
Income per share from continuing operations	$1.11
Dividends declared per common share	1.30
Book value per share	19.14
Unaudited Pro Forma BellSouth Equivalents(1)
Unaudited pro forma per AT&T common share:
Income per share from continuing operations	$1.47
Dividends declared per common share	1.72
Book value per share	25.36

(1)	BellSouth equivalent per share amounts are calculated by multiplying pro forma per share amounts by the exchange ratio of 1.325.

COMPARATIVE MARKET DATA
      AT&T common shares are listed on the NYSE under the symbol “T”. BellSouth common shares are listed on the NYSE under the symbol “BLS”. The following table presents closing prices for AT&T and BellSouth common shares on March 3, 2006, the last trading day before the public announcement of the execution of the merger agreement, and        ●        , 2006, the latest practicable trading day before the date of this joint proxy statement/prospectus. You should read the information presented below in conjunction with “Comparative Per Share Market Price Data and Dividend Information” on page 15.

	AT&T Common Shares		BellSouth Common Shares

March 3, 2006		$27.99		$31.46
● , 2006	$		$
      For illustrative purposes, the following table provides BellSouth equivalent per share information on each of the specified dates. BellSouth equivalent per share amounts are calculated by multiplying AT&T per share amounts by the exchange ratio of 1.325.

	AT&T Common Shares		BellSouth Equivalent Value

March 3, 2006		$27.99		$37.09
● , 2006	$		$

COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND INFORMATION
      The table below sets forth, for the calendar quarters indicated, the high and low sale prices per share reported on the NYSE composite transactions reporting system and the dividends declared on AT&T common shares and on BellSouth common shares.

	AT&T			BellSouth Common
	Common Shares			Shares

	High	Low	Dividends	High	Low	Dividends

2004
First Quarter	$27.73	$23.18	$0.3125	$31.00	$26.13	$0.25
Second Quarter	25.68	23.50	0.3125	27.94	24.46	0.27
Third Quarter	26.88	22.98	0.3125	27.94	25.08	0.27
Fourth Quarter	27.29	24.55	0.3225	28.96	25.65	0.27
2005
First Quarter	$25.98	$22.99	$0.3225	$28.12	$24.85	$0.27
Second Quarter	24.33	22.78	0.3225	27.36	25.38	0.29
Third Quarter	24.97	23.20	0.3225	27.90	25.51	0.29
Fourth Quarter	25.60	21.75	0.3325	28.03	24.32	0.29
2006
First Quarter (through March 30, 2006)	$28.82	$24.24	$0.3325	$35.50	$26.42	$0.29
      On        ●       , 2006 the latest practicable trading day prior to the date of this joint proxy statement/prospectus, the last sale price per share of AT&T common shares was $       ●        and the last sale price per share of BellSouth common shares was $       ●        , in each case on the NYSE composite transactions reporting system.
      We urge you to obtain current market quotations for AT&T and BellSouth common shares before making any decision regarding the merger or the authorization to issue AT&T common shares.

RISK FACTORS
      In addition to the other information included or incorporated by reference into this joint proxy statement/ prospectus, including the matters addressed under the caption “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 123, you should carefully consider the matters described below in deciding whether, in the case of AT&T shareholders, to vote to approve the proposal to authorize the issuance of AT&T common shares required to be issued pursuant to the merger agreement or, in the case of BellSouth shareholders, to approve the merger agreement.
Risk Factors Relating to the Merger
Because the market price of AT&T common shares will fluctuate, BellSouth shareholders cannot be sure of the market value of the AT&T common shares that they will receive in the merger.
      When we complete the merger, BellSouth common shares will be converted into the right to receive 1.325 AT&T common shares. The exchange ratio is fixed and will not be adjusted for changes in the market price of either AT&T common shares or BellSouth common shares. The merger agreement does not provide for any price-based termination right. Accordingly, the market value of the AT&T common shares that BellSouth shareholders will be entitled to receive when we complete the merger will depend on the market value of AT&T common shares at the time that we complete the merger and could vary significantly from the market value on the date of this joint proxy statement/ prospectus or the date of the BellSouth special meeting. The market value of the AT&T common shares will likely continue to fluctuate after the completion of the merger. For example, during the third and fourth calendar quarters of 2005, the market price of AT&T common shares ranged from a low of $21.75 to a high of $25.60, all as reported on the NYSE composite transactions reporting system. See “Comparative Per Share Market Price Data and Dividend Information” on page 15.
      These variations could result from changes in the business, operations or prospects of BellSouth or AT&T or Cingular prior to or following the merger, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of AT&T or BellSouth. We will likely complete the merger a considerable period after the date of the BellSouth special meeting. As such, at the time of the special meetings, BellSouth shareholders will not know with certainty the value of the AT&T common shares that they will receive upon completion of the merger.
Our ability to complete the merger is subject to the receipt of consents and approvals from government entities, which may impose conditions that could have an adverse effect on AT&T or could cause us to abandon the merger.
      We are unable to complete the merger until after the applicable waiting period under the HSR Act expires or terminates and we receive approvals from various local, state, federal and foreign governmental entities, including the FCC. In deciding whether to grant some of these approvals, the relevant governmental entity will consider the effect of the merger on competition in various jurisdictions. The terms and conditions of the approvals that are granted may require us to divest certain assets or operations of AT&T or BellSouth or may impose other conditions.
      The merger agreement requires us to accept significant conditions from these regulators before either of us may refuse to close the merger on the basis of those regulatory conditions. We can provide no assurance that we will obtain the necessary approvals or that any required divestitures or other conditions will not have a material adverse effect on AT&T following the merger. In addition, we can provide no assurance that these conditions will not result in the abandonment of the merger. See “The Merger — Regulatory Matters Related to the Merger” beginning on page 59 and “The Merger Agreement — Conditions to the Merger” beginning on page 86.
Any delay in completing the merger may reduce or eliminate the benefits expected.
      In addition to the required regulatory approvals, the merger is subject to a number of other conditions beyond our control that may prevent, delay or otherwise materially adversely affect its completion. We cannot predict whether and when these other conditions will be satisfied. Further, the requirements for obtaining the required clearances and approvals could delay the completion of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger could cause us not to realize some or all of the synergies that we expect to achieve if the merger is successfully completed within its expected timeframe. See “The Merger Agreement — Conditions to the Merger” beginning on page 86.
The interests of the directors and executive officers of BellSouth in seeing the merger completed may be different than those of BellSouth’s other shareholders.
      Directors of BellSouth have arrangements or other interests that provide them with interests in the merger that may differ from those of BellSouth’s other shareholders. For example, the merger agreement provides that three directors of BellSouth will become directors of AT&T after the merger. While other BellSouth directors will not become directors of AT&T after the merger, in either case, AT&T will indemnify and maintain liability insurance for each of the BellSouth directors’ services as directors of BellSouth before the merger. In addition, the executive officers of BellSouth have change in control and severance arrangements and other interests that may differ from the interests of BellSouth shareholders. These interests are described under “The Merger — Interests of BellSouth Executive Officers and Directors in the Merger” beginning on page 53.
The merger agreement restricts BellSouth’s ability to pursue alternatives to the merger.
      The merger agreement contains “no shop” provisions that, subject to limited exceptions, restrict BellSouth’s ability to solicit, facilitate, discuss or commit to competing third-party proposals to acquire all or a significant part of BellSouth. Further, there are only limited exceptions to BellSouth’s agreement that the BellSouth board of directors will not withdraw or qualify in a manner that could reasonably be understood as adverse to AT&T or its recommendation of the merger agreement, and AT&T generally has a right to match any competing acquisition proposals that may be made. Although the BellSouth board of directors is permitted to take actions in response to a superior proposal if it determines that doing so is necessary to comply with its fiduciary duties, doing so in specified situations could entitle AT&T to terminate the merger agreement and to be paid by BellSouth a termination fee of $1.7 billion and reimbursement of expenses of up to $120 million (which would be applied to reduce the termination fee, if paid). Also, in some situations where a competing acquisition proposal has been made known to BellSouth or the public and the merger agreement is subsequently terminated, either by AT&T or BellSouth, for failure of BellSouth shareholders to approve the merger agreement at the BellSouth special meeting, BellSouth would be required to reimburse AT&T for its expenses of up to $120 million (the amount paid will reduce any later paid termination fee) and, in addition, the termination fee of $1.7 billion could become payable if BellSouth completes, or enters into an agreement with respect to, an alternative acquisition transaction during the 12 months following the termination. We describe these provisions under “The Merger Agreement — Covenants and Agreements — Acquisition Proposals” beginning on page 79, “— Termination of the Merger Agreement” beginning on page 88 and “— Termination Fees and Expenses” beginning on page 89.
      These provisions could discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of BellSouth from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than that proposed to be paid in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire BellSouth than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable to AT&T in certain circumstances.
      If the merger is terminated and BellSouth determines to seek another business combination, BellSouth may not be able to negotiate a transaction with another company on terms comparable to, or better than, the terms of the merger.

Risk Factors Relating to AT&T Following the Merger
AT&T may fail to realize the anticipated cost savings, revenue enhancements and other benefits expected from the merger, which could adversely affect the value of AT&T common shares after the merger.
      The merger involves the integration of AT&T and BellSouth, two companies that have previously operated independently, and Cingular, their joint venture. AT&T and BellSouth entered into the merger agreement with the expectation that, among other things, the merger would combine the two companies’ local exchange businesses, provide the combined company with access to BellSouth’s fiber network and put control of Cingular in one company, all of which is expected to create opportunities to achieve cost savings and revenue synergies, to share technological developments and to achieve other synergistic benefits.
      Delays we encounter in the transition process could have a material adverse effect on the revenues, expenses, operating results and financial condition of the combined company. Although AT&T and BellSouth expect significant benefits, such as increased cost savings, to result from the merger, there can be no assurance that the combined company will actually realize these anticipated benefits.
      The value of AT&T common shares following completion of the merger may be affected by the ability of the combined company to achieve the benefits expected to result from completion of the merger. Achieving the benefits of the merger will depend in part upon meeting the challenges inherent in the successful combination of three business enterprises of the size and scope of AT&T, BellSouth and Cingular and the possible resulting diversion of management attention for an extended period of time. There can be no assurance that we will meet these challenges and that such diversion will not negatively impact the operations of the combined company following the merger. This risk may be heightened due to the fact that AT&T just recently completed the merger of SBC and ATTC, and management attention has been focused and continues to be focused on combining those two business enterprises. See “The Merger — AT&T’s Reasons for the Merger” beginning on page 25.
AT&T has incurred substantial expenses related to the integration of ATTC and expects to incur additional substantial expenses related to the continued integration of ATTC, the continued integration of AT&T Wireless and Cingular and the integration of BellSouth as a result of the merger.
      AT&T has incurred, and continues to incur, substantial expenses in connection with the integration of the businesses, policies, procedures, operations, technologies and systems of ATTC. At the same time, Cingular has incurred substantial expenses in connection with the integration of AT&T Wireless Services, Inc., which we refer to as AT&T Wireless, which Cingular acquired in October 2004. AT&T expects to incur substantial expenses in connection with the integration of the businesses, policies, procedures, operations, technologies, systems and personnel of BellSouth with those of AT&T. These include certain integration expenses related to AT&T’s assumption of 100% ownership of Cingular in connection with the merger.
      There are a large number of systems that must be integrated, including management information, purchasing, accounting and finance, sales, billing, payroll and benefits, fixed asset and lease administration systems and regulatory compliance. While AT&T has assumed that a certain level of expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of all of the expected integration expenses including, among others, constraints arising under U.S. federal or state antitrust laws (such as limitations on sharing of information) that may prevent or hinder AT&T from fully developing integration plans and constraints arising as a result of the regulatory approval process. Moreover, many of the expenses that will be incurred, by their nature, are impracticable to estimate at the present time. These expenses could, particularly in the near term, exceed the savings that AT&T expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings and revenue synergies related to the integration of the businesses following the completion of the merger. These integration expenses likely will result in AT&T taking significant charges against earnings, both cash and non-cash, primarily from the amortization of intangibles following the completion of the merger. The amount and timing of any such charges are uncertain at present.

The combined company’s indebtedness following the completion of the merger will be higher than AT&T’s existing indebtedness.
      The indebtedness of AT&T as of        ●       , 2006 was approximately $       ●       . AT&T’s pro forma indebtedness as of        ●       , 2006, after giving effect to the merger and taking into account Cingular’s indebtedness to parties other than AT&T and BellSouth, was approximately $       ●        . As a result of the increase in debt, demands on AT&T’s cash resources may increase after the merger. AT&T also expects to repurchase approximately $10 billion of its shares by the end of 2007, the funding of which will increase demands on AT&T’s cash resources and potentially increase its debt levels. The increased levels of indebtedness could reduce funds available to AT&T for investment in research and development and capital expenditures or create competitive disadvantages for AT&T compared to other companies with lower debt levels.
Uncertainties associated with the merger may cause a loss of employees and may otherwise materially adversely affect the future business and operations of AT&T, BellSouth and Cingular.
      AT&T’s success after the merger will depend in part upon the ability of AT&T to retain key employees of AT&T, BellSouth and Cingular. Competition for qualified personnel can be intense. Current and prospective employees of AT&T, BellSouth and Cingular may experience uncertainty about their post-merger roles with AT&T following the merger. This may materially adversely affect the ability of each of AT&T, BellSouth and Cingular to attract and retain key management, sales, marketing, technical and other personnel. In addition, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with AT&T following the merger. Accordingly, no assurance can be given that AT&T will be able to attract or retain key employees of AT&T, BellSouth and Cingular to the same extent that those companies have been able to attract or retain their own employees in the past.
      Technological innovation is important to AT&T’s success and depends, to a significant degree, on the work of technically skilled employees. Competition for the services of these types of employees is vigorous. AT&T cannot provide assurance that it will be able to attract and retain these employees following the merger with BellSouth. If, following the merger, AT&T were unable to attract and maintain technically skilled employees, the competitive position of AT&T could be materially adversely affected.
      Similarly, in connection with the pendency of the merger, some of our and Cingular’s customers and strategic partners may delay or defer decisions to use our or Cingular’s services. This could negatively impact our and Cingular’s revenues, earnings and cash flows, as well as the market prices of AT&T common shares and BellSouth common shares, regardless of whether we are able to complete the merger.
AT&T will continue to face significant competition, which may reduce its market share and lower its profits.
      Rapid development in telecommunications technologies, such as wireless, cable and Voice over Internet Protocol (VoIP), has significantly increased competition in the telecommunications industry. As a result, AT&T will compete not only with other traditional telephone companies including long distance carriers, but also with new competitors such as wireless companies, cable companies and VoIP providers. These competitors are typically subject to less or no regulation and therefore are able to offer services at lower cost. In addition, these competitors also have lower cost structures compared to AT&T, due in part to the absence of a unionized workforce at the competitors, their offering of lower benefits to employees and their having fewer retirees (as most of the competitors are relatively new companies). The increased competition will put further pressure on the price of the services provided by AT&T following the merger and may result in reduced revenues and loss of profits.
AT&T’s future growth will depend upon its ability to implement its business strategy.
      AT&T’s business strategy following the merger will continue to be focused on providing integrated, high-quality and competitively priced communications solutions and services. AT&T cannot provide assurance that the implementation of these initiatives will not be delayed, or that they will ever be successfully implemented, whether due to factors within AT&T’s control, such as failure to execute these initiatives, or factors outside of AT&T’s control, such as a change in general economic or regulatory conditions. Even if these initiatives are implemented, AT&T cannot assure you that they will allow AT&T to increase its revenues from its existing service offerings or from emerging communications services.
AT&T’s ability to maintain leading technological capabilities is uncertain.
      AT&T’s operating results will depend to a significant extent upon its ability to continue to expand its business to include other communications services and to reduce costs of its existing services. AT&T cannot assure you that it will successfully develop and market new service opportunities in a timely or cost-effective manner. The success of new service development depends on many factors, including proper identification of customer needs, cost, timely completion and introduction, differentiation from offerings of competitors and market acceptance.
      Technology in the telecommunications industry changes rapidly as new technologies are developed, which could cause AT&T’s products and services to become obsolete. AT&T cannot assure you that it and its suppliers will be able to keep pace with technological developments. If the new technologies on which AT&T intends to focus its research and development investments fail to achieve acceptance in the marketplace, AT&T could suffer a material adverse effect on its future competitive position that could cause a reduction in its revenues and earnings. For example, competitors of AT&T could be the first to obtain proprietary technologies that are perceived by the marketplace as being superior. Further, after substantial research and development costs, one or more of the technologies under development by AT&T or any of its strategic partners could become obsolete prior to its introduction. In addition, delays in the delivery of components or other unforeseen problems in AT&T’s telecommunication systems may occur that could materially adversely affect its ability to generate revenue, offer new services and remain competitive.
The success of AT&T’s Project Lightspeed broadband initiative will depend on the timing, extent and cost of deployment, the development of attractive and profitable service offerings and the extent to which regulatory, franchise fees and build-out requirements apply to this initiative.
      The trend in telecommunications technology is to shift from the traditional circuit and wire-based technology to Internet Protocol-based technology, which we refer to as IP. IP-based technology can transport voice and data, as well as video, from both wired and wireless networks. IP-based networks also potentially cost less to operate than traditional networks. AT&T’s competitors, many of which are newer companies, are deploying this IP-based technology. In order to continue to offer attractive and competitively-priced services, AT&T is deploying a new broadband network to offer IP-based voice, data and video services. Using a new and sophisticated technology on a very large scale entails risks but also presents opportunities to expand service offerings to customers. Should deployment of this network be delayed or costs exceed expected amounts, AT&T’s margins would be adversely affected and these effects could be material. Should regulatory requirements be different than AT&T anticipated, deployment could be delayed, perhaps significantly, or limited to only those geographical areas where regulation is not burdensome. In addition, should the delivery of services expected to be deployed on our network be delayed due to technological or regulatory constraints or other reasons, or the cost of providing these services becomes higher than expected, customers may decide to purchase services from competitors which would adversely affect AT&T’s revenues and margins, and these effects could be material.
Changes to federal and state regulations and decisions in regulatory proceedings could materially adversely affect AT&T.
      The wireline and ATTC subsidiaries of AT&T are subject to significant federal and state regulation, while many of the competitors of AT&T are not. The adoption of new regulations or changes to existing regulations could significantly increase costs, which either would reduce AT&T’s operating margins or potentially could increase customer turnover should AT&T attempt to increase prices to cover its increased costs. In addition, the development of new technologies, such as IP-based services, has created or potentially could create conflicting regulation between the FCC and various state and local authorities, which may involve lengthy litigation to resolve and may result in outcomes unfavorable to us.
Resales of AT&T common shares following the merger and additional obligations to issue AT&T common shares may cause the market price of AT&T common shares to fall.
      As of        ●       , 2006, AT&T had        ● common shares outstanding and approximately        ●        common shares subject to outstanding options and other rights to purchase or acquire its shares. AT&T currently expects that it will issue approximately 2,400,000,000 AT&T common shares in connection with the merger. The issuance of these new AT&T common shares and the sale of additional AT&T common shares that may become eligible for sale in the public market from time to time upon exercise of options (including a substantial number of AT&T options that will replace existing BellSouth options) could have the effect of depressing the market price for AT&T common shares.
      In addition, many BellSouth shareholders are already shareholders of AT&T. Those shareholders may decide not to hold the additional AT&T shares they will receive in the merger. The sale of those AT&T shares could also have the effect of depressing the market price for the AT&T common shares.
The trading price of AT&T common shares may be affected by factors different from those affecting the price of BellSouth common shares.
      When we complete the merger, holders of BellSouth common shares will become holders of AT&T common shares. The results of operations of AT&T, as well as the trading price of AT&T common shares, after the merger may be affected by factors different from those currently affecting BellSouth’s results of operations and the trading price of BellSouth common shares. For a discussion of the businesses of AT&T and BellSouth and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this joint proxy statement/ prospectus and referred to under “Where You Can Find More Information” beginning on page 124.
The rights of BellSouth shareholders will change when they become shareholders of AT&T upon completion of the merger.
      When we complete the merger, BellSouth shareholders will become AT&T shareholders. There are numerous differences between the rights of a shareholder of BellSouth, a Georgia corporation, and the rights of a shareholder of AT&T, a Delaware corporation. For a detailed discussion of these differences, see “Comparison of Shareholder Rights” beginning on page 105.
Cingular faces substantial competition in all aspects of its business as competition continues to increase in the wireless communications industry.
      Under current FCC rules, six or more PCS licensees, two cellular licensees and one or more enhanced specialized mobile radio licensees may operate in each of Cingular’s service areas. On average, Cingular has three to four other wireless competitors in each of its service areas and competes for customers based principally on price, service offerings, call quality, coverage area and customer service.
      Cingular’s competitors are principally three national and a larger number of regional providers of cellular, PCS and other wireless communications services. Cingular also competes with resellers and wireline service providers. Moreover, Cingular may experience significant competition from companies that provide similar services using other communications technologies and services. While some of these technologies and services are now operational, others are being developed or may be developed in the future.
      AT&T expects that intense industry competition and market saturation likely will cause the wireless industry’s customer growth rate to moderate in comparison with historical growth rates. This competition will continue to put pressure on pricing, margins and customer turnover as the carriers compete for potential customers. The substantial competition Cingular is facing could have a material adverse effect on its ability to achieve revenue and profit growth, and this in turn could hurt AT&T’s bottom line.
      As a result of the merger, AT&T’s ownership of Cingular will increase from 60% to 100% and the proportion of AT&T’s business represented by Cingular will increase. As a result, AT&T’s exposure to risks that Cingular faces and to the risks associated with operating a wireless telecommunications business will increase.
Uncertainty in the U.S. securities markets and adverse medical cost trends could cause AT&T’s pension and postretirement costs to increase further following the merger.
      AT&T’s pension and postretirement costs have increased in recent years, primarily due to a continued increase in medical and prescription drug costs. Investment returns of AT&T’s pension funds depend largely on trends in the U.S. securities markets and the U.S. economy in general. In particular, uncertainty in the U.S. securities markets and U.S. economy could result in investment returns less than those previously assumed and a decline in the value of plan assets used in pension and postretirement calculations, which AT&T will be required to recognize over the next several years under U.S. generally accepted accounting principles. Should the securities markets decline and medical and prescription drug costs continue to increase significantly, AT&T would expect to face increasing annual combined net pension and postretirement costs.

THE COMPANIES
BellSouth
      BellSouth is a Fortune 100 company with annual revenue in 2005 of over $20 billion. BellSouth’s core business is wireline communications and its largest customer segment is the retail consumer segment. BellSouth is the leading wireline communications service provider in the southeastern United States, serving substantial portions of the population within Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. BellSouth owns a 40% interest in Cingular. Through BellSouth Answerssm, residential and small business customers can bundle their local and long distance service with dial up and high speed DSL Internet access, satellite television and Cingular Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also operates one of the largest directory and advertising businesses in the United States. BellSouth’s principal executive offices are located at 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610 (telephone number 404-249-2000). BellSouth was incorporated in 1983 under the laws of the State of Georgia and became a publicly traded company in December 1983.
AT&T
      AT&T is a holding company incorporated under the laws of the State of Delaware in 1983 as a result of the breakup of the Bell System. AT&T’s principal executive offices are located at 175 E. Houston, San Antonio, Texas 78205-2233 (telephone number 210-821-4105).
      AT&T, formerly known as SBC Communications Inc., was formed as one of several regional holding companies created to hold ATTC’s local telephone companies. At formation, SBC primarily operated in five southwestern states. Subsidiaries of SBC merged with Pacific Telesis Group in 1997, Southern New England Telecommunications Corporation in 1998 and Ameritech Corporation in 1999, thereby expanding SBC’s operations as the incumbent local exchange carrier (“ILEC”) into a total of 13 states. On November 18, 2005, one of SBC’s subsidiaries merged with ATTC, creating AT&T, one of the world’s largest telecommunications providers. In connection with the merger, the name of the company was changed from “SBC Communications Inc.” to “AT&T Inc.” AT&T also owns a 60% interest in Cingular.
      AT&T ranks among the largest providers of telecommunications services in the United States and the world. Through AT&T’s subsidiaries and affiliates, it provides communications services and products in the U.S. and internationally. AT&T offers services and products to consumers in the U.S. and services and products to businesses and other providers of telecommunications services worldwide. The services and products that AT&T offers vary by market, and include: local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment, managed networking, and wholesale transport services and directory advertising and publishing. AT&T is also backed by the research and development capabilities of AT&T Labs.
Merger Sub
      ABC Consolidation Corp., a wholly-owned subsidiary of AT&T is a Georgia corporation formed on March 2, 2006 for the purpose of effecting the merger. Upon completion of the merger, Merger Sub will be merged with and into BellSouth and the resulting company will be called BellSouth Corporation.
      Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

THE MERGER
Background of the Merger
      AT&T and BellSouth have each considered the possibility of combining with the other from time to time since even before the passage of the Telecommunications Act of 1996 and from time to time have had preliminary discussions regarding the possibility of such a transaction.
      In 2000, AT&T (then known as SBC) and BellSouth contributed their respective mobile wireless voice and data businesses to their Cingular joint venture. Cingular is 60% owned by AT&T and 40% owned by BellSouth, but control of the joint venture is shared equally. As co-owners of Cingular, AT&T and BellSouth are party to various governance arrangements, including the limited liability company agreement of Cingular Wireless LLC and the shareholders agreement of Cingular Wireless Corporation, and each was a party to the merger agreement between Cingular and AT&T Wireless in February 2004. The existence of Cingular, its increasing importance to each of AT&T and BellSouth, its governance arrangements and Cingular’s acquisition of AT&T Wireless in 2004 resulted in senior executives of AT&T and BellSouth working together to maximize the business strength and value of Cingular both on its own and as a complement to the other businesses of AT&T and BellSouth. AT&T and BellSouth also work together on their YellowPages.com joint venture, established in October 2004.
      Prior to 2006, representatives of AT&T and BellSouth had last discussed the possibility of a business combination in late 2004 and early 2005, but were unable to agree on a basis to proceed with discussions. In January 2005, AT&T entered into an agreement to acquire ATTC in a transaction that closed in November 2005. During 2005, BellSouth and its Board of Directors considered a wide range of strategic alternatives for BellSouth, including combinations with AT&T or another large telecommunications company and sales or distributions of certain of its businesses, including its interest in Cingular. In addition, BellSouth and its Board of Directors regularly evaluated its prospects as a stand-alone entity with its current businesses.
      In early January 2006, AT&T requested one of its financial advisors to meet with Mr. Ackerman to determine if BellSouth was interested in reopening discussions concerning a business combination between AT&T and BellSouth. AT&T’s financial advisor and Mr. Ackerman met on January 13 and Mr. Ackerman indicated that he was open to discussing such a transaction. The next day, Mr. Whitacre and Mr. Ackerman met in a previously scheduled meeting and briefly discussed the possibility of combining the two companies. On January 23, 2006, Mr. Ackerman briefed the BellSouth board on his discussions with Mr. Whitacre and discussed with the BellSouth Board a possible transaction with AT&T. Based on these discussions with the BellSouth Board, on January 26, 2006, Mr. Ackerman contacted Mr. Whitacre and indicated that BellSouth was willing to further discuss a transaction. Mr. Whitacre briefed the AT&T Board on the status of these discussions at AT&T’s January 27, 2006 Board meeting. The AT&T Board indicated that the company should consider a possible transaction. On February 7, 2006, the BellSouth Board met telephonically and discussed the potential transaction with AT&T. The BellSouth Board conveyed its views on a proposed transaction with AT&T to Mr. Ackerman and approved further discussions with AT&T.
      Mr. Whitacre and Mr. Ackerman met on February 10, 2006 to discuss a possible business combination. At that meeting, Mr. Ackerman and Mr. Whitacre discussed a possible transaction whereby AT&T and BellSouth would seek to negotiate a business combination on the basis of an exchange ratio of 1.325 AT&T common shares for each BellSouth common share and that they would commence detailed due diligence and contract negotiations promptly, with the goal of announcing a transaction within a few weeks. On February 13, 2006, Mr. Whitacre contacted Mr. Ackerman to confirm AT&T’s interest in proceeding with a business combination on the basis of a 1.325 exchange ratio. Mr. Ackerman discussed these developments with the BellSouth Board at a telephonic meeting on February 14, 2006 and the BellSouth Board requested that Mr. Ackerman continue discussions with AT&T. Later that day, members of the senior managements of AT&T and BellSouth met to discuss how to proceed with entering into a merger agreement and the process for conducting due diligence.

      BellSouth and AT&T entered into a mutual confidentiality agreement on February 16, 2006 and on that date commenced due diligence reviews of each other’s businesses based upon non-public information and began to negotiate the terms of the merger agreement. Thereafter and until shortly before the merger agreement was executed on March 4, 2006, AT&T and BellSouth and their respective representatives engaged in due diligence of the other’s businesses, discussions regarding their respective businesses, prospects and the synergies and business benefits that could result from the merger as well as the terms and conditions of the merger agreement. Significant areas of negotiation included the scope and degree of reciprocity of representations and warranties and interim operating covenants, the conditions to closing, the terms upon which BellSouth could consider an alternative acquisition proposal and the process for dealing with any such proposal, the amount and triggers for payment of termination fees and various benefit and employee related provisions of the merger agreement.
      The AT&T Board held a telephonic meeting on February 20, 2006, and heard reports from management on the status of discussions with BellSouth and discussed the proposed transaction. The BellSouth Board met on February 26 and 27, 2006 and received reports from management on the status of the discussions with AT&T, as well as presentations from management on the preliminary results of its due diligence investigation and from management and BellSouth’s financial advisors on the financial effects of the merger. The BellSouth Board also was advised by BellSouth management and outside legal counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the regulatory approvals that would be necessary to complete the merger and the BellSouth Board’s fiduciary obligations in connection with considering and approving the merger agreement. On March 4, 2006, the Boards of Directors of AT&T and BellSouth met separately and each received presentations regarding the results of its management’s due diligence investigations, the terms and conditions of the merger agreement and the financial and strategic implications of the merger. At the BellSouth Board of Directors meeting, Goldman Sachs and Citigroup rendered their respective opinions that, as of the date of the meeting and based upon and subject to the factors, assumptions, matters, procedures, limitations and qualifications set forth in such opinions, the exchange ratio to be received by the holders of BellSouth common shares in the merger was fair, from a financial point of view, to such holders. At the AT&T Board of Directors meeting, Lehman Brothers and Evercore rendered their respective opinions that, as of the date of the meeting and based upon and subject to the matters stated in these opinions, from a financial point of view, the exchange ratio in the merger was fair to AT&T. Immediately after the conclusion of the Board of Directors meetings, AT&T, BellSouth and Merger Sub executed and delivered to each other the merger agreement.
AT&T’s Reasons for the Merger
      In reaching its conclusion to approve the merger and the merger agreement and recommend that AT&T shareholders vote FOR approval of the issuance of AT&T common shares required to be issued pursuant to the merger agreement, the AT&T Board of Directors considered a number of factors, including the following:
100% Ownership of Cingular

•	Ownership of 100% of Cingular will permit AT&T to better integrate Cingular wireless offerings with AT&T’s other communication offerings. This is expected to create enhanced marketing opportunities, significant network synergies resulting from combining multiple IP networks into a single IP network, the ability to more rapidly develop and make available advanced products and services and reduced marketing costs (by rebranding Cingular to the AT&T brand).

•	Ownership of 100% of Cingular also will improve the speed and focus of decision making in the Cingular business, which should help it develop and deliver more quickly to customers the new products and services they desire.

Network Integration

•	The ability to integrate the IP networks of AT&T, BellSouth and Cingular into a single, fully integrated wireless and wireline IP network will offer not only substantial cost savings opportunities, but also should permit AT&T to offer more quickly the kinds of tightly integrated voice, data and video products it believes will be increasingly demanded by customers in the near future.

•	The addition of the BellSouth wireline network, which already includes a substantial build-out of fiber optic cable to points near end users, will complement AT&T’s existing plans to deploy IPTV to existing wireline service areas and increase the number of potential customers for AT&T’s IPTV product.
Financial Impacts

•	The merger is expected to have a positive impact on AT&T’s adjusted earnings per share (meaning AT&T’s earnings per share adjusted to exclude all merger integration costs and non-cash expenses for amortization of intangibles) beginning in 2008, taking into account the effects of AT&T’s proposed share repurchase, although because of expenses for amortization of intangibles and integration costs, the merger is expected to be dilutive to reported earnings per share for at least several years.

•	The merger will increase AT&T’s investment in the faster growing wireless business, a move that should help facilitate enhanced future revenue growth.

•	The merger is expected to improve free cash flow (cash from operations minus capital expenditures and dividends) beginning in 2008, and is expected to have a modestly negative effect on net debt to EBITDA coverage ratios, even after taking into account the anticipated approximately $8 billion of 2007 share repurchases.

•	The merger is expected to result in cost savings, revenue enhancements and capital savings with a net present value of approximately $18 billion.
Other Factors Considered by the AT&T Board

•	The information concerning AT&T’s and BellSouth’s respective historic businesses and financial results and prospects, including the results of AT&T’s due diligence investigation of BellSouth.

•	AT&T management’s assessment that it can, working with BellSouth managers and employees, effectively and efficiently integrate the BellSouth wireline and directories businesses with the similar AT&T businesses.

•	The opinions of AT&T’s financial advisors, Lehman Brothers and Evercore, that, as of March 4, 2006 and subject to the matters stated in their respective opinions, from a financial point of view, the exchange ratio was fair to AT&T.

•	The fact that the exchange ratio is fixed and will not fluctuate based upon changes in AT&T’s stock price between signing and closing.

•	The terms of the merger agreement that create a strong commitment on the part of BellSouth to complete the merger.
Potential Risks Considered by the AT&T Board

•	The risks of integrating the operations of two businesses the size of the BellSouth wireline business and directories business with the corresponding businesses at AT&T, including the risks that integration costs may be greater, and synergy benefits lower, than anticipated by AT&T management, which risks are amplified by the ongoing integration of AT&T and ATTC.

•	The risk that regulatory agencies may not approve the merger or may impose terms and conditions on their approvals that adversely affect the projected financial results of the combined company.

•	The risk that an unanticipated technological development may adversely affect the business benefits anticipated to result from the merger.

•	The terms of the Merger Agreement that create a strong commitment on AT&T to complete the merger.
      The AT&T Board of Directors recognized that there can be no assurance about future results, including results expected or considered in the factors listed above. The AT&T Board of Directors concluded, however, that the potential advantages of the merger outweighed its potential risks.
      The foregoing discussion of the information and factors considered by the AT&T Board of Directors is not exhaustive, but includes the material factors considered by it. The AT&T Board of Directors did not quantify or assign relative weights to the specific factors considered in reaching the determination to recommend that AT&T shareholders vote FOR approval of the issuance of the AT&T common shares required to be issued pursuant to the merger agreement. In addition, individual directors may have given different weights to different factors.
Recommendation of the AT&T Board of Directors
      After careful consideration, the AT&T Board of Directors unanimously resolved that the merger and the other transactions contemplated by the merger agreement, including the issuance of AT&T common shares, are advisable and approved the merger agreement. THE AT&T BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF AT&T COMMON SHARES VOTE “FOR” THE PROPOSAL TO ISSUE AT&T COMMON SHARES REQUIRED TO BE ISSUED TO BELLSOUTH SHAREHOLDERS PURSUANT TO THE MERGER AGREEMENT.
BellSouth’s Reasons for the Merger
      The BellSouth Board, at its meeting on March 4, 2006, unanimously approved and adopted the merger agreement and the transactions contemplated thereby, including the merger. The BellSouth Board unanimously recommends that the BellSouth shareholders vote FOR the approval of the merger agreement.
      In reaching its decision to approve and adopt the merger agreement and to recommend that the BellSouth shareholders vote for the approval of the merger agreement, the BellSouth Board consulted with BellSouth’s management and its financial and legal advisors and considered a variety of factors, including the material factors described below.
Financial Considerations
      The BellSouth Board considered the following financial factors:

•	the financial terms of the transaction, including:

•	the fixed exchange ratio of 1.325 AT&T common shares for each BellSouth common share;

•	that the exchange ratio reflected a 20% premium to the BellSouth shareholders based on the historical trading relationship of the securities of the two companies;

•	that based on the closing trading prices of BellSouth common shares and AT&T common shares on the trading day prior to the announcement of the merger, the exchange ratio represented approximately $37.09 per BellSouth common share, a 17.9% percent premium over the closing price of the BellSouth common shares on the NYSE on that day;

•	the expectation that, based on the current annual dividend paid by AT&T and the 1.325 exchange ratio, the annual dividend BellSouth shareholders will receive after the transaction will be 52% greater than the annual dividend currently paid to holders of BellSouth common shares;

•	the BellSouth shareholders will hold approximately 38% of the outstanding common shares of the combined company immediately after closing and will have the opportunity to share in the future growth and expected synergies of the combined company, while retaining the flexibility of selling all or a portion of those shares for cash into a very liquid market at any time;

•	the financial analyses and opinions of each of Citigroup Global Markets Inc. and Goldman, Sachs & Co., BellSouth’s financial advisors that, as of March 4, 2006, and based upon and subject to the factors, assumptions, matters, procedures, qualifications and limitations set forth in the opinions, the exchange ratio was fair, from a financial point of view, to holders of BellSouth common shares (each opinion is discussed further below under “— Opinions of BellSouth’s Financial Advisors”);

•	based upon the advice of BellSouth management who had discussions with AT&T management, the significant synergies that could result from the transaction, including:

•	synergies with a net present value of an estimated $18 billion expected to result from the transaction, including annual synergies of $2 billion expected beginning in 2008, growing to $3 billion beginning in 2009;

•	the multiple sources of the synergies and that 90% of the anticipated synergies are expected to be derived from clearly identified expense and capital reductions; and

•	the demonstrated ability of AT&T’s management to successfully integrate and obtain synergistic benefits from previous acquisitions.
Business Considerations
      The BellSouth Board considered the following business factors:

•	the BellSouth Board’s view of BellSouth’s prospects and potential future financial performance as an independent company;

•	the expectation that the combined company would be a more effective and efficient provider of wireless, broadband, video, data and directory services;

•	the simplification of the ownership structure of Cingular Wireless;

•	the anticipated enhanced capabilities and competitiveness of the combined company as compared to BellSouth on a stand-alone basis, including:

•	greater financial, technical, research and development, network and marketing resources to better serve consumers and large-business customers, and the acceleration of the introduction of new and improved products and services for those customers;

•	greater scale, scope and reach to leverage the significant spending required to develop next generation products and services for both business and consumer customers;

•	the expectation that the greater scale, scope and reach of the post merger company would make it a more attractive partner for companies with national or international business models;

•	the ability to better offer integrated wireless wireline, and broadband products and services over a single IP network, and to strengthen capabilities in business markets through converged services and a single point of contact for wireless and wireline services; and

•	the ability to more economically deploy next-generation IP television networks and similar services over BellSouth’s extensive, fiber rich broadband network.

Other Transaction Considerations
      The BellSouth Board also considered the following factors:

•	the BellSouth Board’s judgment, after consultation with BellSouth’s management and financial advisors, that an alternative transaction that would provide a greater value to the shareholders of BellSouth was unlikely to be available, while leaving the BellSouth Board with the possibility to consider an alternative transaction;

•	the merger agreement permits BellSouth under certain circumstances, to provide non-public information to, and engage in discussions with, any third-party that proposes an alternative transaction and to terminate the merger agreement to accept a superior proposal;

•	The BellSouth Board’s judgment that the terms of the merger agreement, including the $1.7 billion termination fee, should not preclude a proposal for an alternative transaction involving BellSouth;

•	The BellSouth Board’s judgment, after consultation with BellSouth’s financial advisors, that as a percentage of the merger consideration at the time of the announcement of the transaction, the $1.7 billion termination fee was at the low end of the range of termination fees provided for in recent large acquisition transactions;

•	the consideration by the BellSouth Board, after consultation with counsel, of the likelihood that the merger would be approved by the requisite authorities, without the imposition of material conditions that would prevent or materially delay the merger and of the required efforts of the parties to obtain such approvals;

•	the expressed intention of AT&T to broadly utilize the services of the management and employees of BellSouth following the merger, and the proposed management arrangements of the combined company under which each executive officer of BellSouth (other than the Chief Executive Officer) will be given the opportunity to become a senior officer of AT&T or a subsidiary of AT&T with a position of significant managerial experience for at least three years following the completion of the merger;

•	three BellSouth directors will join the AT&T board of directors following the completion of the merger;

•	the following employee benefit arrangements, which the BellSouth Board believed would increase the likelihood of a successful integration and operation of the combined company and are designed to ensure the retention of BellSouth employees in the unlikely event that the merger is not completed:

•	the retention bonus arrangements for management to be implemented in connection with the merger;

•	the broad-based severance plan for BellSouth’s management employee base contemplated by the merger agreement;

•	that aggregate pre-closing levels of BellSouth compensation and employee benefits will be maintained for at least twelve months following completion of the merger, excluding equity compensation; and

•	that AT&T agreed to maintain a number of specified benefit plans through the second anniversary of the completion of the merger;

•	AT&T’s commitment to continue BellSouth’s historic levels of charitable contributions and community activities, including the continued funding of charitable activities throughout BellSouth’s nine-state region as has previously been provided through the BellSouth Foundation and to continue to support economic development and education in BellSouth’s nine-state region;

•	AT&T’s commitment to maintain the headquarters of Cingular Wireless in Atlanta, Georgia for at least five years following the merger and to keep the Southeast regional telephone company headquarters in Atlanta, Georgia; and

•	the expectation that the merger would qualify as a reorganization for U.S. federal income tax purposes and that, as a result, the exchange by BellSouth shareholders of their BellSouth common shares for AT&T common shares in the merger generally would be tax-free to the BellSouth shareholders.
Potential Risks
      The BellSouth Board considered a variety of risks and other potentially negative factors, including the following:

•	the price of AT&T common shares at the time of closing could be lower than the price as of the time of signing and accordingly, the value of the consideration received by BellSouth shareholders in the merger could be materially less than the value as of the date of the merger agreement;

•	the difficulties and challenges inherent in completing a merger and integrating the businesses, especially in light of AT&T’s 2005 acquisition of ATTC;

•	the expected synergies and other benefits of the merger might not be fully achieved or may not be achieved within the timeframes expected;

•	given the size of the combined company and the mix of assets it will own, the challenges it will face in continuing to grow its revenues;

•	the fact that the AT&T dividend is subject to change by the board of directors of AT&T;

•	the risks of the type and nature described above under “Risk Factors” beginning on page 16;

•	the merger ultimately may not be completed as a result of material adverse conditions imposed by regulatory authorities or otherwise;

•	certain provisions of the merger agreement may have the effect of discouraging proposals for alternative transactions with BellSouth, including:

•	the restriction on BellSouth’s ability to solicit proposals for alternative transactions;

•	the requirement that BellSouth provide AT&T the right to obtain information with respect to proposals for alternative transactions and to a three business day negotiating period after receipt by BellSouth of a superior proposal before the BellSouth Board may terminate the merger agreement and accept the superior proposal, withdraw its recommendation of the merger or recommend the superior proposal; and

•	the requirement that BellSouth pay a termination fee of $1.7 billion to AT&T, in order for BellSouth to terminate the merger agreement and accept a superior proposal;

•	the other circumstances under which BellSouth may be required to pay a termination fee of $1.7 billion to AT&T;

•	the prohibition in the merger agreement on the ability of the BellSouth Board to withdraw its recommendation of the merger or qualify its recommendation in a manner that could be reasonably understood to be adverse to AT&T, other than in connection with BellSouth’s receipt of a proposal to acquire BellSouth that is more favorable to the BellSouth shareholders than the merger;

•	the circumstances under which AT&T may terminate the merger agreement, including AT&T’s right to terminate the merger agreement if the BellSouth Board withdraws its recommendation of the merger or qualifies its recommendation in a manner that could be reasonably understood to be adverse to AT&T;

•	the circumstances under which BellSouth may be obligated to reimburse AT&T for AT&T’s expenses (up to $120 million, in total), including in the event that BellSouth shareholders fail to approve the merger agreement;

•	certain of BellSouth’s directors and officers may have conflicts of interest in connection with the merger, as they will receive certain benefits that are different from, and in addition to, those of BellSouth’s other shareholders (see “— Interests of BellSouth Executive Officers and Directors in the Merger”); and

•	the risk and costs that the merger might not be completed, the potential impact of the restrictions under the merger agreement on BellSouth’s ability to take certain actions during the pendency of the merger agreement, the potential for diversion of management and employee attention and for employee attrition during that period and the potential effect on BellSouth’s business and relations with customers and service providers.
      The BellSouth Board considered all of the foregoing factors as a whole and concluded that it supported a favorable determination to approve and adopt the merger agreement and recommend the merger agreement to the BellSouth shareholders.
      The foregoing discussion of the information and factors discussed by the BellSouth Board is not exhaustive but does include the material factors considered by the BellSouth Board. The BellSouth Board did not quantify or assign any relative or specific weight to the various factors that it considered. Rather, the BellSouth Board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the BellSouth Board may have given no weight or different weight to different factors.
Recommendation of the BellSouth Board of Directors
      After careful consideration, the BellSouth board of directors approved and adopted the merger agreement and the merger. THE BELLSOUTH BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF BELLSOUTH COMMON SHARES VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT.
Opinions of AT&T’s Financial Advisors

Lehman Brothers Fairness Opinion
      AT&T engaged Lehman Brothers to act as one of its financial advisors with respect to pursuing a strategic combination with BellSouth. On March 4, 2006, Lehman Brothers rendered its opinion to the AT&T board of directors that, as of such date and based upon and subject to the matters stated in its opinion, from a financial point of view, the exchange ratio in the merger was fair to AT&T.
      The full text of Lehman Brothers’ written opinion, dated March 4, 2006, is attached as Annex B to this joint proxy statement/ prospectus. AT&T shareholders are encouraged to read Lehman Brothers’ opinion carefully and in its entirety for a description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers’ opinion and the methodology that Lehman Brothers used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.
      Lehman Brothers’ advisory services and opinion were provided for the use and benefit of the AT&T board of directors in connection with its consideration of the merger. Lehman Brothers’ opinion is not intended to be and does not constitute a recommendation to any shareholder of AT&T as to how such shareholder should vote in connection with the merger. Lehman Brothers was not requested to opine as to, and Lehman Brothers’ opinion does not address, AT&T’s underlying business decision to proceed with or effect the merger.

      In arriving at its opinion, Lehman Brothers reviewed and analyzed, among other things:

•	the merger agreement and the specific terms of the merger;

•	publicly available information concerning AT&T and BellSouth that Lehman Brothers believed to be relevant to its analysis, including each of AT&T’s and BellSouth’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2005;

•	financial and operating information with respect to the businesses, operations and prospects of BellSouth furnished to Lehman Brothers by BellSouth and AT&T, including (i) financial projections of BellSouth prepared by BellSouth’s management, and (ii) financial projections of BellSouth prepared by AT&T’s management;

•	financial and operating information with respect to the businesses, operations and prospects of AT&T furnished to Lehman Brothers by AT&T, including (i) financial projections of AT&T prepared by AT&T’s management, and (ii) the amount and timing of synergies expected by AT&T’s management to result from the merger;

•	the recent and historical trading prices of AT&T common shares and of BellSouth common shares and a comparison of each of these trading histories with each other and other telecommunications companies that Lehman Brothers deemed relevant;

•	a comparison of the historical financial results, present financial condition and trading multiples of AT&T and of BellSouth with each other and with those of other telecommunications companies that Lehman Brothers deemed relevant;

•	a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

•	published estimates of third party research analysts with respect to the future financial performance of both AT&T and BellSouth;

•	the relative contributions of AT&T and BellSouth to the current and future financial performance of the combined company on a pro forma basis;

•	the potential pro forma financial impact of the merger on the future financial performance of the combined company, including the expected synergies and the anticipated restructuring charges and integration costs in connection therewith furnished to it by AT&T; and

•	the potential pro forma financial impact of AT&T’s share repurchase program which was announced contemporaneously with the merger.
      In addition, Lehman Brothers had discussions with the managements of AT&T and BellSouth concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and the potential strategic benefits expected by AT&T’s management to result from the merger. Lehman Brothers also undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.
      In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of the managements of AT&T and BellSouth that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of BellSouth prepared by BellSouth’s management, upon advice of BellSouth and with the consent of AT&T, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of BellSouth as to the future financial performance of BellSouth. With respect to the financial projections of BellSouth prepared by AT&T’s management, upon advice of and with the consent of AT&T, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of AT&T as to the future financial performance of BellSouth and that those projections are a reasonable basis upon which to evaluate the future financial performance of BellSouth, and Lehman Brothers has primarily relied on those projections in performing its analyses. With respect to the financial projections of AT&T, Lehman Brothers assumed with the consent of AT&T that those projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of AT&T as to the future financial performance of AT&T and that AT&T would perform on a stand-alone basis substantially in accordance with those projections. With respect to the amount and timing of the synergies and the restructuring charges and integration costs estimated by the management of AT&T to result from a combination of the businesses of AT&T and BellSouth, Lehman Brothers assumed with the consent of AT&T that the timing and amount of such synergies, charges and expenses are reasonable and will be realized substantially in accordance with such estimates. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties or facilities of AT&T or BellSouth and Lehman Brothers did not make or obtain any evaluation or appraisals of the assets or liabilities of AT&T or BellSouth. Lehman Brothers’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, March 4, 2006.
      In rendering its opinion, Lehman Brothers expressed no opinion as to the prices at which AT&T common shares or BellSouth common shares will trade at any time following the announcement of the proposed merger or as to the price at which AT&T common shares will trade at any time following the completion of the merger.
      Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. AT&T selected Lehman Brothers because of its expertise, reputation and familiarity with AT&T and the telecommunications industry generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.
      Lehman Brothers acted as financial advisor to AT&T in connection with the merger and will receive a customary fee for its services, a substantial portion of which is contingent upon completion of the merger. In addition, AT&T has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by AT&T and the rendering of Lehman Brothers’ opinion. Lehman Brothers in the past has rendered investment banking services to AT&T, BellSouth and their affiliates and received, and in the future Lehman Brothers may continue to provide AT&T and its affiliates with investment banking services for which it will receive, customary fees for such services.
      In the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of AT&T and BellSouth for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.
Evercore Group Inc. Fairness Opinion
      Evercore has acted as one of AT&T’s financial advisors in connection with the merger. In connection with Evercore’s engagement, the AT&T board of directors requested that Evercore render an opinion with respect to the fairness, from a financial point of view, to AT&T, of the exchange ratio. At the meeting of the AT&T board of directors on March 4, 2006, Evercore rendered its oral opinion, which was subsequently confirmed in writing dated March 4, 2006, that, based upon and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to AT&T.
      The full text of Evercore’s opinion, dated March 4, 2006, which sets forth, among other things, the procedures followed, matters considered and limitations of the review undertaken in connection with its opinion, is attached as Annex C to this joint proxy statement/ prospectus and is incorporated herein by reference. The summary of Evercore’s fairness opinion set forth in this joint proxy statement/ prospectus is qualified in its entirety by reference to the full text of the opinion. Shareholders should read the opinion carefully and in its entirety.
      Evercore’s opinion is directed to the board of directors of AT&T, addresses only the fairness, from a financial point of view, to AT&T of the exchange ratio and does not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Evercore’s opinion does not constitute a recommendation to any shareholder of AT&T as to how such shareholder should vote or act with respect to any matter relating to the merger.
      In arriving at its opinion, Evercore, among other things:

•	analyzed certain publicly available financial statements and other publicly available business information relating to AT&T and BellSouth that Evercore deemed relevant to its analysis;

•	analyzed certain internal non-public financial and operating data concerning AT&T and BellSouth prepared and furnished to Evercore by the management of each of AT&T and BellSouth, respectively, and AT&T provided Evercore with, and reviewed with Evercore, the estimated amount and timing of the synergies as well as the expected restructuring charges;

•	analyzed certain financial projections concerning AT&T and BellSouth furnished to Evercore by the management of AT&T and certain financial projections concerning BellSouth furnished to Evercore by the management of BellSouth;

•	discussed the past and current operations and financial condition and the prospects of AT&T and BellSouth with the management of each of AT&T and BellSouth, respectively;

•	reviewed the reported prices and trading activity of the BellSouth common shares and the AT&T common shares;

•	compared the financial performance of BellSouth and the prices and trading activity of the BellSouth common shares with that of selected publicly traded telecommunications companies and their securities;

•	compared the financial performance of AT&T and the prices and trading activity of AT&T common shares with that of selected publicly traded telecommunications companies and their securities;

•	compared the proposed financial terms of the merger with publicly available financial terms of certain transactions that Evercore deemed reasonably comparable to the merger;

•	considered the potential financial impact of AT&T’s contemplated share repurchase program expected to be announced contemporaneously with the transaction;

•	considered the potential pro forma impact of the merger on AT&T, based on inputs and analysis provided by AT&T management;

•	reviewed a draft of the merger agreement dated March 4, 2006, which Evercore assumed was in substantially final form and would not vary in any respect material to its analysis; and

•	performed such other analyses and examinations and considered such other factors as Evercore in its sole judgment deemed appropriate for purposes of its opinion.
      For purposes of its analyses and opinion, Evercore relied upon and assumed, without assuming any responsibility for independently verifying, the accuracy and completeness of all the financial and other information that was publicly available or was furnished to it by BellSouth or AT&T or otherwise discussed with or reviewed by or for Evercore, and it has not assumed any liability therefor. Evercore further relied upon the assurances of the management of AT&T and BellSouth, respectively, that they are not aware of any facts that would make such information inaccurate or misleading. Evercore has not made nor assumed any responsibility for making any valuation or appraisal of any assets or liabilities of AT&T or BellSouth, nor have any such valuations or appraisals been provided to Evercore, nor has Evercore evaluated the solvency of AT&T or BellSouth under any state or federal laws relating to bankruptcy, insolvency or similar matters.
      With respect to the AT&T and BellSouth projections provided to Evercore by AT&T management and the BellSouth projections provided to Evercore by BellSouth management, Evercore assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of each of the management of AT&T and BellSouth, respectively, as to future financial performance. With respect to the synergies and expected restructuring charges estimated by the management of AT&T to result from the merger, Evercore assumed that the timing and amounts of such synergies and expected restructuring charges are reasonable. Evercore expressed no view as to such financial analyses and forecasts, the synergies and the expected restructuring charges or the assumptions on which they were based. Evercore also assumed that the merger would qualify as a tax-free reorganization for United States federal income tax purposes, and that the merger and the other transactions contemplated by the merger agreement would be completed as described in the merger agreement and without any waiver, amendment or modification of any terms or conditions that are material to Evercore’s opinion. Evercore further assumed that all required governmental, regulatory or other consents and approvals necessary for the completion of the merger would be obtained without any regulatory material adverse effect. Evercore also assumed that the final form of the merger agreement would not differ in any material respect from the last draft reviewed by Evercore.
      Evercore’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, March 4, 2006. It should be understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise, or reaffirm its opinion. Evercore’s opinion was limited to the fairness, from a financial point of view, to AT&T of the exchange ratio and it expressed no opinion as to the underlying decision by AT&T to engage in the merger. Evercore expressed no opinion as to the price at which AT&T common shares would trade at any future time.
      Evercore has provided financial advisory and investment banking services to AT&T or its predecessors during the past two years and has received customary fees for the rendering of such services. In addition, in the future, Evercore may provide, or seek to provide, financial advice and investment banking services to the combined company. AT&T engaged Evercore to act as a financial advisor based on its qualifications, experience and reputation and its knowledge of the business of AT&T. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.
      Evercore acted as financial advisor to AT&T with respect to the proposed merger and will receive a customary fee from AT&T for its services, the principal portion of which is contingent upon completion of the merger. In addition, AT&T has agreed to reimburse Evercore’s expenses and indemnify Evercore and its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates and controlling persons, if any, against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Evercore’s engagement and any related transactions.
Financial Analyses of Lehman Brothers and Evercore
      The following is a summary of the material financial analyses of Lehman Brothers and Evercore and which underlie the respective opinions of Lehman Brothers and Evercore delivered to the AT&T board of directors on March 4, 2006. The analyses were prepared on a joint basis by Lehman Brothers and Evercore. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers and Evercore, the tables must be read together with the text of each summary. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers’ and Evercore’s opinions.

Historical Share Price Analysis
      Lehman Brothers and Evercore considered historical data with regard to the trading prices of the AT&T common shares and the BellSouth common shares for the period from March 3, 2005 to March 3, 2006. During this period, the closing stock price of the AT&T common shares ranged from a low of $22.10 to a high of $28.45 per share, and the closing price of the BellSouth common shares ranged from a low of $24.51 to a high of $31.88 per share. During this period, the intraday stock price of the AT&T common shares ranged from a low of $21.75 to a high of $28.82 per share, and the intraday stock price of the BellSouth common shares ranged from a low of $24.32 to a high of $32.40 per share. The foregoing historical share price analysis was provided for background information and perspective with respect to the relative historical share prices of the AT&T common shares and the BellSouth common shares.

Historical Exchange Ratio Analysis
      Lehman Brothers and Evercore compared the historical closing per share prices of the AT&T common shares and the BellSouth common shares over different periods during the three years preceding March 4, 2006 in order to determine the implied average exchange ratios that existed during those periods. The 52 week high exchange ratio represents the highest ratio of the closing price of the BellSouth common shares on any particular day during such period to the closing price of the AT&T common shares on the same day. The 52 week low exchange ratio represents the lowest ratio of the closing price of the BellSouth common shares on any particular day during such period to the closing price of the AT&T common shares on the same day. The following table indicates the implied exchange ratio of AT&T common shares for BellSouth common shares for the periods indicated:

Exchange Ratio

March 3, 2006	1.124x
10 day trading average	1.133x
30 day trading average	1.105x
60 day trading average	1.106x
90 day trading average	1.103x
One year average	1.108x
52 week high (June 3, 2005)	1.156x
52 week low (March 3, 2005)	1.065x
Three year average	1.089x

Equity Research Analysis
      Lehman Brothers and Evercore compared selected recent publicly available research analyst price targets, as of March 3, 2006 (the last trading day prior to the delivery of Lehman Brothers’ and Evercore’s respective opinions), from selected firms that published price targets for both AT&T and BellSouth. In performing this analysis, Lehman Brothers and Evercore utilized research analyst price targets from the following firms:

•	Robert W. Baird

•	Banc of America Securities LLC

•	Citigroup Global Markets Inc.

•	Credit Suisse

•	Deutsche Bank Securities Inc.

•	Morgan Stanley

•	UBS Securities LLC

•	Wachovia Securities LLC

      For each firm, Lehman Brothers and Evercore calculated the implied exchange ratios based on the price targets for AT&T and BellSouth, respectively. The analysis yielded implied exchange ratios ranging from 0.93x to 1.23x.

Peer Group Trading Analysis
      In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers and Evercore, based on their experience with companies in the telecommunications industry, reviewed and compared specific financial and operating data relating to AT&T and BellSouth with the following peer companies that Lehman Brothers and Evercore selected because they have certain characteristics that are similar to those of AT&T and BellSouth:

•	Verizon Communications Inc.

•	Qwest Communications International Inc.

•	Sprint Nextel Corporation
      As part of their peer group trading analysis, Lehman Brothers and Evercore calculated and analyzed the ratio of current stock price to estimated 2006 earnings per share (commonly referred to as a price/earnings ratio) for AT&T, BellSouth and each member of the peer group. Lehman Brothers and Evercore also calculated and analyzed the ratio of enterprise value to estimated 2006 earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, for AT&T, BellSouth and each member of the peer group, which included the applicable proportionate amount of Cingular’s EBITDA in the case of AT&T and BellSouth. The enterprise value of each company was obtained by adding its short and long term debt, including a proportional amount of Cingular net debt, to the sum of the market value of its common equity, and the book value of any minority interest, and subtracting its cash and cash equivalents and market value of unconsolidated investments. All of these calculations were performed based on closing prices as of March 3, 2006, the last trading date prior to the delivery of Lehman Brothers’ and Evercore’s respective opinions.
      The analysis of the current price/earnings ratios indicated that, for the selected peer group, the current price/earnings ratios, based on estimated 2006 earnings per share, ranged from 13.8x to 14.4x. This compared to current price/earnings ratios, based on estimated 2006 earnings per share, of 14.0x for AT&T and 13.7x for BellSouth, based on public research estimates.
      The analysis of financial multiples indicated that, for the selected peer group, current enterprise value as a multiple of estimated 2006 EBITDA ranged from 5.1x to 6.2x for 2006. This compared to enterprise value as a multiple of estimated 2006 EBITDA of 5.2x for AT&T and 6.0x for BellSouth, based on public research estimates.
      Lehman Brothers and Evercore calculated implied exchange ratios based on the peer group trading analysis ranging from 0.93x to 1.27x.
      Lehman Brothers and Evercore selected the peer group above because their businesses and operating profiles are reasonably similar to that of AT&T and BellSouth. However, because of the inherent differences between the business, operations and prospects of AT&T and BellSouth and the businesses, operations and prospects of the selected peer group, no company is exactly the same as AT&T or BellSouth. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the subject companies and other factors that could affect the public trading value of the subject companies to which AT&T and BellSouth are being compared.

Sum of the Parts Analysis
      Lehman Brothers and Evercore performed a “sum of the parts” analysis of BellSouth by valuing each of the individual business segments individually and deriving from there a range of values for BellSouth as a whole. The BellSouth business segments considered were Wireline, Wireless (40% of Cingular) and Directories. Using various methodologies that the AT&T financial advisors deemed appropriate for each business segment analyzed, the analysis indicated a range of equity values per BellSouth common share ranging from $32.73 to $39.73.
      Lehman Brothers and Evercore performed a “sum of the parts” analysis of AT&T by valuing each of the individual business segments individually and deriving from there a range of values for AT&T as a whole. The AT&T business segments considered were Wireline, Wireless (60% of Cingular) and Directories. Using various methodologies that the AT&T financial advisors deemed appropriate for each business segment analyzed, the analysis indicated a range of equity values per AT&T common share ranging from $31.94 to $38.24 per share.
      Lehman Brothers and Evercore calculated implied exchange ratios based on the sum of the parts analysis ranging from 0.86x to 1.24x.

Contribution Analysis
      Lehman Brothers and Evercore analyzed the respective contributions of AT&T and BellSouth to the estimated calendar years 2006, 2007 and 2008 EBITDA and Net Income of the combined company based on estimates provided by AT&T management, and excluding the effect of expected synergies. This analysis indicated the following relative contributions of AT&T and BellSouth and the following implied exchange ratios:

	Contribution

	2006E	2007E	2008E

EBITDA
AT&T	66%	66%	67%
BellSouth	34%	34%	33%
Implied Exchange Ratio	0.98x	0.96x	0.91x
Net Income
AT&T	64%	65%	67%
BellSouth	36%	35%	33%
Implied Exchange Ratio	1.21x	1.15x	1.06x
      Lehman Brothers and Evercore calculated implied exchange ratios based on the contribution analysis ranging from 0.91x to 1.21x.

Precedent Transaction Analysis
      Using publicly available information, Lehman Brothers and Evercore reviewed and compared the multiple of enterprise value to one year forward EBITDA paid in eight acquisitions of companies that Lehman Brothers and Evercore, based on their experience with merger and acquisition transactions, deemed relevant to arriving at their respective opinions. Lehman Brothers and Evercore reviewed the following transactions:

Date Announced	Acquiror	Target

April 1, 1996	SBC Communications Inc.	PacificTelesis Group
April 22, 1996	Bell Atlantic Corporation	NYNEX Corporation
January 4, 1998	SBC Communications Inc.	Southern New England Telecommunications Corporation
May 10, 1998	SBC Communications Inc.	Ameritech Corporation
July 28, 1998	Bell Atlantic Corporation	GTE Corporation
June 23, 1999	Qwest Communications International Inc.	U S WEST, Inc.
February 17, 2004	Cingular Wireless LLC	AT&T Wireless Services, Inc.
December 15, 2004	Sprint Corporation	Nextel Communications, Inc.

      The following table presents the results of this analysis:

	Low		High		Mean

Ratio of Enterprise Value to 12-Month Forward EBITDA	5.5	x	9.5	x	7.5x
      Based on this analysis, Lehman Brothers and Evercore calculated a range of implied exchange ratios based on the precedent transaction analysis ranging from 1.31x to 1.56x by applying a range of 7.0x to 8.0x to 12-month forward EBITDA for BellSouth based on the EBITDA estimates of BellSouth provided by AT&T management.
      Lehman Brothers and Evercore selected the precedent transactions on the basis of various factors, including size and similarity of the line of business of the relevant entities. However, no precedent transaction is identical to the merger. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the subject companies and other factors that could affect the transactions to which the merger is being compared.

Premia Paid Analysis
      Lehman Brothers and Evercore reviewed the premia paid in all all-stock transactions valued at greater than $25 billion during the ten year period preceding March 3, 2006. Lehman Brothers and Evercore calculated the premium per share paid by the acquirer compared to the share price of the target company prevailing (i) one day, (ii) one week and (iii) four weeks prior to the announcement of the transaction, producing mean premia of 25%, 29% and 32%, respectively. This analysis yielded an implied valuation range for the BellSouth common shares of $39.43 to $41.61 per share.
      Lehman Brothers and Evercore calculated implied exchange ratios based on the premia paid analysis ranging from 1.41x to 1.49x.

BellSouth Discounted Cash Flow Analysis
      As part of their analysis, and in order to estimate the present value of the BellSouth common shares, Lehman Brothers and Evercore also prepared discounted cash flow analyses for BellSouth (including its proportional share of Cingular) of after-tax unlevered free cash flows based on AT&T management estimates for fiscal years 2006 through 2015, based on consensus research estimates for fiscal years 2006 through 2010, and based on BellSouth management estimates for fiscal years 2006 through 2008.
      A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a selected discount rate.
      Lehman Brothers and Evercore performed discounted cash flow analyses for BellSouth (including its proportional share of Cingular) by:

•	adding the present value of BellSouth’s projected after-tax unlevered free cash flows for fiscal years 2006 through 2015 based on AT&T management estimates to the present value of the terminal value of BellSouth as of December 31, 2015 based on AT&T management estimates;

•	adding the present value of BellSouth’s projected after-tax unlevered free cash flows for fiscal years 2006 through 2010 based on consensus research estimates to the present value of the terminal value as of December 31, 2010 based on consensus research estimates; and

•	adding the present value of BellSouth’s projected after-tax unlevered free cash flows for fiscal years 2006 through 2008 based on BellSouth management estimates to the present value of the terminal value of BellSouth as of December 31, 2008 based on BellSouth management estimates.
      “Terminal value” refers to the value of all future cash flows from an asset at a particular point in time. Lehman Brothers and Evercore estimated a range of terminal values in 2015 based on AT&T management estimates, in 2010 based on consensus research estimates, and in 2008 based on BellSouth management estimates calculated based on selected free cash flow perpetuity growth rates of 1.0% to 2.0% for AT&T management estimates and 1.5% to 2.5% for BellSouth management estimates and consensus research estimates. The perpetuity growth rates utilized in this analysis were chosen by Lehman Brothers and Evercore based on their expertise and experience with the telecommunications industry. Lehman Brothers and Evercore discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a range of discount rates from 7.5% to 8.5%. The discount rates utilized in this analysis were chosen by Lehman Brothers and Evercore based on their expertise and experience with the telecommunications industry and also on an analysis of the weighted average cost of capital of BellSouth and other comparable companies. Lehman Brothers and Evercore calculated per share equity values by first determining a range of enterprise values of BellSouth by adding the present values of the after-tax unlevered free cash flows and terminal values for each EBITDA terminal multiple and discount rate scenario, and then subtracting from the enterprise values the net debt (which is total debt minus cash including proportional net debt of Cingular) of BellSouth, and dividing those amounts by the number of fully diluted shares of BellSouth.
      Based on the projections and assumptions set forth above (including the midpoint of the terminal value range), the discounted cash flow analysis of BellSouth yielded an implied valuation range of BellSouth common shares of $27.84 to $48.80, excluding the impact of an estimated $18 billion of net present value of cost savings and revenue synergies estimated by AT&T management to result from the transaction. With the inclusion of estimated synergies, the valuation yielded an implied valuation range of BellSouth common shares of $38.18 to $59.15.

AT&T Discounted Cash Flow Analysis
      As part of their analysis, and in order to estimate the present value of the AT&T common shares, Lehman Brothers and Evercore prepared discounted cash flow analyses for AT&T (including its proportional share of Cingular) of after-tax unlevered free cash flows for fiscal years 2006 through 2013 based on AT&T management estimates and for fiscal years 2006 through 2010 based on consensus research estimates.
      Lehman Brothers and Evercore performed discounted cash flow analyses for AT&T (including its proportional share of Cingular) by:

•	adding the present value of AT&T’s projected after-tax unlevered free cash flows for fiscal years 2006 through 2013 based on AT&T management estimates to the present value of the “terminal value” of AT&T as of December 31, 2013 based on AT&T management estimates; and

•	adding the present value of AT&T’s projected after-tax unlevered free cash flows for fiscal years 2006 through 2010 based on consensus research estimates to the present value of the “terminal value” of AT&T as of December 31, 2010 based on consensus research estimates.
      Lehman Brothers and Evercore estimated a range of terminal values in 2013 based on AT&T management estimates and in 2010 based on consensus research estimates calculated based on selected free cash flow perpetuity growth rates of 1.0% to 2.0% for AT&T management estimates and from 1.5% to 2.5% for consensus research estimates. The perpetuity growth rates utilized in this analysis were chosen by Lehman Brothers and Evercore based on their expertise and experience with the telecommunications industry. Lehman Brothers and Evercore discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a range of discount rates from 7.5% to 8.5%. The discount rates utilized in this analysis were chosen by Lehman Brothers and Evercore based on their expertise and experience with the telecommunications industry and also on an analysis of the weighted average cost of capital of AT&T and other comparable companies. Lehman Brothers and Evercore calculated per share equity values by first determining a range of enterprise values of AT&T by adding the present values of the after-tax unlevered free cash flows and terminal values for each EBITDA terminal multiple and discount rate scenario, and then subtracting from the enterprise values the net debt (which is total debt minus cash including proportional net debt of Cingular) and adding the market value of unconsolidated investments of AT&T, and dividing those amounts by the number of fully diluted shares of AT&T.
      Based on the projections and assumptions set forth above (including the midpoint of the terminal value range), the discounted cash flow analysis of AT&T yielded an implied valuation range of AT&T common shares of $29.09 to $48.84.
      Lehman Brothers and Evercore calculated implied exchange ratios based on the discounted cash flow analysis ranging from 0.57x to 1.68x, excluding the impact of an estimated $18 billion of net present value of cost savings and revenue synergies estimated by AT&T management to result from the transaction. With the inclusion of estimated synergies, the analysis yielded implied exchange ratios ranging from 0.78x to 2.03x.

Pro Forma Analysis
      In order to evaluate the estimated ongoing impact of the merger, Lehman Brothers and Evercore analyzed the pro forma earnings effect of the merger from the perspective of AT&T shareholders. For the purposes of this analysis, Lehman Brothers and Evercore assumed (i) a $37.09 per share price for the BellSouth common shares (the price per share of AT&T common shares multiplied by the exchange ratio), (ii) a $27.99 per share price for the AT&T common shares (the closing market price per share on March 3, 2006), (iii) a merger structure with 100% stock consideration, (iv) earnings estimates for each company provided by management of AT&T, (v) an estimated $18 billion of net present value of synergies from the transaction based on the estimates of the management of AT&T, and (vi) the repurchase by AT&T of $2 billion of the AT&T common shares in 2006 and $8 billion of the AT&T common shares in 2007. Lehman Brothers and Evercore estimated that, based on the assumptions described above, the pro forma impact of the transaction on the earnings per share of AT&T, excluding the amortization of intangibles and integration costs would be approximately 1% dilutive in 2007, and then approximately 3%, 5% and 5% accretive in 2008, 2009 and 2010, respectively. The estimates that underlie this analysis are subject to substantial uncertainty and, therefore, actual results may be substantially different.

General
      In connection with the review of the merger by AT&T’s board of directors, each of Lehman Brothers and Evercore performed a variety of financial and comparative analyses for purposes of rendering its respective opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its respective opinion, each of Lehman Brothers and Evercore considered the results of all of their analyses as a whole. Furthermore, Lehman Brothers and Evercore believe that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of their analyses, without considering all of them, would create an incomplete view of the process underlying their analyses and opinion. In addition, Lehman Brothers and Evercore may have given various factors more or less weight than other factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Lehman Brothers’ and Evercore’s view of the actual value of AT&T or BellSouth. No limitations were imposed by AT&T on the scope of Lehman Brothers’ and Evercore’s investigations or the procedures followed by Lehman Brothers and Evercore in rendering their opinions.
      In performing their analyses, Lehman Brothers and Evercore made numerous assumptions with respect to risks associated with industry performance, general business and economic conditions and other matters, many of which are beyond the control of AT&T or BellSouth. Any estimates contained in these analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Lehman Brothers’ and Evercore’s analysis of the fairness of the exchange ratio from a financial point of view to AT&T and were prepared in connection with the delivery by each of Lehman Brothers and Evercore of their respective opinions, dated March 4, 2006, to AT&T’s board of directors.
      The terms of the merger were determined through arm’s length negotiations between AT&T and BellSouth. Lehman Brothers and Evercore did not recommend any specific exchange ratio or form of consideration to AT&T or that any specific exchange ratio or form of consideration constituted the only appropriate consideration for the merger. Lehman Brothers’ and Evercore’s respective opinions were provided to AT&T’s board of directors to assist it in its consideration of the exchange ratio. Neither Lehman Brothers’ nor Evercore’s opinion addresses any other aspect of the proposed merger and neither opinion constitutes a recommendation to any shareholder as to how to vote or to take any other action with respect to the merger. Lehman Brothers’ and Evercore’s opinions were one of the many factors taken into consideration by AT&T’s board of directors in making its unanimous determination to approve the merger agreement.
Opinions of BellSouth’s Financial Advisors
      Descriptions of the fairness opinions of BellSouth’s financial advisors in connection with the merger, Citigroup and Goldman Sachs, are set forth below. These descriptions are qualified in their entirety by reference to the full text of the opinions included as Annexes D and E, respectively, to this joint proxy statement/ prospectus. You are urged to read the opinions for a discussion of the assumptions made, procedures followed, matters considered and limitations on the reviews undertaken by Citigroup and Goldman Sachs in rendering their respective opinions.
Opinion of Citigroup Global Markets Inc.
      Citigroup rendered its opinion to BellSouth’s board of directors that, as of March 4, 2006 and based upon and subject to the considerations and limitations set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the holders of BellSouth common shares.
      The full text of the written opinion of Citigroup, dated March 4, 2006, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this joint proxy statement/ prospectus and is incorporated herein by reference. Citigroup provided its advisory services and opinion for the information of the board of directors of BellSouth in its evaluation of the merger. Citigroup’s opinion was limited solely to the fairness of the exchange ratio. Citigroup’s opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the proposed merger or any other matter described in this joint proxy statement/ prospectus. Citigroup was not requested to consider, and its opinion does not address, the relative merits of the merger compared to any alternative business strategies that might exist for BellSouth or the effect of any other transaction in which BellSouth might engage. The summary of Citigroup’s opinion in this joint proxy statement/ prospectus is qualified in its entirety by reference to the full text of the opinion. Holders of BellSouth common shares are urged to read the Citigroup opinion carefully and in its entirety.
      In arriving at its opinion, Citigroup:

•	reviewed the merger agreement;

•	held discussions with certain senior officers, directors and other representatives and advisors of BellSouth and certain senior officers and other representatives and advisors of AT&T concerning the businesses, operations and prospects of BellSouth and AT&T;

•	examined certain publicly available business and financial information relating to BellSouth and AT&T as well as certain financial forecasts and other information and data relating to BellSouth and AT&T which were provided to or discussed with Citigroup by the respective managements of BellSouth and AT&T, including adjustments to the forecasts and other information and data relating to AT&T discussed with Citigroup by the management of BellSouth and information relating to the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by the managements of BellSouth and AT&T to result from the merger;

•	reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of BellSouth common shares and AT&T common shares, the historical and projected earnings and other operating data of BellSouth and AT&T and the capitalization and financial condition of BellSouth and AT&T;

•	considered, to the extent publicly available, the financial terms of certain other transactions which Citigroup considered relevant in evaluating the merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citigroup considered relevant in evaluating those of BellSouth and AT&T;

•	evaluated certain potential pro forma financial effects of the merger on AT&T; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citigroup deemed appropriate in arriving at its opinion.

      In rendering its opinion, Citigroup assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and upon the assurances of the managements of BellSouth and AT&T that they are not aware of any relevant information regarding BellSouth or AT&T, as applicable, that had been omitted or remained undisclosed to it. With respect to financial forecasts and other information and data relating to BellSouth and AT&T provided to or discussed with Citigroup by management of BellSouth and AT&T, Citigroup was advised by the respective managements of BellSouth and AT&T that those forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of BellSouth and AT&T as to the future financial performance of BellSouth and AT&T, the potential strategic implications and operational benefits anticipated to result from the merger and the other matters covered thereby, and Citigroup assumed, with BellSouth’s consent, that the financial results (including the potential strategic implications and operational benefits anticipated to result from the merger) reflected in these forecasts and other information and data will be realized in the amounts and at the times projected.
      Citigroup assumed, with BellSouth’s consent, that the merger will be completed in accordance with its terms, without waiver, modification or amendment of any term, condition or agreement material to its analysis and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on BellSouth, AT&T or the contemplated benefits of the merger material to its analysis. Citigroup also assumed, with BellSouth’s consent, that the merger will be treated as a tax-free reorganization for federal income tax purposes. Citigroup’s opinion relates only to the relative values of BellSouth and AT&T. Citigroup did not express any opinion as to what the value of the AT&T common shares actually will be when issued pursuant to the merger or the price at which the AT&T common shares will trade at any time. Citigroup neither made nor was it provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of BellSouth or AT&T. In addition, Citigroup did not make any physical inspection of the properties or assets of BellSouth or AT&T.
      Citigroup was not requested to, and it did not, solicit third party indications of interest in the possible acquisition of all or a part of BellSouth, nor was it requested to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for BellSouth or the effect of any other transaction in which BellSouth might engage. Citigroup’s opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of the date of the opinion.
      Citigroup acted as financial advisor to BellSouth in connection with the merger. Citigroup will receive a fee of $35 million upon the completion of the merger. BellSouth has also agreed to pay Citigroup a fee of $26.25 million in the event that the merger agreement is terminated or the merger is otherwise not completed and BellSouth receives a termination fee from AT&T. In addition, BellSouth has agreed, subject to certain limitations, to reimburse Citigroup for its reasonable travel and other expenses, including attorneys’ fees and expenses. BellSouth has also agreed to indemnify Citigroup and related parties for certain liabilities that may arise out of the rendering of its opinion, including certain liabilities under the federal securities laws.
      Citigroup and its affiliates in the past have provided, and currently provide, services to BellSouth and AT&T unrelated to the merger, for which services Citigroup and such affiliates have received and expect to receive compensation, including, without limitation, having acted as:

•	financial advisor to BellSouth in the sale of BellSouth Latin America to Telefonica Moviles SA;

•	financial advisor to BellSouth and Cingular Wireless LLC in the purchase of AT&T Wireless Services Inc. in October 2004;

•	financial advisor to SBC in the sale of its interest in its directories joint venture with RH Donnelly Corp. in September 2004;

•	financial advisor to SBC in the sale of its interests in TDC A/ S to TDC A/ S in June 2004;

•	financial advisor to Cingular in the sale of Cingular Wireless LLC (Bermuda) to Digicel Ltd. in December 2005;

•	financial advisor to Cingular in the sale of certain assets to Alltel Corp. in April 2005;

•	financial advisor to Cingular in the sale of certain assets to MetroPCS Inc. in February 2005;

•	dealer manager in the $9.5 billion consent solicitation by Cingular in connection with the acquisition of AT&T Wireless in August 2004;

•	dealer manager in the offer by ATTC to repurchase $1.5 billion and up to € 1.05 billion of its notes in February 2004;

•	broker to BellSouth in the repurchase of 6.8 million of its shares in December 2005;

•	agent for BellSouth’s $3 billion credit facility issued in April 2005, $9 billion credit facility and bridge loan issued in October 2004 and $1.5 billion credit facility issued in April 2004;

•	joint lead arranger for ATTC’s $500 million credit facility issued in October 2005 and $1 billion credit facility issued in October 2004 and SBC’s $12 billion credit facility and bridge loan and $6 billion credit facility issued in September 2004;

•	joint bookrunner or co-manager in BellSouth’s $2 billion notes offering in November 2004, $3 billion bond offering in September 2004 and $700 million notes offering in June 2004; and

•	joint bookrunner or co-manager for SBC’s $2 billion notes offering in November 2005, $5 billion bond offering in October 2004 and $1.5 billion notes offering in August 2004.
      In the ordinary course of its business, Citigroup and its affiliates may actively trade or hold the securities of BellSouth and AT&T for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in these securities. In addition, Citigroup and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with BellSouth, AT&T and their respective affiliates.
      Citigroup is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. BellSouth selected Citigroup to act as its financial advisor in connection with the proposed transaction on the basis of Citigroup’s international reputation and Citigroup’s familiarity with BellSouth.

      The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. The financial analyses described below were conducted by Citigroup in connection with its opinion. Citigroup believes that the analyses and factors described below must be considered as a whole and that selecting portions of such analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of its analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion. In arriving at its fairness determination, Citigroup considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Citigroup made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.
      No limitations were imposed by BellSouth on the scope of Citigroup’s investigation or the procedures to be followed by Citigroup in rendering its opinion. In its analyses, Citigroup made numerous assumptions with respect to BellSouth, AT&T, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of BellSouth and AT&T. Any estimates contained in Citigroup’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of BellSouth, AT&T, Citigroup, their respective affiliates or any other person assumes responsibility if future results are materially different from those estimates.
      Citigroup did not recommend any specific exchange ratio to BellSouth or its board of directors or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger. The exchange ratio to be paid in the merger was determined through arms’ length negotiations between BellSouth and AT&T and was approved by BellSouth’s board of directors.
      As described above, Citigroup’s opinion to BellSouth’s board of directors was one of many factors taken into consideration by BellSouth’s board of directors in making its determination to approve and adopt the merger and the merger agreement.
      Set forth below under “— Financial Analyses of BellSouth’s Financial Advisors” is a summary of the material financial analyses used by Citigroup in connection with providing its opinion to the board of directors of BellSouth. This summary does not purport to be a complete description of the analyses performed by Citigroup in connection with its opinion and is qualified in its entirety by reference to the written opinion of Citigroup attached as Annex D.
Opinion of Goldman Sachs
      Goldman Sachs rendered its opinion to the BellSouth board of directors that, as of March 4, 2006 and based upon and subject to the assumptions, procedures, factors, limitations and qualifications set forth in such opinion, the exchange ratio of 1.325 AT&T common shares to be received for each BellSouth common share pursuant to the merger agreement was fair from a financial point of view to the holders of BellSouth common shares.
      The full text of the written opinion of Goldman Sachs, dated March 4, 2006, which sets forth the assumptions made, procedures followed, factors considered and limitations and qualifications of the review undertaken in connection with the opinion, is attached as Annex E to this joint proxy statement/ prospectus and incorporated herein by reference. Goldman Sachs provided its opinion for the information and assistance of the BellSouth board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of BellSouth common shares should vote with respect to the merger.

      In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to shareholders and Annual Reports on Form 10-K of BellSouth and AT&T for the five years ended December 31, 2005;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of BellSouth and AT&T;

•	certain other communications from BellSouth and AT&T to their respective shareholders; and

•	certain internal financial analyses and forecasts for AT&T prepared by its management, as reviewed and adopted by the management of BellSouth, and certain internal financial analyses and forecasts for BellSouth prepared by its management, which we refer to as the forecasts.
      Goldman Sachs also held discussions with members of the senior managements of BellSouth and AT&T regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for BellSouth common shares and AT&T common shares, compared certain financial and stock market information for BellSouth and AT&T with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the telecommunications industry specifically, and in other industries generally, and performed such other studies and analyses, and considered such other factors, as Goldman Sachs considered appropriate.
      Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it, and assumed such accuracy and completeness for purposes of rendering its opinion. With respect to the forecasts, Goldman Sachs assumed, with the consent of the BellSouth board of directors, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of BellSouth and AT&T. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of BellSouth or AT&T or any of their respective subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of BellSouth or AT&T or any of their respective subsidiaries furnished to Goldman Sachs.
      The Goldman Sachs opinion did not address the underlying business decision of BellSouth to engage in the merger, nor did Goldman Sachs express any opinion as to the prices at which AT&T common shares or BellSouth common shares will trade at any time. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the completion of the merger will be obtained without any adverse effect on BellSouth or AT&T or on the expected benefits of the merger in any way meaningful to its analyses. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion.
      Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the BellSouth board of directors in connection with its consideration of the merger and its opinion did not constitute a recommendation as to or how any holder of BellSouth common shares should vote with respect to the merger.
      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company or transaction used in Goldman Sachs’ analyses as a comparison is directly comparable to BellSouth or AT&T or the merger.
      Goldman Sachs prepared its analyses for purposes of providing its opinion to BellSouth’s board of directors as to the fairness from a financial point of view of the exchange ratio to the holders of BellSouth common shares. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of BellSouth, AT&T, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs’ opinion to BellSouth’s Board was one of many factors taken into consideration by BellSouth’s board of directors in making its determination to approve the merger agreement.
      Goldman Sachs did not recommend any specific exchange ratio to BellSouth or its Board or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger. The exchange ratio to be paid in the merger was determined through arm’s-length negotiations between BellSouth and AT&T and was approved by BellSouth’s Board.
      Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to BellSouth in connection with, and has participated in certain of the negotiations leading to, the merger. In addition, Goldman Sachs has provided certain investment banking services to BellSouth from time to time, including having acted as:

•	a joint bookrunner with respect to the public offering of BellSouth’s 6.55% Senior Notes due 2034 (aggregate principal amount of $700,000,000) in June 2004 and 5.20% Senior Notes due 2014 (aggregate principal amount of $1,500,000,000) in September 2004;

•	a co-lead manager with respect to the public offering of BellSouth’s 4.20% Senior Notes due 2009 (aggregate principal amount of $1,500,000,000) in September 2004;

•	a joint bookrunnner with respect to the public offering of BellSouth’s 4.75% Senior Notes due 2012 (aggregate principal amount of $800,000,000) in November 2004;

•	a co-lead manager with respect to the public offering of BellSouth’s Floating Rate Notes due 2007 (aggregate principal amount $500,000,000) and 6.0% Senior Notes due 2034 (aggregate principal amount $700,000,000) in November 2004; and

•	a participant in BellSouth’s 364 day, $9,000,000,000 Bridge Facility to fund BellSouth’s equity contribution to Cingular to purchase AT&T Wireless in October 2004.
      In addition, Goldman Sachs’ commercial bank affiliate is a lender under credit facilities of BellSouth and acted as a counterparty to BellSouth in certain interest rate derivative contracts in December 2003, April 2004 and September 2004.
      Goldman Sachs has also provided certain investment banking services to AT&T from time to time, including having acted as:

•	a participant in AT&T’s 364 day, $12,000,000,000 Bridge Facility to fund AT&T’s equity contribution to Cingular to purchase AT&T in October 2004;

•	a joint bookrunner with respect to the public offering of AT&T’s 5.625% Senior Notes due 2016 (aggregate principal amount of $750,000,000) and 6.45% Senior Notes due 2034 (aggregate principal amount of $750,000,000) in August 2004;

•	a co-manager with respect to the public offering of AT&T’s 4.125% Senior Notes due 2009 (aggregate principal amount of $2,250,000,000) and 5.1% Senior Notes due 2014 (aggregate principal amount of $2,250,000,000) in November 2004;

•	a financial advisor to AT&T in connection with the acquisition by its subsidiary, Sterling Commerce, Inc., of Yantra Corporation in January 2005;

•	a senior co-manager with respect to the public offering of AT&T’s Floating Rate Notes due 2008 (aggregate principal amount of $500,000,000) and 5.3% Senior Notes due 2010 (aggregate principal amount of $1,000,000,000) in November 2005; and

•	a counterparty to AT&T in various block trades of shares held by AT&T in June 2003, October 2003, June 2004, October 2004 and November 2004.
      Goldman Sachs’ commercial bank affiliate is also a lender under credit facilities of AT&T and acted as a counterparty to AT&T in various foreign exchange and interest rate derivative contracts in July 2004 and August 2004, respectively.
      Goldman Sachs also may provide investment-banking services to BellSouth and AT&T in the future. In connection with the above-described investment banking services Goldman Sachs has received, and may receive, compensation.
      In addition, Mr. Leo F. Mullin, a director of BellSouth, currently provides consultation services as a Senior Advisor on a part-time basis to Goldman Sachs Capital Partners, a private equity fund group in New York, New York which is an affiliate of Goldman Sachs.
      Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide services to BellSouth, AT&T and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of BellSouth and AT&T for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.
      BellSouth selected Goldman Sachs as one of its financial advisors because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated February 7, 2006, BellSouth engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of the engagement letter, BellSouth has agreed to pay Goldman Sachs a transaction fee of $35,000,000 upon the completion of the merger. BellSouth has also agreed to pay Goldman Sachs a transaction fee of $26,250,000 in the event that the merger agreement is terminated or the merger is otherwise not completed and BellSouth receives a termination fee from AT&T. In addition, BellSouth has agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys’ fees and disbursements, provided that such expenses shall not exceed $500,000 without the prior consent of BellSouth, such consent not to be unreasonably withheld. Finally, BellSouth has agreed to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financial Analyses of BellSouth’s Financial Advisors
      A description of the material financial analyses of Citigroup and Goldman Sachs jointly performed in connection with the preparation of their respective fairness opinions is set forth below. The following summary does not, however, purport to be a complete description of all the financial analyses performed by Citigroup and Goldman Sachs in connection with their respective fairness opinions.
      The order of the analyses described does not represent relative importance or weight given to those analyses by Citigroup and Goldman Sachs. The summary includes information presented in tabular format. In order to more fully understand the financial analyses used by Citigroup and Goldman Sachs, the tables must be read together with the full text of each summary. The tables alone are not a complete description of Citigroup’s and Goldman Sachs’ financial analyses. Set forth above under “— Opinions of BellSouth’s Financial Advisors” is a summary of the fairness opinions of Citigroup and Goldman Sachs, including a description of the assumptions made in respect of and limitations on the financial analyses. Except as otherwise noted, the following quantitative information, to the extent based on market data, is based on market data as it existed on or before March 3, 2006, and is not necessarily indicative of current market conditions.
      Historical Exchange Ratio Analysis. Citigroup and Goldman Sachs calculated the implied current exchange ratio at March 3, 2006 and February 23, 2006 in connection with their presentations to the BellSouth board of directors on March 4 and February 26, respectively, by dividing the closing price per BellSouth common share by the closing price per AT&T common share on such date. Citigroup and Goldman Sachs also calculated the historical exchange ratios for the 30 day, 60 day, one year and two year periods, in each case ending February 23, 2006. Citigroup and Goldman Sachs compared these ratios to the exchange ratio in the merger agreement of 1.325x. The following table summarizes the results of this analysis:

Illustrative Implied
Exchange Ratio

March 3, 2006	1.124x
February 23, 2006	1.139x
30 day average	1.097x
60 day average	1.103x
1 year average	1.107x
2 year average	1.089x
      Discounted Cash Flow Analysis. Citigroup and Goldman Sachs calculated the estimated present value as of December 31, 2005 of the stand-alone, unlevered, after-tax free cash flows estimated to be generated by the Wireline, Wireless and Directories business segments of each of BellSouth and AT&T, as well as ATTC, on a standalone basis (but giving effect to the synergies and integration costs anticipated by AT&T to result from its acquisition of ATTC in November 2005) over calendar years 2006 through 2008. Forecasted financial information for BellSouth and AT&T for 2006 through 2008 used by Citigroup and Goldman Sachs for purposes of this analysis was based on estimates provided by management of BellSouth and AT&T and publicly available information.
      For BellSouth’s Wireline segment, Citigroup and Goldman Sachs calculated a range of estimated terminal values by multiplying the BellSouth Wireline segment’s calendar year 2008 EBITDA by selected multiples ranging from 4.75x to 5.25x. The estimated after-tax free cash flows for BellSouth’s Wireline segment for calendar years 2006 through 2008 and the terminal values calculated for BellSouth’s Wireline segment were then discounted to the present value using discount rates of 7.0% to 8.0%. For BellSouth’s 40% interest in Cingular, BellSouth’s Wireless business segment, Citigroup and Goldman Sachs calculated a range of estimated terminal values by multiplying Cingular’s calendar year 2008 estimated EBITDA by selected multiples ranging from 5.75x to 6.25x. The estimated after-tax free cash flows for Cingular for calendar years 2006 through 2008 and the terminal values calculated for Cingular were then discounted to the present value using discount rates of 8.5% to 9.5% and multiplied by 40%. For BellSouth’s Directories segment, Citigroup and Goldman Sachs calculated a range of estimated terminal values by multiplying BellSouth’s Directories segment’s calendar year 2008 estimated EBITDA by selected multiples ranging from 8.25x to 8.75x. The estimated after-tax free cash flows for BellSouth’s Directories segment for calendar years 2006 through 2008 and the terminal values calculated for BellSouth’s Directories segment were then discounted to the present value using discount rates of 7.0% to 8.0%.
      Citigroup and Goldman Sachs calculated a range of implied equity values for BellSouth by adding together the stand-alone discounted cash flow valuations for each of the business segments described above, reducing the result by the amount of BellSouth’s net debt (debt less cash) and 40% of Cingular’s net debt as of December 31, 2005 and making certain adjustments for investments, minority interests and option proceeds. Citigroup and Goldman Sachs then divided these implied equity values by the number of BellSouth’s shares outstanding on a fully diluted basis to derive a range of illustrative implied values per BellSouth common share of approximately $30.50 to $34.95, as compared to a closing price of BellSouth common stock on March 3, 2006 of $31.46.
      For AT&T’s Wireline segment, Citigroup and Goldman Sachs calculated a range of estimated terminal values by multiplying AT&T Wireline segment’s calendar year 2008 estimated EBITDA by selected multiples ranging from 4.75x to 5.25x. The estimated after-tax free cash flows for AT&T’s Wireline segment for calendar years 2006 through 2008 and the terminal values calculated for AT&T’s Wireline segment were then discounted to the present value using discount rates of 7.0% to 8.0%. For AT&T’s 60% interest in Cingular, AT&T’s Wireless business segment, Citigroup and Goldman Sachs calculated a range of estimated terminal values by multiplying Cingular’s calendar year 2008 estimated EBITDA by selected multiples ranging from 5.75x to 6.25x. The estimated after-tax free cash flows for Cingular for calendar years 2006 through 2008 and the terminal values calculated for Cingular were then discounted to the present value using discount rates of 8.5% to 9.5% and multiplied by 60%. For AT&T’s Directories segment, Citigroup and Goldman Sachs calculated a range of estimated terminal values by multiplying AT&T’s Directories segment’s calendar year 2008 estimated EBITDA by selected multiples ranging from 8.25x to 8.75x. The estimated after-tax free cash flows for AT&T’s Directories segment for calendar years 2006 through 2008 and the terminal values calculated for AT&T’s Directories segment were then discounted to the present value using discount rates of 7.0% to 8.0%. For ATTC, Citigroup and Goldman Sachs calculated a range of estimated terminal values by multiplying ATTC’s calendar year 2008 estimated EBITDA by selected multiples ranging from 3.75x to 4.25x. The estimated after-tax free cash flows for ATTC for calendar years 2006 through 2008 and the terminal values calculated for ATTC were then discounted to the present value using discount rates of 8.5% to 9.5%.
      Citigroup and Goldman Sachs calculated a range of implied equity values for AT&T by adding together the stand-alone discounted cash flow valuations for each of the business segments described above, reducing the result by the amount of AT&T’s net debt (debt less cash) and 60% of Cingular’s net debt as of December 31, 2005, and making certain adjustments for investments, minority interests and option proceeds. Citigroup and Goldman Sachs then divided these implied equity values by the number of AT&T’s common shares outstanding on a fully diluted basis to derive a range of illustrative implied values per AT&T common share of approximately $28.49 to $32.43, as compared to a closing price of the AT&T common share on March 3, 2006 of $27.99.
      Citigroup and Goldman Sachs noted that such analysis indicated implied exchange ratios ranging from 1.071x to 1.078x as compared to the exchange ratio in the merger agreement of 1.325x.
      Equity Research Analysis. Citigroup and Goldman Sachs reviewed future price targets for the price per BellSouth common share and AT&T common share in Wall Street research reports published by selected financial analysts. Citigroup and Goldman Sachs noted that the ranges of future price targets published by the selected financial analysts for each of BellSouth and AT&T were $27.00 to $35.00 and $26.00 to $33.00, respectively. This analysis suggested an exchange ratio of 1.038x to 1.061x as compared to the exchange ratio in the merger agreement of 1.325x.
      Public Comparables Analysis. Citigroup and Goldman Sachs reviewed certain financial information for BellSouth, AT&T and the Wireline business segment, Wireless business segment and Directories business segment of each of BellSouth and AT&T and compared it to corresponding financial information, ratios and multiples for the publicly traded companies listed below that Citigroup and Goldman Sachs deemed relevant to the business segment of BellSouth and AT&T indicated:
      Wireline:

•	Alltel Corporation/ VALOR Communications Group, Inc.*

•	Citizens Communications Company

•	CenturyTel, Inc.

•	Cincinnati Bell Inc.

•	FairPoint Communications Inc.

•	Iowa Telecommunications Services Inc.

•	Consolidated Communications Holdings, Inc.

•	Commonwealth Telephone Enterprises Inc.

•	Embarq Corporation*
      Wireless:

•	Sprint Nextel Corporation

•	Alltel Corporation*

•	Centennial Cellular Operating Co. LLC

•	Dobson Communications Corporation

•	Rural Cellular Corporation

•	SunCom Wireless Inc.

•	United States Cellular Corporation
      Directories:

•	Yell Group plc*

•	Yellow Pages Income Fund*

•	RH Donnelley/Dex Media Inc.*

*	Analysis gave pro forma effect to certain announced transactions.
      No company utilized in the analysis above is directly comparable to BellSouth, AT&T or any business segment of either company.
      Based on information provided by BellSouth’s and AT&T’s management and information obtained from SEC filings and research estimates, Citigroup and Goldman Sachs calculated for BellSouth, AT&T, the Wireline, Wireless and Directories business segments of each of BellSouth and AT&T and for the other publicly traded companies enterprise value (which is equal to the market value of common equity on a fully diluted basis plus the book value of debt plus minority interests less cash and unconsolidated investments) as a multiple of estimated calendar year 2006 EBITDA. Citigroup and Goldman Sachs then applied a range of selected multiples of estimated 2006 EBITDA derived from the comparable companies to corresponding financial data of BellSouth and AT&T in order to derive an implied enterprise value for each business segment of BellSouth and AT&T.
      Citigroup and Goldman Sachs calculated a range of implied equity values for BellSouth by adding together the stand-alone valuations for BellSouth Wireline segment, BellSouth’s 40% interest in Cingular and BellSouth Directories, reducing the result by the amount of BellSouth’s net debt (debt less cash) and 40% of Cingular’s net debt as of December 31, 2005 and making certain adjustments for investments, minority interests and option proceeds. Citigroup and Goldman Sachs then divided these implied equity values by the number of BellSouth’s shares outstanding on a fully diluted basis to derive a range of illustrative implied values per BellSouth common share of approximately $28.32 to $33.49 per share.
      Citigroup and Goldman Sachs calculated a range of implied equity values for AT&T by adding together the stand-alone valuations for AT&T’s Wireline segment, AT&T’s 60% interest in Cingular and AT&T’s Directories segment, reducing the result by the amount of AT&T’s net debt (debt less cash) and 60% of Cingular’s net debt as of December 31, 2005 and making certain adjustments for investments, minority interests and option proceeds. Citigroup and Goldman Sachs then divided these implied equity values by the number of AT&T common shares outstanding on a fully diluted basis to derive a range of illustrative implied values per AT&T common share of approximately $27.04 to $32.23 per share.
      Citigroup and Goldman Sachs noted that such analyses indicated implied exchange ratios ranging from 1.039x to 1.047x as compared to the exchange ratio in the merger agreement of 1.325x.

      Contribution Analysis. Citigroup and Goldman Sachs reviewed certain historical and estimated future operating and financial information, including among other things, revenue, EBITDA, net income, equity value (at market) and enterprise value (at market), for each of BellSouth and AT&T to analyze and compare the relative implied equity contributions (after adjusting for existing indebtedness) of BellSouth and AT&T to the pro forma combined company. The information used by Citigroup and Goldman Sachs in the course of its analysis was based on publicly available financial information and estimates provided by the respective managements of BellSouth and AT&T. These analyses, the order of which does not necessarily reflect their relative significance, indicated the following implied equity contributions (after adjusting for existing indebtedness) by BellSouth and AT&T for the following periods:

	BellSouth’s Implied Equity	AT&T’s Implied Equity
	Contribution to Combined	Contribution to Combined
	Company	Company

Revenue
CY 2006E	29%	71%
CY 2008E	30%	70%
EBITDA
CY 2006E	34%	66%
CY 2008E	34%	66%
Net Income
CY 2006E	34%	66%
CY 2008E	36%	64%
At Market
Equity Value	35%	65%
Enterprise Value	36%	64%
      Citigroup and Goldman Sachs compared the percentage range of BellSouth’s implied equity contribution to the pro forma combined company to the percentage ownership of BellSouth shareholders in the pro forma combined company of 38% calculated based on the exchange ratio in the merger agreement of 1.325x.
      Pro Forma Analysis. Citigroup and Goldman Sachs analyzed the pro forma financial effects of the merger on BellSouth’s estimated earnings per share, which we refer to as EPS, and AT&T’s estimated EPS using internal financial forecasts for BellSouth prepared by BellSouth management, which we refer to as the BellSouth Management Case, internal financial forecasts for AT&T prepared by AT&T management adjusted to conform AT&T management’s view of Cingular to BellSouth management’s view of Cingular, which we refer to as the Adjusted AT&T Management Case, and financial forecasts based on Wall Street research, which we refer to as the BellSouth Street Case and AT&T Street Case. For calendar year 2007, Citigroup and Goldman Sachs compared the projected EPS of the BellSouth common shares, on a stand-alone basis, to the projected EPS of the AT&T common shares on a pro forma combined company basis. For each of the calendar years 2007 and 2008, Citigroup and Goldman Sachs compared the projected EPS of the AT&T common shares, on a stand-alone basis, to the projected EPS of the AT&T common shares on a pro forma combined company basis. These analyses excluded the effects of both transaction amortization and one-time integration costs and further assumed that estimated annual synergies would be phased in over a three year period. Based on the BellSouth Management Case and the Adjusted AT&T Management Case and the BellSouth and AT&T Street Cases, the proposed transaction would be accretive to BellSouth’s shareholders on an EPS basis in calendar year 2007. Based on the BellSouth Management Case and Adjusted AT&T Management Case, the proposed transaction would be slightly dilutive to AT&T’s shareholders on an EPS basis for calendar year 2007 and slightly accretive for calendar year 2008. Based on the BellSouth and AT&T Street Cases, the proposed transaction would be moderately dilutive to AT&T’s shareholders on an EPS basis for both calendar year 2007 and calendar year 2008. Assuming 100% of the estimated annual synergies were achieved in 2008, the proposed transaction would be accretive to AT&T’s shareholders on an EPS basis in calendar year 2008 based on each of these analyses.

      Precedent Transactions Premiums Analysis. Citigroup and Goldman Sachs reviewed certain publicly available information relating to certain selected precedent transactions since 1998 with transaction values in excess of $20 billion that Citigroup and Goldman Sachs deemed relevant. For each of the selected transactions, Citigroup and Goldman Sachs calculated the percentage premium or discount per share received by the target’s stockholders based on the closing price per share of the target’s common stock on the day before and the month before the announcement of the transaction and compared it to the premium to be paid to BellSouth shareholders based on the exchange ratio in the merger agreement of 1.325x and the closing stock prices of AT&T and BellSouth on March 3, 2006. The following table summarizes the results of this analysis:

	1 Day	1 Month

Median for Precedent Transactions	15%	21%
BellSouth/ AT&T	16%	29%
Interests of BellSouth’s Executive Officers and Directors in the Merger
      In considering the recommendation of BellSouth’s board of directors with respect to the approval of the merger agreement, BellSouth’s shareholders should be aware that BellSouth’s executive officers and directors have interests in the merger that are different from, or in addition to, those of the BellSouth shareholders generally. BellSouth’s board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to approve and adopt the merger agreement and to recommend that the BellSouth shareholders vote FOR the approval of the merger agreement.

Restricted Stock, Restricted Stock Units and Stock Options
      BellSouth’s executive officers, including its named executive officers, hold shares of restricted common stock and unvested restricted stock units, all of which were granted under BellSouth’s equity compensation plans. In the event that the employment of an executive officer is terminated within two years after completion of the merger, either by AT&T without “cause” or by the executive officer for “good reason” (as these terms are defined in the executive officer’s severance arrangement described below), under the terms of BellSouth’s equity compensation plans and agreements, all of the restricted shares of common stock and unvested restricted stock units then held by the executive officer will fully vest. In addition, certain of BellSouth’s executive officers and directors hold unvested options to purchase BellSouth common shares. Under the terms of BellSouth’s equity compensation plans, all of these unvested options that are outstanding immediately prior to the completion of the merger will vest and become fully exercisable upon the completion of the merger.
      The following chart sets forth, as of March 26, 2006, the number of unvested stock options, shares of restricted BellSouth common stock and unvested BellSouth restricted stock units held by BellSouth’s named executive officers, other executive officers as a group and non-employee directors as a group.

		Unvested Restricted	Unvested Stock
Name and Principal Position	Restricted Stock	Stock Units	Options

F. Duane Ackerman	203,369	123,650	269,784	(1)
Chairman of the Board and Chief Executive Officer
Mark L. Feidler	97,000	49,850	184,400
President and Chief Operating Officer
W. Patrick Shannon	72,900	100,400	30,000
Chief Financial Officer
Richard Anderson	63,500	30,850	—
Vice Chairman and President — Business Markets
Francis A. Dramis, Jr.	76,500	24,200	—
Chief Information, E-Commerce and Security Officer
Other executive officers as a group (3 individuals)	148,066	43,400	57,100
Non-employee directors as a group (9 individuals)	—	—	69,247	(1)

(1)	These options vest in May 2006 in accordance with their terms.

Performance Shares
      BellSouth’s executive officers, including its named executive officers, hold performance shares, which are cash-based awards denominated in notional BellSouth common shares and are subject to a three-year performance period. Upon the completion of the merger, performance shares will become earned to the extent that the applicable performance criteria have been satisfied through the calendar quarter ending on or immediately preceding the date of completion of the merger. At that time, a pro-rata portion of these earned performance shares (together with accrued dividend equivalents) will be paid to the holders in cash based on the elapsed portion of the applicable performance cycles. The amount of this cash payment per performance share is equal to the average closing price of BellSouth’s common shares during the 90-day period ending on the day prior to the date of completion of the merger. The remaining portion of the performance shares will be forfeited. AT&T has agreed that it will make a grant of performance shares under its equity compensation plans to BellSouth personnel in replacement of their BellSouth performance shares that are forfeited solely by reason of the completion of the merger. These replacement AT&T performance shares will have the same value, to the extent practicable, as the forfeited BellSouth performance shares, and the performance periods of the replacement AT&T performance shares will be the same as the performance periods applicable to the forfeited BellSouth performance shares. In addition, these replacement AT&T performance shares will be deemed fully earned upon the holder’s termination of employment without “cause” or for “good reason” (as these terms are defined for the purpose of the severance pay agreement applicable to the holder) prior to the end of the applicable performance periods. These replacement shares will be paid in cash at the end of the applicable performance periods based on the actual performance results as compared to the applicable performance goals.
      The following chart sets forth, as of March 26, 2006, the total number of performance shares granted to BellSouth’s named executive officers and other executive officers as a group for all outstanding performance cycles. The following chart also sets forth the total estimated value that would be payable with respect to these performance shares based upon actual performance results for the applicable performance periods through December 31, 2005 (except for the 2006 grant of performance shares, which has been valued at target performance), and using the 90-day average price of BellSouth common shares as of March 26, 2006 plus the estimated value of dividend equivalents payable for each performance share for the applicable performance period through March 26, 2006.

		Estimated
	No. of Performance	Value of
Name	Shares	Performance Shares

F. Duane Ackerman	1,045,500	$24,648,782
Mark L. Feidler	351,400	8,734,321
W. Patrick Shannon	202,425	4,842,425
Richard Anderson	259,250	6,175,341
Francis A. Dramis, Jr.	236,300	5,593,633
Other executive officers as a group (3 individuals)	309,300	8,087,799
Executive Severance Agreements
      Each of BellSouth’s executive officers is a party to an executive severance agreement with BellSouth. Under the terms of these agreements, each executive officer would be eligible to receive the following severance payments and benefits upon a termination of his employment by BellSouth or AT&T without “cause” or by the executive officer for “good reason” (as these terms are defined in the executive severance agreements), in each case prior to or within two years following the completion of the merger:

1. a multiple of the sum of (a) the executive officer’s base salary in effect immediately before the termination date or in effect immediately before the completion of the merger, whichever is greater, and (b) the executive officer’s target bonus for the year of termination or for the year in which the merger occurs, whichever is greater;

2. a pro rata bonus based on the elapsed portion of the calendar year through the date of termination, at the greater of target levels or actual performance through the calendar quarter ending on or immediately preceding the date of termination;

3. full vesting of benefits under the nonqualified deferred compensation plans, supplemental retirement and excess benefit plans, and life insurance plans in which the executive officer participates, which means that the benefits under these plans will be determined as if the executive officer is service pension eligible as defined under these plans as of the date of his termination of employment;

4. outplacement assistance; and

5. accrued base salary and other amounts earned through the date of termination but not paid as of the date of termination.
      Each agreement provides for full indemnification of the executive officer for excise taxes, if applicable, on certain payments made to the executive officer as a result of the merger. However, if a reduction of payments to the executive officer of 5% or less, but not more than $500,000, would cause no excise tax to be payable, payments to the executive officer will be reduced so that no excise tax is payable. In addition, each agreement provides for payment of legal fees and expenses incurred in good faith in the event of a dispute under the executive severance agreement.
      The following chart sets forth, for each named executive officer of BellSouth, the cash severance pay to which he would be entitled upon a qualifying termination of his employment immediately following the completion of the merger. The severance payment is determined by adding items 1 and 2 above for executive officers who are not otherwise retirement eligible. The severance payment for those executive officers who are retirement eligible is determined by item 1 above. The calculation assumes completion of the merger on December 31, 2006. The calculation of the pro rata annual bonus described in Item 2 assumes performance at target levels. For each named executive officer, a multiple of three will be used in calculating such cash severance pay.
      For BellSouth’s other executive officers, as a group, the chart sets forth the aggregate cash amount that would be due as severance payments upon a qualifying termination of employment within two years following the completion of the merger. This calculation uses the same assumptions described in the previous paragraph.

Estimated Cash
Name	Severance Pay

F. Duane Ackerman	$9,213,750
Mark L. Feidler	$5,197,500
W. Patrick Shannon	$3,150,000
Richard Anderson	$3,830,400
Francis A. Dramis, Jr.	$3,696,000
Other executive officers as a group (3 individuals)	$6,844,950
Continuation of Benefit Plans
      In connection with the entry by BellSouth and AT&T into the merger agreement, AT&T has agreed that it will maintain a number of BellSouth’s executive benefit plans for two years following the completion of the merger without amendment adverse to the individuals who participate in them. These plans include BellSouth’s supplemental executive retirement plan, certain deferred compensation plans and certain other executive welfare benefits plans. In addition, AT&T has agreed that, for two years following the completion of the merger, it will continue to make contributions to grantor trusts maintained by BellSouth for the purpose of satisfying its obligations under the executive and non-employee director compensation and benefits arrangements covered by the trusts.

Indemnification and Insurance
      BellSouth and each of its directors have entered into an indemnity agreement in a form previously approved by the BellSouth shareholders. Under the terms of these agreements, each director is entitled to be indemnified against liabilities and expenses related to his or her capacity as a director of BellSouth, subject to certain exceptions provided for under Georgia law, and is also entitled to the benefits of any directors’ and officers’ liability insurance policy maintained by BellSouth. Under the terms of the indemnity agreements, upon completion of the merger, BellSouth will be required to secure its obligations under each indemnity agreement with a letter of credit in an amount not less than $1,000,000.
      In addition, the merger agreement provides for director and officer indemnification and insurance. For a description of this provision, see “The Merger Agreement — Covenants and Agreements — Indemnification and Directors’ and Officers’ Insurance,” on page 84.
Designation as Directors of AT&T
      Under the merger agreement, three members of BellSouth’s board of directors will join the board of directors of AT&T upon completion of the merger. As of the date of this joint proxy statement/ prospectus, those persons have not been determined.
Agreement with F. Duane Ackerman
      AT&T and F. Duane Ackerman, BellSouth’s Chairman and Chief Executive Officer, have reached an agreement relating to Mr. Ackerman’s services after the completion of the merger. The agreement provides that Mr. Ackerman will remain Chairman and Chief Executive Officer of BellSouth for a transition period of up to 90 days following the completion of the merger, at which point Mr. Ackerman will retire. Mr. Ackerman’s salary, bonus, benefits and perquisites will remain the same throughout the employment period following the completion of the merger as they existed immediately prior to the completion of the merger. In addition, Mr. Ackerman will remain entitled to all of the payments and benefits to which he would have been entitled had his employment terminated with good reason immediately following the completion of the merger. These payments include the replacement AT&T performance shares to be granted by AT&T following the completion of the merger, which will be deemed fully earned at the time of Mr. Ackerman’s retirement. See “— Interests of BellSouth’s Executive Officers and Directors in the Merger — Performance Shares” above. In addition, AT&T has agreed to provide Mr. Ackerman with office space and secretarial assistance in Atlanta, Georgia for a period of seven years following his retirement.
Offer of Senior Officer Opportunity to Executive Officers of BellSouth
      Under the merger agreement, AT&T has agreed to offer each of BellSouth’s executive officers, except Mr. Ackerman, the opportunity to become a senior officer of AT&T or one of its subsidiaries immediately after completion of the merger. Each BellSouth executive officer who accepts a position with AT&T or one of its subsidiaries will be offered an employment agreement with at least a three year term and providing the executive with a position of significant managerial responsibility with AT&T or one of its subsidiaries. Under the employment agreement, the executive officer will be entitled to receive during the three year term compensation and benefits no less favorable in the aggregate than the executive’s compensation and benefits with BellSouth as of March 4, 2006. Under the merger agreement, AT&T has agreed to negotiate in good faith the employment agreements. AT&T has proposed that, if an executive officer enters into an employment agreement with AT&T, the executive’s rights under the employment agreement will be in lieu of his or her rights under any executive severance agreement to which he is a party.
Material United States Federal Income Tax Consequences
      The following is a summary of the material United States federal income tax consequences of the merger to U.S. holders of BellSouth common shares. The summary is based on the Internal Revenue

Code of 1986, as amended, which we refer to as the Code, Treasury regulations, administrative rulings and court decisions in effect as of the date of this joint proxy statement/ prospectus, all of which are subject to change at any time, possibly with retroactive effect.
      For purposes of this discussion, the term “U.S. holder” means:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•	a trust if it

•	is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or

•	has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.
      If a partnership holds BellSouth common shares, the tax treatment of a partner in the partnership generally will depend on the status of the partners and the activities of the partnership. If a U.S. holder is a partner in a partnership holding BellSouth common shares, such holder should consult its tax advisor.
      This discussion only addresses United States federal income tax consequences of the merger to U.S. holders of BellSouth common shares that hold their BellSouth common shares as a capital asset within the meaning of Section 1221 of the Code. Further, this summary does not address all aspects of United States federal income taxation that may be relevant to a U.S. holder of BellSouth common shares in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under United States federal income tax law (including, for example, non-United States persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired BellSouth common shares pursuant to the exercise of employee stock options or otherwise as compensation, holders subject to the alternative minimum tax provisions of the Code, and holders who hold BellSouth common shares as part of a hedge, straddle, constructive sale or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the merger under applicable state, local or foreign laws.
      HOLDERS OF BELLSOUTH COMMON SHARES ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF UNITED STATES FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

The Merger
      The merger has been structured to qualify as a reorganization under Section 368(a) of the Code for United States federal income tax purposes. It is a condition to the closing of the merger that AT&T and BellSouth receive opinions from Sullivan & Cromwell LLP and Fried, Frank, Harris, Shriver & Jacobson LLP, respectively, dated the closing date of the merger, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based on assumptions, representations, warranties and covenants, including those contained in the merger agreement and in tax representation letters, dated as of the merger, to be provided by AT&T and BellSouth. Although the merger agreement allows each of AT&T and BellSouth to waive its tax opinion closing condition, neither AT&T nor BellSouth currently anticipates it will waive this closing condition. If either AT&T or BellSouth waives this condition and if the tax consequences of the merger are materially different from those described in this joint proxy statement/ prospectus, AT&T and

BellSouth will inform you of the decision to waive this condition and will ask you to vote on the merger taking such waiver into consideration.
      Assuming that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, the material United States federal income tax consequences of the merger to U.S. holders of BellSouth common shares are as follows:

•	a U.S. holder will not recognize any gain or loss upon receipt of AT&T common shares solely in exchange for BellSouth common shares in the merger, except with respect to cash received in lieu of a fractional share of AT&T common shares (as discussed below);

•	a U.S. holder’s aggregate tax basis in the AT&T common shares received in the merger (including any fractional shares deemed received and redeemed as described below) will be equal to the U.S. holder’s aggregate tax basis in the BellSouth common shares surrendered; and

•	a U.S. holder’s holding period of the AT&T common shares received in the merger (including any fractional shares deemed received and redeemed as described below) will include the U.S. holder’s holding period of the BellSouth common shares surrendered.
      Cash in Lieu of Fractional Shares. A U.S. holder of BellSouth common shares who receives cash in lieu of a fractional AT&T common share in the merger generally will be treated as having received such fractional share in the merger and then as having received cash in redemption of such fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s aggregate tax basis in the BellSouth common shares surrendered which is allocable to the fractional share. This gain or loss generally will be long-term capital gain or loss if the holding period for the BellSouth common shares is more than one year at the effective time of the merger. Long-term capital gain of non-corporate U.S. holders generally will be taxed as a minimum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limitations.
      Ruling. No ruling has been or will be sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger, and the opinions of counsel described above are not binding upon the Internal Revenue Service or any court. Accordingly, there can be no assurances that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.
      Backup Withholding and Information Reporting. Payments of cash made to a U.S. holder in connection with the merger may be subject to information reporting and “backup withholding” at a rate of 28%, unless the U.S. holder of BellSouth common shares:

•	provides a correct taxpayer identification number and any other required information to the exchange agent; or

•	is a corporation or comes within certain exempt categories and otherwise complies with applicable requirements of the backup withholding rules.
      All non-corporate U.S. holders of BellSouth common shares should complete and sign the Substitute Form W-9 that will be included as part of the letter of transmittal to be delivered following completion of the merger. Backup withholding does not constitute an additional tax, but merely an advance payment of tax, which may be refunded to the extent it results in an overpayment of tax if the required information is supplied to the Internal Revenue Service.
Accounting Treatment
      The merger will be accounted for as an acquisition of BellSouth by AT&T under the purchase method of accounting of U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of the acquired company are, as of completion of the merger, recorded at their respective fair values and added to those of the reporting public issuer, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable net assets. Financial statements of AT&T issued after completion of the merger will reflect only the operations of BellSouth after the merger and will not be restated retroactively to reflect the historical financial position or results of operations of BellSouth.
      All unaudited pro forma financial information contained in this joint proxy statement/ prospectus has been prepared using the purchase method to account for the merger. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the assigned fair values of BellSouth’s tangible and identifiable intangible assets and liabilities. In addition, estimates related to restructuring and merger-related charges are subject to final decisions related to combining BellSouth into AT&T. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the net fair value of the assets and liabilities of BellSouth as compared to the unaudited pro forma information included in this joint proxy statement/ prospectus will have the effect of increasing the amount of the purchase price allocable to goodwill.
      The acquisition of BellSouth also will result in AT&T acquiring BellSouth’s ownership interest in Cingular. As sole owner of Cingular, AT&T will be required under U.S. generally accepted accounting principles to include Cingular’s operating results under “Operating Revenues” and “Operating Expenses” on AT&T’s consolidated financial statements. Currently, AT&T and BellSouth share equal control of Cingular and therefore account for Cingular under the equity method of accounting. This means that Cingular’s results are currently reflected in the “Equity in net income of affiliates” line on AT&T’s and BellSouth’s consolidated financial statements.
Regulatory Matters Related to the Merger

HSR Act and Antitrust
      The merger is subject to the requirements of the HSR Act, and the rules promulgated under the HSR Act by the FTC, which prevent transactions such as the merger from being completed until required information and materials are furnished to the DOJ, and the FTC and the applicable waiting period is terminated or expires. On        ●       , 2006, AT&T and BellSouth filed the requisite Pre-Merger Notification and Report Forms under the HSR Act with the DOJ and the FTC and, absent a request from the DOJ for additional information, the waiting period will expire on        ●        , 2006. If a request for additional information is issued, the waiting period will expire on the thirtieth day after AT&T and BellSouth have substantially complied with the request. The DOJ, the FTC and others may challenge the merger on antitrust grounds either before or after expiration or termination of the waiting period. Accordingly, at any time before or after the completion of the merger, any of the DOJ, the FTC or others could take action under the antitrust laws as it deems necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions. We cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, it will not succeed.

FCC Approval
      The Federal Communications Act of 1934, as amended, requires the approval of the FCC prior to any transfer of control of certain types of licenses and other authorizations issued by the FCC. For this purpose, the merger will constitute a transfer of control to AT&T of the licenses and other authorizations held by BellSouth and its subsidiaries. On        ●        , 2006, AT&T and BellSouth filed applications for FCC consent to the transfer of control resulting from the merger. Applications for FCC consents are subject to public comment and objections and oppositions of third parties who may interpose objections. No law or regulation requires the FCC to complete its action on an application by any specific date. We cannot assure you that the requisite FCC approval will be obtained on a timely basis or at all. In addition, we cannot assure you that such approval will not include conditions that could result in the abandonment of the merger or have a material effect on the expected benefits of the merger.

State Regulatory Approvals
      BellSouth holds certificates, licenses and service authorizations issued by the PUCs. We will file applications seeking approval of the merger and/or notices of the merger with PUCs of in the states where BellSouth is the ILEC. In addition, because BellSouth holds long distance certificates and authorizations to be a competitive local exchange carrier in the states where BellSouth is not an ILEC, we will file applications seeking approval of the merger with certain of these states. Applications for state PUC approvals are subject to public comment and objections of third parties. In addition to these applications, we will also file notifications of the merger in additional states. In some of these states, the state PUCs could initiate proceedings in response to the notification. BellSouth and AT&T filed these state transfer applications and notifications with the state PUCs on        ●        , 2006. We cannot assure you that the state PUCs will timely grant the transfer applications or that such approval, if granted, would not include conditions or restrictions that could result in the abandonment of the merger or have a material effect on the expected benefits of the merger.

Municipal Franchises
      The approval of municipalities where BellSouth holds franchises to provide communications and other services may need to be obtained in connection with the merger.

Foreign and Certain Other Regulatory Matters
      AT&T and BellSouth will be required to obtain approvals in connection with the merger from governmental competition authorities in certain countries outside the United States where AT&T conducts business. We do not currently anticipate that our pursuit of any of these clearances or approvals will hinder, delay or restrict completion of the merger.
      The merger may be subject to certain regulatory requirements of other municipal, state, federal and foreign governmental agencies and authorities, including those relating to the offer and sale of securities. We are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay or restrict completion of the merger.
Merger Fees, Costs and Expenses
      All expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, except in specified circumstances in which reimbursement or sharing of expenses may be required by the merger agreement. The circumstances in which reimbursement of expenses may be required are described under “The Merger Agreement — Covenants and Agreements — Fees and Expenses” on page 84.
Dissenters’ Rights
      Under the Georgia Business Corporation Code, which we refer to as the GBCC, the holders of BellSouth common shares will not have any dissenters’ rights with respect to the merger.
Resale of AT&T Common Shares
      In general, AT&T common shares issued to BellSouth shareholders pursuant to the merger agreement will be freely transferable, except for any shares received by persons who may be deemed to be “affiliates” of the parties under the Securities Act. Affiliates generally include individuals or entities that control, are controlled by, or are under common control with a person. Affiliates may sell their AT&T common shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 145(d) of the Securities Act or any other applicable exemption under the Securities Act. AT&T’s registration statement on Form S-4, of which this joint proxy statement/

prospectus constitutes a part, does not cover the resale of AT&T common shares held by affiliates after the merger.
Repurchase of AT&T Common Shares
      Subject to applicable law, AT&T may, at various times as price and conditions warrant, repurchase AT&T common shares. At the time the proposed merger was announced, AT&T announced that its board of directors, had approved an expanded share repurchase authorization of 400 million shares through 2008, replacing AT&T’s then-existing share repurchase program. Under this new authorization, AT&T expects to buy back at least $10 billion of its common shares. AT&T expects to repurchase at least $2 billion of its common shares during 2006 and an additional $8 billion of its common shares in 2007. This repurchase authorization is intended to approximate the share premium paid to BellSouth shareholders in connection with the merger. The timing and nature of these repurchases will depend on market conditions and applicable securities laws. The repurchase program may be implemented in whole or in part by repurchases of AT&T common shares pursuant to a plan intended to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. Regulation M under the federal securities laws prohibits AT&T from bidding for or repurchasing its common shares during the period commencing with the mailing of this joint proxy statement/ prospectus through the date of BellSouth’s special meeting. Accordingly, from the date of the mailing of this joint proxy statement/ prospectus through the date of BellSouth’s special meeting, AT&T will not repurchase its common shares. AT&T anticipates that purchases pursuant to its repurchase program will recommence following the BellSouth special meeting.
New York Stock Exchange Listing; Delisting and Deregistration of BellSouth Common Shares
      It is a condition to the merger that the AT&T common shares issuable in the merger be approved for listing on the New York Stock Exchange, subject to official notice of issuance. If the merger is completed, BellSouth common shares will cease to be listed on the New York Stock Exchange and its shares will be deregistered under the Exchange Act.

LITIGATION RELATING TO THE MERGER
      On March 9, 2006, two putative class action lawsuits, entitled Williams v. BellSouth Corporation, et al., Case No. 2006CV113858 (March 9, 2006) and Jannett v. BellSouth Corporation, et al., Case No. 2006CV113861 (March 9, 2006), were filed against BellSouth and its directors in the Superior Court of Georgia, Fulton County. The complaints, which are substantially identical, purport to be brought on behalf of all BellSouth shareholders (excluding the defendants and their affiliates). The complaints allege that BellSouth’s directors violated their fiduciary obligations to BellSouth’s shareholders in approving the merger agreement. In that connection, the complaints allege that:

•	the merger consideration is inadequate and unfair in offering a very meager premium and not reflecting the intrinsic value of BellSouth;

•	the directors failed to properly inform themselves of BellSouth’s value or its strategic alternatives because the proposed transaction is not the result of a pre-signing auction or market check process and the merger agreement does not provide a market check mechanism process;

•	the size of the termination fee, the no-shop and matching rights provisions of the merger agreement, which provides AT&T with information on any third party proposal but not information to a third party on any amended AT&T proposal, are impermissible steps to lock up the deal and will hinder and deter other potential acquirers from seeking to acquire BellSouth on better terms than the proposed merger; and

•	by agreeing to the merger, the BellSouth directors have served their own interests at the expense of shareholders, including the triggering of change in control agreements.
      The complaints seek various forms of relief, including injunctive relief that would, if granted, prevent the completion of the merger, unspecified compensatory damages, and attorneys’ fees and expenses. At this time, the likely outcome of the cases cannot be predicted, nor can a reasonable estimate of loss, if any, be made.

INFORMATION ABOUT THE AT&T SPECIAL MEETING
General; Date; Time and Place
      This joint proxy statement/ prospectus is furnished in connection with the solicitation of proxies by AT&T’s board of directors for use at the AT&T special meeting. The meeting will be held at        ●       a.m. Central time on        ●       , 2006, at        ●        , unless it is postponed or adjourned.
Purpose of the AT&T Special Meeting
      The purpose of the AT&T special meeting is to consider and vote upon the issuance of approximately 2,400,000,000 AT&T common shares, which will be exchanged for all of the outstanding BellSouth common shares as required by the merger agreement, and any other procedural matters incident to the conduct of the AT&T special meeting.
      This joint proxy statement/ prospectus is the document used by AT&T’s board of directors to solicit proxies to be used at the AT&T special meeting. Proxies are solicited to give all AT&T shareholders of record an opportunity to vote on the matter to be presented at the AT&T special meeting, even if they cannot attend the AT&T special meeting.
      The AT&T special meeting has been called only to consider the proposal to issue AT&T common shares required to be issued to BellSouth shareholders pursuant to the merger agreement. Under AT&T’s by-laws, no other matters may be considered at the AT&T special meeting, other than procedural matters incident to the AT&T special meeting. The grant of a proxy will confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on procedural matters incident to the conduct of the AT&T special meeting.
Record Date; Voting Power
      The joint proxy statement/ prospectus and the accompanying proxy card are being mailed beginning on or about        ●       , 2006, to holders of record of AT&T’s common shares at the close of business on        ●       , 2006. Each AT&T common share entitles the registered holder thereof to one vote. As of the record date, there were        ●        AT&T common shares outstanding. As of that date, less than 1% of the outstanding AT&T common shares were held by directors and executive officers of AT&T and their respective affiliates.
      You are entitled to vote if you were a holder of record of AT&T common shares as of the close of business on ● , 2006. Your shares may be voted at the meeting only if you are present or represented by a valid proxy.
Required Vote
      The proposal to issue AT&T common shares required to be issued to BellSouth shareholders pursuant to the merger agreement will be approved upon the affirmative vote of a majority of the votes cast on the proposal, provided that the total vote cast must represent at least 50% of all of the outstanding AT&T common shares.
      The obligation of AT&T and BellSouth to complete the merger is subject, among other things, to the condition that the AT&T shareholders approve the issuance of AT&T common shares required to be issued pursuant to the merger agreement. If AT&T’s shareholders fail to approve the issuance of AT&T common shares at the AT&T special meeting, or at an adjournment or postponement thereof, each of AT&T and BellSouth will have the right to terminate the merger agreement. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 88.

Recommendation of AT&T’s Board of Directors
      The AT&T’s board of directors recommends that you vote “FOR” the approval of the issuance of AT&T common shares required to be issued to BellSouth shareholders pursuant to the merger agreement.
Quorum
      AT&T shareholders who represent 40% of the AT&T common shares outstanding and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the AT&T special meeting in accordance with AT&T’s corporate by-laws. However, regardless of corporate quorum requirements, under NYSE rules for purposes of the vote on the proposal to authorize the issuance of AT&T common shares required to be issued pursuant to the merger agreement, at least 50% of AT&T’s outstanding shares must have been voted. A list of eligible voters will be available at the AT&T special meeting. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or the Internet, or if you vote in person at the AT&T special meeting.
How to Vote
      All shares represented by proxies will be voted by one or more of the persons designated on the enclosed proxy card in accordance with the instructions indicated on the proxy card. If the proxy card is signed and returned without specific directions with respect to the matters to be acted upon, the shares will be voted in accordance with the recommendation of the AT&T Board of Directors. Any shareholder giving a proxy may revoke it at any time before such proxy is voted at the meeting by giving written notice of revocation to the Vice President and Secretary of AT&T, by submitting a later-dated proxy, or by attending the meeting and voting in person. The Chairman of the Board and Chief Executive Officer of AT&T will announce the closing of the polls during the AT&T special meeting. Proxies must be received prior to the closing of the polls in order to be counted.
      Instead of submitting a signed proxy card, shareholders may submit their proxies by telephone or through the Internet using the instructions accompanying the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. Similar procedures may also be available to shareholders who hold their shares through a broker, nominee, fiduciary or other custodian.
      The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans of AT&T: the AT&T Savings Plan, the AT&T Savings and Security Plan, the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan, the AT&T PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, the Tax Reduction Act Stock Ownership Plan sponsored by The Southern New England Telephone Company, the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, the AT&T Employee Stock Ownership Plan, and the Cingular Wireless 401(k) Savings Plan. Shares in each of the foregoing employee benefit plans (except the Old Heritage plan) for which voting instructions are not received, subject to the trustees’ fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. For shares held in the Old Heritage plan, the trustee has discretionary authority to vote the shares for which no voting instructions are received. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by ●, 2006.
      In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator pursuant to The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

      If a shareholder participates in these plans and/or maintains shareholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the shareholder may receive more than one set of proxy materials. To ensure that all shares are voted, please sign and return every proxy card received or submit a proxy by telephone or through the Internet for each proxy card.
      Only one joint proxy statement/ prospectus is being delivered to multiple shareholders sharing an address, unless AT&T has received contrary instructions from one or more of the shareholders at that address. Shareholders may request a separate copy of the joint proxy statement/ prospectus by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221. Shareholders calling from outside the United States may call (781) 575-4729. Requests will be responded to promptly.
      A shareholder may designate a person or persons other than those persons designated on the proxy card to act as the shareholder’s proxy by striking out the name(s) appearing on the enclosed proxy card, inserting the name(s) of another person(s) and delivering the signed card to such person(s). The person(s) designated by the shareholder must present the signed proxy card at the meeting in order for the shares to be voted.
      Where the shareholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the shareholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted.
To Attend the AT&T Special Meeting
      If you plan to attend the meeting in person, please bring the admission ticket (which is attached to the proxy card) to the AT&T special meeting. If you do not have an admission ticket, you will be admitted upon presentation of identification at the door.
Expenses of Solicitation
      The cost of soliciting proxies of AT&T shareholders will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained        ●       to aid in the solicitation of proxies at a fee of $●, plus expenses. AT&T and BellSouth have agreed to share equally all costs and expenses incurred in connection with the filing fee for the registration statement on Form S-4 of which this joint proxy statement/ prospectus forms a part, as well as the costs of printing and mailing this joint proxy statement/ prospectus and registration statement on Form S-4.
Questions about Voting Your Shares
      If you have questions about the merger, or if you need assistance in submitting your proxy or voting your shares or need additional copies of the joint proxy statement/ prospectus or the enclosed proxy card, you should contact ●, the proxy solicitation agent for AT&T and BellSouth, at        ●       (toll free) or        ●        (collect). If your broker holds your shares, you should call your broker for additional information.
Your vote is important. Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly.

INFORMATION ABOUT THE BELLSOUTH SPECIAL MEETING
General; Date; Time and Place
      This joint proxy statement/ prospectus is furnished in connection with the solicitation of proxies by BellSouth’s board of directors for use at the BellSouth special meeting. The meeting will be held at        ●        a.m. Eastern time on        ●       , 2006, at        ●        , unless it is postponed or adjourned.
Purpose of the Special Meeting
      The purpose of the BellSouth special meeting is to consider and vote upon a proposal to approve the merger agreement and other procedural matters incident to the conduct of the special meeting.
      This joint proxy statement/ prospectus is the document used by BellSouth’s board of directors to solicit proxies to be used at the BellSouth special meeting. Proxies are solicited to give all BellSouth shareholders of record an opportunity to vote on the matter to be presented at the BellSouth special meeting, even if they cannot attend the BellSouth special meeting in person.
      The board of directors has designated a Directors’ Proxy Committee, which will vote the shares represented by proxies at the BellSouth special meeting in the manner indicated by the proxies. The members of the Directors’ Proxy Committee are James P. Kelly, Leo F. Mullin and William S. Stavropoulos.
      The BellSouth special meeting has been called only to consider the proposal to approve the merger agreement. Under Georgia law, no other matters may be considered at the BellSouth special meeting, except as described in the notice of special meeting accompanying this joint proxy statement/ prospectus. If any procedural matters should be brought before the meeting, the Directors’ Proxy Committee will vote proxies as to those matters in its discretion.
Record Date; Voting Power
      The joint proxy statement/ prospectus and the accompanying proxy card are being mailed beginning on or about        ●       , 2006, to holders of record of BellSouth’s common shares at the close of business on        ●       , 2006. Each BellSouth common share entitles the registered holder thereof to one vote. As of the record date, there were        ●        BellSouth common shares outstanding. This total includes shares issued to certain grantor trusts, which are not considered outstanding for financial reporting purposes. As of that date, less than 1% of the outstanding BellSouth common shares were held by directors and executive officers of BellSouth and their respective affiliates.
      You are entitled to vote if you were a holder of record of BellSouth common shares as of the close of business on ● , 2006. Your shares may be voted at the meeting only if you are present or represented by a valid proxy.
Required Vote
      Approval of the merger agreement requires an affirmative vote of a majority of the total number of outstanding BellSouth common shares entitled to vote on approval of the merger agreement. If you do not submit a proxy card (and do not submit a proxy by telephone or by Internet or vote in person at the BellSouth special meeting) or if you abstain from voting, this will have the same effect as a vote against approval of the merger.
      If you hold your shares in street or beneficial name, your broker will not have discretionary authority to vote your shares on your behalf in the absence of instructions from you. Therefore, if you do not provide voting instructions to your broker, this will have the same effect as a vote against the merger.
      The obligation of AT&T and BellSouth to complete the merger is subject to the condition that BellSouth’s shareholders approve the merger agreement. If BellSouth’s shareholders fail to approve the merger agreement at the BellSouth special meeting, each of AT&T and BellSouth will have the right to terminate the merger agreement. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 88.
Recommendation of BellSouth’s Board of Directors
      The BellSouth board of directors recommends that you vote “FOR” approval of the merger agreement.
Quorum
      Shareholders who held at least 40% of outstanding BellSouth common shares as of the close of business on the record date,        ●        , 2006, must be present, either in person or represented by proxy, to constitute a quorum necessary to conduct the BellSouth special meeting. Shares represented by proxies received but marked as abstentions for the proposal to approve the merger agreement and shares represented by proxies received but reflecting broker non-votes, will be counted as present at the meeting for purposes of establishing a quorum.
      Regardless of quorum requirements, approval of the merger agreement requires an affirmative vote of holders of a majority of the total number of outstanding BellSouth common shares entitled to vote.
How to Vote
      You can vote in person by completing a ballot at the BellSouth special meeting, or you can vote prior to the BellSouth special meeting by proxy. Even if you plan to attend the meeting, we encourage you to vote your shares as soon as possible by proxy. You can vote by proxy using the Internet, by telephone or by mail, as discussed below.
      Vote by Internet: You can vote your shares using the Internet. With the enclosed proxy card in hand, go to the Web site indicated on the proxy card and follow the instructions. Internet voting is available twenty-four hours a day, seven days a week until        ●       Eastern time on        ●       , 2006. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card.
      Vote by Telephone: You can vote your shares by telephone if you have a touch-tone telephone. With the enclosed proxy card in hand, call the toll-free telephone number shown on the proxy card and follow the instructions. Telephone voting is available twenty-four hours a day, seven days a week until        ●       Eastern time on        ●       , 2006. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do NOT need to return your proxy card.
      Vote by Mail: If you prefer to vote by mail, mark the proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the Directors’ Proxy Committee in accordance with the directors’ recommendation on the proposal. All properly executed proxy cards received before the polls are closed at the BellSouth special meeting, and not revoked or superseded, will be voted at the BellSouth special meeting in accordance with the instructions indicated by those proxy cards.
      Employees of BellSouth or Cingular: If you are an employee of BellSouth or Cingular participating in certain employee plans of BellSouth, please refer to the discussion below regarding the deadline for voting your proxy.

•	Employees of BellSouth: If you are a registered shareholder and/or own BellSouth common shares in the Savings and Security Plan, which we refer to as the SSP, and/or the BellSouth Retirement Savings Plan, which we refer to as the BRSP, and the accounts are registered in the same name, you will receive one proxy card representing your combined shares that will serve as voting instructions to the Directors’ Proxy Committee, if applicable, and also to the trustees of those plans.

•	Employees of Cingular: If you own BellSouth common shares through the Cingular Wireless 401(k) Savings Plan, and you are also a registered BellSouth shareholder with your account in the same name, you will receive one proxy card representing the combined shares that will serve as voting instructions to the Directors’ Proxy Committee, if applicable, and also to the trustee of that plan.
      To allow sufficient time for voting by the trustees of the plans, participants in the BellSouth and Cingular employee plans must vote their proxies no later than        ●       Eastern time on        ●        , 2006. The trustees will vote plan shares that are not voted by this deadline in the same proportion as the shares that are voted within each plan. Participants in the BellSouth employee plans may not vote the shares owned through those plans after that point in time, including at the BellSouth special meeting.
      Registered Owners: If your BellSouth common shares are registered directly in your name with BellSouth’s transfer agent, Mellon Investor Services LLC, you are considered a “registered shareholder” with respect to those shares. If this is the case, the proxy materials have been sent or provided directly to you by BellSouth.
      Beneficial Owners: If you hold your BellSouth common shares in “street or beneficial name” (that is, you hold your shares through a broker, bank or other nominee), the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, or their agent which is considered the shareholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares by using the voting instruction form or proxy card included in the proxy materials, or by voting via telephone or the Internet, but the scope of your rights depends upon the voting processes of the broker, bank or other nominee. Please follow the voting instructions provided by your brokerage firm, bank or other nominee, or their agent carefully.
      If you want to assign your proxy to someone other than the Directors’ Proxy Committee, you should cross out the names of the Directors’ Proxy Committee members appearing on the proxy card and insert the name(s) of up to three other people. The person(s) you have assigned to represent you must present your signed proxy card and a completed ballot at the BellSouth special meeting to vote your shares.
      The grant of a proxy will confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on procedural matters incident to the conduct of the BellSouth special meeting, such as a motion to adjourn in the absence of a quorum or a motion to adjourn for other reasons, including to solicit additional votes in favor of approval of the merger agreement. Proxies which specify a vote against approval of the merger agreement will not be voted in favor of any adjournment of the BellSouth special meeting for the purpose of soliciting additional votes in favor of the approval of the merger agreement.
Householding
      Householding is a program, approved by the SEC, which allows the delivery of only one package of shareholder proxy materials if there are multiple BellSouth shareholders who live at the same address. This means that, if your household participates in the householding program, you will receive an envelope containing one set of proxy materials and a separate proxy card for each shareholder account in the household. Please vote all proxy cards enclosed in the package.
To Attend the BellSouth Special Meeting
      You do not need to make a reservation to attend the BellSouth special meeting. However, please note that you will need to demonstrate that you are a BellSouth shareholder to be admitted to the meeting. If your shares are registered in your name, an admission card is attached to the enclosed proxy card. Bring the admission card with you to the meeting. If your shares are held in the name of your broker, bank or other nominee, you will need to bring evidence of your ownership of shares, such as your most recent account statement. If you do not have an admission card or proof that you own BellSouth common shares, you may not be admitted to the meeting.

      Attendance at the BellSouth special meeting is limited to BellSouth shareholders, members of their immediate families or their named representatives. BellSouth reserves the right to limit the number of representatives who may attend the meeting.
Expenses of Solicitation
      BellSouth will pay the cost of soliciting proxies. BellSouth has retained        ●       to solicit proxies by mail, in person or by telephone, at an estimated cost of $       ●       , plus expenses. In addition, employees of BellSouth may likewise solicit proxies on behalf of BellSouth. AT&T and BellSouth have agreed to share equally all costs and expenses incurred in connection with the filing fee for the registration statement on Form S-4 of which this joint proxy statement/ prospectus forms a part, as well as the costs of printing and mailing this joint proxy statement/ prospectus and registration statement on Form S-4.
Questions about Voting Your Shares
      If you have questions about the merger, or if you need assistance in submitting your proxy or voting your shares or need additional copies of the joint proxy statement/ prospectus or the enclosed proxy card, you should contact ●, the proxy solicitation agent for AT&T and BellSouth, at        ●       (toll free) or        ●        (collect). If your shares are held in a stock brokerage account or by a banker or other nominee, you should call your broker, bank or other nominee for additional information.
Your vote is important. Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly.

THE MERGER AGREEMENT
      The following is a summary of selected provisions of the merger agreement. While AT&T and BellSouth believe that this description covers the material terms of the merger agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the merger agreement, which is incorporated by reference in its entirety into, and is attached as Annex A to, this joint proxy statement/ prospectus. We urge you to read the merger agreement carefully and in its entirety.
The Merger
      Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will be merged with and into BellSouth, with BellSouth being the surviving corporation in the Merger. As a result of the merger, BellSouth will become a wholly-owned subsidiary of AT&T. The separate corporate existence of BellSouth, with all its rights, privileges, immunities, powers and franchises, will continue unaffected by the merger, except as set forth in the merger agreement.
Closing and Effectiveness of the Merger
      The closing of the merger will occur on the first business day after the satisfaction or waiver of all of the closing conditions provided in the merger agreement, except for those conditions that, by their terms, are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions), or on such other date as AT&T and BellSouth may agree in writing. See “— Conditions to the Merger” beginning on page 86.
      Shortly after the closing, BellSouth and Merger Sub will file a completed, executed and acknowledged certificate of merger with the Secretary of State of the State of Georgia. At that time, or at such later time as may be agreed by the parties in writing and specified in the certificate of merger, the merger will become effective.
AT&T’s Post-Closing Directors and Officers
      AT&T’s Post-Closing Board of Directors. At the effective time of the merger, AT&T will increase the size of its board of directors to enable it to appoint three members of the board of directors of BellSouth selected by mutual agreement of AT&T and BellSouth as directors of AT&T, to serve as directors until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with AT&T’s certificate of incorporation and by-laws and applicable law.
      Offers to BellSouth Executive Officers. AT&T has agreed to offer each of BellSouth’s executive officers (other than Mr. Ackerman) the opportunity to become a senior officer of AT&T or one of its subsidiaries immediately after completion of the merger. Each BellSouth executive officer who accepts a position with AT&T or one of its subsidiaries will be offered an employment agreement with at least a three-year term and providing the executive with a position of significant managerial responsibility with AT&T or one of its subsidiaries. Under the employment agreement, the executive officer will be entitled to receive during the three-year term compensation and benefits no less favorable in the aggregate than the executive’s compensation and benefits with BellSouth as of March 4, 2006. AT&T has agreed to negotiate in good faith the employment agreements. AT&T has proposed that, if an executive officer enters into an employment agreement with AT&T, the executive’s rights under the employment agreement will be instead of his or her rights under any executive severance agreement to which he or she is a party. Mr. Ackerman has entered into a separate agreement with AT&T, described in “— Interests of BellSouth’s Executive Officers and Directors in the Merger — Agreement with F. Duane Ackerman” on page 56. See “The Merger — Interests of BellSouth’s Executive Officers and Directors in the Merger — Offer of Senior Officer Opportunity to Executive Officers of BellSouth” on page 56.

Merger Consideration
      Conversion to Common Shares. At the effective time of the merger, each BellSouth common share issued and outstanding immediately prior to the effective time (other than any BellSouth common shares owned by AT&T, BellSouth or any of their respective subsidiaries, which shares are not beneficially owned by third parties) will be converted into the right to be exchanged for and to receive 1.325 AT&T common shares, together with the right, if any, to receive cash in lieu of fractional AT&T common shares. See “— Fractional AT&T Common Shares” below.
      Cancellation of BellSouth Common Shares. At the effective time of the merger, the BellSouth common shares owned by AT&T, BellSouth or any of their respective subsidiaries, except for shares that are beneficially owned by third parties (which will be converted into the right to be exchanged for and to receive AT&T common shares as described above), will be canceled and retired without payment of any consideration therefor and will cease to exist.
      Fractional AT&T Common Shares. Fractional AT&T common shares will not be issued in the merger. Instead, any holder of BellSouth common shares who otherwise would have been entitled to receive a fractional AT&T common share will be entitled to receive an amount in cash, without interest, determined by multiplying (i) the fractional part of the AT&T common share that the BellSouth shareholder would otherwise be entitled to receive, rounded to the nearest one-hundredth of a share by (ii) the average closing price for an AT&T common share as reported in the Wall Street Journal, New York City edition, for the five trading days ending on the trading day immediately prior to the effective time of the merger.
      Participants in BellSouth’s direct investment plan, however, will not receive cash in lieu of fractional shares held in their dividend reinvestment plan account. Instead, fractional shares will be issued and transferred with their account into AT&T’s dividend reinvestment plan. BellSouth direct investment accounts will be transferred automatically after completion of the merger and participants will not need to take any action to transfer their accounts.
      Exchange Procedures. As soon as reasonably practicable after the effective time of the merger, AT&T will cause an exchange agent selected by AT&T to mail transmittal materials reasonably agreed upon by AT&T and BellSouth to each holder of record of BellSouth common shares as of the effective time of the merger, advising such holders of the effectiveness of the merger and the procedure for surrendering their share certificates to the exchange agent.
      In addition, AT&T will cause the exchange agent to (i) issue in registered form, as of the effective time, to each holder of uncertificated BellSouth shares that number of whole AT&T common shares that the holder is entitled to receive in respect of each uncertificated BellSouth share and (ii) mail to each such holder materials (to be reasonably agreed by AT&T and BellSouth prior to the effective time of the merger) advising the holder of the effectiveness of the merger and the conversion of their BellSouth shares into AT&T common shares pursuant to the merger and a check in the amount (after giving effect to any required tax withholdings) for any cash payable in lieu of fractional shares in respect of each uncertificated BellSouth share, in each case without any action by holders.
      Adjustments to Prevent Dilution. If, between the date of the merger agreement and the effective time of the merger, BellSouth changes the number of issued and outstanding BellSouth common shares or securities convertible or exchangeable into or exercisable for BellSouth common shares, or AT&T changes the number of issued and outstanding AT&T common shares or securities convertible or exchangeable into or exercisable for AT&T common shares, as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, then the exchange ratio will be equitably adjusted to eliminate the effects of this event on the number of AT&T common shares into which each BellSouth common share is converted.
      Stock Options and Other Stock Awards. At the effective time of the merger, each outstanding option to purchase BellSouth common shares granted under BellSouth’s stock-based compensation and benefit plans, whether vested or unvested, will be converted into an option to acquire a number of AT&T common shares (rounded up to the nearest whole number) obtained by multiplying the number of BellSouth common shares subject to the BellSouth stock option immediately prior to the effective time of the merger by the exchange ratio. The exercise price per share (rounded down to the nearest whole cent) will be obtained by dividing the exercise price per BellSouth common share of the BellSouth stock option immediately prior to the effective time of the merger by the exchange ratio. Following the effective time of the merger, each BellSouth stock option will continue to be governed by the same terms and conditions as were applicable to the option immediately prior to the effective time of the merger.
      At the effective time of the merger, each right of any kind, contingent or accrued, to acquire or receive BellSouth common shares or benefits measured by the value of BellSouth common shares, and each award of any kind consisting of BellSouth common shares that may be held, awarded, outstanding, payable or reserved for issuance under the stock-based compensation and benefit plans of BellSouth, other than outstanding options to purchase BellSouth common shares and outstanding performance shares, will be deemed to be converted into the right to acquire or receive benefits measured by the value of (as the case may be) the number of AT&T common shares obtained by multiplying the number of BellSouth common shares subject to such award immediately prior to the effective time of the merger by the exchange ratio. Each right will otherwise be subject to the terms and conditions applicable to it under the relevant BellSouth compensation or benefit plan.
Representations and Warranties
      The merger agreement contains various representations and warranties of BellSouth, Merger Sub and AT&T and Merger Sub.
      Mutual Representations of AT&T and BellSouth. The representations and warranties that are made by both AT&T and BellSouth relate generally to:

•	organization, good standing and qualification;

•	capital structure;

•	corporate authority, approval and fairness matters;

•	governmental filings and absence of violations;

•	SEC filings and financial statements (including, in the case of AT&T, with respect to filings and financial statements of ATTC prior to the merger of SBC and ATTC);

•	absence of specified material adverse effect and certain changes;

•	litigation and liabilities;

•	employee benefits;

•	compliance with laws;

•	takeover statutes;

•	environmental matters;

•	tax matters;

•	labor matters;

•	intellectual property;

•	affiliate transactions;

•	insurance; and

•	brokers and finders.

      Additional Representations of BellSouth. In addition to the representations and warranties described above, BellSouth also provides representations and warranties that relate generally to:

•	certain contracts; and

•	its shareholder rights agreement.
      Although both AT&T and BellSouth provide a representation and warranty with respect to several of the same categories, the BellSouth representations and warranties are generally more comprehensive than AT&T’s. Certain representations and warranties of AT&T and BellSouth are qualified as to materiality or as to “material adverse effect.” When used with respect to AT&T or BellSouth, material adverse effect means an effect that would prevent or materially delay or impair the ability of AT&T or BellSouth, as applicable, to complete the merger or a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of AT&T or BellSouth, or their subsidiaries, as applicable, including AT&T’s or BellSouth’s applicable interest in Cingular, Yellowpages.com LLC and their respective subsidiaries, taken as a whole, but excluding any effect resulting from or arising in connection with:

•	changes or conditions generally affecting the United States economy or financial or securities markets, political conditions in the United States or the United States telecommunications industry or any generally recognized business segment of such industry;

•	changes or conditions resulting from the execution, announcement or performance of the merger agreement; or

•	changes or conditions resulting from or arising in connection with the financial condition, properties, assets, liabilities, business or results of operations of Cingular, YellowPages.com or any of their respective subsidiaries.
      When used with respect to BellSouth, a material adverse effect also excludes an effect resulting from or arising in connection with changes or conditions resulting from any hurricane, earthquake or other natural disasters in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee, which we refer to as BellSouth’s Regions, or generally affecting the telecommunications industry in BellSouth’s Region taken as a whole. When used with respect to AT&T, a material adverse effect also excludes an effect resulting from or arising in connection with changes or conditions resulting from any hurricane, earthquake or other natural disasters in any of the states of (i) California and Nevada; (ii) Illinois, Indiana, Michigan, Ohio and Wisconsin; (iii) Kansas, Missouri, Oklahoma, Arkansas and Texas; and (iv) Connecticut, which we refer to collectively as AT&T’s regions, or generally affecting the telecommunications industry in any of AT&T’s Regions, each taken as a whole.
Covenants and Agreements
      Conduct of BellSouth Pending the Merger. The merger agreement provides that the business of BellSouth and its subsidiaries will be conducted in the ordinary and usual course and, to the extent consistent therewith, BellSouth and its subsidiaries will use their reasonable best efforts to preserve its business organization intact and maintain existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates.

      The merger agreement also provides that BellSouth covenants and agrees as to itself and its subsidiaries that, unless AT&T otherwise approves in writing (which approval will not be unreasonably withheld or delayed), subject to certain exceptions:

•	BellSouth will not:

•	amend its articles of incorporation or by-laws;

•	amend, modify or terminate its shareholder rights agreement in any manner adverse to AT&T’s rights under the merger agreement or exempt any person other than AT&T from the provisions of that agreement relating to the acquisition of BellSouth common shares;

•	amend, modify, terminate or waive any provision under any standstill agreement unless an amendment, modification, termination or waiver which is the same in all substantive respects is unconditionally offered to be made with respect to the standstill agreement applicable to AT&T (provided that any amendment to the standstill agreement with AT&T need remain in effect only until the termination of the merger agreement);

•	split, combine, subdivide or reclassify its outstanding shares of capital stock;

•	declare, set aside or pay any dividend or distribution payable in cash, shares or property in respect of any capital stock, other than regular quarterly cash dividends on the BellSouth common shares in amounts not to exceed $0.29 per fiscal quarter; or

•	repurchase, redeem or otherwise acquire or permit any of its subsidiaries to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any of its common shares, except that BellSouth may repurchase its common shares in the ordinary course of business as necessary to effect the issuance of its common shares in respect of outstanding options to purchase BellSouth common shares and other awards under BellSouth’s compensation or benefit plans and the issuance of common shares under the BellSouth direct investment plan and otherwise in an amount not to exceed $500 million in any fiscal quarter;

•	neither BellSouth nor any of its subsidiaries will merge or consolidate or adopt a plan of liquidation, except for any transactions among wholly-owned subsidiaries of BellSouth and BellSouth, with certain exceptions;

•	neither BellSouth nor any of its subsidiaries will take any action that would prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	neither BellSouth nor any of its subsidiaries will terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify, any compensation and benefit plans or increase the salary, wage, bonus or other compensation of any directors, officers or key employees except for:

•	grants or awards to directors, officers and employees of BellSouth or its subsidiaries under compensation and benefit plans in existence as of the date of the merger agreement in such amounts and on such terms as are consistent with past practice;

•	in the normal and usual course of business, which includes normal periodic performance reviews and related BellSouth compensation and benefit plan increases in compensation and employee benefits and the provision of compensation and employee benefits under compensation and benefit plans, consistent with past practice for current, promoted or newly hired officers and employees and the adoption of compensation and benefit plans for employees of new subsidiaries in amounts and on terms consistent with past practice (however, in no event will BellSouth institute a broad based change in compensation or increase or institute any new severance, change in control, termination or deferred compensation benefits); or

•	actions necessary to satisfy existing contractual obligations under the BellSouth compensation and benefit plans existing as of the date of the merger agreement, provided that in no event will BellSouth or any of its subsidiaries:

•	take any action to fund or in any other way secure the payment of compensation or benefits, other than certain rabbi trusts in accordance with their terms;

•	take any action to accelerate the vesting or payment of any compensation or benefits, other than with respect to officers and other employees whose employment terminates prior to the effective time of the merger as required by the terms of a compensation and benefit plan in effect on the date of the merger agreement or in the ordinary course of business consistent with past practice (but in the latter case, excluding officers of BellSouth who are subject to Section 16 of the Exchange Act);

•	other than in the ordinary course of business and consistent with past practice, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any BellSouth compensation and benefit plan or change the manner in which contributions to these plans are made or the basis on which these contributions are determined, except as may be required by generally accepted accounting principles or applicable law; or

•	amend the terms of any outstanding equity-based award, other than with respect to officers and other employees whose employment terminates prior to the effective time as required by the terms of a compensation and benefit plan in effect on the date of the merger agreement or in the ordinary course of business consistent with past practice (but in the latter case, excluding officers of BellSouth who are subject to Exchange Act Section 16);

•	neither BellSouth nor any of its subsidiaries will incur any indebtedness for borrowed money or guarantee such indebtedness, or issue or sell any debt securities or warrants or other rights to acquire any debt security of BellSouth or any of its subsidiaries, except for indebtedness for borrowed money incurred in the ordinary course of business not to exceed $1.5 billion in the aggregate, indebtedness for borrowed money in replacement of existing indebtedness for borrowed money, guarantees by BellSouth of indebtedness of its wholly-owned subsidiaries, or interest rate swaps on customary commercial terms consistent with past practice and not to exceed $750 million of notional debt in the aggregate in addition to notional debt currently under swap or similar agreements;

•	neither BellSouth nor any of its subsidiaries will make or commit to any capital expenditures other than in the ordinary course of business and in any event not in excess of 110% of the aggregate amount reflected in BellSouth’s capital expenditure budget for the year in which such capital expenditures are made;

•	neither BellSouth nor any of its subsidiaries will transfer, lease, license, sell, mortgage, pledge, place any lien, charge, pledge, security interest, claim or other encumbrance upon or otherwise dispose of any interest of BellSouth or its subsidiaries in Cingular (other than transfers to BellSouth or its wholly-owned subsidiaries), or otherwise transfer, lease, license, sell, mortgage, pledge, place any lien, charge, pledge, security interest, claim or other encumbrance upon or otherwise dispose of any other property or assets (including capital stock of any of BellSouth’s subsidiaries) with a fair market value in excess of $500 million in the aggregate, subject to certain exceptions in the ordinary course of business and consistent with past practice;

•	neither BellSouth nor any of its subsidiaries will issue, deliver, sell, or encumber shares of the capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares except:

•	any BellSouth common shares issued pursuant to options to purchase BellSouth common shares, and any rights to acquire or receive BellSouth common shares or benefits measured by the value of BellSouth common shares, in each case which are outstanding on the date of the merger agreement under BellSouth stock-based compensation and benefit plans, as well as rights to acquire or receive BellSouth common shares or benefits measured by the value of BellSouth common shares and awards of performance shares granted under the BellSouth stock-based compensation and benefit plans in accordance with the merger agreement and BellSouth common shares issuable pursuant to such rights and awards;

•	any BellSouth common shares issued pursuant to the BellSouth direct investment plan;

•	rights to acquire or receive BellSouth common shares or benefits measured by the value of BellSouth common shares or performance shares issued in the ordinary course of business under the BellSouth stock plans (however, no more than 400,000 BellSouth common shares may be issued in the aggregate in respect of such rights and performance shares); and

•	issuances of capital stock by wholly-owned subsidiaries of BellSouth to BellSouth or any wholly-owned subsidiary of BellSouth;

•	neither BellSouth nor any of its subsidiaries will spend in excess of $1 billion in the aggregate to acquire any business, whether by merger, consolidation, purchase of property or assets or otherwise; provided that neither BellSouth nor any of its subsidiaries will make, or agree to make, any acquisition that would reasonably be likely to prevent or materially delay or impair the merger or BellSouth’s ability to complete the transactions contemplated the merger agreement;

•	neither BellSouth nor any of its subsidiaries will make any change with respect to accounting policies, except as required by changes in U.S. generally accepted accounting principles or by applicable law, or except as BellSouth, based upon the advice of its independent registered public accounting firm, and after consultation with AT&T, determines in good faith is advisable to conform to best accounting practices;

•	neither BellSouth nor any of its subsidiaries will, except as required by applicable law, make any material tax election or take any material position on any material tax return filed on or after the date of the merger agreement or adopt any material method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar tax returns in prior periods or settle or resolve any material tax controversy;

•	neither BellSouth nor any of its subsidiaries will enter into any material line of business in any geographic area other than the businesses of BellSouth or any of its subsidiaries in the geographic areas where they are conducted, as of the date of the merger agreement, except as conducted as of the date of the merger agreement, engage in the conduct of any business in any geographic area which would require a license issued or granted by a governmental entity to be obtained by BellSouth or any of its subsidiaries, or file for any license to be issued by a governmental entity outside of the ordinary course of business, if in each case a filing would be required to be made with, or a consent or approval would be required to be obtained from, a government entity prior to the effective time with respect to transfer of the license and the conduct or filing for the license would reasonably be likely to prevent or delay the merger or result in the merger being prevented or delayed;

•	neither BellSouth nor any of its subsidiaries will make any loans, advances or capital contributions to or investments in any entity or person (other than BellSouth or any direct or indirect wholly-owned subsidiary of BellSouth or Cingular, Yellowpages.com LLC or any of their respective subsidiaries) in excess of $25 million, individually, or $100 million in the aggregate, other than investments in marketable securities in the ordinary course of business;

•	neither BellSouth nor any of its subsidiaries will enter into (i) any non-competition contract or other contract that purports to limit in any material respect either the type of business in which BellSouth or its subsidiaries (or, after the effective time of the merger, AT&T and its subsidiaries) may engage or the manner or locations in which any of them may so engage in any business or

(ii) any contract requiring BellSouth or its subsidiaries to, in any material respect, deal exclusively with any person or related group of persons;

•	neither BellSouth nor any of its subsidiaries will settle any litigation or other proceedings before or threatened to be brought before a governmental or regulatory authority, court, agency, commission, body or other legislative, executive or judicial governmental entity for an amount to be paid by BellSouth or any of its subsidiaries (excluding amounts paid or reimbursed by insurance) in excess of $50 million or, in the case of non-monetary settlements, which would be reasonably likely to have an adverse impact in any material respect on the operations of BellSouth and its subsidiaries taken as a whole; and

•	neither BellSouth nor any of its subsidiaries will authorize or enter into any agreement to do any of the foregoing.

      Conduct of AT&T Pending the Merger. The merger agreement provides that AT&T covenants and agrees as to itself and its subsidiaries that, from and after the date of the merger agreement and prior to the effective time of the merger, the business of AT&T and its subsidiaries will be conducted in the ordinary and usual course and, to the extent consistent therewith, AT&T and its subsidiaries will use commercially reasonable efforts to preserve its business organization intact and maintain AT&T’s existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates, in each case unless BellSouth approves in writing (which approval will not be unreasonably withheld or delayed), subject to certain exceptions. Neither AT&T, nor any of its subsidiaries, nor any of their respective directors or officers is required to approve or consent to the taking of any action by Cingular, YellowPages.com LLC or any of their respective subsidiaries. AT&T covenants and agrees as to itself and its subsidiaries that, from and after the date of the merger agreement and prior to the effective time of the merger, unless BellSouth otherwise approves in writing (which approval will not be unreasonably withheld or delayed), subject to certain exceptions:

•	AT&T will not amend AT&T’s certificate of incorporation or by-laws in any manner that would reasonably be likely to prevent or materially delay or impair the merger or the completion of the transactions contemplated by the merger agreement, except that AT&T may amend its certificate of incorporation to increase the authorized number of shares of any class or series of AT&T capital stock;

•	AT&T will not split, combine, subdivide or reclassify its outstanding shares of AT&T capital stock;

•	AT&T will not declare, set aside or pay any dividend or distribution payable in cash, shares or property in respect of any capital stock, other than regular quarterly cash dividends on AT&T common shares in amounts not to exceed $0.3325 per fiscal quarter, as the same may be increased from time to time in a manner consistent with past practice;

•	AT&T will not repurchase, redeem or otherwise acquire or permit any of AT&T’s subsidiaries to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock. AT&T may, however, repurchase AT&T common shares in the ordinary course of business in connection with the issuance of AT&T common shares in respect of outstanding options to purchase AT&T common shares or otherwise under each material benefit and compensation plan, contract, policy or arrangement maintained, sponsored or contributed to by AT&T or any of its subsidiaries covering current or former employees of AT&T and its subsidiaries and AT&T may otherwise repurchase AT&T common shares in open market purchases not to exceed $1 billion per fiscal quarter;

•	AT&T will not merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with any other person, or adopt a plan of liquidation, with exceptions for transactions otherwise permitted in certain other sections of the merger agreement;

•	neither AT&T nor any of its subsidiaries will take any action that would prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	neither AT&T nor any of its subsidiaries will incur any indebtedness for borrowed money or guarantee the indebtedness of another person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of AT&T or any of its subsidiaries, except for indebtedness for borrowed money incurred in the ordinary course of business not to exceed $4 billion in the aggregate, indebtedness for borrowed money in replacement of existing indebtedness for borrowed money and other indebtedness permitted to be incurred under the merger agreement, guarantees by AT&T of indebtedness of its wholly-owned subsidiaries, or interest rate swaps on customary commercial terms consistent with past practice;

•	neither AT&T nor any of its subsidiaries will make or commit to any capital expenditures in excess of 110% of the aggregate amount reflected in AT&T’s capital expenditure budget for the year in which the capital expenditures are made;

•	neither AT&T nor any of its subsidiaries will transfer, lease, license, sell, mortgage, pledge, place any lien, charge, pledge, security interest, claim or other encumbrance upon or otherwise dispose of any interest of AT&T’s or its subsidiaries in Cingular (other than transfers to AT&T or its wholly-owned subsidiaries), or any other property or assets (including capital stock of any of its subsidiaries), with a fair market value in excess of $2 billion in the aggregate, except in the latter case for:

•	dispositions of minority interests and real estate no longer being utilized or needed;

•	transfers, leases, licenses, sales, mortgages, pledges, liens, or other dispositions in the ordinary course of business, or transfers, leases, licenses, sales, mortgages, pledges, liens, or other dispositions in connection with sale/leaseback transactions;

•	certain permitted mortgages, pledges and liens to secure indebtedness for borrowed money as described above; or

•	dispositions of assets in connection with certain transactions otherwise permitted under the merger agreement;

•	neither AT&T nor any of its subsidiaries will issue, deliver, sell, or encumber shares of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares (subject to certain exceptions) except:

•	any AT&T common shares issued pursuant to options and other awards outstanding on the date of the merger agreement under each material benefit and compensation plan, contract, policy or arrangement maintained, sponsored or contributed to by AT&T or any of its subsidiaries covering current or former employees of AT&T and its subsidiaries;

•	awards or options under the benefit and compensation plans granted in accordance with, and after the date of, the merger agreement and AT&T common shares issuable pursuant to such awards;

•	any outstanding options to purchase AT&T common shares and other stock payable awards issued in the ordinary course of business under such stock-based compensation and benefit plans. However, outstanding options to purchase AT&T common shares and other awards issued after the date of the merger agreement will not be, or be exercisable, for more than 121,000,000 AT&T common shares in the aggregate; and

•	issuances of AT&T common shares with an aggregate fair market value not in excess of $1 billion (as of the date of the commitment to issue) in connection with acquisitions, mergers, consolidations or purchases of property otherwise permitted under the merger agreement;

•	neither AT&T nor any of its subsidiaries will spend in excess of $4 billion in the aggregate to acquire any business, whether by merger, consolidation, purchase of property or assets or otherwise, provided that neither AT&T nor any of its subsidiaries will make any acquisition that would, or would reasonably be likely to prevent or materially delay or impair the merger or completion of the transactions contemplated by the merger agreement;

•	neither AT&T nor any of its subsidiaries will enter into any material line of business other than the current businesses of AT&T and its subsidiaries if entering into such line of business would prevent or materially delay or impair the merger; and

•	neither AT&T nor any of its subsidiaries will authorize or enter into any agreement to do any of the foregoing.
      Acquisition Proposals. The merger agreement provides that neither BellSouth nor any of its subsidiaries nor any of its or its subsidiaries’ officers and directors will, and that BellSouth will use its reasonable best efforts to instruct and cause its and its subsidiaries’ directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, which we refer to collectively as representatives, not to directly or indirectly:

•	initiate, solicit, or knowingly facilitate or encourage, any inquiries or the making of any proposal or offer, which we refer to as an acquisition proposal, that constitutes or could reasonably be likely to lead to an acquisition proposal; or

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person other than AT&T and Merger Sub who has made, or proposes to make, or otherwise knowingly facilitate, or encourage an acquisition proposal.
      For purposes of the merger agreement, an “acquisition proposal” means any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, acquisition, distribution or similar transaction outside the ordinary course of business involving BellSouth or any direct or indirect interest in Cingular or any of BellSouth’s significant subsidiaries, as defined in Rule 1-02 of Regulation S-X, with certain limited exceptions.
      The merger agreement also provides that the above restrictions would not prevent BellSouth or its board of directors, at any time prior to, but not after, the time the merger agreement is approved by the requisite vote of BellSouth shareholders, from:

•	providing information in response to a request by a person who has made a bona fide written acquisition proposal that was not initiated, solicited, facilitated or encouraged, in violation of the merger agreement by BellSouth, or by BellSouth’s representatives, prior to the time the acquisition proposal was first made after the date of the merger agreement, if BellSouth receives from the person requesting information an executed confidentiality agreement on terms substantially similar to those contained in the non-disclosure agreement between BellSouth and AT&T, dated as of February 16, 2006, together with a customary standstill agreement on terms no more favorable to that other person than the standstill agreement applicable to AT&T. The term of the standstill agreement, however, may be shorter than the time of the standstill applicable to AT&T, but not less than 9 months, and other provisions of the standstill agreement may be more favorable to such person, to the extent customary. In that case, the term and other provisions of the standstill agreement applicable to AT&T will, for so long as the merger agreement is in effect, automatically be reduced to be as favorable to AT&T as the other standstill agreement is to that other person or made more favorable to AT&T; or

•	engaging in discussions or negotiations with any person who has made a bona fide written acquisition proposal that was not initiated, solicited, facilitated or encouraged, in violation of the merger agreement by BellSouth, or by BellSouth’s representatives, prior to the time the acquisition proposal was first made after the date of the merger agreement;
      only if, however,

•	in each case referred to above, the board of directors of BellSouth determines in good faith, after consultation with its financial advisers and legal counsel, that this action is necessary in order for the directors of BellSouth to comply with their fiduciary duties under applicable law; and

•	in the case referred to in the second bullet point above, if the board of directors of BellSouth has also determined in good faith based on all the information then available and after consultation with its financial advisers and legal counsel that the acquisition proposal either constitutes or is reasonably likely to result in a superior proposal. By superior proposal, we refer to a bona fide acquisition proposal: (i) involving assets of BellSouth or its subsidiaries representing at least 50% of the fair market value of the consolidated assets of BellSouth (including its interest in Cingular and YellowPages.com LLC ), or at least 50% of the outstanding BellSouth common shares; (ii) that was not initiated, solicited, facilitated or encouraged in violation of the merger agreement by BellSouth or by BellSouth’s representatives prior to the time such acquisition proposal was first made after the date of the merger agreement; and (iii) that the board of directors of BellSouth determines in good faith, after consultation with its financial advisers and legal counsel, is reasonably likely to be completed in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and if completed, would result in a transaction more favorable to BellSouth’s shareholders from a financial point of view than the transaction contemplated by the merger agreement, after taking into account any revisions to the terms of the transaction contemplated by the merger agreement agreed to by AT&T.
      The merger agreement also provides that the board of directors of BellSouth, and each committee of the board of directors will not withhold or withdraw, or qualify or modify in a manner reasonably likely to be understood to be adverse to AT&T (or publicly resolve to withhold or withdraw or so publicly qualify or modify), its recommendation that the holders of BellSouth common shares approve the merger or approve or recommend to the holders of BellSouth common shares any acquisition proposal other than the merger with AT&T. Further, the board of directors of BellSouth, and each committee of the board of directors will not cause or permit BellSouth to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement, except confidentiality agreements described above.
      The merger agreement also provides that the board of directors of AT&T, and each committee thereof, will not withhold or withdraw, or qualify or modify in a manner reasonably likely to be understood to be adverse to BellSouth (or publicly resolve to withhold or withdraw or so publicly qualify or modify), its recommendation that the holders of AT&T common shares approve the issuance of AT&T common shares required to be issued to BellSouth shareholders pursuant to the merger agreement or approve or recommend to the holders of AT&T common shares any acquisition proposal other than the merger with BellSouth.
      In the circumstances described below, the board of directors of either BellSouth or AT&T is permitted to withhold or withdraw, or qualify or modify its recommendation that the BellSouth shareholders vote to approve the merger agreement, or that the AT&T shareholders vote in favor of the issuance of AT&T common shares required to be issued to the BellSouth shareholders pursuant to the merger agreement, as the case may be. In the case of BellSouth, the board of directors is so permitted until the time at which the merger agreement is approved by the BellSouth shareholders, and in the case of AT&T, the board of directors is so permitted until the issuance of common shares required to be issued to the BellSouth shareholders pursuant to the merger agreement is approved by AT&T’s shareholders, and in both cases if but only if:

•	(i) BellSouth or AT&T has received a superior proposal; (ii) the board of directors of BellSouth or AT&T determines in good faith (after consultation with its financial advisers and outside legal counsel), that, as a result of such superior proposal, such change in the board of directors’ recommendation is necessary in order for the directors of BellSouth or AT&T to comply with their fiduciary duties under applicable law; (iii) three business days have elapsed following delivery by BellSouth to AT&T or by AT&T to BellSouth of written notice advising the other party that the board of directors of BellSouth or AT&T intends to make such change in the board of directors’ recommendation, specifying the material terms and conditions of the superior proposal and identifying the person making the superior proposal; (iv) BellSouth or AT&T has given the other party the opportunity to propose revisions to the terms of the transactions contemplated by the merger agreement, and BellSouth and its representatives or AT&T and its representatives have, if requested by the other party, negotiated in good faith with the other party and its representatives regarding any revisions to the terms of the transactions contemplated by the merger agreement proposed by the other party and the board of directors of BellSouth or AT&T continues to believe in good faith, as a result of the acquisition proposal, that the change in its recommendation is necessary in order for such directors to comply with their fiduciary duties under applicable law and in light of any revisions to the terms of the transaction contemplated by the merger agreement to which the other party has agreed; and (v) in the case of withholdings, withdrawals, qualifications or modifications by BellSouth, BellSouth has complied with its obligations with respect to acquisition proposals as set forth in the merger agreement in all material respects; or

•	to approve, or recommend to the shareholders of BellSouth or AT&T, any superior proposal made after the date of the merger agreement, which we refer to as a superior proposal action, if the board of directors of BellSouth or AT&T determines in good faith (after consultation with its financial advisers and legal counsel) that this action is necessary in order for the directors of BellSouth or AT&T to comply with their fiduciary duties under applicable law. However, BellSouth’s or AT&T’s board of directors may not take a superior proposal action unless all of the conditions in the previous bullet point above have been satisfied (substituting the term “superior proposal action” for the term “change in the board of director’s recommendation” in clauses (ii) and (iii)) and the acquisition proposal continues to be a superior proposal in light of any revisions to the terms of the transaction contemplated by the merger agreement to which the other party has agreed.

        The terms “acquisition proposal” and “superior proposal” are defined in the merger agreement with respect to BellSouth (as described above), but pursuant to the agreement are made equally applicable to AT&T as the context of the merger agreement may require.
      The merger agreement also provides that the above restrictions would not prevent either BellSouth, AT&T or their respective boards of directors from complying with its disclosure obligations under the Exchange Act, with regard to an acquisition proposal. However, if any disclosure has the substantive effect of withholding, withdrawing, qualifying or modifying, the recommendation of the board of directors of either BellSouth or AT&T with respect to the merger in a manner reasonably likely to be understood to be adverse to the other party, the other party will have the right to terminate the merger agreement. See “— Termination of the Merger Agreement” below.
      The merger agreement provides that each of AT&T and BellSouth will promptly (and, in any event, within 24 hours) notify the other if any inquiries, proposals or offers with respect to an acquisition proposal with respect to it or its subsidiaries are received by it from any person, any non-public information is requested from AT&T or BellSouth from a person who has made, or proposes to make, an acquisition proposal with respect to AT&T or BellSouth or their respective subsidiaries, or any discussions or negotiation with AT&T or BellSouth are sought to be initiated or continued by a person who has made, or proposes to make, an acquisition proposal with respect to AT&T or BellSouth or their respective subsidiaries, indicating, in connection with this notice, the name of such person and the material terms and conditions of any such acquisition proposal (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter will keep the other informed, on a current basis, of the status and terms of any such acquisition proposal (including any amendments thereto that are of, or are related to, any material term) and the status of any such discussions or negotiations, including any change in AT&T’s or BellSouth’s intentions as previously notified. The party receiving the acquisition proposal will deliver to the other party a new notice with respect to each acquisition proposal with respect to it or its subsidiaries that has been materially revised or modified and prior to taking any superior proposal action, or changing its recommendation with respect to the merger, as the case may be, with respect to any such materially revised or modified acquisition proposal, a new three-day period will commence. BellSouth has also agreed to provide any information to AT&T that it provides to another person as soon as practicable after it provides such information to such other person if BellSouth has not previously furnished such information to AT&T.

      The merger agreement provides that BellSouth must immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted with respect to any acquisition proposal. BellSouth must take the necessary steps to promptly inform any such person of its obligations undertaken with respect to acquisition proposals. BellSouth must promptly request each person that has executed a confidentiality agreement in connection with its consideration of a transaction with BellSouth to return or destroy all confidential information furnished prior to the execution of the merger agreement to or for the benefit of this person by or on behalf of BellSouth or any of its subsidiaries.
      Special Meeting of Shareholders. The merger agreement requires BellSouth to convene and hold a shareholders’ meeting, and to consider and vote upon the approval of the merger agreement, as promptly as practicable after the date the registration statement of which this joint proxy statement/ prospectus forms a part becomes effective. The merger agreement also requires AT&T to convene and hold a meeting to consider and vote upon a proposal to authorize the issuance of AT&T common shares required to be issued to BellSouth shareholders pursuant to the merger agreement as soon as practicable after the date the registration statement of which this joint proxy statement/ prospectus forms a part becomes effective. Subject to the conditions described above under “— Covenants and Agreements — Acquisition Proposals”, BellSouth’s board of directors will recommend in this joint proxy statement/ prospectus and at the BellSouth special meeting that the holders of BellSouth common shares approve the merger agreement and will take all lawful action to solicit such approval; and AT&T’s board of directors will recommend in this joint proxy statement/ prospectus and at the AT&T special meeting that AT&T shareholders approve the issuance of the AT&T common shares required to be issued to BellSouth shareholders pursuant to the merger agreement and will take all lawful action to solicit this approval. The parties will cooperate in an effort to hold the BellSouth special meeting and the AT&T special meeting on the same day at the same time.
      Reasonable Best Efforts. AT&T and BellSouth will cooperate with each other and use, and will cause their respective subsidiaries (including, for the purposes of reasonable best efforts, Cingular, YellowPages.com LLC and their respective subsidiaries) to use, their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under the merger agreement and applicable laws to complete and make effective the merger and the other transactions contemplated by the merger agreement as promptly as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings, including by filing all applications required to be filed with the FCC and the notification and required form under the HSR Act, within a specified period (provided, however, that the failure to file within such period does not constitute a breach of the merger agreement), and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary to be obtained from any third party and any governmental or regulatory authority, court, agency, commission, body or other legislative, executive or judicial governmental entity in order to complete the merger or any of the other transactions contemplated by the merger agreement.
      Each of AT&T’s and BellSouth’s obligations include the obligation to use its reasonable best efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging completion of the merger or the other transactions contemplated by the merger agreement, including seeking to avoid the entry of, or have reversed, terminated or vacated, any stay or other injunctive relief which could prevent or delay the merger or the completion of the transactions contemplated by the merger agreement. Each of AT&T’s and BellSouth’s obligations also include the obligation to use its reasonable best efforts to avoid or eliminate each impediment to obtaining the required governmental consents so as to enable the closing of the merger to occur if reasonably practicable by the initial termination date of March 6, 2007, or as promptly thereafter as is reasonably practicable.
      Neither AT&T nor BellSouth is required to take or refrain from taking, or to cause any of its subsidiaries to take or refrain from taking any action, or to agree or consent to BellSouth, Cingular, YellowPages.com LLC or any of their respective subsidiaries taking any action, or agreeing to any restriction or condition, with respect to any of the businesses, assets or operations of AT&T, BellSouth, Cingular, YellowPages.com LLC or any of their respective subsidiaries, if such action, restriction or condition would take effect prior to the closing of the merger or is not conditioned on the closing occurring, or to take or to refrain from taking any action, to agree to any condition or restriction with respect to any assets or operations of AT&T or BellSouth or their respective subsidiaries (including Cingular, YellowPages.com LLC and their respective subsidiaries), or to cause their respective subsidiaries (including Cingular, YellowPages.com LLC and their respective subsidiaries) to do or agree to do any of the foregoing, if any such action, failure to act, restriction or agreement, individually or in the aggregate, would reasonably be likely to have a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of AT&T and its subsidiaries, including Cingular and YellowPages.com LLC and their respective subsidiaries, after the merger, which we refer to as a regulatory material adverse effect.
      For these purposes, materiality is determined by referring to the equity market value of AT&T on the date of the merger agreement. For purposes of determining whether a regulatory material adverse effect would reasonably be likely to occur, both the positive and negative effects of any such actions, restrictions and conditions, including any sale, divesture, licensing, lease or disposition, will be taken into account, and any loss of synergies anticipated from the merger as a result of any such actions, restrictions or conditions, including any sale, divestiture, licensing, lease or disposition will not be taken into account.
      Notice and Access to Information. Each party has agreed to keep the other apprised of the status of matters relating to completion of the merger, including promptly furnishing the other with copies of certain written communications, notices and proceedings related to the merger. In addition, each of the parties has agreed to provide the other with reasonable access to its and its subsidiaries’ properties, books, contracts and records, and to all information concerning its and its subsidiaries’ business, properties and personnel as may reasonably be requested, subject to certain exceptions. Further, each party has agreed, upon request, to furnish the other with information concerning itself, its subsidiaries, directors, officers and shareholders, as the case may be, and those other matters as may be reasonably necessary or advisable in connection with the merger and the transactions contemplated by the merger agreement.
      Affiliates. BellSouth will, prior to the BellSouth shareholders’ meeting convened to vote upon the merger, deliver to AT&T a list identifying all persons who, to the knowledge of BellSouth’s executive officers, may be deemed as of the date of the BellSouth shareholders meeting to be affiliates of BellSouth for purposes of Rule 145 under the Securities Act and the list will be updated as necessary to reflect changes from the date that the list is delivered until the BellSouth special meeting. BellSouth will use its reasonable best efforts to cause each person identified on the list to deliver to AT&T, not later than five business days prior to the closing of the merger, a written agreement relating to sales of AT&T common shares in the form attached to the merger agreement.
      Stock Exchange Listing and De-listing. AT&T has agreed to use its best efforts to cause the AT&T common shares to be issued in the merger and in respect of outstanding options of BellSouth and other outstanding equity awards under BellSouth stock-based compensation and benefit plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the closing date of the merger. BellSouth will take all actions necessary to permit BellSouth common shares to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as reasonably practicable following the effective time of the merger.
      Publicity. BellSouth and AT&T have agreed to consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the merger and the other transactions contemplated by the merger agreement and prior to making any filings with any third party and/or any governmental entity (including any national securities exchange) with respect thereto, except as may be required by applicable law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, and except any consultation that would not be reasonably practicable as a result of requirements of applicable law.
      Employee Benefit Plans. AT&T has agreed that it will cause the surviving corporation to honor all BellSouth compensation and benefit plans in accordance with their terms as in effect immediately before the effective time of the merger, subject to any amendment or termination that may be permitted by the terms of a particular plan and applicable law. AT&T has agreed that from the effective time of the merger and extending until the later of twelve months thereafter or December 31, 2007, it will provide those individuals who were employees of BellSouth and its subsidiaries at the effective time of the merger and are not covered by a collective bargaining agreement, with compensation and employee benefits, excluding equity compensation awards or payments or benefits made by reason of the merger and the other transactions contemplated by the merger agreement, that are no less favorable in the aggregate than provided to those employees immediately before the effective time of the merger. In addition, until the second anniversary of the effective time of the merger, AT&T will and will cause the surviving corporation to continue certain BellSouth compensation and benefit plans without making any change that is adverse to the participants as of the effective time of the merger. See “The Merger — Interests of BellSouth’s Executive Officers and Directors in the Merger” beginning on page 53.
      AT&T has also agreed to waive pre-existing conditions, exclusions, waiting periods and certain other requirements, provide credit for co-payments and deductibles paid and generally recognize prior service with BellSouth for purposes of AT&T’s benefit plans (other than for purposes of benefit accrual under defined benefit pension or retirement plans or for new programs for which credit for benefit accrual is not given to similarly situated employees of AT&T).
      Fees and Expenses. Whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring the expense, except that expenses incurred in connection with the filing fee for the S-4 registration statement of which this prospectus is a part, and printing and mailing the joint prospectus and proxy statement and the S-4 registration statement will be shared equally by AT&T and BellSouth.
      Indemnification and Directors’ and Officers’ Insurance. AT&T and BellSouth, as the surviving corporation in the merger with Merger Sub, have agreed to indemnify and hold harmless the present and former directors and officers of BellSouth and its subsidiaries for costs, expenses, judgments, fines, losses, claims, damages or liabilities arising out of matters existing or occurring at or prior to the effective time of the merger to the same extent these individuals are indemnified or have the right to advancement of expenses as of the date of the merger agreement by BellSouth pursuant to its articles of incorporation and by-laws and indemnification agreements to the fullest extent permitted by law. AT&T will cause the surviving corporation to maintain directors’ and officers’ liability insurance for six years following the effective time of the merger, subject to certain limitations.
      Regulatory Compliance. BellSouth and each of its subsidiaries agrees to use its reasonable best efforts to

•	cure, no later than the effective time of the merger, any material violations and defaults by any of them under any applicable rules and regulations of the FCC;

•	comply in all material respects with the terms of its FCC licenses and file or cause to be filed with the FCC all reports and other filings to be filed under applicable FCC rules and regulations; and

•	take all actions, to the extent reasonably requested by AT&T in writing, for each of AT&T and BellSouth to be in compliance upon the completion of the merger with the provisions of Sections 271 and 272 of the Communications Act of 1934, as amended (including any orders issued by the FCC interpreting or implementing such provisions).
      AT&T agrees that, if BellSouth terminates the merger agreement in connection with its board of directors’ approval of a superior proposal and BellSouth’s entry into a binding agreement in respect of that proposal, then AT&T will promptly reimburse BellSouth for any reasonable out-of-pocket expenses incurred by BellSouth following incurrence and delivery of reasonable documents by BellSouth at the direction of AT&T pursuant to the third bullet point above. AT&T and each of its subsidiaries agrees to use its reasonable best efforts to cure, no later than the effective time of the merger, any material violations and defaults by any of them under any applicable FCC rules or regulations, and comply in all material respects with the terms of its FCC licenses and file or cause to be filed with the FCC all reports and other filings to be filed under applicable FCC rules and regulations See “— Termination of the Merger Agreement” and “— Termination Fees and Expenses” below.
      Takeover Statute; Rights Agreement. If any takeover statute or regulation becomes applicable to the merger or the other transactions contemplated by the merger agreement, each of AT&T and BellSouth and their respective boards of directors will grant these approvals and take these actions as are necessary so that the transactions may be completed as promptly as practicable on the terms contemplated by the merger agreement or by the merger and otherwise use reasonable best efforts to act to eliminate or minimize the effects of the statute or regulation on the transactions.
      BellSouth agrees to take all necessary action with respect to all of the outstanding rights under BellSouth’s shareholder rights agreement, so that as a result of entering into the merger agreement or completing the merger or other transactions contemplated by the merger agreement:

•	neither BellSouth nor AT&T will have any obligations under the rights agreement or rights issued in connection with the rights agreement;

•	the holders of the rights will have no rights under the rights or the rights agreement; and

•	the rights agreement will expire.
      On March 8, 2006, BellSouth amended its rights agreement to implement these provisions.
      Dividends. BellSouth will coordinate with AT&T the declaration, setting of record dates and payment dates of dividends on BellSouth common shares so that holders of BellSouth common shares do not receive dividends on both BellSouth common shares and AT&T common shares received in the merger in respect of any calendar quarter or fail to receive a dividend on either BellSouth common shares or AT&T common shares received in the merger in respect of any calendar quarter.
      Section 16(b). The board of directors of each of BellSouth and AT&T will, prior to the effective time of the merger, take all actions as may be necessary or appropriate pursuant to Exchange Act Rules 16b-3(d) and 16b-3(e) to exempt from Exchange Act Section 16 (i) the disposition of BellSouth common shares and “derivative securities” (as defined in Exchange Act Rule 16a-1(c)) with respect to BellSouth common shares and (ii) the acquisition of AT&T common shares and derivative securities with respect to AT&T common shares pursuant to the terms of the merger agreement by officers and directors of BellSouth subject to the reporting requirements of Exchange Act Section 16(a) or by employees or directors of BellSouth who may become officers or directors of AT&T subject to the reporting requirements of Exchange Act Section 16(a).
      Tax-Free Qualification. Each of BellSouth and AT&T will use its reasonable best efforts to, and to cause each of its subsidiaries to, cause the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and obtain written opinions of counsel to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. From and after the effective time of the merger, AT&T will not take any action that is reasonably likely to cause the merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, including any action that is reasonably likely to cause the merger to fail to satisfy the “continuity of business enterprise” requirement described in Treasury Regulation § 1.368-1(d). If each of the parties receives the required opinions of counsel, each of BellSouth and AT&T will report the merger for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.
      Cingular Headquarters. AT&T has agreed to maintain the corporate headquarters of Cingular in Atlanta, Georgia for five years following the effective time of the merger.
      BellSouth Corporation Direct Investment Plan. As promptly as reasonably practicable after the date of the merger agreement, BellSouth will cease to allow persons who are not participants in the BellSouth direct investment plan during the five business days prior to the date of the merger agreement into the BellSouth direct investment plan. Effective March 13, 2006, BellSouth suspended new enrollments in the direct investment plan. In addition, from and after the date of the merger agreement, all BellSouth common shares sold under this plan will be acquired by BellSouth in an open market purchase.
Conditions to the Merger
      Conditions to Each Party’s Obligations to Effect the Merger. The respective obligation of each of AT&T, Merger Sub and BellSouth to complete the merger is conditioned upon the satisfaction or waiver prior to the closing of the merger of each of the following conditions:

•	the merger agreement will have been duly approved by holders of a majority of the outstanding BellSouth common shares entitled to vote on the matter and the issuance of AT&T common shares required to be issued to the BellSouth shareholders pursuant to the merger agreement will have been duly approved by holders of a majority of the votes cast on the proposal, so long as the total vote cast represents at least 50% of all of the outstanding AT&T common shares;

•	the AT&T common shares issuable to BellSouth shareholders pursuant to the merger agreement will have been authorized for listing on the NYSE upon official notice of issuance;

•	the waiting period applicable to the completion of the merger under the HSR Act will have expired or been earlier terminated and the EC Merger Regulation, if applicable, will have expired or been earlier terminated;

•	all approvals and authorizations required to be obtained from the FCC for the completion of the merger will have been obtained;

•	all approvals and authorizations required to be obtained from any state PUC in order to complete the merger will have been obtained;

•	all other approvals and authorizations the failure of which to make or obtain would, individually or in the aggregate, reasonably be likely to result in a regulatory material adverse effect or be reasonably likely to result in an officer or director of AT&T or BellSouth being subject to criminal liability will have been made or obtained;

•	no court in the U.S. or U.S. federal or state legislature, or the applicable competition authorities or courts of the United Kingdom, will have enacted, issued, promulgated, enforced or entered after the date of the merger agreement any law, order, decree or injunction (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits completion of the merger, and no other governmental entity will have enacted, issued, promulgated, enforced or entered an order which is, individually or in the aggregate, reasonably likely to result in a regulatory material adverse effect or reasonably likely to subject any officer or director of AT&T or BellSouth to criminal liability; and

•	the registration statement of which this joint proxy statement/ prospectus forms a part will have been declared effective by the SEC under the Securities Act and no stop order suspending its effectiveness will have been issued by the SEC.
      Conditions to Obligations of AT&T and Merger Sub. The obligations of AT&T and Merger Sub to effect the merger are subject to the satisfaction or waiver by AT&T at or prior to the effective time of the merger of the following conditions:

•	the representations and warranties made by BellSouth in the merger agreement relating to the capital stock of BellSouth will be true and correct in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent the representation and warranty expressly speaks as of an earlier date, in which case that representation and warranty will be true and correct as of such earlier date);

•	the representations and warranties of BellSouth set forth in the merger agreement that are qualified with respect to material adverse effect will be true and correct as of the date of the merger agreement and as of the closing date and (except to the extent that any such representation and warranty expressly speaks as of a particular date, in which case such representation and warranty will be true and correct as of such earlier date);

•	the other representations and warranties of BellSouth set forth in the merger agreement will be true and correct as of the date of the merger agreement and as of the closing date (except to the extent that the representation or warranty speaks as of a particular date, in which case that representation or warranty will be true and correct as of that date), unless the failure of the representations and warranties of BellSouth to be so true and correct, without reference to any materiality qualification, individually or in the aggregate, will have had or would reasonably be likely to have a material adverse effect upon BellSouth;

•	BellSouth will have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing;

•	BellSouth will have obtained the consent or approval of each person whose consent or approval is required in order to complete the transactions contemplated by the merger agreement under any contract to which BellSouth or any of its subsidiaries is a party, except those for which the failure to obtain consent or approval would not, individually or in the aggregate, reasonably be likely to have a material adverse effect upon BellSouth;

•	AT&T will have received the written opinion of Sullivan & Cromwell LLP, counsel to AT&T, or other counsel reasonably satisfactory to AT&T, dated as of the closing date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering this opinion, counsel to AT&T will be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in the merger agreement and in the tax representation letters described in “— Covenants and Agreements — Tax-Free Qualification”, above; and

•	all governmental consents that have been obtained will have been obtained without the imposition of any term, restriction, condition or consequence that would, individually or in the aggregate, reasonably be likely to have or result in a regulatory material adverse effect, and all required governmental consents obtained from the FCC will have been obtained by a final order.

      Conditions to Obligations of BellSouth. The obligation of BellSouth to effect the merger is also subject to the satisfaction or waiver by BellSouth at or prior to the effective time of the merger of the following conditions:

•	the representations and warranties made by AT&T and Merger Sub in the merger agreement relating to the capital stock of AT&T and Merger Sub will be true and correct in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent a representation and warranty expressly speaks as of an earlier date, in which case that representation and warranty will be true and correct as of that earlier date);

•	the representations and warranties of AT&T and Merger Sub set forth in the merger agreement that are qualified with respect to material adverse effect will be true and correct as of the date of the merger agreement and as of the closing date and (except to the extent that a representation and warranty expressly speaks as of a particular date, in which case that representation and warranty will be true and correct as of that earlier date);

•	the other representations and warranties of AT&T and Merger Sub set forth in the merger agreement will be true and correct as of the date of the merger agreement and as of the closing date (except to the extent that a representation or warranty speaks as of a particular date, in which case that representation or warranty will be so true and correct as of that date), unless the failure of the representations and warranties of AT&T and Merger Sub to be so true and correct, without reference to any materiality qualification, individually or in the aggregate, will not have had or would not reasonably be likely to have a material adverse effect upon AT&T;

•	Each of AT&T and Merger Sub will have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger; and

•	BellSouth will have received the written opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to BellSouth, or other counsel reasonably satisfactory to BellSouth, dated as of the closing date, to the effect that the merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering that opinion, counsel to BellSouth will be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in the merger agreement and in the tax representation letters described in “— Covenants and Agreements — Tax-Free Qualification”, above.
Termination of the Merger Agreement
      The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the approval by the shareholders of BellSouth or AT&T required in each case for closing, by the board of directors of the terminating party or parties:

•	by mutual written consent of AT&T and BellSouth;

•	by either AT&T or BellSouth if:

•	the merger is not completed by March 6, 2007, unless the closing conditions with respect to certain orders of governmental entities and required governmental consents have not been satisfied by March 6, 2007, in which case the termination date may be extended from time to time by AT&T or BellSouth one or more times to a date not beyond September 6, 2007. However, the right to terminate the merger agreement under these circumstances will not be available to any party that has breached its obligations under the merger agreement in any manner that will have proximately contributed to the occurrence of the failure of a condition to the complete the merger;

•	the approval of the merger agreement by BellSouth shareholders was not obtained at a BellSouth shareholders’ meeting duly convened to vote on the matter, or at any adjournment or postponement of the meeting at which a vote on the merger agreement was taken;

•	the approval of AT&T shareholders necessary for the issuance of AT&T common shares required to be issued to BellSouth shareholders pursuant to the merger agreement was not obtained at an AT&T shareholders’ meeting duly convened to vote on the matter, or at any adjournment or postponement of the meeting at which a vote on the merger agreement was taken; or

•	any order of a governmental entity permanently restraining, enjoining or otherwise prohibiting the completion of the merger becomes final and non-appealable, except for any orders the existence of which would not result in the failure of a closing condition, see “— Conditions to the Merger — Conditions to Each Party’s Obligations to Effect the Merger” on page 86.

•	by BellSouth if:

•	prior to the receipt of the approval of the AT&T shareholders of the issuance of AT&T common shares required to be issued to BellSouth shareholders pursuant to the merger agreement, the board of directors of AT&T has withheld or withdrawn, or qualified or modified in a manner reasonably likely to be understood to be adverse to BellSouth, its recommendation with respect to such issuance of shares;

•	prior to the receipt of the approval of the merger agreement by BellSouth’s shareholders, the board of directors of BellSouth approves a superior proposal in accordance with the terms of the merger agreement and authorizes BellSouth to enter into a binding written agreement providing for such superior proposal and, prior to or simultaneous with entering into such agreement pays to AT&T in immediately available funds a $1.7 billion termination fee, see “— Termination Fees and Expenses” below; or

•	there has been a breach of any representation, warranty, covenant or agreement made by AT&T or Merger Sub in the merger agreement, or any representation and warranty will have become untrue after the execution of the merger agreement, such that closing conditions to BellSouth’s obligation to effect the merger would not be satisfied and this breach or failure to be true would not be not curable or, if curable, would not be curable by the termination date (as it may be extended).

•	by AT&T if:

•	prior to the receipt of the approval of the merger agreement by BellSouth’s shareholders, the board of directors of BellSouth has withheld or withdrawn, or qualified or modified in a manner reasonably likely to be understood to be adverse to AT&T, its recommendation that the BellSouth shareholders approve the merger agreement, or has approved or recommended to the shareholders of BellSouth any acquisition proposal other than AT&T’s proposal;

•	there has been a breach of any representation, warranty, covenant or agreement made by BellSouth in the merger agreement, or any such representation and warranty will have become untrue after the date of the merger agreement, such that closing conditions to AT&T’s obligation to effect the merger would not be satisfied and such breach or failure to be true would not be curable or, if curable, would not be curable by the termination date (as it may be extended); or

•	BellSouth has willfully or intentionally breached in any material respect its obligations under the merger agreement relating to acquisition proposals.
Effect of Termination
      If the merger agreement is terminated and the merger is abandoned as described above, the merger agreement will be void and of no effect, with no liability on the part of any party to the merger agreement (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives) other than for damages resulting from willful or intentional breach of any covenant in the merger agreement or from an obligation to pay, if applicable, the fees and reimbursement of expenses in accordance with certain provisions of the merger agreement.
Termination Fees and Expenses

Termination Fees and Expenses Payable by BellSouth
      If the merger agreement is terminated by BellSouth in connection with the acceptance of a superior proposal, BellSouth will pay a termination fee of $1.7 billion prior to or simultaneously with its entry into a binding written agreement providing for such superior proposal. See “— Termination of the Merger Agreement” above.
      If the merger agreement is terminated by AT&T on the basis of a willful or intentional breach by BellSouth in any material respect of its obligations under the merger agreement relating to acquisition proposals, BellSouth will promptly, but in no event later than two days after such termination, pay to AT&T the $1.7 billion termination fee by wire transfer of same day funds.
      If the merger agreement is:

•	terminated by either party on the basis of the failure of the BellSouth shareholders to approve the merger agreement at the BellSouth special meeting, and between the date of the merger agreement and the vote on the approval of the merger agreement at the BellSouth special meeting, one or more bona fide acquisition proposals involving 50% or more of the outstanding BellSouth common shares, or assets of BellSouth (including its interests in Cingular), representing 50% or more of the fair market value of the consolidated assets of BellSouth (including its interests in Cingular) or otherwise involving a transaction or series of transactions that could reasonably be expected to result in value to holders of BellSouth common shares comparable to or more favorable than the transactions contemplated by the merger agreement, which we refer to as a covered proposal, has been publicly made or any person will have publicly announced an intention (whether or not conditional) to make a covered proposal; or

•	terminated by AT&T on the ground that BellSouth’s board of directors has withheld, withdrawn, qualified or modified in a manner reasonably likely to be understood to be adverse to AT&T its recommendation that the merger agreement be approved, or terminated by AT&T on the basis of a willful or intentional breach of any representation, warranty, covenant or agreement made by BellSouth in the merger agreement and a covered proposal has been made after the date of the merger agreement; and

•	within 12 months after the date of a termination, any person (other than AT&T or any of its affiliates or BellSouth and any of its subsidiaries) has acquired, or has entered into an agreement to acquire, by acquisition, merger, consolidation or other business combination transaction or by purchase, sale, assignment, lease, transfer or otherwise, in one transaction or in a series of related transactions, at least 50% of the outstanding BellSouth common shares (or shareholders of BellSouth immediately prior to that transaction cease to hold at least 50% of the BellSouth common shares (or any successor shares) after that transaction) or at least 50% of the fair market value of BellSouth’s consolidated assets (including its interests in Cingular) or BellSouth or one or more of its subsidiaries transfers or otherwise disposes of at least 50% of the fair market value of BellSouth’s consolidated assets or BellSouth or one or more of its subsidiaries publicly announces its intention to effect any such acquisition, transfer or disposition that, in one transaction or a series of related transactions, includes as the principal part an extraordinary dividend, spin-off, split-off, distribution, reclassification, issuer tender offer or similar transaction and thereafter completes that transaction or a substantially similar transaction (it being understood that a difference in consideration will not be taken into account in determining if the completed transaction is substantially similar);

then, BellSouth will promptly, but in no event later than two days after the completion of that transaction or the time that agreement is entered into, as the case may be, pay AT&T the $1.7 billion termination fee, by wire transfer of same day funds.
      If the merger agreement is terminated by AT&T or BellSouth on the basis of the failure of the BellSouth shareholders to approve the merger agreement, or by AT&T on the basis of a change in the recommendation of the BellSouth board of directors with respect to the merger, then BellSouth will promptly, but in no event later than two days after a request from AT&T, reimburse AT&T for all fees and expenses (up to a maximum of $120 million) incurred by AT&T and its subsidiaries (plus 60% of all fees and expenses incurred by Cingular and its subsidiaries) in connection with the merger agreement and the transactions contemplated by the merger agreement, this reimbursement amount to be payable by wire transfer of same day funds. If a termination fee is ultimately paid, then any such amounts paid as reimbursement by BellSouth will be deducted.

Termination Fees and Expenses Payable by AT&T
      If the merger agreement is terminated:

•	by either party on the basis of the failure of AT&T’s shareholders to approve the issuance of AT&T common shares required to be issued to BellSouth’s shareholders pursuant to the merger agreement, or by BellSouth on the ground that AT&T’s board of directors has withheld, withdrawn, qualified or modified in a manner reasonably likely to be understood to be adverse to BellSouth its recommendation that the issuance of AT&T common shares to BellSouth shareholders as required pursuant to the merger agreement be approved; and

•	prior to the AT&T special meeting, but after the date of the merger agreement, a covered proposal (for this purpose, substituting AT&T for BellSouth and AT&T common shares for each reference to BellSouth common shares) other than any acquisition proposal from BellSouth or any of its subsidiaries has been publicly made or any person has publicly announced an intention (whether or not conditional) to make a covered proposal; and

•	within 12 months after the date of a termination, any person other than AT&T or any of its subsidiaries or BellSouth and any of its subsidiaries, has acquired, or has entered into an agreement to acquire, by acquisition, merger, consolidation or other business combination transaction or by purchase, sale, assignment, lease, transfer or otherwise, in one transaction or in a series of related transactions, at least 50% of the outstanding AT&T common shares (or shareholders of AT&T immediately prior to the transactions cease to hold at least 50% of the AT&T common shares (or successor shares) after the transaction) or at least 50% of the fair market value of AT&T’s consolidated assets (including its interest in Cingular) or AT&T or one or more of its subsidiaries transfers or otherwise disposes of at least 50% of the fair market value of AT&T’s consolidated assets or AT&T or one or more of its subsidiaries publicly announces its intention to effect any acquisition, transfer or disposition that, in one or a series of related transactions, includes as the principal part an extraordinary dividend, spin-off, split-off, distribution, reclassification, issuer tender offer or similar transaction and thereafter completes that transaction or a substantially similar transaction (it being understood that a difference in consideration will not be taken into account in determining if the completed transaction is substantially similar), then AT&T will promptly, but in no event later than two days after the completion of that transaction or the time that agreement is entered into, as the case may be, pay BellSouth the $1.7 billion termination fee, payable by wire transfer of same day funds.
      If the merger agreement is terminated by AT&T or BellSouth on the basis of the failure of AT&T’s shareholders to approve the issuance of AT&T common shares required to be issued to BellSouth shareholders pursuant to merger agreement, or by BellSouth on the basis of a change in the AT&T board of directors’ recommendation with respect to the approval of issuance of these shares, then AT&T will promptly, but in no event later than two days after a request from BellSouth, reimburse BellSouth for all fees and expenses, up to a maximum of $120 million, incurred by BellSouth and its subsidiaries, plus 40% of all fees and expenses incurred by Cingular and its subsidiaries, in connection with the merger agreement and the transactions contemplated by the merger agreement, this reimbursement amount to be payable by wire transfer of same day funds. If a termination fee is ultimately paid, then any amounts paid as reimbursement by AT&T will be deducted.
Amendment, Extension and Waiver
      At any time prior to the effective time of the merger, the parties to the merger agreement may modify or amend the merger agreement by written agreement executed and delivered by duly authorized officers of the respective parties. The conditions to each party’s obligations to complete the merger may be waived by such party in whole or in part to the extent permitted by applicable laws.
Specific Performance
      AT&T and BellSouth have agreed that, in addition to other remedies available to them at law or in equity, they are entitled to enforce the provisions of the merger agreement by specific performance without first proving the inadequacy of monetary damages as a remedy.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2005
      The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of AT&T, ATTC, BellSouth and Cingular. The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to the consolidation of the YellowPages.com, which we refer to as YPC, joint venture between AT&T and BellSouth, for which AT&T’s and BellSouth’s total investment was approximately $100 million at December 31, 2005. AT&T acquired ATTC on November 18, 2005. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with AT&T treated as the acquirer and as if the acquisitions of ATTC and BellSouth had been completed on January 1, 2005 for statement of income purposes and the acquisition of BellSouth had been completed on December 31, 2005 for balance sheet purposes.
      The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of AT&T, ATTC, BellSouth and Cingular adjusted to give effect to the BellSouth acquisition. The pro forma amounts have been developed from (a) the audited consolidated financial statements of AT&T contained in its Annual Report on Form 10-K for the year ended December 31, 2005, (b) the audited consolidated financial statements of BellSouth contained in its Annual Report on Form 10-K for the year ended December 31, 2005, (c) the audited consolidated financial statements of Cingular contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and (d) the unaudited books and records of ATTC for the year ended December 31, 2005, but only through AT&T’s November 18, 2005 acquisition of ATTC, adjusted to reclassify certain ATTC amounts to conform to AT&T presentation.
      As of the date of this joint proxy statement/prospectus, AT&T has not performed the detailed valuation studies necessary to arrive at the required estimates of the fair market value of the BellSouth assets to be acquired and the liabilities to be assumed (which will include the fair value adjustments for BellSouth’s 40 percent interest in Cingular) and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform BellSouth and Cingular data to AT&T’s accounting policies. As indicated in Note 2 to the Unaudited Pro Forma Condensed Combined Financial Statements, AT&T has made certain adjustments to the historical book values of the assets and liabilities of BellSouth and Cingular to reflect certain preliminary estimates of the fair values necessary to prepare the Unaudited Pro Forma Condensed Combined Financial Statements, with the excess of the purchase price over the historical net assets of BellSouth, as adjusted to reflect estimated fair values, recorded as goodwill. Actual results may differ from these Unaudited Pro Forma Condensed Combined Financial Statements once AT&T has determined the final purchase price for BellSouth and has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting changes for BellSouth and Cingular. There can be no assurance that such finalization will not result in material changes.
      Additionally, as of the date of this joint proxy statement/prospectus, AT&T has not completed the final valuations of assets acquired and liabilities assumed in the acquisition of ATTC. The December 31, 2005 AT&T consolidated balance sheet reflects the preliminary third-party valuations of property, plant and equipment, which we refer to as PP&E, intangible assets (including the AT&T trade name), debt and certain other assets and liabilities acquired in the ATTC transaction. The values of certain assets and liabilities are based on preliminary valuations and are subject to adjustment as additional information is obtained. Such additional information includes, but is not limited to: valuations and physical counts of PP&E, valuation of investments and involuntary termination of employees. In accordance with U.S. generally accepted accounting principals, which we refer to as GAAP, AT&T has 12 months from the closing of the ATTC acquisition to finalize the valuation. Changes to PP&E may result in adjustments to the fair value of certain identifiable intangible assets acquired. When finalized, material adjustments to goodwill may result.

      The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of AT&T would have been had the ATTC and BellSouth acquisitions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.
      The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of future cost savings from operating efficiencies, revenue synergies or other restructuring costs expected to result from the ATTC and BellSouth acquisitions.
      The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of AT&T, BellSouth and Cingular.

AT&T INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2005
($ in millions, except per share data)

							Adjustments
											Combined
	Historical	Historical			Pro Forma	Historical	Consolidation				Pro Forma
	AT&T	ATTC*	Adjustments		AT&T/ATTC	BellSouth	of Cingular		Other		AT&T Inc.

Total Operating Revenues	$43,862	$23,876	$(1,677	)(c1)	$66,061	$20,547	$34,433		$(1,959	)(d1)	$117,479
									(873	)(e1)
									(730	)(e2)
Operating Expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	19,190	13,117	(1,626	)(c1)	30,656	8,067	14,387		(1,959	)(d1)	49,297
			(25	)(c2)					—	(d2)
									(873	)(e1)
									(251	)(e3)
									(730	)(e2)
Selling, general and administrative	10,861	5,406	(46	)(c2)	16,221	3,873	11,647		(1	)(d2)	31,648
									(92	)(e3)
Depreciation and amortization	7,643	2,217	990	(c6)	10,188	3,661	6,575		(981	)(d4)	24,318
			(189	)(c6)					1,767	(a2)
			(94	)(c5)					3,108	(b3)
			(379	)(c4)
Asset impairment and net restructuring and other charges	—	—	—		—	276	—		—		276

Total Operating Expenses	37,694	20,740	(1,369)		57,065	15,877	32,609		(12)		105,539

Operating Income	6,168	3,136	(308)		8,996	4,670	1,824		(3,550)		11,940
Interest expense	1,456	621	(85	)(c3)	1,992	1,124	1,260		(518	)(d1)	3,797
									(11	)(d3)
									(50	)(e4)
Other income (expense) — net	1,006	(26)	—		980	756	(33)		(518	)(d1)	852
							(333	)(d)

Income Before Income Taxes	5,718	2,489	(223)		7,984	4,302	198		(3,489)		8,995
Provision for income taxes	932	970	(85	)(g)	1,817	1,389	198		(1,349	)(g)	2,055

Income From Continuing Operations	$4,786	$1,519	$(138)		$6,167	$2,913	$—		$(2,140)		$6,940

Basic Earnings Per Share:
Income From Continuing Operations	$1.42				$1.59	$1.60					$1.11	(f)
Weighted Average Common Shares Outstanding (000,000)	3,368				3,877	1,823					6,259
Diluted Earnings Per Share:
Income From Continuing Operations	$1.42				$1.59	$1.59					$1.11	(f)
Weighted Average Common Shares Outstanding with Dilution (000,000)	3,379				3,887	1,829					6,277

*	ATTC results prior to November 18, 2005 acquisition (January 1, 2005 through November 18, 2005).
The accompanying notes are an integral part of these Unaudited Pro Forma
Condensed Combined Financial Statements.

AT&T INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2005
($ in millions, except per share data)

			Adjustments
							Combined
	Historical	Historical	Consolidation of				Pro Forma
	AT&T	BellSouth	Cingular		Other		AT&T Inc.

Assets
Current Assets
Cash and cash equivalents	$1,224	$427	$472		$—		$2,123
Accounts receivable — net	9,351	2,555	3,622		—		15,528
Other current assets	4,079	1,227	1,955		—		7,261

Total current assets	14,654	4,209	6,049		—		24,912

Property, Plant and Equipment — Net	58,727	21,723	21,745		1,533	(b2)	103,728
Goodwill	14,055	—	22,359		40,267	(b2)	68,209
			472	(a5)	(8,944	)(a1)
Other Intangibles — Net	8,503	1,533	28,414		10,200	(b3)	53,551
					5,300	(a2)
					12,500	(a2)
					(11,366	)(a1)
					(1,533	)(b2)
Investments in Equity Affiliates	2,031	33	7		—		2,071
Investments in and Advances to
Cingular Wireless	31,404	21,274	(31,404	)(a)	—		—
			(21,274	)(a)
Other Assets	16,258	7,781	745		45	(b4)	23,602
					(1,227	)(b2)

Total Assets	$145,632	$56,553	$27,113		$46,775		$276,073

Liabilities and Stockholders’ Equity
Current Liabilities
Debt maturing within one year	$4,455	$4,109	$2,036		$—		$10,089
			(511	)(a5)
Other current liabilities	20,963	4,545	7,972		—		33,480

Total current liabilities	25,418	8,654	9,497		—		43,569

Long-Term Debt	26,115	13,079	19,340		289	(a4)	52,659
			(6,717	)(a5)	553	(b5)
Other noncurrent liabilities	39,409	11,286	4,993		5,579	(b4)	60,064
					(1,227	)(b2)
					24	(a3)

Total noncurrent liabilities	65,524	24,365	17,616		5,218		112,723

Stockholders’ Equity
Common shares issued	4,065	2,020	—		(2,020	)(b6)	6,447
					2,382	(b1)
Capital in excess of par value	27,499	7,960	—		(7,960	)(b6)	90,208
					62,709	(b1)
Members’ Capital	—	—	44,988		—		—
			(44,988	)(a5)
Retained earnings	29,106	20,383			(20,383	)(b6)	29,106
Treasury shares (at cost)	(5,406)	(6,815)			6,815	(b6)	(5,406)
Accumulated other comprehensive income	(574)	(14)	(10)		14	(b6)	(574)
			10	(a5)

Total stockholders’ equity	54,690	23,534	—		41,557		119,781

Total Liabilities and Stockholders’ Equity	$145,632	$56,553	$27,113		$46,775		$276,073

The accompanying notes are an integral part of these Unaudited Pro Forma
Condensed Combined Financial Statements.

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
For the Year Ended December 31, 2005
($ in millions, except per share data)

Note 1.	Basis of Presentation
      The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of AT&T, ATTC, BellSouth and Cingular, after giving effect to the ATTC and BellSouth mergers and adjustments described in these footnotes, and are intended to reflect the impact on AT&T of both the completed ATTC acquisition (for the period prior to that acquisition) and the pending BellSouth acquisition on AT&T. The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to the consolidation of the YPC joint venture between AT&T and BellSouth, for which AT&T’s and BellSouth’s aggregate total investment was approximately $100 at December 31, 2005. The historical financial results of AT&T do not include the results of ATTC prior to the November 18, 2005 acquisition of ATTC. On March 5, 2006, AT&T and BellSouth jointly announced the execution of the merger agreement, pursuant to which AT&T would acquire BellSouth in a transaction in which each BellSouth common share would be converted into and exchanged for 1.325 AT&T common shares. Based on the average closing price of the AT&T common shares for the two days prior to, including, and two days subsequent to the public announcement of the merger (March 5, 2006) of $27.32, the purchase price would be approximately $65,091.
      AT&T and BellSouth jointly own Cingular, with AT&T holding a 60 percent interest and BellSouth holding a 40 percent interest. Control of Cingular is shared equally by AT&T and BellSouth. AT&T and BellSouth historically each have accounted for Cingular under the equity method of accounting, recording the proportional share of Cingular’s income as equity in net income of affiliates on the respective consolidated statements of income and reporting the ownership percentage of Cingular’s net assets as “Investments in and Advances to Cingular Wireless.” After the merger, BellSouth and Cingular will be wholly-owned subsidiaries of AT&T.
      The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of AT&T’s, ATTC’s, BellSouth’s and Cingular’s operations.
      Additionally, the Unaudited Pro Forma Condensed Combined Financial Statements do not include any transaction costs relating to the merger that will be included by AT&T as part of the purchase price (as those amounts are anticipated to be immaterial to the total purchase price). The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the merger as if it was completed on December 31, 2005 and includes AT&T’s preliminary third-party valuations of PP&E, intangible assets, employee benefit plans, debt and certain other assets and liabilities acquired in the ATTC acquisition. AT&T has 12 months from the November 2005 closing of the ATTC acquisition to finalize the valuations. Finalization of the valuation and purchase price allocation of the ATTC acquisition could result in material adjustments to the AT&T consolidated balance sheet. The Unaudited Pro Forma Combined Condensed Statement of Income reflects the ATTC acquisition and the merger as if they had been completed on January 1, 2005.

Note 2.	Pro Forma Adjustments
      (a) The Unaudited Pro Forma Condensed Combined Balance Sheet includes adjustments to reflect the consolidation of Cingular as a wholly-owned subsidiary of AT&T. AT&T and BellSouth historically each have accounted for Cingular under the equity method of accounting, recording the proportional share of Cingular’s income as equity in net income of affiliates on the respective consolidated statements of income and reporting the ownership percentage of Cingular’s net assets as “Investments in and Advances to Cingular Wireless” on their respective consolidated balance sheets.

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS — (Continued)
      At December 31, 2005, AT&T’s total investment in Cingular was $31,404. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to remove AT&T’s “Investment in and Advances to Cingular Wireless” and to record, by category, AT&T’s 60 percent ownership of Cingular’s assets and liabilities. AT&T’s 60 percent ownership of Cingular’s assets and liabilities remains at the existing historical book values after the merger.
      At December 31, 2005, BellSouth’s total investment in Cingular was $21,274. The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to remove BellSouth’s “Investment in and Advances to Cingular Wireless” and to record, by category, BellSouth’s 40 percent ownership of the fair value of Cingular’s assets and liabilities, with many fair values approximating historical book values as of December 31, 2005.

(a1) The acquisition of BellSouth’s portion of Cingular will be accounted for as a step acquisition. In accordance with purchase accounting rules, BellSouth’s investment in Cingular will be adjusted to its fair value through purchase accounting adjustments. Accordingly, the Unaudited Pro Forma Condensed Combined Balance Sheet includes adjustments of $8,944 to eliminate BellSouth’s 40% ownership interest in Cingular’s historical goodwill and $11,366 to eliminate BellSouth’s interest in Cingular’s intangible assets.

(a2) Of the total amount allocated to “Other Intangibles — Net,” approximately $12,500 represents BellSouth’s portion of the fair value of wireless licenses held by Cingular. These licenses are intangible assets with indefinite lives and, as such, are not subject to amortization. Additionally, AT&T has tentatively assigned approximately $5,300 to BellSouth’s portion of the fair value of Cingular’s customers acquired with an average asset life of 5 years. Amortization of these intangibles is reflected in the Unaudited Pro Forma Condensed Combined Statement of Income using the sum-of-the-months-digits method of amortization. Additionally, the final purchase price allocations, which will be based on third party appraisals, may result in different allocations for tangible and intangible assets than presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material.

The sum-of-the-months-digits method is a process of allocation, not of valuation and reflects the belief that more revenues will be generated from the assets during the earlier years of their lives. Using the sum-of-the-months-digits method of amortization, which records a larger portion of the amortization expense earlier in the life of the assets, the expected amortization expense for the first year is $1,767.

(a3) The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect BellSouth’s portion of Cingular’s pension and postretirement benefit plans at fair value. The total adjustment of $24 represents 40 percent of the unrecognized net losses totaling $1 and $21 and 40 percent of the unrecognized prior services cost (benefit) totaling $4 and $(2) for Cingular’s pension and postretirement plans, respectively, as of December 31, 2005. Such amounts were reflected in the balance sheet based on the plans the adjustments relate to and whether such plans were in a net asset or net liability position.

(a4) The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report BellSouth’s portion of Cingular’s long-term debt due to external parties at fair value. BellSouth’s portion of the estimated fair value of Cingular’s long-term debt (including current maturities of long-term debt) was $5,261 at December 31, 2005, calculated using quotes or rates available for debt with similar terms and maturities, based on Cingular’s debt ratings at that time. BellSouth’s portion of the carrying value of Cingular’s long-term debt (including current maturities of long-term debt) was $4,972 at December 31, 2005, resulting in a proportional increase to debt of

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS — (Continued)

$289. The carrying value of debt with an original maturity of less than one year approximates market value. None of this fair market value adjustment was attributed to current maturities of long-term debt.

(a5) The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate Cingular’s December 31, 2005 “Members’ Capital,” other equity amounts, amounts due to AT&T and BellSouth under the Cingular revolving credit agreement and long-term debt due to AT&T and BellSouth.
      (b) This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and liabilities assumed and the excess purchase price to Goodwill as follows:

	Common	Additional
	Stock	Capital	Total

Total consideration: Issuance of AT&T common stock to BellSouth shareholders	$2,382	$62,709	$65,091	(b1)

Book value of net assets acquired
BellSouth’s equity			$23,534
Elimination of BellSouth’s ownership percentage of Cingular’s goodwill and intangibles			(20,310	)(a1)
Fair value of BellSouth’s customer lists			10,200	(b3)
BellSouth’s portion of the fair value of Cingular’s customer lists			5,300	(a2)
BellSouth’s portion of the fair value of Cingular’s wireless licenses			12,500	(a2)
Preliminary fair value adjustments:
BellSouth deferred activation and installation revenue			1,227	(b2)
BellSouth deferred activation and installation expense			(1,227	)(b2)
BellSouth long-term debt			(553	)(b5)
BellSouth ownership percentage of Cingular’s long-term debt			(289	)(a4)
BellSouth’s pension and postretirement plans			(5,534	)(b4)
BellSouth’s ownership percentage of Cingular’s pension and postretirement plans			(24	)(a3)

Preliminary estimate of fair value of identifiable net assets (liabilities) acquired			$24,824

Goodwill			$40,267	(b2)

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS — (Continued)

(b1) The purchase price allocation included within these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of $65,091 calculated as follows:

BellSouth common shares outstanding at December 31, 2005	1,798,000,000
Exchange ratio	1.325

AT&T common shares to be issued	2,382,350,000

Price per share(1)	$27.32

Aggregate value of AT&T consideration	$65,091

Value attributed to par at $1 par value	$2,382

Balance to capital in excess of par value	$62,709

(1)	Price per share is based on the average closing price of the AT&T common shares for the two days prior to, including and two days subsequent to the first trading day following public announcement of the merger on March 5, 2006.

It is assumed that all stock will be new issuances. However, AT&T may issue treasury shares for a portion of the required AT&T common shares. The actual number of newly issued shares of AT&T common stock or treasury shares to be delivered in connection with the merger will be based upon the number of BellSouth common shares issued and outstanding when the merger closes.

(b2) The Unaudited Pro Forma Condensed Combined Financial Statements reflect a preliminary allocation of the purchase price to tangible assets and liabilities with many fair values approximating historical book values as of December 31, 2005, especially for PP&E. The remaining unallocated purchase price was allocated to Goodwill.

The final purchase price allocations, which are based on third party appraisals, may result in different allocations for tangible and intangible assets than presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material. The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every incremental $1,000 assigned to PP&E in the final purchase price allocation. Depreciation of these assets is utilizing the straight-line method over the lives shown.

	Estimated
	Depreciation	Net income	Per share
Lives in years	Expense	impact	impact

3	$333	$206	$0.03
10	100	62	0.01
20	50	31	0.00

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the reclassification of BellSouth’s capitalized software, which was recorded as an intangible asset and to eliminate deferred activation-related revenue and expense (see note e2).

(b3) Of the total amount allocated to “Other Intangibles — Net,” AT&T has tentatively identified approximately $10,200 for customers acquired from BellSouth with an average asset life of 6 years. Amortization of these intangibles is reflected in the Unaudited Pro Forma Condensed Combined Statement of Income using the sum-of-the-months-digits method of amortization. However, the final method of amortization will be based in such a way as to allocate as equitably as

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS — (Continued)

possible, to periods during which the intangible assets are expected to contribute to AT&T’s future cash flow.

The sum-of-the-months-digits method is a process of allocation, not of valuation and reflects the belief that more revenues will be generated from the assets during the earlier years of their lives. Using the sum-of-the-months-digits method of amortization, which records a larger portion of the amortization expense earlier in the life of the assets, the expected amortization expense for the first year is $3,108.

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every incremental $1,000 assigned to amortizable intangible assets in the final purchase price allocation. Amortization of these assets is utilizing the sum-of-the-months digits method over the lives shown and the first year of amortization is displayed. Expense for each year thereafter will decrease.

	Estimated
	Amortization	Net income	Per share
Lives in years	Expense	impact	impact

3	$550	$340	$0.05
5	357	221	0.04
9	209	129	0.02

(b4) The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect BellSouth’s pension and postretirement benefit plans at fair value. The total adjustment of $5,534 represents unrecognized net loss of $724 and $2,339 and unrecognized prior services cost (benefit) and unrecognized net obligation of $(345) and $2,816 for BellSouth’s pension and postretirement plans, respectively, as of December 31, 2005. Such amounts were reflected in the balance sheet based on adjustments to the individual plans and whether such plans were in a net asset or net liability position.

(b5) The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report BellSouth’s long-term debt at fair value. The estimated fair value of BellSouth’s long-term debt (including current maturities of long-term debt) was $16,318 at December 31, 2005, calculated using quotes or rates available for debt with similar terms and maturities, based on BellSouth’s debt ratings at that time. The carrying value of BellSouth’s long-term debt (including current maturities of long-term debt) was $15,765 at December 31, 2005, resulting in a total increase to debt of $553. The carrying value of debt with an original maturity of less than one year approximates market value. None of this fair market value adjustment was attributed to current maturities of long-term debt.

(b6) The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of BellSouth.
      (c) In accordance with GAAP, the AT&T consolidated statement of income for the year ended December 31, 2005 included the results of ATTC’s operations subsequent to the November 18, 2005 acquisition. The Unaudited Pro Forma Condensed Combined Statement of Income includes the results of ATTC’s operations prior to the merger and has been adjusted to eliminate the following items:

(c1) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate certain revenues and expenses between ATTC and AT&T, prior to the November 18, 2005 merger. These items consist primarily of switched access, Unbundled Network Element-Platform (UNE-P) and high-capacity transport services, including DS1s and DS3s (types of dedicated high-

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS — (Continued)

capacity lines), and SONET (a dedicated high-speed solution for multisite businesses). Other pre-merger transactions and ending intercompany balances between ATTC and AT&T are immaterial.

(c2) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to the adjustment of ATTC’s pension and postretirement plans to fair value and to conform ATTC pension and postretirement benefit assumptions to those used by AT&T at the time of the ATTC acquisition.

(c3) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower interest expense due to the adjustment of ATTC’s long-term debt to fair value at the time of the ATTC acquisition. The difference between the fair value and the face amount of each borrowing is amortized on a straight-line basis as a reduction to interest expense over the remaining term of the borrowing, based on the maturity date.

(c4) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower depreciation and amortization expense due to the adjustment of ATTC’s PP&E and internal use software to fair value at the time of the ATTC acquisition.

(c5) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the elimination of ATTC’s historical intangible asset amortization due to the elimination of ATTC’s historical intangible assets at the time of the ATTC acquisition.

(c6) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect additional amortization expense associated with intangible assets acquired in the ATTC acquisition.
      (d) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect Cingular as a wholly-owned subsidiary of AT&T rather than as a joint venture, thereby eliminating amounts recorded as equity in net income of affiliates by AT&T and BellSouth from Cingular and to eliminate the following items:

(d1) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate revenues and expenses between Cingular and AT&T, ATTC and BellSouth. Operating revenues and expenses consist primarily of access and long-distance services and commission revenue. Other revenues and expense adjustments consist primarily of interest on shareholder loans and advances to Cingular.

(d2) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to BellSouth’s portion of the adjustment of Cingular’s pension and postretirement plans to fair value (see note a3). The adjustment reflects BellSouth’s portion of the elimination of amounts recorded by Cingular in 2005 for amortization of unrecognized prior service benefit of $1 for and amortization of losses of $2 for pension and postretirement benefits.

(d3) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower interest expense due to BellSouth’s portion of the adjustment of Cingular’s long-term debt to fair value (see note a4). The difference between the fair value and the face amount of each borrowing is amortized on a straight-line basis as a reduction to interest expense over the remaining term of the borrowing, based on the maturity date.

(d4) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the elimination of BellSouth’s portion of Cingular’s historical intangible asset amortization.

AT&T INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS — (Continued)
      (e) The Unaudited Pro Forma Condensed Combined Statement of Income includes the results of BellSouth’s operations for the year ended December 31, 2005 and has been adjusted to eliminate the following items:

(e1) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate certain intercompany revenues and expenses between AT&T and/or ATTC and BellSouth, consisting primarily of switched access, Unbundled Network Element-Platform (UNE-P) and high-capacity transport services, which include DS1s and DS3s (types of dedicated high-capacity lines), and SONET (a dedicated high-speed solution for multisite businesses). Other intercompany transactions and ending intercompany balances are immaterial.

(e2) BellSouth defers revenue from activation-related activities and recognizes the revenue over the life of the customer relationship. Associated expenses are also deferred but only to the extent of revenues and are recognized over the same period as the revenue. The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate the amortization of this revenue and expense in accordance with fair value accounting.

(e3) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to the adjustment of BellSouth’s pension and postretirement plans to fair value (see note b4). The adjustment reflects the elimination of amounts recorded by BellSouth in 2005 for amortization of net unrecognized prior service cost and transition obligation of $228 and net amortization of losses of $115 for pension and postretirement benefits.

(e4) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower interest expense due to the adjustment of BellSouth’s long-term debt to fair value (see note b5). The difference between the fair value and the face amount of each borrowing is amortized on a straight-line basis as a reduction to interest expense over the remaining term of the borrowing, based on the maturity date.
      (f) Pro forma combined basic earnings per common share are based on the historical AT&T weighted average shares outstanding, excluding the impact of shares issued for the ATTC acquisition, during 2005 of 3.25 billion and the assumptions that the 632 million shares issued for the ATTC acquisition (811 million ATTC shares converted at 0.77942 of an AT&T common share) and the 2.38 billion shares assumed to be issued by AT&T for the BellSouth acquisition (see note b1) were outstanding for all of 2005, calculated using income from continuing operations.
      Pro forma combined diluted earnings per common share are based on the historical AT&T weighted average shares with dilution outstanding, excluding the impact of shares issued for the ATTC acquisition, during 2005 of 3.26 billion and the assumptions that the 632 million shares issued for the ATTC acquisition and that 2.39 billion shares and equivalents (2.38 billion shares assumed to be issued by AT&T for the BellSouth acquisition plus 6 million BellSouth weighted average common stock equivalents converted at the exchange ratio of 1.325) were outstanding for all of 2005, calculated using income from continuing operations.
      (g) The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the aggregate pro forma income tax effect of note (c) of $85 and notes (d) through (f) and the amortization impact of items (a2) and (b3) of $1,349. The aggregate pre-tax effect of these adjustments is reflected as “Income Before Income Taxes” on the Unaudited Pro Forma Condensed Combined Statement of Income, which was taxed at the AT&T marginal tax rate of 38%.

Note 3.	Federal Income Tax Consequences of the Merger
      The Unaudited Pro Forma Condensed Combined Financial Statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.

NEW DIRECTORS AND MANAGEMENT OF AT&T FOLLOWING THE MERGER
      Pursuant to the merger agreement, AT&T’s board of directors will increase its size immediately following the effective time of the merger and appoint three members of the BellSouth board of directors mutually selected by AT&T and BellSouth to AT&T’s board of directors. At this time, those persons have not yet been identified. In addition, AT&T will offer to each executive officer of BellSouth (other than the Chief Executive Officer) the opportunity to become a senior officer of AT&T or one of its subsidiaries immediately following the effective time of the merger. Also, Mark L. Feidler, BellSouth’s President and Chief Operating Officer, will be offered a position reporting directly to the Chairman of the Board of AT&T following the effective time of the merger.

DESCRIPTION OF AT&T CAPITAL STOCK
      The following description of material terms of the capital stock of AT&T does not purport to be complete and is qualified in its entirety by reference to the restated certificate of incorporation and by-laws of AT&T, which documents are incorporated by reference as exhibits to the registration statement of which this joint proxy statement/ prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.
      The authorized capital stock of AT&T currently consists of 7,000,000,000 AT&T common shares and 10,000,000 AT&T preferred shares, par value $1.00 per share, which we refer to as the AT&T preferred shares. As of the close of business on        ●       , 2006, there were outstanding        ●       AT&T common shares, with an additional        ●        shares issued and held in treasury, and there were 768,392 issued and outstanding AT&T preferred shares, designated the AT&T Perpetual Cumulative Preferred Stock.
AT&T Common Shares
      The holders of AT&T common shares are entitled to one vote per share for each share held of record on all matters voted on by shareholders, including the election of directors, and are entitled to participate equally in dividends when and as dividends may be declared by the AT&T board of directors out of funds legally available. As a Delaware corporation, AT&T is subject to statutory limitations on the declaration and payment of dividends. In the event of a liquidation, dissolution or winding up of AT&T, holders of AT&T common shares have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including holders of AT&T’s indebtedness, all liabilities and the aggregate liquidation preferences of any outstanding AT&T preferred shares. The holders of AT&T common shares have no conversion, redemption, preemptive or cumulative voting rights. All outstanding AT&T common shares are, and the AT&T common shares to be issued in the merger will be, validly issued, fully paid and non-assessable.
      The transfer agent and registrar for AT&T common shares is Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078.
AT&T Preferred Shares
      The restated certificate of incorporation of AT&T provides that the AT&T preferred shares may be issued from time to time in one or more series. The AT&T board of directors is specifically authorized to establish the number of shares in any series and to set the designation of any series and the powers, preferences and rights and the qualifications, limitations or restrictions on each series of AT&T preferred shares. The holders of AT&T preferred shares will have no preemptive rights.
      AT&T has 768,392 issued and outstanding shares of a series of AT&T preferred shares, designated the Perpetual Cumulative Preferred Stock, par value $1 per share. The holders of the AT&T Perpetual Cumulative Preferred Stock are entitled to 15.5884 votes per share for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors, and certain other voting rights, including the requirement that holders of either 66 2/3 % or a majority of the shares of the Perpetual Cumulative Preferred Stock voting separately as a class (with the required vote depending on the type of action to be taken) approve certain corporate actions that would adversely affect these holders. However, under Delaware law, these shares do not carry voting rights if they are held by subsidiaries of AT&T. All shares of Perpetual Cumulative Preferred Stock currently issued and outstanding are held by subsidiaries of AT&T.
      The rights of the holders of Perpetual Cumulative Preferred Stock also place certain limitations on the ability of AT&T to declare or pay dividends on or purchase, redeem or otherwise acquire AT&T common shares in the event that AT&T fails to pay dividends on the Perpetual Cumulative Preferred Stock. The shares of Perpetual Cumulative Preferred Stock have preferential rights senior to the AT&T common shares in the event of a liquidation, dissolution or winding up of AT&T, but rank junior to all series of any other class of AT&T preferred shares with respect to the payment of dividends and distributions upon liquidation. The shares of Perpetual Cumulative Preferred Stock are redeemable at AT&T’s option at a ratio of 155.8840 AT&T common shares per preferred share, subject to certain adjustments.
No Shareholder Rights Plan
      AT&T currently does not have a shareholder rights plan.

COMPARISON OF SHAREHOLDER RIGHTS
      The rights of BellSouth shareholders are currently governed by the Georgia Business Corporation Code, which we refer to as the GBCC, and the amended and restated articles of incorporation, which we refer to as the articles of incorporation, and by-laws of BellSouth. The rights of AT&T shareholders are currently governed by the Delaware General Corporation Law (which we refer to as the DGCL) and the restated certificate of incorporation and by-laws of AT&T. Upon completion of the merger, the rights of BellSouth shareholders who become AT&T shareholders and the rights of AT&T shareholders will be governed by the DGCL and the restated certificate of incorporation and by-laws of AT&T.
      This section summarizes the material differences between the GBCC and BellSouth’s articles of incorporation and by-laws, on the one hand, and the DGCL and AT&T’s restated certificate of incorporation and by-laws, on the other hand.
      This section does not include a complete description of all differences between the rights of BellSouth shareholders and AT&T shareholders, nor does it include a complete description of the specific rights of these holders. Furthermore, the identification of some of the differences in the rights of these holders as material is not intended to indicate that other differences that may be equally important do not exist.
      You are urged to read carefully the relevant provisions of the DGCL and the GBCC, as well as the articles of incorporation and by-laws of BellSouth and the restated certificate of incorporation and by-laws of AT&T. Copies of the organizational documents of BellSouth and AT&T referred to in this discussion are available to you upon request. See “Where You Can Find More Information” on page 124.
Classes and Series of Capital Stock
      BellSouth. The authorized capital stock of BellSouth consists of:

•	8,650,000,000 BellSouth common shares, having a par value of $1.00 per share and entitled to one vote per share; and

•	100,000,000 BellSouth first preferred shares, having a par value of $1.00 per share.
      AT&T. The authorized capital stock of AT&T consists of:

•	7,000,000,000 AT&T common shares, having a par value of $1.00 per share and entitled to one vote per share; and

•	10,000,000 AT&T preferred shares, having a par value of $1.00 per share.
Annual Meeting of Shareholders
      BellSouth. The GBCC provides that a meeting of shareholders will be held annually at a time stated in or fixed in accordance with the corporation’s by-laws. The GBCC also requires notice of a shareholders’ meeting to be sent to shareholders entitled to vote at a meeting not fewer than ten nor more than 60 days before the date of the meeting. Unless the GBCC or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting.
      The GBCC also provides that the superior court of the county where a corporation’s registered office is located may summarily order a meeting to be held upon application of any shareholder of the corporation if an annual meeting was not held within the earlier of six months after the end of a fiscal year of the corporation or fifteen months after its last annual meeting. Following notice to the corporation, the superior court may order that a meeting ordered in this manner be deemed an annual meeting or a special meeting.
      The by-laws of BellSouth provide that the annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting will be held on that date and at that time and place as the board of directors may by resolution provide. The by-laws of BellSouth also provide that written notice of each meeting of shareholders will be given to each shareholder of record entitled to vote at the meeting not less than 30 nor more than 60 days prior to the meeting.
      AT&T. The DGCL provides that, unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of shareholders will be held for the election of directors on a date and at a time designated by or in the manner provided in the by-laws of the corporation. Any other proper business may also be transacted at the annual meeting. The DGCL also generally requires notices of annual meetings to be sent to all shareholders of record entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting.
      The DGCL also provides that if, for a period of 30 days after the date designated by the by-laws for the annual meeting of shareholders, or, if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, there is a failure to hold an annual meeting or to take action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any shareholder or director.
      The by-laws of AT&T provide that an annual meeting of the shareholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting will be held at such place, on such date, and at such time as the board of directors fixes each year.
Special Meetings of Shareholders
      BellSouth. The GBCC provides that special meetings of shareholders may be called by the board of directors or by any persons authorized to do so in the articles of incorporation or the by-laws of the corporation.
      The GBCC also provides that, except as to corporations having 100 or fewer shareholders of record, a special meeting may be called by the holders of at least 25 percent, or that greater or lesser percentage as may be provided in the articles of incorporation or by-laws, of all the votes entitled to be cast on any issue proposed to be considered at a proposed special meeting. Such holders must sign, date and deliver to the corporation one or more demands in writing or by electronic transmission for the meeting describing the purpose or purposes of the special meeting. Under the GBCC, the superior court of the county where a corporation’s registered office is located may order a meeting upon application of a shareholder who signed a valid demand for a special meeting if notice of the special meeting was not given within 30 days after the demand was delivered to the corporation’s secretary, or the special meeting was not held in accordance with the notice.
      Under the GBCC, notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Only business within the purpose or purposes described in this notice may be conducted at a special shareholders’ meeting.
      The by-laws of BellSouth provide that a special meeting of the shareholders may be called at any time by the board of directors or the chief executive officer of the corporation, and shall be called upon written request to the chief executive officer or secretary, signed by the holders of at least three-quarters of the voting power of the outstanding shares entitled to vote at the special meeting.
      The written request of the shareholders must set forth:

•	a brief description of the purpose of the proposed meeting and business to be brought before the meeting, and any material interest in the business of any shareholder and beneficial owner, if any, on whose behalf the proposal is made; and

•	if the shareholders requesting the special meeting propose to nominate one or more persons for election as directors, information similar to that required by the Exchange Act in connection with the election of directors;

•	as to the shareholders giving the notice and the beneficial owner, if any, on whose behalf the request is made, the name and address of each shareholder, as they appear on the corporation’s books, and of the beneficial owner, and the class or series and the number of shares of the corporation that are owned beneficially and held of record by the shareholders and beneficial owners; and

•	if the shareholder intends to solicit proxies from the shareholders of the corporation, that shareholder’s notice must notify the corporation of this intent. If a shareholder fails to notify the corporation of his or her intent to solicit proxies and does in fact solicit proxies, the chairman of the board of directors has the authority, in his or her discretion, to strike the proposal or nomination proposed by the shareholder.
      AT&T. The DGCL provides that a special meeting of shareholders may be called by the board of directors or by any persons authorized in the certificate of incorporation or by-laws of the corporation. The notice to shareholders of the meeting must include the purpose or purposes for which the meeting is called.
      The by-laws of AT&T provide that special meetings of the shareholders may be called at any time, either by the board of directors or by the chairman of the board, and the chairman of the board will call a special meeting whenever requested in writing to do so by shareholders representing two-thirds of the shares of AT&T then outstanding and entitled to vote at such meeting. This request must specify the time, place and object of the proposed meeting. Only business specified in the notice may be conducted at a special meeting of the shareholders.
Shareholder Action Without a Meeting
      BellSouth. The GBCC provides that action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting upon the written consent of all the shareholders entitled to vote on the action or, if the articles of incorporation so provide, upon the written consent of persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.
      The articles of incorporation of BellSouth do not provide that shareholder action without a meeting may be taken without the consent of all of the shareholders. Thus, the written consent of all the shareholders entitled to vote on an action would be required for shareholder action to be taken without a meeting.
      AT&T. The DGCL provides that, unless otherwise provided in the certificate of incorporation of the corporation, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted.
      Under the restated certificate of incorporation of AT&T, no action which is required to be taken or which may be taken at any annual meeting or special meeting of shareholders of the corporation may be taken by written consent without a meeting, except where the consent is signed by shareholders representing at least two-thirds of the total number of AT&T shares then outstanding and entitled to vote.
Shareholder Nominations and Proposals
      BellSouth. The by-laws of BellSouth establish procedures that must be followed for shareholder nominations of directors and shareholder proposals to be considered at BellSouth’s annual meeting of shareholders. The shareholder must give notice of any nominations or proposals to the Secretary of BellSouth between 75 and 120 days prior to the anniversary of the annual meeting of shareholders held in the prior year.

      To be in proper form, the shareholder’s notice must set forth:

•	as to any person whom the shareholder proposes to nominate for election as a director, all information relating to that person that is required to be disclosed in proxy solicitations for director elections, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

•	as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting that business at the meeting and any material interest in that business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the shareholder, as they appear on the corporation’s books, and of the beneficial owner and the class or series and number of shares of the corporation that are owned beneficially and held of record by the shareholder and the beneficial owner; and

•	if the shareholder intends to solicit proxies from the shareholders of the corporation, such shareholders’ notice must notify the corporation of this intent. If a shareholder fails to notify the corporation of his or her intent to solicit proxies and does in fact solicit proxies, the chairman of the board of directors has the authority, in his or her discretion, to strike the proposal or nomination proposed by the shareholder.
      AT&T. The by-laws of AT&T establish procedures that must be followed for a shareholder to submit a proposal to be voted on by the shareholders of AT&T at its annual meeting of shareholders and a substantially similar procedure to be followed for the nomination and election of directors. No business may be proposed by a shareholder at the annual meeting of shareholders without giving written notice to the Secretary of AT&T between 120 and 150 days prior to the scheduled date of the meeting. In the event, however, that less than 130 days’ notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be received not later than the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which such public disclosure was made. The shareholder’s notice must set forth:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and record address of such shareholder;

•	the class or series and number of shares of AT&T capital stock which are owned beneficially or of record of such shareholder; and

•	any material interest of the shareholder in such business.
      In addition, shareholders’ notices relating to director nominations must be accompanied by a written consent of each proposed nominee being named as a nominee and to serve as a director, if elected, and must include:

•	the name, age, business address and residence address of the nominee;

•	the principal occupation or employment of the nominee;

•	the class or series and number of shares of capital stock of AT&T which are owned beneficially or of record by the nominee;

•	any other information relating to the nominee that is required to be disclosed in proxy solicitations for director elections pursuant to Section 14 of the Exchange Act; and

•	certain other specified information relating to the shareholder making the nomination.

      If the chairman of the board determines that any proposal or nomination was not made in accordance with these procedures, the chairman of the board may declare this at the meeting, and the defective proposal or nomination will be disregarded.
Access to Corporate Records, Financial Statements and Related Matters
      BellSouth. The GBCC requires that a corporation or its agent maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.
      The GBCC further provides that, upon written demand at least five business days in advance, a shareholder of a corporation is entitled to inspect and copy, during regular business hours at the corporation’s principal office, certain records of the corporation specifically designated in the GBCC, including minutes of shareholders’ meetings for the preceding three years and a list of the names and business addresses of each director.
      In addition, the GBCC provides that a shareholder whose demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder, and who describes with reasonable particularity his purpose and the records he desires to inspect, is entitled to inspect and copy, upon written demand at least five days in advance, during regular business hours at a reasonable location specified by the corporation, any of the following records that are directly connected with his purpose (and the records are to be used only for the stated purpose):

•	excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any shareholders’ meeting, and records of action taken by the shareholders or board of directors without a meeting, to the extent not otherwise subject to inspection as discussed above;

•	accounting records of the corporation; and

•	the record of shareholders.
      These last rights of inspection may be limited under the GBCC by a corporation’s articles of incorporation or by-laws for shareholders owning two percent or less of the shares outstanding. Neither BellSouth’s articles of incorporation nor its by-laws contain the permissible limitation noted above, and therefore the GBCC’s default rules apply.
      Further, after fixing a record date for a shareholders’ meeting, a corporation must prepare a list of shareholders who are entitled to notice of the shareholders’ meeting, and this list must be available for inspection by any shareholder, his or her agent, or his or her attorney on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the corporation. The shareholders’ list may also be inspected by any shareholder present during the shareholders’ meeting, or on a reasonably accessible electronic network during the whole time of the meeting if the meeting is to be held solely by means of remote communication.
      AT&T. The DGCL provides that any shareholder, in person or by attorney or other agent, upon written demand under oath stating the shareholder’s purpose, has the right during usual business hours to inspect for any proper purpose reasonably related to that person’s interest as a shareholder, and to make copies and extracts from the corporation’s stock ledger, a list of its shareholders, its other books and records and a subsidiary’s books and records, to the extent that the corporation has actual possession and control of those records or the corporation could obtain such records through the exercise of control over that subsidiary, with certain limitations. In addition, a shareholder has the right to examine the list of shareholders prepared at least ten days before every meeting of shareholders, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting on a reasonably accessible electronic network or during ordinary business hours, at the principal place of business of the corporation. The shareholders’ list may also be inspected by any shareholder present during the shareholders’ meeting, or on a reasonably accessible electronic network during the whole time of the meeting if the meeting is to be held solely by means of remote communication.
Amendments of Organizational Documents
      BellSouth. Generally, under the GBCC, a proposed amendment to the articles of incorporation requires the recommendation of the amendment to the shareholders by the board of directors, unless the board of directors elects, because of a conflict of interest or other special circumstances, to make no recommendation and communicates the basis for its election to the shareholders with the amendment; further, the board of directors may condition its submission of the proposed amendment, the effectiveness of the proposed amendment, or both on any basis. The corporation must notify each shareholder entitled to vote of the proposed shareholders’ meeting, and the notice must state that the purpose or one of the purposes of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment. Unless the articles of incorporation, the GBCC, or the board of directors require a greater vote, generally, an affirmative vote by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote is needed for adoption of the amendment.
      The articles of incorporation of BellSouth provide that the corporation’s articles of incorporation will not be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A First Preferred Stock so as to affect them adversely without the affirmative vote of at least a majority of the holders of the outstanding units of Series A First Preferred Stock, voting separately as a class. The portions of the articles of incorporation regarding approval of business combinations may only be amended by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by voting shares of the corporation, other than shares beneficially owned by any interested shareholder and affiliates and associates of any interested shareholder, in addition to any other vote required by the GBCC or the articles of incorporation.
      AT&T. Under the DGCL, after a corporation has received payment for its capital stock, a proposed amendment to the certificate of incorporation requires the adoption by the board of directors of a resolution setting forth the amendment proposed and a declaration of the amendment’s advisability and either calling a special meeting of the shareholders entitled to vote in respect of the amendment for the consideration of the amendment or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Unless the certificate of incorporation requires a greater vote, generally, an affirmative vote of a majority of the voting power of the outstanding shares entitled to vote and a majority of the voting power of the outstanding shares of each class entitled to vote as a class on the amendment is needed for adoption of the amendment.
      The restated certificate of incorporation of AT&T provides that AT&T reserves the right to amend and repeal the certificate of incorporation as permitted by the DGCL.
By-Law Amendments
      BellSouth. Under the GBCC, a corporation’s board of directors may amend or repeal the corporation’s by-laws or adopt new by-laws unless the articles of incorporation or the GBCC reserve the power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing a particular by-law provide expressly that the board of directors may not amend or repeal that by-law. A corporation’s shareholders may amend or repeal the corporation’s by-laws or adopt new by-laws even though the by-laws may also be amended or repealed by its board of directors.
      The by-laws of BellSouth provide that the board of directors has the power to alter, amend or repeal the by-laws or adopt new by-laws. The shareholders may prescribe that any by-law or by-laws adopted by them, including a by-law establishing the number or directors, will not be altered, amended or repealed by the board of directors. Action by the shareholders with respect to the by-laws is taken by an affirmative vote of a majority of the voting power of the shares entitled to vote at an election of directors. Notwithstanding the preceding sentence, the affirmative vote of the holders of at least 75 percent of the voting power of all shares of BellSouth entitled to vote generally in the election of directors, voting together as a single voting group, is required to amend or repeal, or adopt any provision inconsistent with the existing by-laws regarding the size of the board of directors and directors’ terms, removal of directors, or the requirement that any amendments to the by-laws with respect to these provisions require a 75 percent vote.
      AT&T. Under the DGCL, the power to adopt, alter and repeal by-laws is vested in the shareholders, except to the extent that a corporation’s certificate of incorporation rests concurrent power in the board of directors.
      The restated certificate of incorporation of AT&T provides that the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation, except that any by-laws of the corporation providing for the maximum number of directors that may serve on the board of directors, providing for a classified board of directors with staggered terms of office or requiring the approval by the shareholders or the board of directors of any business combinations may only be amended or repealed by a two-thirds majority vote of the total number of shares of the corporation then outstanding and entitled to vote. AT&T’s shareholders will vote on a proposal to amend AT&T’s restated certificate of incorporation to eliminate this exception at the 2006 Annual Meeting of Stockholders of AT&T.
Dividends
      BellSouth. Under the GBCC, a corporation’s board of directors may authorize and the corporation may pay dividends to its shareholders, unless, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due in the ordinary course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.
      AT&T. Under the DGCL, a board of directors may declare and pay dividends and other distributions to its shareholders, subject to any restrictions contained in the corporation’s certificate of incorporation, either out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared. However, a distribution out of net profits is not permitted if a corporation’s capital is less than the amount of capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets, until the deficiency has been repaired.
Dissenters’ and Appraisal Rights
      BellSouth. The GBCC provides to shareholders who dissent from (i) a merger, (ii) a share exchange, (iii) a sale of all or substantially all of the assets of the corporation, (iv) an amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash or (v) any corporate action taken pursuant to a shareholder vote to the extent that certain provisions of the GBCC, the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares, the right to demand and receive the fair value of their shares as appraised by the court (if the shareholder is dissatisfied with the corporation’s offer to pay the shareholder the corporation’s estimate of such fair value). However, shareholders do not have dissenters’ rights if the shares they hold, on the record date fixed for determination of the shareholders entitled to receive notice of and to vote at the shareholders’ meeting to act upon the plan of merger, share exchange, sale of corporate property or other specified corporate actions, are either:

•	listed on a national securities exchange; or

•	held of record by more than 2,000 shareholders.

      Those shareholders, however, will have dissenters’ rights if the articles of incorporation or a resolution of the board of directors approving the transaction so provide or, in the case of a merger or share exchange, the plan of merger or share exchange requires that they receive for their shares anything other than shares of the surviving corporation or another publicly held corporation which are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares. The common shares of both BellSouth and AT&T are listed on the NYSE. Accordingly, holders of BellSouth shares are not entitled to dissenters’ rights in connection with the merger.
      AT&T. The DGCL provides to shareholders who dissent from a merger or consolidation of the corporation the right to demand and receive payment of the fair value of their shares as appraised by the Delaware Chancery Court. However, shareholders do not have appraisal rights if they are holders of shares of the constituent corporation surviving a merger if the merger did not require approval of the shareholders of the surviving corporation, or if the shares they hold, at the record date for determination of shareholders entitled to vote at the meeting of shareholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are:

•	listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

•	held of record by more than 2,000 shareholders.
      Those shareholders, however, will have appraisal rights if the merger agreement requires that they receive for their shares anything other than:

•	shares of the surviving corporation;

•	shares of another corporation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders;

•	cash in lieu of fractional shares; or

•	some combination of the above.
      AT&T common shares are listed on the NYSE. Accordingly, depending on the consideration to be paid in any transaction, the holders of AT&T shares may not be entitled to appraisal rights in connection with mergers or consolidations involving AT&T if AT&T is not the surviving corporation. Holders of AT&T shares are not entitled to dissenters’ rights in connection with the merger.
Number and Qualification of Directors
      BellSouth. The GBCC provides that a board of directors must consist of one or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or by-laws. The articles of incorporation or by-laws may allow the shareholders or the board of directors to fix or change the number of directors, or may establish a permissible range for the number of directors pursuant to which the shareholders or, if the articles or by-laws so provide, the board of directors may fix or change the number of directors from time to time. Because BellSouth does not have a staggered board of directors, after directors are first elected or appointed, directors are elected to one-year terms at each annual shareholders’ meeting.
      The by-laws of BellSouth provide that the board of directors will consist of 11 persons. Under the by-laws, the authorized number of directors may be increased or decreased from time to time by vote of a majority of the then-authorized number of directors or by the affirmative vote of the holders of at least 75 percent of the voting power of all shares of BellSouth entitled to vote generally in the election of directors, voting together as a single voting group, provided that the board of directors may not consist of fewer than nine directors.

      AT&T. The DGCL permits the certificate of incorporation or the by-laws of a corporation to contain provisions governing the number and terms of directors. In addition, the certificate of incorporation may confer upon one or more directors, whether or not elected separately by the holders of any class or series of shares, voting powers greater or less than those of other directors. Because AT&T does not have a staggered board of directors, directors are elected to one-year terms at each annual shareholders’ meeting.
      The by-laws of AT&T provide that the number of directors of AT&T will be determined from time to time by a majority vote of the total number of directors then serving in office.
Filling Vacancies on the Board of Directors
      BellSouth. Under the GBCC, unless the articles of incorporation or a by-law approved by the shareholders provides otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the board of directors may fill the vacancy, or, if the directors remaining in office constitute fewer than a quorum of the board, the board of directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
      The by-laws of BellSouth provide that a vacancy occurring in the board of directors by reason of the removal of a director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining directors. Any other vacancy occurring in the board of directors, including any vacancy occurring by reason of an amendment to the by-laws increasing the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A director elected to fill a vacancy will serve for the unexpired term of his predecessor in office or, if the vacancy occurs by reason of an amendment to the by-laws increasing the number of directors, until the next election of directors by the shareholders and the election and qualification of the successor.
      AT&T. Under the DGCL, unless otherwise provided in the certificate of incorporation or the by-laws, vacancies on a board of directors and newly created directorships resulting from an increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. In addition, under the DGCL, if, at the time of the filling of any vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately before any such increase), the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least ten percent of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any vacancy or newly created directorship, or replace the directors chosen by the directors then in office.
      The by-laws of AT&T provide that vacancies on the board of directors created by an increase in the number of directors will be filled by a majority vote of the directors then remaining in office, and a successor elected to fill the vacancy will serve until the next annual election of the class in which that director served.
Removal of Directors
      BellSouth. The GBCC provides that the shareholders may remove one or more directors with or without cause unless the articles of incorporation or a by-law adopted by the shareholders provides that directors may be removed only for cause. Unless a higher vote is required in the articles of incorporation or by-laws adopted by the shareholders, a director may be removed only by a majority of the votes entitled to be cast. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.
      The by-laws of BellSouth, in a provision approved by the shareholders, provide that, subject to the rights of the holders of any series of preferred shares then outstanding, any director, or all directors, may be removed from office at any time, with cause, only by the affirmative vote of the holders of at least

75 percent of the voting power of all the shares of BellSouth entitled to vote generally in the election of directors, voting together as a single voting group.
      AT&T. The DGCL provides that a director or directors may be removed, with or without cause, by the holders of a majority in voting power of the shares then entitled to vote on the election of directors.
Limitation of Personal Liability of Directors
      BellSouth. The GBCC provides that the articles of incorporation may set forth a provision eliminating or limiting the liability of a director to the corporation or any of its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any appropriation, in violation of his or her duties, of any business opportunity of the corporation, for acts or omissions which involve intentional misconduct or a knowing violation of law, for participation in certain unlawful distributions to shareholders or for any transaction from which the director received an improper personal benefit. However, no provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date that such provision becomes effective.
      The articles of incorporation of BellSouth provide that no director of BellSouth will be liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability of the types described in the previous paragraph.
      AT&T. The DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the provision may not eliminate or limit the liability of a director for:

•	breach of the duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends, certain share repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.
      The restated certificate of incorporation of AT&T provides that no director of the corporation will be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;

•	under Section 174 of the DGCL; or

•	for any transaction from which a director derived an improper benefit.
Indemnification of Directors and Officers
      BellSouth. The GBCC provides that, subject to certain limitations in the case of suits by the corporation and derivative suits brought by a corporation’s shareholders in the right of the corporation and specified procedural requirements, a corporation may indemnify any person who is a party to a proceeding by reason of being or having been a director or officer against liability incurred in the proceeding if the person:

•	conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in his or her official capacity, that the conduct was in the best interests of the corporation,

and in all other cases, that the conduct was at least not opposed to the best interests of the corporation; and

•	in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Any director or officer who has been wholly successful, on the merits or otherwise, in defending any proceeding to which he or she was a party because he or she was a director or officer must be indemnified against reasonable expenses incurred by the director or officer, in connection with the proceeding. The GBCC also provides that a corporation’s articles of incorporation, a by-law or an agreement may provide a director or officer with additional indemnification rights without regard to the limitations described above. In the case of a director, any by-law or agreement providing such further indemnification must be approved by the shareholders. Nevertheless, the corporation is not permitted to indemnify a director or officer for any liability to the corporation for:

•	appropriation, in violation of his or her duties, of any business opportunity of the corporation;

•	acts or omission which involve intentional misconduct or a knowing violation of law;

•	participation in certain unlawful distributions to shareholders; or

•	any transaction from which he or she received an improper personal benefit.
      BellSouth’s by-laws generally provide for indemnification of directors and officers as permitted by the GBCC. BellSouth’s by-laws also expressly permit the board of directors to enter into indemnity agreements between the corporation and any director or officer of the corporation in form and content acceptable to the board and substantially in the form of an agreement submitted to and approved by shareholders of the corporation.
      BellSouth and each of its directors have entered into an indemnity agreement in substantially the form previously approved by the BellSouth shareholders. Each director is entitled to be indemnified against liabilities and expenses related to his or her capacity as a director of BellSouth. However, under the indemnity agreements, directors are not entitled to indemnification against liabilities or expenses attributable to:

•	the appropriation, in violation of his or her duties, of any business opportunity of the corporation;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	participation in unlawful distributions to shareholders; or

•	any transaction from which he or she derived an improper personal benefit.
      The indemnity agreements also provide that each director is entitled to the benefits of any directors’ and officers’ liability insurance policy maintained by BellSouth.
      AT&T. The DGCL provides that, subject to certain limitations in the case of suits by the corporation and derivative suits brought by a corporation’s shareholders in the right of the corporation, a corporation may indemnify any person who is made a party to any third-party suit or proceeding by reason of being or having been a director or officer of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, if the person:

•	acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

•	with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      To the extent a director, officer, employee or agent is successful in the defense of an action, suit or proceeding, the corporation is required by the DGCL to indemnify that person for expenses, including attorneys’ fees, actually and reasonably incurred thereby.
      The by-laws of AT&T provide for indemnification of officers and directors as permitted by the DGCL.
Shareholder Rights Plan
      BellSouth. BellSouth has a shareholder rights plan, pursuant to which the corporation has issued one right for each outstanding BellSouth common share. The rights generally will be exercisable on the date of the public announcement that any person has acquired aggregate ownership of 15 percent or more of BellSouth’s common shares and entitle their holders to purchase fractional shares of BellSouth Series B Preferred Stock at a purchase price discounted from the current market value of the fractional shares at the time of exercise. Under the plan, the rights expire on December 11, 2009; however, BellSouth’s board of directors may, at its option, at any time prior to the earlier of the close of business on the date on which the rights become exercisable or the close of business on the final expiration date of the rights plan, redeem the rights, in whole but not in part, at a redemption price of $0.01 per right.
      AT&T. AT&T does not have a shareholder rights plan.
Vote on Mergers and Certain Other Transactions
      BellSouth. The GBCC provides that one or more corporations may merge into another corporation if the board of directors of each corporation adopts and its shareholders (if required) approve a plan of merger, and, without limiting the power of a corporation to acquire all or part of the shares of one or more classes or series of another corporation through a voluntary exchange or otherwise, may engage in such a share exchange if the board of directors of each corporation adopts and its shareholders (if required) approve the share exchange. After adopting a plan of merger or share exchange, the board of directors of each corporation party to the merger, and the board of directors of the corporation whose shares will be acquired in the share exchange, will submit the plan of merger, subject to certain exceptions, or share exchange for approval by its shareholders. For a plan of merger or share exchange to be approved, the board of directors must recommend the plan of merger or share exchange to the shareholders, unless the board of directors elects, because of conflict of interest or other special circumstances, to make no recommendation and communicates the basis for its election to the shareholders with the plan. However, the board of directors may condition its submission of the proposed merger or share exchange, the effectiveness of the proposed merger or share exchange, or both on any basis.
      The GBCC provides that unless the GBCC, the articles of incorporation, the by-laws, or the board of directors requires a greater vote or a vote by voting groups, the plan of merger or share exchange to be authorized must be approved by a majority of all the votes entitled to be cast on the plan by all shares entitled to vote on the plan, voting as a single voting group and a majority of all the votes entitled to be cast by holders of the shares of each voting group entitled to vote separately on the plan as a voting group by the articles of incorporation. Action by the shareholders of the surviving corporation on a plan of merger or by the shareholders of the acquiring corporation in a share exchange is not required if:

•	the articles of incorporation of the surviving or acquiring corporation will not differ (except for certain amendments) from its articles before the merger or share exchange;

•	each share of the surviving or acquiring corporation outstanding immediately before the effective date of the merger or share exchange is to be an identical outstanding or reacquired share immediately after the merger or share exchange; and

•	the number and kind of shares outstanding immediately after the merger or share exchange, plus the number and kind of shares issuable as a result of the merger or share exchange and by the conversion of securities issued pursuant to the merger or share exchange or the exercise of rights and warrants issued pursuant to the merger or share exchange, will not exceed the total number and kind of shares of the surviving or acquiring corporation authorized by its articles of incorporation immediately before the merger or share exchange.

      The GBCC provides that a corporation may sell, lease, exchange, or otherwise dispose of all or substantially all of its property (with or without goodwill) on the terms and conditions and for the consideration determined by the corporation’s board of directors under circumstances similar to those enumerated above for approval of mergers and share exchanges, subject to exceptions for certain dispositions of a corporation’s property that do not require shareholder approval.
      Except as described below under “— Anti-Takeover and Ownership Provisions,” neither the by-laws nor the articles of incorporation of BellSouth require a greater vote for approval of the above transactions than that specified in the GBCC.
      AT&T. Under the DGCL, a merger, consolidation or sale of all or substantially all of a corporation’s assets must be approved by the board of directors and adopted by a majority of the outstanding shares of the corporation entitled to vote, subject to certain exceptions for mergers with wholly-owned subsidiaries of a corporation or a sale, lease or exchange of property to a corporation’s subsidiary. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding shares of a constituent corporation surviving a merger if:

•	the merger agreement does not amend in any respect its certificate of incorporation;

•	each share of the corporation outstanding prior to the merger will be an identical share following the merger; and

•	the merger will not result in the issuance of shares exceeding 20 percent of the common shares of the corporation outstanding immediately prior to the merger.
Anti-Takeover and Ownership Provisions
      BellSouth. The GBCC provides for both fair price requirements in connection with business combinations with interested shareholders and prohibitions of such business combinations in certain circumstances. These fair price requirements and business combinations limitations under Georgia law apply only to corporations that opt via corporate by-law to be subject to these provisions.
      The GBCC provides that, in addition to any vote otherwise required by law or the articles of incorporation of the corporation or unless certain fair price conditions are met, a business combination with an interested shareholder (as defined below) must be:

•	unanimously approved by the continuing directors (as defined below), so long as the continuing directors constitute at least three members of the board of directors at the time of such approval; or

•	recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination.
      BellSouth’s by-laws specifically provide that the fair price provisions of the GBCC are applicable to any business combinations involving BellSouth. Under the GBCC, the BellSouth by-law specifying that BellSouth is subject to these fair price provisions may only be repealed by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by voting shares of the corporation, other than shares beneficially owned by any interested shareholder and affiliates and associates of any interested shareholder, in addition to any other vote required by the articles of incorporation or by-laws to amend the by-laws.
      For the purposes of the fair price requirements, the GBCC defines:

•	a “continuing director” as any member of the board of directors who is not an affiliate or associate of an interested shareholder or any of its affiliates, other than the corporation or any of its subsidiaries, and who was a director of the corporation prior to the determination date, and any successor to the continuing director who is not an affiliate or an associate of an interested shareholder or any of its affiliates, other than the corporation or its subsidiaries, and is recommended or elected by a majority of all of the continuing directors; and

•	an “interested shareholder” as any person, other than the corporation or its subsidiaries, that is the beneficial owner of ten percent or more of the voting power of the outstanding voting shares of the corporation, or is an affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

      The GBCC provides that a resident domestic corporation (as defined in the GBCC) may not engage in any business combination with any interested shareholder, subject to certain exceptions, for a period of five years following the time that the shareholder became an interested shareholder, unless:

•	prior to the time the resident domestic corporation’s board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•	in the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90 percent of the voting shares of the resident domestic corporation outstanding at the time the transaction commenced, excluding shares held by certain parties enumerated in the GBCC; or

•	subsequent to becoming an interested shareholder, the shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90 percent of the outstanding voting shares of the resident domestic corporation, excluding shares held by certain parties enumerated in the GBCC, and the business combination was approved at an annual or special meeting of shareholders by the holders of a majority of the voting shares entitled to vote thereon, excluding the shares held by certain parties enumerated in the GBCC.
      BellSouth’s by-laws specifically provide that the GBCC’s restrictions against business combinations with interested shareholders are applicable to business combinations of BellSouth. Under the GBCC, this by-law may only be repealed by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by voting shares of the resident domestic corporation, other than shares beneficially owned by an interested shareholder, in addition to any other vote required by the articles of incorporation or by-laws to amend the by-laws. Furthermore, any action to repeal the by-law will not be effective until 18 months after the shareholder vote to effect the repeal and will not apply to any business combination between the resident domestic corporation and any person who became an interested shareholder of the resident domestic corporation on or prior to repeal.
      The articles of incorporation of BellSouth also provide that, in addition to any vote otherwise required by law or the articles of incorporation, a business combination with an interested shareholder must be:

•	unanimously approved by the continuing directors, so long as the continuing directors constitute at least three members of the board of directors at the time of the approval; or

•	recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination.
      The voting requirement for business combinations with interested shareholders does not apply if certain fair price requirements are satisfied and the internal affairs of the corporation have been conducted in a prescribed manner. The provisions of the articles of incorporation regarding these limitations may only be repealed or amended by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by voting shares of BellSouth, other than shares beneficially owned by any interested shareholder and affiliates and associates of any interested shareholder, in addition to any other vote required by the articles of incorporation or by-law. The definitions of interested shareholder and continuing director as used in the articles of incorporation are substantially similar to those provided in the GBCC.
      AT&T. The DGCL contains a business combination statute that prohibits some transactions once an acquiror has gained a significant holding in the corporation. The DGCL generally prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder (defined as including the beneficial owner of 15 percent or more of a corporation’s voting shares), within three years after the person or entity becomes an interested shareholder, unless:

•	the board of directors has approved, before the acquisition date, either the business combination or the transaction that resulted in the person becoming an interested shareholder;

•	upon completion of the transaction that resulted in the person becoming an interested shareholder, the person owns at least 85 percent of the corporation’s voting shares, excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer; or

•	after the person or entity becomes an interested shareholder, the business combination is approved by the board of directors and authorized by the vote of at least 66 2/3 percent of the outstanding voting shares not owned by the interested shareholder at an annual or special meeting of shareholders and not by written consent.
      The by-laws of AT&T also provide that certain business combinations involving interested shareholders (as defined below) and their affiliates require approval by a vote of the holders of at least two-thirds of the outstanding shares of capital stock of AT&T entitled to vote generally for the election of directors, voting as a single class, if the business combination does not meet certain criteria including:

•	previous approval by a majority of the members of the board who are not affiliated with the interested shareholder and who were members of the board of directors prior to the time that the interested shareholder became an interested shareholder (or any successor of such a director unaffiliated with the interested shareholder and approved by a majority of the unaffiliated directors); or

•	certain minimum price and procedural requirements are met, including dividend payment requirements and that the consideration paid to AT&T’s shareholders must be either cash or the same type of consideration paid by the interested shareholder in acquiring the largest portion of its AT&T shares prior to the proposed business combination and would generally have to be at least equal in value to the greatest of:

•	the highest per share price paid by the interested shareholder in acquiring any share of AT&T common shares during the two years prior to the announcement date of the proposed business combination or in the transaction in which it became an interested shareholder (whichever is higher);

•	the fair market value per share of AT&T common shares on the day after the announcement date or on the date on which the interested shareholder became an interested shareholder (whichever is higher); or

•	the fair market value per share multiplied by the ratio of:

•	the highest per share price paid by the interested shareholder in acquiring any AT&T common share during the two years prior to such announcement to,

•	the fair market value per share of AT&T common shares on the first day in the two-year period upon which the interested shareholder acquired any AT&T common shares.

      This provision may only be amended or repealed by a vote of the holders of at least two-thirds of the outstanding shares of capital stock of AT&T entitled to vote generally for the election of directors, voting as a single class.
      For the purposes of these provisions, the AT&T by-laws define interested shareholder as any person, subject to certain exceptions, that:

•	is the beneficial owner, directly or indirectly, of more than ten percent of any of the voting shares of the corporation; or

•	is an affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of any of the voting shares of the corporation; or

•	is an assignee of or has otherwise succeeded to any voting shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested shareholder, if this assignment or succession will have occurred in the course of a transaction or series of transactions not involving a public offering.
      AT&T’s shareholders will vote on a proposal to amend AT&T’s restated certificate of incorporation to eliminate a provision that requires that this by-law not be amended or repeated except upon the affirmative vote of two-thirds of the outstanding shares of capital stock of AT&T at the 2006 Annual Meeting of Stockholders of AT&T. If the amendment is approved, this by-law requiring approval by the affirmative vote of two-thirds of the outstanding shares of capital stock of AT&T in connection with certain business combinations will be removed.

EXPERTS
      The consolidated financial statements of AT&T incorporated by reference in AT&T’s Annual Report (Form 10-K) for the year ended December 31, 2005 (including schedules appearing therein), and AT&T management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included and incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
      The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Form S-4 by reference to the Annual Report on Form 10-K of BellSouth for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, which is based in part on the report of Ernst & Young LLP, independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.
      The consolidated financial statements of Cingular Wireless LLC, included in AT&T’s and BellSouth’s Annual Reports on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference which, as to the years ended December 31, 2004 and 2003, are based in part on the report of PricewaterhouseCoopers, independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.
      The financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of ATTC incorporated in this document by reference to Exhibits 99.2, 99.3 and 99.4 to AT&T’s Current Report on Form 8-K filed November 21, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      The financial statements of Omnipoint Facilities Network II, LLC, not separately presented in this joint proxy statement/prospectus, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report thereon is incorporated by reference herein. Such financial statements, to the extent they have been included in the financial statements of GSM Facilities, LLC, have been so incorporated in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
      The validity of the AT&T common shares to be issued pursuant to the merger will be passed upon for AT&T by James D. Ellis, Senior Executive Vice President and General Counsel of AT&T. As of the date of this joint proxy statement/ prospectus, Mr. Ellis owned less than 1% of the outstanding AT&T common shares.
SHAREHOLDER PROPOSALS
      AT&T. Proposals of shareholders intended for presentation at the 2007 Annual Meeting of AT&T’s Stockholders must be received by AT&T for inclusion in its Proxy Statement and form of proxy relating to that meeting by November 11, 2006, and otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Such proposals should be sent in writing by certified mail to the Vice President and Secretary of AT&T at 175 E. Houston, San Antonio, Texas 78205.

      Shareholders whose proposals are not included in the Proxy Statement but who still intend to submit a proposal at an Annual Meeting and shareholders who intend to submit nominations for Directors at an Annual Meeting are required to notify the Vice President and Secretary of AT&T of their proposal or nominations and to provide certain other information not less than 120 days, nor more than 150 days, before the meeting, in accordance with AT&T’s by-laws.
      BellSouth. Any shareholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2007 Annual Meeting of BellSouth’s Shareholders should submit the proposal, along with proof of ownership of BellSouth common shares in accordance with SEC Exchange Act Rule 14a-8(b)(2), in writing, to BellSouth’s principal executive offices in care of the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. Alternatively, it may be faxed to (404) 249-3024 or e-mailed to shareholderproposal@bellsouth.com. Failure to deliver a proposal by one of these means may result in it not being deemed timely received. The proposal must be received by November 10, 2006 for BellSouth to consider it for inclusion in the Proxy Statement for the 2007 Annual Meeting of Shareholders.
      Shareholders who wish to present other business for the 2007 Annual Meeting of Shareholders must notify the Corporate Secretary in writing of their intent. Under BellSouth’s by-laws this notification must be received by BellSouth between December 22, 2006 and February 7, 2007. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement as described above, nor does it apply to questions a shareholder may want to ask at the meeting.
      If the merger is approved and completed, then BellSouth will not hold an annual meeting in 2007.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
      Certain matters discussed in this joint proxy statement/ prospectus and in the documents incorporated by reference in this joint proxy statement/ prospectus are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, without limitation, the information concerning possible or assumed future results of operations of BellSouth and AT&T and the synergies expected to result from the merger set forth under “The Merger — AT&T’s Reasons for the Merger,” “— Opinions of AT&T’s Financial Advisors” and “— BellSouth’s Reasons for the Merger,” “— Opinions of BellSouth’s Financial Advisors”. Readers are cautioned that the following important factors, in addition to those discussed under “Risk Factors” and elsewhere in this joint proxy statement/ prospectus, and in the documents incorporated by reference in this joint proxy statement/ prospectus, could affect the future results of AT&T and BellSouth and cause AT&T’s and BellSouth’s future results to differ materially from those expressed in the forward-looking statements:

•	the ability to obtain governmental approvals of the merger on the proposed terms and schedule;

•	the failure of BellSouth shareholders to approve the merger agreement;

•	the failure of AT&T shareholders to authorize the issuance of AT&T common shares required to be issued pursuant to the merger agreement;

•	the risks that the businesses of AT&T and BellSouth will not be integrated successfully;

•	the risks that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected;

•	disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers;

•	the extent and intensity of competition and resulting pressure on access line totals and wireline and wireless operating margins as well as the impact on pricing strategies, new product offerings, spending, third-party relationships and revenues;

•	Cingular’s failure to achieve, in the amounts and within the time frame expected, the capital and expense synergies and other benefits expected from its acquisition of AT&T Wireless as a result of technical, logistical, regulatory and other factors;

•	the impact of AT&T’s acquisition of ATTC, including the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from that acquisition may not be fully realized or may take longer to realize than expected; disruption from the acquisition making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues;

•	final outcomes of various state and federal regulatory proceedings and changes in existing state, federal or foreign laws and regulations and/or enactment of additional regulatory laws and regulations;

•	risks inherent in international operations, including exposure to fluctuations in foreign currency exchange rates and political risk;

•	the outcome of pending litigation in which AT&T or BellSouth is involved;

•	the impact of new technologies; and

•	changes in general economic and market conditions.
      We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this joint proxy statement/ prospectus in the case of forward-looking statements contained in this joint proxy statement/ prospectus, or the dates of the documents incorporated by reference in this joint proxy statement/ prospectus in the case of forward-looking statements made in those incorporated documents. Except as may be required by law, neither AT&T nor BellSouth has any obligation to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION
      AT&T and BellSouth file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.
      The SEC also maintains a Web site that contains reports, proxy statements and other information that AT&T and BellSouth file electronically with the SEC. The address of that site is www.sec.gov.
      You may also inspect reports, proxy statements and other information about AT&T and BellSouth at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
      AT&T filed a registration statement on Form S-4 to register with the SEC the AT&T common shares required to be issued pursuant to the merger agreement. This joint proxy statement/ prospectus is a part of that registration statement. As allowed by SEC rules, this joint proxy statement/ prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-4 (and any amendments to it) in the manner described above.
      The SEC allows us to “incorporate by reference” information into this joint proxy statement/ prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/ prospectus, except for any information superseded by information contained directly in this joint proxy statement/ prospectus. This joint proxy statement/ prospectus incorporates by reference the documents set forth below that AT&T and BellSouth have previously filed with the SEC. These documents contain important information about AT&T and BellSouth and their financial condition.

      The following documents listed below that AT&T and BellSouth have previously filed with the SEC are incorporated by reference:

AT&T SEC Filings	Period

Annual Report on Form 10-K	Year ended December 31, 2005
Current Reports on Form 8-K	Filed on February 1, 2006 and March 6, 2006
Current Report on Form 8-K/A	Filed on January 26, 2006
Proxy Statement on Schedule 14A for AT&T’s 2006 Annual Meeting of Stockholders	Filed March 10, 2006
Report of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 99.2 to AT&T’s Current Report on Form 8-K filed November 21, 2005)
Audited consolidated statements of operations, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows of ATTC for each of the three years in the period ended December 31, 2004, and the notes related thereto (incorporated by reference to Exhibit 99.3 to AT&T’s Current Report on Form 8-K filed November 21, 2005)

Unaudited consolidated condensed statements of operations, condensed consolidated statements of changes in shareholders’ equity and consolidated condensed statements of cash flows of ATTC for the period ended September 30, 2005, and the notes related thereto (incorporated by reference to Exhibit 99.4 to AT&T’s Current Report on Form 8-K filed November 21, 2005)

The description of AT&T common stock set forth in AT&T’s registration statement on Form 10, dated November 15, 1983, filed by AT&T pursuant to Section 12 of the Exchange Act
Certificate of Designations for Perpetual Cumulative Preferred Stock of SBC Communications Inc., filed with the Secretary of State of the State of Delaware on November 18, 2005. (Contained in Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 18, 2005.)
Filed as Exhibit 3-a to Form 8-K dated November 18, 2005

BellSouth SEC Filings	Period

Annual Report on Form 10-K	Year ended December 31, 2005
Current Reports on Form 8-K	Dated as of January 10, 2006, January 23, 2006, February 27, 2006, March 5, 2006, March 7, 2006 and March 8, 2006
Proxy Statement on Schedule 14A for BellSouth’s 2006 Annual Meeting of Shareholders	Filed (as amended) March 3, 2006

      To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this joint proxy statement/ prospectus.
      All documents filed by AT&T and BellSouth pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this joint proxy statement/ prospectus to the date of the special meetings (other than the portions of those documents not deemed to be filed) shall also be deemed to be incorporated herein by reference.
      You also may obtain copies of any document incorporated by reference in this joint proxy statement/ prospectus, without charge, by requesting it in writing or by telephone from the appropriate company at the following addresses:
AT&T Inc.
175 E. Houston
San Antonio, Texas 78205
Attention: Shareholder Services
Telephone: (210) 821-4105
BellSouth Corporation
1155 Peachtree Street, N.E.
Room 14B06
Atlanta, Georgia 30309
Telephone: (404) 249-2000
      Neither AT&T nor BellSouth has authorized anyone to give any information or make any representation about the merger that is different from, or in addition to, the information contained in this joint proxy statement/ prospectus or in any of the materials that are incorporated by reference into this joint proxy statement/ prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/ prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/ prospectus does not extend to you. The information contained in this joint proxy statement/ prospectus speaks only as of the date of this joint proxy statement/ prospectus unless the information specifically indicates that another date applies.

ANNEX A
AGREEMENT AND PLAN OF MERGER
Among
BELLSOUTH CORPORATION,
AT&T INC.
and
ABC CONSOLIDATION CORP.
Dated as of March 4, 2006

ii

iii

Index of Defined Terms

Defined Term	Section

Acquiring Person	8	.5(b)
Acquisition Proposal	6	.2(b)
Affected Employees	6	.10(a)
Agreement	Preamble
Bankruptcy and Equity Exception	5	.1(c)
By-Laws	2.2
Certificate	4	.1(a)
Certificate of Merger	1.3
Charter	2.1
Cingular	5	.1(a)(i)
Closing	1.2
Closing Date	1.2
Code	Recitals
Common Stock Unit	5	.1(b)(i)
Communications Act	5	.1(d)(i)
Company	Preamble
Company Awards	4	.4(b)
Company Compensation and Benefit Plans	5	.1(h)(i)
Company Current Properties	5	.1(l)(ii)
Company Direct Investment Plan	5	.1(b)(i)
Company Disclosure Letter	5.1
Company Employees	5	.1(h)(i)
Company ERISA Affiliate	5	.1(h)(iii)
Company Former Properties	5	.1(l)(iii)
Company Material Adverse Effect	5	.1(a)(ii)
Company Non U.S. Compensation and Benefit Plans	5	.1(h)(i)
Company Option	4	.4(a)
Company Preferred Shares	5	.1(b)(i)
Company Recommendation	5	.1(c)
Company Recommendation Change	6	.2(c)(ii)
Company Region	5	.1(a)
Company Reports	5	.1(e)(i)
Company Requisite Vote	5	.1(c)
Company Share	4	.1(a)
Company Shares	4	.1(a)
Company Stock Plans	4	.4(a)
Company Shareholders Meeting	6	.4(a)
Company Superior Proposal Action	6	.2(c)(ii)
Company U.S. Compensation and Benefit Plans	5	.1(h)(ii)
Computer Software	5	.1(p)(1)
Confidentiality Agreement	6	.2(a)
Contracts	5	.1(d)(ii)
Covered Proposal	8	.5(b)

iv

Defined Term	Section

Current Premium	6	.12(c)
D&O Insurance	6	.12(c)
EC Merger Regulation	5	.1(d)(i)
Effective Time	1.3
Environmental Law	5	.1(l)
ERISA	5	.1(h)(i)
ERISA Plans	5	.1(h)(ii)
Exchange Act	5	.1(d)(i)
Exchange Agent	4	.2(a)
Exchange Fund	4	.2(a)
Exchange Ratio	4	.1(a)
Excluded Company Shares	4	.1(a)
FCC	5	.1(d)(i)
FCC Rules	6	.13(a)
Final Order	7	.2(e)
GAAP	5	.1(e)(iii)
GBCC	1.1
Governmental Consents	7	.1(c)
Governmental Entity	5	.1(d)(i)
Hazardous Substance	5	.1(l)
HSR Act	5	.1(b)(ii)
Indemnified Parties	6	.12(a)
Information Technology	5	.1(p)(2)
Intellectual Property	5	.1(p)(3)
IRS	5	.1(h)(i)
Laws	5	.1(i)
Licenses	5	.1(i)
Lien	5	.1(b)(ii)
Merger	Recitals
Merger Consideration	4	.1(a)
Merger Sub	Preamble
Multiemployer Plan	5	.1(h)(ii)
New Plans	6	.10(b)
Order	7	.1(d)
Parent	Preamble
Parent Acquiring Person	8	.5(c)
Parent Covered Proposal	8	.5(c)
Parent Recommendation Change	6	.2(d)
Parent Common Stock	4	.1(a)
Parent Common Stock Unit	5	.2(b)(i)
Parent Compensation and Benefit Plan	5	.2(h)(i)
Parent Current Properties	5	.2(k)
Parent Disclosure Letter	5.2
Parent Employees	5	.2(h)(i)

v

Defined Term	Section

Parent ERISA Affiliate	5	.2(h)(iii)
Parent Former Properties	5	.2(k)
Parent Material Adverse Effect	5	.2(a)
Parent Non U.S. Compensation and Benefit Plans	5	.2(h)(i)
Parent Option	5	.2(b)(i)
Parent Preferred Stock	5	.2(b)(i)
Parent Recommendation	5	.2(c)
Parent Regions	5	.2(a)
Parent Reports	5	.2(e)(i)
Parent Requisite Vote	5	.2(c)
Parent Stockholders Meeting	6	.4(a)
Parent Superior Proposal Action	6	.2(d)
Parent U.S. Compensation and Benefit Plans	5	.2(h)(ii)
Pension Plan	5	.1(h)(ii)
Person	4	.2(b)
Prior Plan	6	.10(b)
Prospectus/ Proxy Statement	6	.3(a)
PUC	5	.1(d)(i)
Receiving Party	6	.2(g)
Regulatory Material Adverse Effect	6	.5(b)
Representatives	6	.2(a)
Required Governmental Consents	7	.1(c)
Rights Agreement	5	.1(b)(i)
S-4 Registration Statement	6	.3(a)
Sarbanes-Oxley	5	.1(e)(i)
SEC	4	.4(c)
Securities Act	4	.4(c)
Significant Subsidiary	5	.1(b)(ii)
Subsidiary	5	.1(a)(i)
Successor Plan	6	.10(b)
Superior Proposal	6	.2(b)
Surviving Corporation	1.1
Takeover Statute	5	.1(k)
T	5	.2(e)(i)
T Reports	5	.2(e)(i)
Tax	5	.1(n)
Tax Return	5	.1(n)
Taxes	5	.1(n)
Termination Date	8.2
Termination Fee	8	.5(b)
Uncertificated Company Share	4	.1(a)
Utilities Laws	5	.1(d)(i)
YP.com	5	.1(a)(i)

vi

AGREEMENT AND PLAN OF MERGER
      AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of March 4, 2006 among BellSouth Corporation, a Georgia corporation (the “Company”), AT&T Inc., a Delaware corporation (“Parent”), and ABC Consolidation Corp., a Georgia corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”).
RECITALS
      WHEREAS, the Board of Directors of Parent has approved, and the Boards of Directors of the Company and Merger Sub have adopted, this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”);
      WHEREAS, the Board of Directors of Parent has resolved to submit to the stockholders of Parent for their approval the issuance of shares of Parent Common Stock (as defined below) in the Merger and the Board of Directors of the Company has resolved to submit this Agreement to the shareholders of the Company for their approval;
      WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), and that this Agreement will be, and hereby is, adopted as a plan of reorganization; and
      WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.
      NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I
THE MERGER; CLOSING; EFFECTIVE TIME
      1.1     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the Company shall continue its separate corporate existence under the laws of the state of Georgia, and all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article III hereof. The Merger shall have the effects specified in the Georgia Business Corporation Code, as amended (the “GBCC”).
      1.2     Closing. The closing of the Merger (the “Closing”) shall take place (i) at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 at 8:00 a.m. local time on the first business day after the date on which the last to be satisfied or waived of the conditions set forth in Article VII shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or (ii) at such other place and time and/or on such other date as the Company and Parent may otherwise agree in writing (the date on which the Closing occurs, the “Closing Date”).
      1.3     Effective Time. At the Closing, the Company and Merger Sub will cause a Certificate of Merger (the “Certificate of Merger”) to be completed, executed, acknowledged and filed with the Secretary of State of the State of Georgia as provided in Sections 14-2-1105(b) and Section 14-2-1105.1 of the GBCC. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of Georgia or such other time as shall be agreed upon by the parties hereto in writing and set forth in the Certificate of Merger in accordance with the GBCC (the “Effective Time”).
ARTICLE II
ARTICLES OF INCORPORATION AND BY-LAWS
OF THE SURVIVING CORPORATION
      2.1     The Articles of Incorporation. At the Effective Time, the articles of incorporation of the Surviving Corporation (the “Charter”) shall be amended in its entirety to read as set forth in Exhibit A hereto, until thereafter amended as provided therein or by applicable Law.
      2.2     The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the “By-Laws”), until thereafter amended as provided therein or by applicable Law.
ARTICLE III
OFFICERS AND DIRECTORS
      3.1     Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.
      3.2     Officers of Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.
      3.3     Parent Board of Directors/ Company Executive Officers. (a) The Board of Directors of Parent shall take all actions necessary under the certificate of incorporation and bylaws of Parent to appoint three members of the Board of Directors of the Company selected by mutual agreement of Parent and the Company as directors of Parent as of the Effective Time, to serve as directors of Parent until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of Parent and applicable Law.
      (b) Parent shall offer to each “Executive Officer” of the Company (as listed in the Company’s Form 10-K for the period ended December 31, 2005) (other than the Chief Executive Officer of the Company), the opportunity to become a senior officer of Parent or a Subsidiary of Parent immediately after the Effective Time on the basis described in Section 3.3(b) of the Company Disclosure Letter.
ARTICLE IV
EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
      4.1     Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

(a) Merger Consideration. Each share of Common Stock, par value $1.00 per share, of the Company (each, a “Company Share”, and together, the “Company Shares”) issued and outstanding immediately prior to the Effective Time (other than Company Shares that are owned by Parent or by the Company or any direct or indirect wholly-owned Subsidiary of the Company and in each case not held on behalf of third parties (collectively, “Excluded Company Shares”)) shall be converted into and become exchangeable for 1.325 (the “Exchange Ratio”) common shares, par value $1.00 per share, of Parent (“Parent Common Stock”) (the shares of Parent Common Stock into which each Company Share is to be converted, the “Merger Consideration”). At the Effective Time, all Company Shares shall no longer be outstanding, shall be cancelled and retired and shall cease to exist, and (A) each certificate (a “Certificate”) formerly representing any of such Company Shares (other than Excluded Company Shares) and (B) each uncertificated Company Share (an “Uncertificated Company Share”) registered to a holder on the stock transfer books of the Company (other than Excluded Company Shares), shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Company Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c), in each case without interest.

(b) Cancellation of Shares. Each Excluded Company Share shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

(c) Merger Sub. At the Effective Time, each share of Common Stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation.

      4.2     Exchange of Certificates for Shares.
      (a) Exchange Agent. As of the Closing, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent (the “Exchange Agent”), for the benefit of the holders of Company Shares (other than Excluded Company Shares), certificates representing the shares of Parent Common Stock to be exchanged for Company Shares (other than Excluded Company Shares) in respect of the aggregate Merger Consideration to be issued in the Merger and any dividends or other distributions with respect to the Parent Common Stock to be paid or to be issued pursuant to Section 4.2(c) or 4.2(e) in exchange for Company Shares (other than Excluded Company Shares) (such cash and certificates for shares of Parent Common Stock, together with the amount of any cash payable pursuant to Section 4.2(e) in lieu of fractional shares and dividends or other distributions payable with respect thereto pursuant to Section 4.2(c), being hereinafter referred to as the “Exchange Fund”). With respect to the amount of cash to be deposited as of the Closing to satisfy its obligations under Section 4.2(e), Parent shall only be required to make a reasonable estimate of the amount of such cash that will be necessary.
      (b) Exchange Procedures. Parent shall cause transmittal materials reasonably agreed upon by Parent and the Company prior to the Closing to be mailed as soon as reasonably practicable after the Effective Time by the Exchange Agent to each holder of record as of the Effective Time of Company Shares (other than Excluded Company Shares) represented by Certificates. Such transmittal materials shall advise the holders of such Company Shares of the effectiveness of the Merger and the procedure for surrendering the Certificates to the Exchange Agent. Upon the surrender of a Certificate (or affidavit of loss in lieu thereof in accordance with Section 4.2(g)) to the Exchange Agent in accordance with the terms of the transmittal materials, the holder of the Certificate shall be entitled to receive in exchange, and in respect of, such Certificate (i) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (ii) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash payable pursuant to Section 4.2(e) in lieu of fractional shares plus (B) any unpaid dividends or other distributions with respect to the Parent Common Stock that such holder has the right to receive pursuant to Section 4.2(c), and, in each case, the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other Taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such Tax has been paid or is not applicable.
      For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
      (c) Distributions with Respect to Unexchanged Shares; Voting.
      (i) Whenever a dividend or other distribution is declared by Parent in respect of Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of such Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of Parent Common Stock and not previously paid with respect to such shares and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.
      (ii) Registered holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent’s stockholders with a record date at or after the Effective Time the number of whole shares of Parent Common Stock represented by such Certificates, as the case may be, regardless of whether such holders have surrendered their Certificates or delivered duly executed transmittal materials.
      (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.
      (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Company Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the average of the closing price of a share of Parent Common Stock, as reported in the Wall Street Journal, New York City edition, for the five trading days ending on the trading day immediately prior to the Effective Time.
      (f) Termination of Exchange Period; Unclaimed Stock. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the shareholders of the Company 180 days after the Effective Time shall be delivered, at Parent’s option, to Parent. Any shareholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for delivery of any shares of Parent Common Stock and payment of any cash, dividends and other distributions in respect thereof payable or deliverable pursuant to Section 4.1, Section 4.2(c) and Section 4.2(e) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.
      (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by Parent as indemnity against any claim that may be made against it with respect to such Certificate, Parent will issue the shares of Parent Common Stock, and the Exchange Agent will issue any cash, dividends and other distributions in respect thereof issuable and/or payable in exchange for such lost, stolen or destroyed Certificate pursuant to this Agreement.
      (h) Uncertificated Company Shares. Parent shall cause the Exchange Agent to (i) issue in registered form, as of the Effective Time, to each holder of Uncertificated Company Shares that number of whole shares of Parent Common Stock that such holder is entitled to receive in respect of each such Uncertificated Company Share pursuant to this Article IV and (ii) mail to each such holder materials (to be reasonably agreed by Parent and the Company prior to the Effective Time) advising such holder of the effectiveness of the Merger and the conversion of their Company Shares into Merger Consideration pursuant to the Merger and a check in the amount (after giving effect to any required tax withholdings) for any cash payable pursuant to Section 4.2(e) in lieu of fractional shares in respect of each such Uncertificated Company Share, in each case without any action by such holders.
      4.3     Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of Company Shares or shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for Company Shares or shares of Parent Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to eliminate the effects of such event on the Merger Consideration.
      4.4     Company Stock Based Plans.
      (a) At the Effective Time, each outstanding option to purchase Company Shares (a “Company Option”) under the Company Compensation and Benefit Plans identified in Section 5.1(b) of the Company Disclosure Letter as being the only Company Compensation and Benefit Plans pursuant to which Company Shares may be issued or benefits measured by the value of Company Shares may be obtained (the “Company Stock Plans”), whether vested or unvested, shall be converted into an option to acquire a number of shares of Parent Common Stock equal to the product (rounded up to the nearest whole number) of (x) the number of Company Shares subject to the Company Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded down to the nearest whole cent) equal to (A) the exercise price per Company Share of such Company Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the Company Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Company Option to which Section 422 of the Code applies, the exercise price and the number of shares of Parent Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the Effective Time, each Company Option shall continue to be governed by the same terms and conditions as were applicable under such Company Option immediately prior to the Effective Time. At or prior to the Effective Time, the Company shall adopt appropriate amendments to the Company Stock Plans, if necessary, and the Board of Directors of the Company shall adopt appropriate resolutions, if necessary, to effectuate the provisions of this Section 4.4(a). Parent shall take all actions as are necessary for the assumption of the Company Stock Plans pursuant to this Section 4.4, including the issuance (subject to Section 4.4(c)) and listing of Parent Common Stock as necessary to effect the transactions contemplated by this Section 4.4.
      (b) At the Effective Time, each right of any kind, contingent or accrued, to acquire or receive Company Shares or benefits measured by the value of Company Shares, and each award of any kind consisting of Company Shares that may be held, awarded, outstanding, payable or reserved for issuance under the Company Stock Plans, other than Company Options and outstanding performance shares (the

“Company Awards”), shall be deemed to be converted into the right to acquire or receive benefits measured by the value of (as the case may be) the number of shares of Parent Common Stock equal to the product of (x) the number of Company Shares subject to such Company Award immediately prior to the Effective Time and (y) the Exchange Ratio, and each such right shall otherwise be subject to the terms and conditions applicable to such right under the relevant Company Stock Plan. At or prior to the Effective Time, the Company shall adopt appropriate amendments to the Company Stock Plans, if necessary, and the Board of Directors of the Company shall adopt appropriate resolutions, if necessary, to effectuate the provisions of this Section 4.4(b).
      (c) If registration of any interests in the Company Stock Plans or the shares of Parent Common Stock issuable thereunder is required under the Securities Act of 1933, as amended (the “Securities Act”), Parent shall file with the Securities and Exchange Commission (the “SEC”), by the business day following the Effective Time, a registration statement on Form S-8 (or any successor form), with respect to such interests or Parent Common Stock, and shall use its commercially reasonable best efforts to maintain the effectiveness of such registration statement (and to maintain the current status of the prospectus or prospectuses contained therein and comply with any applicable state securities or “blue sky” laws) for so long as the relevant Company Stock Plans remain in effect and such registration of interests therein or the shares of Parent Common Stock issuable thereunder (and compliance with any such state laws) continues to be required. As soon as reasonably practicable after the registration of such interests or shares, as applicable, Parent shall deliver to the holders of Company Options and Company Awards by any permissible method appropriate notices setting forth such holders’ rights pursuant to the respective Company Stock Plans and agreements evidencing the grants of such Company Options and Company Awards, and stating that such Company Options and Company Awards and agreements have been assumed by Parent in accordance with the applicable terms.
      (d) Without limiting the applicability of the preceding paragraph, the Company shall take all necessary action to ensure that the Surviving Corporation will not be bound at the Effective Time by any options, or other rights, awards or arrangements under the Company Stock Plans that would entitle any Person after the Effective Time to beneficially own any Company Shares or to receive any payments in respect thereof, and at or prior to the Effective Time, the Company shall adopt appropriate amendments to all Company Stock Plans conferring any rights to Company Shares or other capital stock of the Company, if necessary, and the Board of Directors of the Company shall adopt appropriate resolutions, if applicable, to effectuate the provisions of this Section 4.5(d).
ARTICLE V
REPRESENTATIONS AND WARRANTIES
      5.1     Representations and Warranties of the Company. Except as set forth in the disclosure letter delivered to Parent by the Company at the time of entering into this Agreement (the “Company Disclosure Letter”), or, to the extent the qualifying nature of such disclosure with respect to a specific representation and warranty is reasonably apparent therefrom, as set forth in the Company Reports filed with the SEC on or after January 1, 2005 and prior to the date of this Agreement (excluding all disclosures in any “Risk Factors” Section) (it being understood that the exclusion with respect to the “Risk Factors” section in the prior parenthetical shall not be deemed a qualification of the matters expressly set out in the Company Disclosure Letter or the exceptions in the definition of “Company Material Adverse Effect”), the Company hereby represents and warrants to Parent and Merger Sub as of the date of this Agreement and as of the Closing that:
      (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has made available to Parent a complete and correct copy of the Company’s articles of incorporation and by-laws, each as in effect and as amended through the date of this Agreement.
      As used in this Agreement, (i) the term “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or one or more of its respective Subsidiaries, and shall be deemed not to include Cingular Wireless Corporation or Cingular Wireless LLC (together “Cingular”) or YellowPages.com LLC (“YP.com”) or any of their respective Subsidiaries, except where expressly specified; (ii) the term “Company Material Adverse Effect” means (x) an effect that would prevent or materially delay or impair the ability of the Company to consummate the Merger or (y) a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of the Company and its Subsidiaries, including its interest in Cingular, YP.com and their respective Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with changes or conditions (A) generally affecting (I) the United States economy or financial or securities markets, (II) political conditions in the United States or (III) the United States telecommunications industry or any generally recognized business segment of such industry, (B) generally affecting the telecommunications industry (or any generally recognized business segment of such industry) in the Company Region, taken as a whole, (C) resulting from any hurricane, earthquake, or other natural disasters in the Company Region, (D) resulting from the execution, announcement or performance of this Agreement, or (E) resulting from or arising in connection with the financial condition, properties, assets, liabilities, business or results of operations of Cingular, YP.com or any of their respective Subsidiaries; and (iii) the “Company Region” means the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee.
      (b) Capital Structure. (i) The authorized capital stock of the Company consists of 8.65 billion Company Shares, of which 1,801,734,512 Company Shares were issued and outstanding as of March 1, 2006, and 100 million shares of First Preferred Stock, par value $1.00 per share (the “Company Preferred Shares”), none of which were outstanding as of the date of this Agreement. All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no Company Shares or Company Preferred Shares reserved for issuance, except that (A) as of the date of this Agreement, there are an aggregate of 30 million Company Preferred Shares, designated “Series B First Preferred Stock”, reserved for issuance pursuant to the Rights Agreement, dated as of November 22, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as amended by Amendment No. 1 thereto, dated as of March 2, 2005 (the “Rights Agreement”) and (B) as of March 1, 2006, there were an aggregate of 166,891,548 Company Shares reserved for issuance pursuant to the Company Stock Plans. Section 5.1(b) of the Company Disclosure Letter contains a correct and complete list as of March 1, 2006 of (x) the number of outstanding Company Options, the exercise price of all Company Options and number of Company Shares issuable at such exercise price and (y) the number of outstanding rights, including those issued under the Company Stock Plans, to receive, or rights the value of which is determined by reference to, Company Shares, the date of grant and number of Company Shares subject thereto (including without limitation restricted stock, restricted stock units and performance shares) (each a “Common Stock Unit”). From March 1, 2006 to the date of this Agreement, the Company has not issued any Company Shares except pursuant to the exercise of Company Options and the settlement of Common Stock Units outstanding on March 1, 2006 in accordance with their terms and pursuant to the Company’s Direct Investment Plan, dated November 16, 2004 (the “Company Direct Investment Plan”), and since March 1, 2006, the Company has not issued any Company Options or Common Stock Units. All outstanding grants of Company Options and Common Stock Units were made under the Company Stock Plans. Except as set forth in this Section 5.1(b) and the right to purchase Company Shares pursuant to the Company Direct Investment Plan, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries, any other securities of the Company and no securities or obligations of the Company or any of its Subsidiaries evidencing such rights are authorized, issued or outstanding. Except (x) as set forth in this Section 5.1(b) or (y) pursuant to the Company Direct Investment Plan, as of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.
      (ii) As of the date of this Agreement, each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries that constitute a “Significant Subsidiary” (as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act), which term shall not be deemed to include Cingular, YP.com or any of their respective Subsidiaries, has been duly authorized and validly issued and is fully paid and nonassessable and owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (each, a “Lien”), except for such Liens as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. As of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity securities of any of the Company’s Subsidiaries (including Cingular) or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries, any equity securities of any of the Company’s Subsidiaries (including Cingular), and no securities or obligations of the Company or any of its Subsidiaries evidencing such rights are authorized, issued or outstanding. Section 5.1(b) of the Company Disclosure Letter contains, to the knowledge of the executive officers of the Company, a true and complete list as of the date of this Agreement of each Person in which the Company owns, directly or indirectly, (other than through Cingular, YP.com and their respective Subsidiaries) any voting interest that may require a filing by Parent or any affiliate of Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) other than voting interests that are owned, directly or indirectly, by the Company or any of its Subsidiaries the acquisition of which will be exempt from the filing requirements under the HSR Act or was exempt at the time of the Company’s direct or indirect acquisition of such interests pursuant to 16 C.F.R. §802.9. To the knowledge of the Company’s executive officers, as of the date of this Agreement, no Person or group beneficially owns 5% or more of the Company’s voting securities, with the terms “group” and “beneficially owns” having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.
      (c) Corporate Authority; Approval and Fairness. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding Company Shares (the “Company Requisite Vote”), the Merger. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). The Board of Directors of the Company (A) has unanimously adopted this Agreement and approved the Merger and the other transactions contemplated hereby and resolved to recommend the approval of this Agreement by the holders of Company Common Shares by the Company Requisite Vote (the “Company Recommendation”), (B) has received the opinions of its financial advisors, Citigroup Global Markets Inc. and Goldman, Sachs & Co. each, dated as of the date of this Agreement, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Shares and (C) directed that this Agreement be submitted to the holders of Company Shares for their approval.
      (d) Governmental Filings; No Violations. (i) Other than the necessary notices, reports, filings, consents, registrations, approvals, permits or authorizations (A) pursuant to Section 1.3, (B) required under the HSR Act, European Union Council Regulation (EC) No. 139/2000 of January 20, 2004 (the “EC Merger Regulation”) (if applicable), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act, (C) to comply with state securities or “blue-sky” laws, (D) with or to the Federal Communications Commission (“FCC”) pursuant to the Communications Act of 1934, as amended (the “Communications Act”), and (E) with or to the local, state and foreign public utility commissions or similar local or state regulatory bodies (each, a “PUC”) and the local and state Governmental Entities pursuant to applicable local, state or foreign Laws regulating the telecommunications business (“Utilities Laws”) and (F) foreign regulatory bodies pursuant to applicable foreign laws regulating actions having the purpose or effect of monopolization or restraint of trade, no filings, notices and/or reports are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, court, agency, commission, body or other legislative, executive or judicial governmental entity (“Governmental Entity”), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
      (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, a termination (or right of termination) or a default under the Company’s articles of incorporation or by-laws, (B) a breach or violation of, a termination (or right of termination) or a default under the articles of incorporation, by-laws or the comparable governing instruments of any of the Company’s Significant Subsidiaries, (C) a breach or violation of, or a default or termination (or right of termination) under, the acceleration of any obligations or the creation of an obligation, Lien or pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license granted by a Person other than a Governmental Entity, contract, note, mortgage, indenture, or other contractual obligation (“Contracts”) binding upon the Company or any of its Subsidiaries or, assuming the filings, notices and/or approvals referred to in Section 5.1(d)(i) are made or obtained, any Law or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (D) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clauses (C) and (D), for any breach, violation, termination, default, acceleration, creation or change that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The Company Disclosure Letter sets forth a correct and complete list of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
      (e) Reports; Financial Statements. (i) The Company has filed and furnished all forms, statements, reports and documents required to be filed or furnished by it with or to the SEC pursuant to applicable securities statutes, regulations, policies and rules since December 31, 2004 (collectively, such forms, statements, reports and documents filed with or furnished to the SEC since December 31, 2004, or those filed with or furnished to the SEC subsequent to the date of this Agreement, and as amended, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished complied, or if not yet filed or furnished, will comply, as to form, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (and, if amended, as of the date of such amendment) the Company

Reports did not, and any of the Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
      (ii) The Company maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frames specified by the SEC’s rules and forms. The Company maintains internal control over financial reporting as required by Rule 13a-15 under the Exchange Act. Such internal control over financial reporting were designed, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Company’s board of directors any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent prior to the date of this Agreement a summary of any such disclosure made by management to the Company’s auditors and audit committee since December 31, 2004. Since December 31, 2004 and prior to the date of this Agreement, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from Company Employees regarding questionable accounting or auditing matters, have been received by the Company. The Company has made available to Parent prior to the date of this Agreement a summary of all material complaints or concerns relating to other matters made since December 31, 2004 and through the date of this Agreement through the Company’s whistleblower hot-line or equivalent system for receipt of employee concerns regarding possible violations of Law by the Company or any of its Subsidiaries or any of their respective employees in respect of such employee’s employment with the Company or its Subsidiaries. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief legal officer, audit committee (or other committee designated for the purpose) of the board of directors or the board of directors pursuant to the rules adopted pursuant to Section 307 of Sarbanes-Oxley or any Company policy contemplating such reporting, including in instances not required by those rules.
      (iii) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its consolidated Subsidiaries, as of its date, and each of the consolidated statements of operations, cash flows and of changes in shareholders’ equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein.
      (f) Absence of Certain Changes. Since December 31, 2005 there has not been any event, occurrence, discovery or development which has had or would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Since December 31, 2005, and through the date of this Agreement: (i) the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary and usual course of such businesses; (ii) except for normal quarterly cash dividends in an amount equal to $0.29 per Company Share, the Company and its non-wholly-owned Subsidiaries have not declared, set aside or paid any dividend or distribution payable in cash, stock or property in respect of any capital stock; (iii) the Company and its Subsidiaries have not incurred any material indebtedness for borrowed money or guaranteed such indebtedness of another Person, or issued or sold any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries other than issuing commercial paper in the ordinary course of business; (iv) the Company and its Subsidiaries have not transferred, leased, licensed, sold, mortgaged, pledged, placed a Lien upon or otherwise disposed of any of the Company’s or its Subsidiaries’ property or assets (including capital stock of any of the Company’s Subsidiaries) outside of the ordinary course of business consistent with past practice with a fair market value in excess of $10 million; (v) the Company and its Subsidiaries have not acquired any business, whether by merger, consolidation, purchase of property or assets or otherwise; (vi) there has not been (A) any material increase in the compensation payable or to become payable to the Company’s officers or (B) any establishment, adoption, entry into or amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by Law; and (vii) the Company and its Subsidiaries have not made any change with respect to accounting policies, except as required by changes in GAAP or by Law.
      (g) Litigation and Liabilities. There are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company’s executive officers, threatened against the Company or any of its Subsidiaries, except for those that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances that are reasonably likely to result in any obligations or liabilities of the Company or any of its Subsidiaries, except for (A) liabilities or obligations to the extent (x) reflected on the consolidated balance sheets of the Company or (y) readily apparent in the notes thereto, in each case included in the Company’s annual report on Form 10-K for the year ended December 31, 2005, (B) liabilities or obligations incurred in the ordinary course of business since December 31, 2005, none of which has had or would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (C) payment or performance obligations under Contracts required in accordance with their terms, or performance obligations, to the extent required under applicable Law; or (D) those liabilities or obligations that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
      (h) Employee Benefits.
      (i) Section 5.1(h)(i) of the Company Disclosure Letter sets forth a list of each benefit and compensation plan, contract, policy or arrangement maintained, sponsored or contributed to by the Company or any of its Subsidiaries covering current or former employees of the Company and its Subsidiaries (“Company Employees”) and current or former directors of the Company, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and incentive and bonus, deferred compensation, stock purchase, restricted stock, stock option, stock appreciation rights or stock based compensation plans (the “Company Compensation and Benefit Plans”), except that such Section of the Company Disclosure Letter does not set forth (A) those plans that did not require (x) the payment to any individual covered thereby of more than $500,000 during the year ending December 31, 2005 or (y) the payment to all individuals covered thereby of more than $2,500,000 during the year ending December 31, 2005 in the aggregate (unless (i) more than 50 employees are eligible to participate in the plan, program, contract, policy or arrangement or (ii) the plan, program, contract, policy or arrangement contains a change-in-control or similar provision or (iii) the plan, program, contract, policy or arrangement covers Persons required to file beneficial ownership statements pursuant to Section 16 of the Exchange Act) and (B) Company Compensation and Benefit Plans maintained outside of the United States primarily for the benefit of Company Employees working outside of the United States (such plans covered by clause (B) hereinafter being referred to as the “Company Non U.S. Compensation and Benefit Plans”). Each Company Compensation and Benefit Plan which has received a favorable or unfavorable determination letter from the Internal Revenue Service (“IRS”) has been separately identified. True and complete copies of each Company Compensation and Benefit Plan listed in Section 5.1(h)(i) of the Company Disclosure Letter, including, but not limited to, any trust agreement or insurance contract forming a part of any Company Compensation and Benefit Plan, and all amendments thereto, have been provided or made available to Parent.
      (ii) Each Company Compensation and Benefit Plan, other than “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”) and the Company Non U.S. Compensation and Benefit Plans (collectively, the “Company U.S. Compensation and Benefit Plans”), is in compliance with, to the extent applicable, ERISA, the Code, and other applicable Laws, in each case except for such failures as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Each Company U.S. Compensation and Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS covering all tax Law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances likely to result in a loss of the qualification of such plan under Section 401(a) of the Code. As of the date of this Agreement, there is no pending or, to the knowledge of the Company’s executive officers, threatened litigation relating to the Company U.S. Compensation and Benefit Plans, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Any voluntary employees’ beneficiary association within the meaning of Section 501(c)(9) of the Code which provides benefits under a Company Compensation and Benefit Plan has received an opinion letter from the IRS recognizing its exempt status under Section 501(c)(9) of the Code, has timely filed notice under Section 505(c) of the Code, and the Company is not aware of circumstances likely to result in the loss of such exempt status under Section 501(c)(9) of the Code, except as would not, individually or in the aggregate, reasonably be likely to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
      (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a “Company ERISA Affiliate”), except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a Company ERISA Affiliate), except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. No notice of a “reportable event”, within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived or extended, other than pursuant to Pension Benefit Guaranty Corporation Reg. Section 4043.66, has been required to be filed for any Company Pension Plans or by any Company ERISA Affiliates within the 12-month period ending on the date of this Agreement.
      (iv) All contributions required to be made under each Company U.S. Compensation and Benefit Plan have been timely made and all obligations in respect of each Company Compensation and Benefit Plan have been properly accrued and reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement to the extent required by GAAP except, in the case of each of the foregoing, as would not individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Neither any Company Pension Plan nor any single-employer plan of any Company ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no Company ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plans or to any single-employer plan of any Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.
      (v) Under each Company Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date of this Agreement, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Company Pension Plan’s most recent actuarial valuation), did not exceed the then current value of the assets of such Company Pension Plan, and there has been no material adverse change in the financial condition of such Company Pension Plan since the last day of the most recent plan year.
      (vi) Neither the Company nor its Subsidiaries have any obligations for retiree health or life benefits under any ERISA Plan or collective bargaining agreement, except as required by Section 4980B of the Code or Section 601 of ERISA.
      (vii) There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any of the Company Compensation and Benefit Plans that would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year, except as required by Law. Except as provided in this Agreement or as may be required by Law or by any of the Company Compensation and Benefit Plans listed on Section 5.1(h)(vii) of the Company Disclosure Letter, none of the execution of this Agreement, shareholder approval of this Agreement, receipt of approval or clearance from any one or more Governmental Entities of the Merger or the other transactions contemplated by this Agreement, or the consummation of the Merger and the other transactions contemplated by this Agreement will (A) entitle any employees of the Company or its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement; (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any Company U.S. Compensation and Benefit Plan; or (C) limit or restrict the right of the Company, or, after the consummation of the transactions contemplated by this Agreement, Parent, to merge, amend or terminate any of the Company U.S. Compensation and Benefit Plans.
      (viii) All Company Non-U.S. Compensation and Benefit Plans are listed in Section 5.1(h)(viii) of the Company Disclosure Letter and comply with applicable local Law except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The Company and its Subsidiaries have no unfunded liabilities with respect to any such Company Non-U.S. Compensation and Benefit Plans that are not set forth in the consolidated balance sheets included in or incorporated by reference into the Company Reports filed prior to the date of this Agreement, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company’s executive officers, threatened material litigation relating to the Company Non-U.S. Compensation and Benefit Plans, except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
      (i) Compliance with Laws. The businesses of each of the Company and its Subsidiaries have not been conducted in violation of any law, rule, statute, ordinance, regulation, judgment, determination, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (collectively, “Laws”), except for violations that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company’s executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The executive officers of the Company have not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement, except for such changes and noncompliance that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has obtained and is in substantial compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (collectively, “Licenses”) necessary to conduct its business as presently conducted, except for those the absence of which or failure to be in compliance with, would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
      (j) Certain Contracts. Section 5.1(j) of the Company Disclosure Letter sets forth a list as of the date of this Agreement of each Contract (other than material Contracts with Parent, Cingular, YP.com and/or their respective Subsidiaries) to which either the Company or any of its Subsidiaries is a party or bound which, to the knowledge of the executive officers of the Company (i) provides that any of them will not compete in any material respect with any other Person, (ii) purports to limit in any material respect either the type of business in which the Company or its Subsidiaries, including Cingular (or, after the Effective Time, Parent or its Subsidiaries), may engage or the manner or locations in which any of them may so engage in any business or would reasonably be likely to require the disposition of any material assets or line of business of the Company or its Subsidiaries, including Cingular or, Parent or its Subsidiaries after the Effective Time, (iii) requires them to deal exclusively in any material respect with any Person or group of related Persons or (iv) provides for a material indemnification obligation by the Company or any of its Subsidiaries. A true and complete copy of each such Contract has been made available to Parent prior to the date of this Agreement.
      (k) Takeover Statutes. The Board of Directors of the Company has taken all appropriate and necessary actions such that Parts 2 and 3 of Article 11 of the GBCC shall not apply to the Merger or the other transactions contemplated hereby. No other “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) as in effect on the date of this Agreement is applicable to the Company, the Company Shares, the Merger or the other transactions contemplated by this Agreement. No anti-takeover provision contained in the Company’s articles of incorporation, including Article Tenth thereof, or its by-laws is, or at the Effective Time will be, applicable to the Merger or the other transactions contemplated hereby.
      (l) Environmental Matters. Except for such matters that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect: (i) each of the Company and its Subsidiaries has complied, and is in compliance, with all applicable Environmental Laws; (ii) the properties currently owned, leased or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) (“Company Current Properties”) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries (“Company Former Properties”) were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries is subject to liability for the transportation, disposal or arranging for the transportation or disposal of any Hazardous Substance at any third party property; (v) there have been no releases or threatened releases of any Hazardous Substance (x) at any Company Current Property or, to the knowledge of the Company’s executive officers, Company Former Properties or (y) caused by the Company or any of its Subsidiaries at any third party property; (vi) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees or injunctions with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law; and (viii) to the knowledge of the Company’s executive officers, there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be likely to result in any claims, liability, investigations, costs or restrictions on the Company or any of its Subsidiaries or on the ownership, use, or transfer of Company Current Property or Company Former Property, in each case, pursuant to any Environmental Law.
      As used herein, the term “Environmental Law” means any Law relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.
      As used herein, the term “Hazardous Substance” means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.
      (m) Tax Matters. As of the date of this Agreement, neither the Company nor any of its affiliates has taken or agreed to take any action, nor do the executive officers of the Company have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
      (n) Taxes. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, the Company and each of its Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them on or prior to the date of this Agreement and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes (as defined below) that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for which adequate reserves have been established; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, as of the date of this Agreement there are no audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters, in each case, pending or, to the knowledge of the executive officers or Controller of the Company, threatened. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, neither the Company nor any member of its “affiliated group” (within the meaning of Section 1504 of the Code) has any item of income or gain, arising from an intercompany transaction within the meaning of Treasury Regulation §1.1502-13 that has not yet been taken into account pursuant to Treasury Regulation §1.1502-13. Neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation §1.1502-6 (or any comparable provision of state, local or foreign Law) except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing agreement (with any Person other than the Company and/or any of its wholly-owned Subsidiaries), except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in any distribution intended to qualify for tax-free treatment under Section 355 of the Code occurring during the last 30 months. No payments to be made to any of the officers and employees of the Company or its Subsidiaries will, as a result of consummation of the Merger, be subject to the deduction limitations under Section 280G of the Code.
      As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.
      (o) Labor Matters. Section 5.1(o) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of each material collective bargaining agreement or other similar Contract with a labor union or labor organization to which the Company or any of its Subsidiaries is a party. Except in each case as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) (except for proceedings involving individual employees arising in the ordinary course of business) neither the Company or any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel the Company to bargain with any labor union or labor organization and (ii) there is no pending or, to the knowledge of the Company’s executive officers, threatened in writing, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.
      (p) Intellectual Property. Each of the Company and its Subsidiaries owns or has a valid right to use, or can acquire on reasonable terms, all Intellectual Property and Information Technology necessary to carry on its business as operated by it on the date of this Agreement, except where the absence of such rights would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property of third parties which would reasonably be likely, individually or in the aggregate, to have a Company Material Adverse Effect.
      As used herein,
      (1) “Computer Software” means all computer software and databases (including without limitation source code, object code and all related documentation).
      (2) “Information Technology” means the computers, Computer Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment and elements, and associated documentation, in each case, which are necessary for the operation of the business of the Company or any of its Subsidiaries as conducted as of the date of this Agreement.
      (3) “Intellectual Property” means, collectively, all United States and foreign (A) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (B) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (C) trade secrets and confidential information and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists; (D) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (E) moral rights, rights of publicity and rights of privacy; and (F) all other intellectual property or proprietary rights.
      (q) Affiliate Transactions. As of the date of this Agreement, there are no transactions, arrangements or Contracts between the Company and its Subsidiaries, on the one hand, and its affiliates (other than its wholly-owned Subsidiaries) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.
      (r) Insurance. The Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company or its Subsidiaries (taking into account the cost and availability of such insurance).
      (s) Rights Agreement. The Board of Directors of the Company has approved Parent and its Affiliates (as defined in the Rights Agreement) and Associates (as defined the Rights Agreement) as the Beneficial Owner (as defined in the Rights Agreement) of all of the Voting Securities (as defined in the Rights Agreement) and as the holder of all of the Voting Power (as defined in the Rights Agreement) and such approval has not been revoked, withdrawn or modified. Neither Parent nor Merger Sub shall be deemed to be an Acquiring Person (as such term is defined in the Rights Agreement) and the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and the Rights will not separate from the Company Shares, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated hereby.
      (t) Brokers and Finders. Neither the Company nor any of the Company’s officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed Goldman, Sachs & Co. and Citigroup Global Markets Inc. as the Company’s financial advisors, the arrangements with which have been disclosed to Parent prior to the date of this Agreement.
      (u) No Other Representations and Warranties. Except for the representations and warranties of the Company contained in this Agreement, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any such representations and warranties on behalf of the Company.
      5.2     Representations and Warranties of Parent and Merger Sub. Except as set forth in the disclosure letter delivered to the Company by Parent at the time of entering into this Agreement (the “Parent Disclosure Letter”), or, to the extent the qualifying nature of such disclosure with respect to a specific representation and warranty is reasonably apparent therefrom, as set forth in the Parent Reports or the T Reports filed with the SEC, on or after January 1, 2005 and prior to the date of this Agreement, (excluding all disclosures in any “Risk Factors” Section) (it being understood that the exclusion with respect to the “Risk Factors” section in the prior parenthetical and in Section 7.3(d) shall not be deemed a qualification of the matters expressly set out in the Parent Disclosure Letter or the exceptions in the definition of “Parent Material Adverse Effect”), Parent and Merger Sub hereby represent and warrant to the Company as of the date of this Agreement and as of the Closing that:
      (a) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Prior to the date of this Agreement, Parent has made available to the Company a complete and correct copy of the Parent’s certificate of incorporation and by-laws, each as in effect and as amended through the date of this Agreement.
      As used in this Agreement “Parent Material Adverse Effect” means (x) an effect that would prevent or materially delay or impair the ability of Parent to consummate the Merger or (y) a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of Parent and its Subsidiaries, including its interest in Cingular, YP.com and any of their respective Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with changes or conditions (A) generally affecting (I) the United States economy or financial or securities markets, (II) political conditions in the United States or (III) the United States telecommunications industry or any generally recognized business segment of such industry, (B) generally affecting the telecommunications industry (or any generally recognized business segment of such industry) in any of the Parent Regions, each taken as a whole, (C) resulting from any hurricane, earthquake or other natural disaster in any of the Parent Regions, (D) resulting from the execution, announcement or performance of this Agreement, or (E) resulting from or arising in connection with the financial condition, properties, assets, liabilities, business or results of operations of Cingular, YP.com or any of their respective Subsidiaries; and (iii) the “Parent Regions” means each of the states of (A) California and Nevada, (B), Illinois, Indiana, Michigan, Ohio, Wisconsin; (C) Kansas, Missouri, Oklahoma, Arkansas and Texas and (D) Connecticut.
      (b) Capital Structure. (i) The authorized capital stock of Parent consists of 7,000,000,000 shares of Parent Common Stock, of which 3,884,566,072 shares of Parent Common Stock were issued and outstanding as of February 28, 2006, and 1,000,000,000 shares of Preferred Stock, par value $1.00 per share (the “Parent Preferred Stock”), of which 768,390.4 shares were outstanding as of the date of this Agreement. All of the outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable.
      Section 5.2(b) of the Parent Disclosure Letter contains a correct and complete list as of February 28, 2006 of (x) the number of outstanding options to purchase Parent Common Stock (each, a “Parent Option”) under the Parent Compensation and Benefit Plans, the exercise price of all Parent Options and number of shares of Parent Common Stock issuable at such exercise price and (y) the number of outstanding rights to receive Parent Common Stock (including without limitation restricted stock and restricted stock units), under the Parent Compensation and Benefit Plans (each a “Parent Common Stock Unit”). From February 28, 2006 to the date of this Agreement, Parent has not issued any Parent Common Stock except pursuant to the exercise of Parent Options and the settlement of Parent Common Stock Units outstanding on February 28, 2006 in accordance with their terms and since February 28, 2006 Parent has not issued any Parent Options or Parent Common Stock Units. Except as set forth in this Section 5.2(b), as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Parent or any of its Subsidiaries to issue or sell any shares of capital stock or other equity securities of Parent or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from Parent or any of its Subsidiaries, any equity securities of Parent, and no securities or obligations of Parent or any of its Subsidiaries evidencing such rights are authorized, issued or outstanding. Except as set forth in this Section 5.2(b), as of the date of this Agreement, Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.
      (ii) As of the date of this Agreement, each of the outstanding shares of capital stock or other securities of each of Parent’s Subsidiaries that constitute a Significant Subsidiary, which term shall not be deemed to include Cingular, YP.com or any of their respective Subsidiaries, has been duly authorized and validly issued and is fully paid and nonassessable and owned by Parent or by a direct or indirect wholly-owned Subsidiary of Parent, free and clear of any Lien, except for such Liens as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. As of the date of this

Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Parent or any of its Subsidiaries to issue or sell any shares of capital stock or other equity securities of any of Parent’s Subsidiaries (including Cingular) or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from Parent or any of its Subsidiaries any equity securities of any of Parent’s Subsidiaries (including Cingular), and no securities or obligations of Parent or any of its Subsidiaries evidencing such rights are authorized, issued or outstanding. To the knowledge of Parent’s executive officers, as of the date of this Agreement, no Person or group beneficially owns 5% or more of Parent’s outstanding voting securities, with the terms “group” and “beneficially owns” having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.
      (iii) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned, directly or indirectly, by Parent, and there are (i) no other shares of capital stock or other voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
      (c) Corporate Authority; Approval and Fairness. Parent and Merger Sub each have all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to the approval by the stockholders of Parent by a majority of votes cast on the proposal to issue the shares of Parent Common Stock required to be issued in the Merger; provided that the total vote cast represents over 50% of all of the outstanding shares of Parent Common Stock (the “Parent Requisite Vote”). This Agreement has been duly executed and delivered by Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The shares of Parent Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Board of Directors of Parent has (A) unanimously approved this Agreement and the other transactions contemplated hereby and resolved to recommend that the holders of Parent Common Stock vote in favor of the issuance of Parent Common Stock required to be issued in the Merger pursuant to this Agreement (the “Parent Recommendation”), (B) received the opinions of its financial advisors, Lehman Brothers Inc. and Evercore Financial Advisors LLC, Inc., dated as of the date of this Agreement, to the effect that the Exchange Ratio is fair from a financial point of view to Parent and (C) directed that the proposal to issue shares of Parent Common Stock required to be issued in the Merger be submitted to the holders of Parent Common Stock for their approval.
      (d) Governmental Filings; No Violations. (i) Other than the necessary notices, reports, filings, consents, registrations, approvals, permits or authorizations (A) pursuant to Section 1.3, (B) required under the HSR Act, the EC Merger Regulation (if applicable), the Exchange Act and the Securities Act, (C) to comply with state securities or “blue-sky” laws, (D) with or to the FCC pursuant to the Communications Act, (E) with or to the local, state and foreign PUCs and local, state and foreign Governmental Entities pursuant to applicable local, state or foreign Utilities Laws and (F) if any, of the foreign regulatory bodies pursuant to applicable foreign laws regulating actions having the purpose or effect of monopolization or restraint of trade, no filings, notices and/or reports are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.
      (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, a termination (or right of termination) or a default under Parent’s certificate of incorporation or by-laws, (B) a breach or violation of, a termination (or right of termination) or a default under, the certificate of incorporation, by-laws or the comparable governing instruments of any of Parent’s Significant Subsidiaries, (C) a breach or violation of, or a default or termination (or right of termination) under, the acceleration of any obligations or the creation of an obligation, Lien or pledge, security interest or other encumbrance on Parent’s assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries or, assuming the filings, notices and/or approvals referred to in Section 5.2(d)(i) are made or obtained, any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (D) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clauses (C) and (D), for any breach, violation, termination, default, acceleration, creation or change that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. The Parent Disclosure Letter sets forth a correct and complete list of Contracts of Parent and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.
      (e) Reports; Financial Statements. (i) Each of Parent and, to the knowledge of the executive officers of Parent, AT&T Corporation, a New York corporation (“T”), has filed and furnished all forms, statements, reports and documents required to be filed or furnished by it with or to the SEC pursuant to applicable securities statutes, regulations, policies and rules since December 31, 2004 (collectively, such forms, statements, reports and documents filed with or furnished to the SEC since December 31, 2004, or those filed with or furnished to the SEC subsequent to the date of this Agreement, and as amended, the “Parent Reports” and the “T Reports”, respectively). Each of the Parent Reports and, to the knowledge of the executive officers of Parent, the T Reports at the time of its filing or being furnished complied, or if not yet filed or furnished in the case of Parent Reports, will comply, as to form, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and Sarbanes-Oxley, and any rules and regulations promulgated thereunder applicable to the Parent Reports and the T Reports, as the case may be. As of their respective dates (and, if amended, as of the date of such amendment) the Parent Reports and, to the knowledge of the executive officers of Parent, the T Reports did not, and any of the Parent Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
      (ii) Parent maintains, and, to the knowledge of the executive officers of Parent, prior to its acquisition by Parent, T maintained, disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are or were, as applicable, designed to ensure that information required to be disclosed by Parent and T, as applicable, in the reports it files or filed, as applicable, or submits or submitted, as applicable, under the Exchange Act is or were, as applicable, recorded, processed, summarized and reported within the time frames specified by the SEC’s rules and forms. Parent maintains, and, to the knowledge of the executive officers of Parent, prior to its acquisition by Parent, T maintained, internal control over financial reporting as required by Rule 13a-15 under the Exchange Act. Such internal control over financial reporting are or were, as applicable, in the case of Parent, in the case of T, to the knowledge of the executive officers of Parent, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect or reflected, as applicable, the transactions and dispositions of the assets of Parent or T, as applicable, (ii) provide or provided, as applicable, reasonable assurance that transactions are or were, as applicable, recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Parent or T, as applicable, are being made or were made, as applicable, only in accordance with authorizations of management and directors of the Parent or T, as applicable, and (iii) provide or provided, as applicable, reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Parent or T, as applicable, that could have a material effect on its financial statements. Parent has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to Parent’s auditors and the audit committee of Parent’s board of directors (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are or were, as applicable, reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and has identified for Parent’s auditors and audit committee of Parent’s board of directors any material weaknesses in its internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Parent has made available to the Company prior to the date of this Agreement a summary of any such disclosure made by management of Parent to Parent’s auditors and audit committee since December 31, 2004. Since December 31, 2004 and prior to the date of this Agreement, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from Parent employees (including former employees of T and its Subsidiaries) regarding questionable accounting or auditing matters, have been received by Parent or, to the knowledge of the executive officers of Parent, T. Parent has made available to the Company prior to the date of this Agreement a summary of all material complaints or concerns relating to other matters made since December 31, 2004 and through the date of this Agreement through Parent’s and, to the knowledge of the executive officers of Parent, T’s whistleblower hot-lines or equivalent systems for receipt of employee concerns regarding possible violations of Law by Parent, T or any of their Subsidiaries or any of their respective employees. No attorney representing Parent, T or any of their respective Subsidiaries, whether or not employed by Parent, T or any of their Subsidiaries, has, in the case of T to the knowledge of the executive officers of Parent, reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by Parent or T or any of their respective officers, directors, employees or agents to Parent’s or T’s chief legal officer, audit committee (or other committee designated for the purpose) of the board of directors or the board of directors pursuant to the rules adopted pursuant to Section 307 of Sarbanes-Oxley or any Parent or T policy contemplating such reporting, including in instances not required by those rules.
      (iii) Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports and the T Reports (including the related notes and schedules) fairly presents the consolidated financial position of Parent and its consolidated Subsidiaries or T and its consolidated Subsidiaries, as applicable, as of its date, and each of the consolidated statements of operations, cash flows and of changes in stockholders’ equity included in or incorporated by reference into the Parent Reports and the T Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its consolidated Subsidiaries or T and its consolidated Subsidiaries, as applicable, for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein; provided that with respect to T Reports such representations are made only to the knowledge of the executive officers of Parent.
      (f) Absence of Certain Changes. Since December 31, 2005 there has not been any event, occurrence, discovery or development which has had or would, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Since December 31, 2005, and through the date of this Agreement: (i) Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary and usual course of such businesses; (ii) except for normal quarterly cash dividends in an amount equal to $.3325 per share of Parent Common Stock, Parent and its non-wholly-owned Subsidiaries have not declared, set aside or paid any dividend or distribution payable in cash, stock or property in respect of any capital stock; (iii) Parent and its Subsidiaries have not incurred any material indebtedness for borrowed money or guaranteed such indebtedness of another Person, or issued or sold any debt securities or warrants or other rights to acquire any debt security of Parent or any of its Subsidiaries other than in the ordinary course of business; (iv) Parent and its Subsidiaries have not acquired any business, whether by merger, consolidation, purchase of property or assets or otherwise; and (v) Parent and its Subsidiaries have not made any material change with respect to accounting policies except as required by changes in GAAP or by Law.
      (g) Litigation and Liabilities. There are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent’s executive officers, threatened against Parent or any of its Subsidiaries, except for those that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances that are reasonably likely to result in any obligations or liabilities of Parent or any of its Subsidiaries, except for (A) liabilities or obligations to the extent (x) reflected on the consolidated balance sheets of Parent or (y) readily apparent in the notes thereto, in each case included in Parent’s annual report on Form 10-K for the year ended December 31, 2005, (B) liabilities or obligations incurred in the ordinary course of business since December 31, 2005, none of which has had or would, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, (C) payment or performance obligations under Contracts required in accordance with their terms, or performance obligations, to the extent required under applicable Law or (D) those liabilities or obligations that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.
      (h) Employee Benefits
      (i) For purposes of this Section 5.2(h), “Parent Compensation and Benefit Plan” means each material benefit and compensation plan, contract, policy or arrangement maintained, sponsored or contributed to by Parent or any of its Subsidiaries covering current or former employees of Parent and its Subsidiaries (“Parent Employees”) and current or former directors of Parent, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and incentive and bonus, deferred compensation, stock purchase, restricted stock, stock option, stock appreciation rights or stock based compensation plans, other than those Parent Compensation and Benefit Plans maintained outside of the United States primarily for the benefit of Parent Employees working outside of the United States (the “Parent Non U.S. Compensation and Benefit Plans”). For all purposes under this Agreement other than Section 5.2(h), Parent Compensation and Benefit Plans shall be read without the word material.
      (ii) Each Parent Compensation and Benefit Plan, other than Multiemployer Plans (collectively, the “Parent U.S. Compensation and Benefit Plans”), is in compliance with, to the extent applicable, ERISA, the Code, and other applicable Laws, in each case except for such failures as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Each Parent U.S. Compensation and Benefit Plan which an ERISA Plan that is a Pension Plan and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS covering all tax Law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code and Parent is not aware of any circumstances likely to result in the loss of the qualification of such plan under Section 401(a) of the Code.
      (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Parent under Section 4001 of ERISA or Section 414 of the Code (“Parent ERISA Affiliate”), except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Parent and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of Parent ERISA Affiliate), except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.
      (iv) Except as provided in this Agreement or as may be required by Law, none of the execution of this Agreement, shareholder approval of this Agreement, receipt of approval or clearance from any one or more Governmental Entities of the Merger, or the consummation of the Merger will (A) entitle any employees of Parent or its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement; or (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other substantial obligation pursuant to, any Parent U.S. Compensation and Benefit Plan, in either case, which would be reasonably likely to result in a Parent Material Adverse Effect.
      (i) Compliance with Laws. The businesses of each of Parent and its Subsidiaries have not been conducted in violation of any Law, except for violations that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent’s executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries has obtained and is in substantial compliance with all Licenses necessary to conduct its business as presently conducted, except for those the absence of which, or failure to be in compliance with, would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.
      (j) Takeover Statutes. No Takeover Statute or any anti-takeover provision in the Parent’s certificate of incorporation or by-laws is, or at the Effective Time will be, applicable to the Merger or the other transactions contemplated by this Agreement.
      (k) Environmental Matters. Except for such matters that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect: (i) each of Parent and its Subsidiaries has complied, and is in compliance, with all applicable Environmental Laws; (ii) the properties currently owned, leased or operated by Parent or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) (“Parent Current Properties”) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Parent or any of its Subsidiaries (“Parent Former Properties”) were not contaminated with Hazardous Substances during the period of ownership or operation by Parent or any of its Subsidiaries; (iv) neither Parent nor any of its Subsidiaries is subject to liability for the transportation, disposal or arranging for the transportation or disposal of any Hazardous Substance at any third party property; (v) there have been no releases or threatened releases of any Hazardous Substance (x) at any Parent Current Property or, to the knowledge of Parent’s executive officers, Parent Former Properties or (y) caused by Parent or any of its Subsidiaries at any third party property; (vi) neither Parent nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither Parent nor any of its Subsidiaries is subject to any orders, decrees or injunctions with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law; and (viii) to the knowledge of Parent’s executive officers, there are no circumstances or conditions involving Parent or any of its Subsidiaries that could reasonably be likely to result in any claims, liability, investigations, costs or restrictions on Parent or any of its Subsidiaries or on the ownership, use, or transfer of Parent Current Property or Parent Former Property, in each case, pursuant to any Environmental Law.

      (l) Tax Matters. As of the date of this Agreement, neither Parent nor any of its affiliates has taken or agreed to take any action, nor do the executive officers of Parent have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
      (m) Taxes. Except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, Parent and each of its Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them on or prior to the date of this Agreement and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are required to be paid or that Parent or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for which adequate reserves have been established; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, as of the date of this Agreement there are no audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters, in each case, pending or, to the knowledge of the executive officers of Parent or its Controller, threatened. Except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, neither Parent nor any member of its “affiliated group” (within the meaning of Section 1504 of the Code) has any item of income or gain, arising from an intercompany transaction within the meaning of Treasury Regulation §1.1502-13 that has not yet been taken into account pursuant to Treasury Regulation §1.1502-13. Neither Parent nor any of its Subsidiaries has any liability for Taxes of any Person (other than Parent and its Subsidiaries) under Treasury Regulation §1.1502-6 (or any comparable provision of state, local or foreign Law) except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is a party to any Tax sharing agreement (with any Person other than Parent and/or any of its wholly-owned Subsidiaries), except as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in any distribution intended to qualify for tax-free treatment under Section 355 of the Code occurring during the last 30 months.
      (n) Labor Matters. Section 5.2(n) of the Parent Disclosure Letter sets forth a list, as of the date of this Agreement, of each material collective bargaining agreement or other similar Contract with a labor union or labor organization to which Parent or any of its Subsidiaries is a party. Except in each case as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, (i) (except for proceedings involving individual employees arising in the ordinary course of business) neither Parent or any of its Subsidiaries is the subject of any proceeding asserting that Parent or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel Parent to bargain with any labor union or labor organization and (ii) there is no pending or, to the knowledge of Parent’s executive officers, threatened in writing, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Parent or any of its Subsidiaries.
      (o) Intellectual Property. Each of the Parent and its Subsidiaries owns or has a valid right to use, or can acquire on reasonable terms, all Intellectual Property and Information Technology necessary to carry on its business as operated by it on the date of this Agreement, except where the absence of such rights would not, individually or in the aggregate, have a Parent Material Adverse Effect. Neither the Parent nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property of third parties which would reasonably be likely, individually or in the aggregate, to have a Parent Material Adverse Effect.
      (p) Affiliate Transactions. As of the date of this Agreement, there are no transactions, arrangements or Contracts between Parent and its Subsidiaries, on the one hand, and its affiliates (other than its wholly-owned Subsidiaries) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

      (q) Insurance. Parent and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent or its Subsidiaries (taking into account the cost and availability of such insurance).
      (r) Brokers and Finders. Neither Parent nor any of Parent’s officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement, except that Parent has employed Lehman Brothers Inc., Evercore Financial Advisors LLC, and Rohatyn & Associates as its financial advisers, the arrangements with which have been disclosed to the Company prior to the date of this Agreement.
      (s) No Other Representations and Warranties. Except for the representations and warranties of Parent and Merger Sub contained in this Agreement, Parent and Merger Sub are not making and have not made, and no other Person is making or has made on behalf of Parent or Merger Sub, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any such representations and warranties on behalf of Parent or Merger Sub.
ARTICLE VI
COVENANTS
      6.1     Interim Operations. (a) The Company covenants and agrees as to itself and its Subsidiaries that from and after the date of this Agreement and prior to the Effective Time, the business of the Company and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, the Company and its Subsidiaries shall use reasonable best efforts to preserve its business organization intact and maintain the Company’s existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates in each case unless Parent shall approve in writing (which approval will not be unreasonably withheld or delayed) and except as expressly contemplated by this Agreement. Nothing contained in this Section 6.1(a) shall require the Company, any of its Subsidiaries or any of their respective directors or officers to approve or consent to the taking of any action by Cingular, YP.com or any of their respective Subsidiaries. For the avoidance of doubt, any reference in this Section 6.1(a) to an aggregate amount with respect to the Company and its Subsidiaries shall be deemed to refer to the Company and its Subsidiaries on a consolidated basis. The Company covenants and agrees as to itself and its Subsidiaries that, from and after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing (which approval will not be unreasonably withheld or delayed), and except as otherwise expressly contemplated by this Agreement or disclosed in the Company Disclosure Letter):
      (i) the Company shall not (A) amend the Company’s articles of incorporation or by-laws; (B) amend, modify or terminate the Rights Agreement in any manner adverse to Parent’s rights hereunder or exempt any other Person as an Acquiring Person (as defined in the Rights Agreement) thereunder, (C) amend, modify, terminate or waive any provision under any standstill agreement unless an amendment, modification, termination or waiver which is the same in all substantive respects is unconditionally offered to be made with respect to the standstill agreement applicable to Parent (provided, that any such amendment to the standstill agreement with Parent need remain in effect only until the termination of this Agreement), (D) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock, other than regular quarterly cash dividends on the Company Shares in amounts not to exceed $0.29 per fiscal quarter; or (D) repurchase, redeem or otherwise acquire or permit any of the Company’s Subsidiaries to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, except that the Company may repurchase Company Shares in the ordinary course of business (x) as necessary to effect

(I) the issuance of Company Shares in respect of Company Options and Company Awards or otherwise under Company Stock Plans and (II) the issuance of Company Shares under the Company Direct Investment Plan and (y) not to exceed $500 million in any fiscal quarter;
      (ii) the Company shall not merge, consolidate or adopt a plan of liquidation, or permit any of its Subsidiaries to merge or consolidate or adopt a plan of liquidation, except for any such transactions among wholly-owned Subsidiaries of the Company and the Company and except for acquisitions permitted by clause (ix) below effected by a means of a merger or consolidation of a Subsidiary of the Company;
      (iii) neither the Company nor any of its Subsidiaries shall take any action that would prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
      (iv) neither the Company nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify, any Company Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any directors, officers or key employees except (A) for grants or awards to directors, officers and employees of the Company or its Subsidiaries under Company Compensation and Benefit Plans in existence as of the date of this Agreement in such amounts and on such terms as are consistent with past practice; (B) in the normal and usual course of business (which shall include normal periodic performance reviews and related Company Compensation and Benefit Plan increases in compensation and employee benefits and the provision of compensation and employee benefits under the Company Compensation and Benefit Plans consistent with past practice for current, promoted or newly hired officers and employees and the adoption of Company Compensation and Benefit Plans for employees of new Subsidiaries in amounts and on terms consistent with past practice), provided that in no event shall the Company (x) institute a broad based change in compensation or, (y) increase or institute any new severance, change in control, termination or deferred compensation benefits, or (C) for actions necessary to satisfy existing contractual obligations under Company Compensation and Benefit Plans existing as of the date of this Agreement, provided that in no event shall the Company or any of its Subsidiaries (i) take any action to fund or in any other way secure the payment of compensation or benefits (other than rabbi trusts listed in Section 5.1(h)(i) of the Company Disclosure Letter in accordance with their terms), (ii) take any action to accelerate the vesting or payment of any compensation or benefits (other than with respect to officers and other employees whose employment terminates prior to the Effective Time (x) as required by the terms of a Company Compensation and Benefit Plan in effect on the date of this Agreement or (y) in the ordinary course of business consistent with past practice (but in the case of (y) excluding officers of the Company who are subject to Section 16 of the Exchange Act)), (iii) other than in the ordinary course of business consistent with past practice, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Compensation and Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable Law, or (iv) amend the terms of any outstanding equity-based award (other than with respect to officers and other employees whose employment terminates prior to the Effective Time (x) as required by the terms of a Company Compensation and Benefit Plan in effect on the date of this Agreement or (y) in the ordinary course of business consistent with past practice (but in the case of (y) excluding officers of the Company who are subject to Section 16 of the Exchange Act));
      (v) neither the Company nor any of its Subsidiaries shall incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for (A) indebtedness for borrowed money incurred in the ordinary course of business not to exceed $1.5 billion in the aggregate; (B) indebtedness for borrowed money in replacement of existing indebtedness for borrowed money or any indebtedness permitted to be incurred under this clause (v), (C) guarantees by the Company of indebtedness of its wholly-owned Subsidiaries or (D) interest rate swaps on customary commercial terms consistent with past practice and not to exceed $750 million of notional debt in the aggregate in addition to notional debt currently under swap or similar agreements;

      (vi) neither the Company nor any of its Subsidiaries shall make or commit to any capital expenditures other than in the ordinary course of business and in any event not in excess of 110% of the aggregate amount reflected in the Company’s capital expenditure budget for the year in which such capital expenditures are made, a copy of which capital expenditure budget for 2006 and 2007 is attached to the Company Disclosure Letter;
      (vii) neither the Company nor any of its Subsidiaries shall (A) transfer, lease, license, sell, mortgage, pledge, place a Lien upon or otherwise dispose of any of the Company’s or its Subsidiaries’ interest in Cingular (other than transfers to the Company or wholly-owned Subsidiaries of the Company) or (B) otherwise transfer, lease, license, sell, mortgage, pledge, place a Lien upon or otherwise dispose of any other property or assets (including capital stock of any of its Subsidiaries) with a fair market value in excess of $500 million in the aggregate, except in the case of the clause (B) for (x) transfers, leases, licenses, sales, mortgages, pledges, Liens, or other dispositions in the ordinary course of business and (y) mortgages, pledges and Liens to secure indebtedness for borrowed money permitted to be incurred pursuant to clause (v) above and of a type and under circumstances consistent with past practice;
      (viii) neither the Company nor any of its Subsidiaries shall issue, deliver, sell, or encumber shares of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares except: (A) any Company Shares issued pursuant to Company Options and Company Awards outstanding on the date of this Agreement under the Company Stock Plans, Company Awards and awards of performance shares granted hereafter under the Company Stock Plans in accordance with this Agreement and Company Shares issuable pursuant to such Company Awards; (B) any Company Shares issued pursuant to the Company Direct Investment Plan; (C) Company Awards or performance shares issued in the ordinary course of business under the Company Stock Plans; provided that Company Awards and performance shares in respect of no more than 400,000 Company Shares may be issued in the aggregate and (D) issuances of capital stock by wholly-owned Subsidiaries of the Company to the Company or any wholly-owned Subsidiary of the Company;
      (ix) neither the Company nor any of its Subsidiaries shall spend in excess of $1 billion in the aggregate to acquire any business, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition); provided that neither the Company nor any of its Subsidiaries shall make, or agree to make, any acquisition that would reasonably be likely to prevent or materially delay or impair the Merger or the Company’s ability to consummate the transactions contemplated hereby. For purposes of this clause (ix), the amount spent with respect to any acquisition shall be deemed to include the aggregate amount of capital expenditures that the Company is obligated to make at any time or is reasonably likely to make as a result of such acquisition within two years after the date of acquisition;
      (x) neither the Company nor any of its Subsidiaries shall make any change with respect to accounting policies, except as required by changes in GAAP or by Law, or except as the Company, based upon the advice of its independent auditors, and after consultation with Parent, determines in good faith is advisable to conform to best accounting practices;
      (xi) except as required by Law, neither the Company nor any of its Subsidiaries shall (i) make any material Tax election or take any material position on any material Tax Return filed on or after the date of this Agreement or adopt any material method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods or (ii) settle or resolve any material Tax controversy;
      (xii) neither the Company nor any of its Subsidiaries shall (a) enter into any material line of business in any geographic area other than the current businesses of the Company or any of its Subsidiaries in the geographic areas where they are conducted, as of the date of this Agreement or except as conducted as of the date of this Agreement, engage in the conduct of any business in any geographic area which would require a License issued or granted by a Governmental Entity to be obtained by the Company or any of its Subsidiaries, or file for any License to be issued by a Governmental Entity outside of the ordinary course of business, if in each such case a filing would be required to be made with, or a consent or approval would be required to be obtained from, a Government Entity prior to the Effective Time with respect to transfer of such License and such conduct or filing for such License would reasonably be likely to prevent or delay the Merger or result in the Merger being prevented or delayed;
      (xiii) other than investments in marketable securities in the ordinary course of business, neither the Company nor any of its Subsidiaries shall make any loans, advances or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly-owned Subsidiary of the Company or Cingular, YP.com or any of their respective Subsidiaries) in excess of $25 million, individually or $100 million in the aggregate;
      (xiv) neither the Company nor any of its Subsidiaries shall enter into (i) any non-competition Contract or other Contract that purports to limit in any material respect either the type of business in which the Company or its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business or (ii) any Contract requiring the Company or its Subsidiaries to, in any material respect, deal exclusively with a Person or related group of Persons;
      (xv) neither the Company nor any of its Subsidiaries shall settle any litigation or other proceedings before or threatened to be brought before a Governmental Entity for an amount to be paid by the Company or any of its Subsidiaries (excluding amounts paid or reimbursed by insurance) in excess of $50 million or, in the case of non-monetary settlements, which would be reasonably likely to have an adverse impact in any material respect on the operations of the Company and its Subsidiaries taken as a whole; and
      (xvi) neither the Company nor any of its Subsidiaries shall authorize or enter into any agreement to do any of the foregoing.
      (b) Parent covenants and agrees as to itself and its Subsidiaries that from and after the date of this Agreement and prior to the Effective Time, the business of Parent and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, Parent and its Subsidiaries shall use commercially reasonable efforts to preserve its business organization intact and maintain Parent’s existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates, in each case unless the Company shall approve in writing (which approval will not be unreasonably withheld or delayed) and except as expressly contemplated by this Agreement. Nothing contained in this Section 6.1(b) shall require Parent, any of its Subsidiaries or any of their respective directors or officers to approve or consent to the taking of any action by Cingular, YP.com or any of their respective Subsidiaries. For the avoidance of doubt, any reference in this Section 6.1(b) to an aggregate amount with respect to Parent and its Subsidiaries shall be deemed to refer to Parent and its Subsidiaries on a consolidated basis. Parent covenants and agrees as to itself and its Subsidiaries that, from and after the date of this Agreement and prior to the Effective Time (unless the Company shall otherwise approve in writing (which approval will not be unreasonably withheld or delayed), and except as otherwise expressly contemplated by this Agreement or disclosed in the Parent Disclosure Letter):
      (i) Parent shall not (A) amend Parent’s certificate of incorporation or by-laws in any manner that would reasonably be likely to prevent or materially delay or impair the Merger or the consummation of the transactions contemplated hereby; provided that any amendment to its certificate of incorporation to increase the authorized number of shares of any class or series of the capital stock of Parent shall in no way be restricted by the foregoing; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock, other than regular quarterly cash dividends on the Parent Common Stock in amounts not to exceed $0.3325 per fiscal quarter, as the same may be increased from time to time in a manner consistent with past practice; or (D) repurchase, redeem or otherwise acquire or permit any of Parent’s Subsidiaries to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock except that (x) Parent may repurchase shares of Parent Common Stock in the ordinary course of business in connection with the issuance of shares of Parent Common Stock in respect of Parent Options or otherwise under Parent

Compensation and Benefit Plans and (y) Parent may repurchase shares of Parent Common Stock pursuant to open market purchases not to exceed $1 billion per fiscal quarter;
      (ii) Parent shall not (A) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or adopt a plan of liquidation, except for any such transactions among wholly-owned Subsidiaries of Parent and except for acquisitions permitted by clause (viii) below;
      (iii) neither Parent nor any of its Subsidiaries shall take any action that would prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
      (iv) neither Parent nor any of its Subsidiaries shall incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of Parent or any of its Subsidiaries, except for (A) indebtedness for borrowed money incurred in the ordinary course of business not to exceed $4 billion in the aggregate; (B) indebtedness for borrowed money in replacement of existing indebtedness for borrowed money or any indebtedness permitted to be incurred under this clause (iv), (C) guarantees by Parent of indebtedness of its wholly-owned Subsidiaries or (D) interest rate swaps on customary commercial terms consistent with past practice;
      (v) neither Parent nor any of its Subsidiaries shall make or commit to any capital expenditures in excess of 110% of the aggregate amount reflected in Parent’s capital expenditure budget for the year in which such capital expenditures are made, a copy of which capital expenditure budget for 2006 and 2007 is attached to Parent Disclosure Letter;
      (vi) neither Parent nor any of its Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, place a Lien upon or otherwise dispose of any of Parent’s or its Subsidiaries’ (A) interest in Cingular (other than transfers to Parent or wholly-owned Subsidiaries of Parent or (B) any other property or assets (including capital stock of any of its Subsidiaries), with a fair market value in excess of $2 billion in the aggregate, except in the case of the clause (B) for (w) dispositions of minority interests and real estate no longer being utilized or needed, (x) transfers, leases, licenses, sales, mortgages, pledges, Liens, or other dispositions in the ordinary course of business, or transfers, leases, licenses, sales, mortgages, pledges, Liens, or other dispositions in connection with sale/leaseback transactions (y) mortgages, pledges and Liens to secure indebtedness for borrowed money permitted to be incurred pursuant to clause (v) above or (z) dispositions of assets used as consideration for acquisitions that are permitted pursuant to clause (viii) below;
      (vii) neither Parent nor any of its Subsidiaries shall issue, deliver, sell, or encumber shares of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares except: (A) any Parent Common Stock issued pursuant to options and other awards outstanding on the date of this Agreement under the Parent Compensation and Benefit Plans, awards of options and other awards granted hereafter under the Parent Compensation and Benefit Plans in accordance with this Agreement and shares of Parent Common Stock issuable pursuant to such awards; (B) any Parent Options and other stock payable awards issued in the ordinary course of business under the Parent Compensation and Benefit Plans; provided that such Parent Options and other awards issued after the date hereof shall not be, or be exercisable, for more than 121,000,000 shares of Parent Common Stock in the aggregate and (C) issuances of Parent Common Stock with an aggregate fair market value not in excess of $1 billion (as of the date of the commitment to issue) in transactions described in clause (viii) below;
      (viii) neither Parent nor any of its Subsidiaries shall spend in excess of $4 billion in the aggregate to acquire any business, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition); provided that neither Parent nor any of its Subsidiaries shall make any acquisition that would, or would reasonably be likely to prevent or materially delay or impair the Merger or consummation of the transactions contemplated hereby;

      (ix) neither Parent nor any of its Subsidiaries shall enter into any material line of business other than the current businesses of Parent and its Subsidiaries if entering into such line of business would prevent or materially delay or impair the Merger; and
      (x) neither Parent nor any of its Subsidiaries shall authorize or enter into any agreement to do any of the foregoing.
      6.2     Acquisition Proposals
      (a) No Solicitation or Negotiation. The Company agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries’ officers and directors shall, and that it shall use its reasonable best efforts to instruct and cause its and its Subsidiaries’ directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, “Representatives”) not to, directly or indirectly:
      (i) initiate, solicit, or knowingly facilitate or encourage, any inquiries or the making of any proposal or offer that constitutes or could reasonably be likely to lead to an Acquisition Proposal (as defined below); or
      (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person who has made, or proposes to make, or otherwise knowingly facilitate, or encourage an Acquisition Proposal.
      Notwithstanding anything in this Agreement to the contrary, prior to the time, but not after, this Agreement is approved by the Company’s shareholders pursuant to the Company Requisite Vote, the Company may (A) provide information in response to a request therefor by a Person who has made a bona fide written Acquisition Proposal that was not initiated, solicited, facilitated or encouraged, in violation of this Section 6.2 or by the Company’s Representatives, prior to the time such Acquisition Proposal was first made after the date hereof, if the Company receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Non-Disclosure Agreement, dated as of February 16, 2006, (the “Confidentiality Agreement”), by and between Parent and the Company together with a customary standstill agreement on terms no more favorable to such Person than the standstill applicable to Parent except that the term of such standstill agreement may be shorter than the time of the standstill applicable to Parent (but not less than 9 months) and other provisions of the standstill may be more favorable to such Person (to the extent customary) in which case the term and other provisions of the standstill applicable to Parent shall, for so long as this Agreement is in effect, automatically be reduced to be as favorable to Parent as such other standstill agreement is to such Person or made more favorable to Parent; or (B) engage in discussions or negotiations with any Person who has made a bona fide written Acquisition Proposal that was not initiated, solicited, facilitated or encouraged, in violation of this Section 6.2 or by the Company’s representatives, prior to the time such Acquisition Proposal was first made after the date hereof, if, in each case referred to in clause (A) or (B) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisers and legal counsel) that such action is necessary in order for the directors of the Company to comply with their fiduciary duties under applicable Law; and in the case referred to in clause (B) above, if the Board of Directors of the Company, has determined in good faith based on all the information then available and after consultation with its financial advisers and legal counsel that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal.
      (b) Definitions. For purposes of this Agreement:
      “Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, acquisition, distribution or similar transaction outside the ordinary course of business involving the Company or any direct or indirect interest in Cingular or any of the Company’s Significant Subsidiaries; provided that in no event shall any transaction involving the Company or any of the Company’s Significant Subsidiaries that is expressly permitted by Sections 6.1(a)(ix) or (xiii) and which proposal could not reasonably be expected to result in a Superior Proposal be deemed to constitute an “Acquisition Proposal”, or (ii) any proposal or offer to acquire in any manner, directly or indirectly, 15% or more of the Company Shares or 15% or more of the consolidated assets (including, without limitation, equity interests in Subsidiaries of the Company); provided that in no event shall a proposal or offer made by or on behalf of Parent or any of its Subsidiaries, be deemed to constitute an “Acquisition Proposal.”
      “Superior Proposal” means a bona fide Acquisition Proposal involving assets of the Company or its Subsidiaries representing at least 50% of the fair market value of the consolidated assets of the Company (including its interest in Cingular and YP.com) or at least 50% of the outstanding Company Shares and otherwise for the purpose of this definition substituting 50% for each reference to 15% in the definition of “Acquisition Proposal”, that was not initiated, solicited, facilitated or encouraged, in violation of this Section 6.2 or by the Company’s Representatives prior to the time such Acquisition Proposal was first made after the date hereof, that the Board of Directors of the Company determines in good faith (after consultation with its financial advisers and legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and if consummated, would result in a transaction more favorable to the Company’s shareholders from a financial point of view than the transaction contemplated by this Agreement (after taking into account any revisions to the terms of the transaction contemplated by this Agreement agreed to by Parent pursuant to Section 6.2(c)).
      (c) Company Recommendation. (i) The Board of Directors of the Company, and each committee thereof, shall not:

(x) except as expressly permitted by this Section 6.2, withhold or withdraw, or qualify or modify in a manner reasonably likely to be understood to be adverse to Parent (or publicly resolve to withhold or withdraw or so publicly qualify or modify), the Company Recommendation or approve or recommend to the Company’s shareholders any Acquisition Proposal; or

(y) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (other than a confidentiality agreement referred to in Section 6.2(a) entered into in the circumstances referred to in Section 6.2(a)) for any Acquisition Proposal.
      (ii) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, this Agreement is approved by the Company’s shareholders by the Company Requisite Vote, the Company’s Board of Directors shall be permitted (A) to withhold or withdraw, or qualify or modify in a manner reasonably likely to be understood to be adverse to Parent, the Company Recommendation (a “Company Recommendation Change”) if but only if (i) the Company has received a Superior Proposal, (ii) the Board of Directors of the Company determines in good faith (after consultation with its financial advisers and outside legal counsel), that, as a result of such Superior Proposal, a Company Recommendation Change is necessary in order for the directors of the Company to comply with their fiduciary duties under applicable Law, (iii) three business days have elapsed following delivery by the Company to Parent of written notice advising Parent that the Board of Directors of the Company intends to so make a Company Recommendation Change, specifying the material terms and conditions of the Superior Proposal and identifying the Person making the Superior Proposal, (iv) the Company has given Parent the opportunity to propose to the Company revisions to the terms of the transactions contemplated by this Agreement (notwithstanding section 12.10 of the Limited Liability Company Agreement of Cingular, dated as of October 2, 2000, as amended), and the Company and its Representatives shall have, if requested by Parent, negotiated in good faith with Parent and its Representatives regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Parent and the Board of Directors of the Company shall continue to believe in good faith, as a result of such Acquisition Proposal, that a Company Recommendation Change is necessary in order for the directors of the Company to comply with their fiduciary duties under applicable Law and in light of any revisions to the terms of the transaction contemplated by this Agreement to which Parent shall have agreed and (v) the Company shall have complied with its obligations set forth in Section 6.2 of this Agreement in all material respects or (B) to approve, or recommend to the shareholders of the Company, any Superior Proposal made after the date of this Agreement (any such action, a “Company Superior Proposal Action”) if the Board of Directors of the Company determines in good faith (after consultation with its financial advisers and legal counsel) that such action is necessary in order for the directors of the Company to comply with their fiduciary duties under applicable Law, provided that the Company’s Board of Directors may not take a Company Superior Proposal Action unless all of the conditions in clause (A) above have been satisfied (substituting the term “Company Superior Proposal Action” for the term “Company Recommendation Change” in clauses (A)(ii) and (iii)) and the Acquisition Proposal continues to be a Superior Proposal in light of any revisions to the terms of the transaction contemplated by this Agreement to which Parent shall have agreed.
      (d) Parent Recommendation. The Board of Directors of Parent, and each committee thereof, shall not, except as expressly permitted by this Section 6.2, withhold or withdraw, or qualify or modify in a manner reasonably likely to be understood to be adverse to the Company (or publicly resolve to withhold or withdraw or so publicly qualify or modify), the Parent Recommendation or approve or recommend to the Parent’s stockholders any Acquisition Proposal. Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the issuance of Parent Common Stock required to be issued in the Merger is approved by Parent’s stockholders by the Parent Requisite Vote, Parent’s Board of Directors shall be permitted (A) to withhold or withdraw, or qualify or modify in a manner reasonably likely to be understood to be adverse to the Company, the Parent Recommendation (a “Parent Recommendation Change”) if and only if (i) Parent has received a Superior Proposal, (ii) the Board of Directors of Parent determines in good faith, after receiving the advice of its financial advisers and of outside legal counsel, that, as a result of such Superior Proposal, a Parent Recommendation Change is necessary in order for the directors of Parent to comply with their fiduciary duties under applicable Law, (iii) three business days have elapsed following delivery by Parent to the Company of written notice advising the Company that the Board of Directors of Parent has resolved to so make a Parent Recommendation Change, specifying the material terms and conditions of the Superior Proposal and identifying the Person making the Superior Proposal, (iv) Parent has given the Company the opportunity to propose to Parent revisions to the terms of the transactions contemplated by this Agreement, and Parent and its Representatives shall have, if requested by the Company, negotiated in good faith with the Company and its Representatives regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by the Company, and the Board of Directors of Parent shall continue to believe in good faith, as a result of such Acquisition Proposal, that a Parent Recommendation Change is necessary in order for the directors of Parent to comply with their fiduciary duties under applicable Law in light of any revisions to the terms of the transaction contemplated by this Agreement to which the Company shall have agreed or (B) to approve, or recommend to the shareholders of Parent, any Superior Proposal made after the date of this Agreement (any such action, a “Parent Superior Proposal Action”) if the Board of Directors of Parent determines in good faith (after consultation with its financial advisers and legal counsel) that such action is necessary in order for the directors of Parent to comply with their fiduciary duties under applicable Law, provided that Parent’s Board of Directors may not take a Parent Superior Proposal Action unless all of the conditions in clause (A) above have been satisfied (substituting the term “Parent Superior Proposal Action” for the term “Parent Recommendation Change” in clauses (A)(ii) and (iii)) and the Acquisition Proposal continues to be a Superior Proposal in light of any revisions to the terms of the transaction contemplated by this Agreement to which the Company shall have agreed. Solely for purposes of Sections 6.2(d), 6.2(g) and 8.3(a) to the extent applicable to an Acquisition Proposal made to Parent all references to “Acquisition Proposal” and “Superior Proposal” shall be read as if all references to “the Company” in those terms as defined in Section 6.2(b) were references instead to “Parent,” as if all references to “Company Shares” were references to “Parent Common Stock,” as if all references to “Parent” were references to “the Company,” as if the reference in the definition of “Acquisition Proposal” to “SectionWS 6.1(a)(ix) or (xiii)” was instead a reference to “Sec-

tion 6.1(b)(viii),” and as if the reference in the definition of “Superior Proposal” to “Section 6.2(c)” was instead a reference to “Section 6.2(d).”
      (e) Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall be deemed to prohibit the Company from complying with its disclosure obligations under U.S. federal or state Law, including under Sections 14d-9 and 14e-2 of the Exchange Act; provided, however, that if such disclosure has the substantive effect of withholding; or withdrawing; or qualifying or modifying in a manner reasonably likely to be understood to be adverse to Parent, the Company Recommendation, Parent shall have the right to terminate this Agreement as set forth in Section 8.4(a). Nothing contained in this Section 6.2 shall be deemed to prohibit Parent from complying with its disclosure obligations under U.S. federal or state Law, including under Sections 14d-9 and 14e-2 of the Exchange Act; provided, however, that if such disclosure has the substantive effect of withholding; or withdrawing; or qualifying or modifying in a manner reasonably likely to be understood to be adverse to the Company the Parent Recommendation, the Company shall have the right to terminate this Agreement as set forth in Section 8.3(a).
      (f) Existing Discussions. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.
      (g) Notice. Each of the Company and Parent (the “Receiving Party”) agrees that it will promptly (and, in any event, within 24 hours) notify the other if any inquiries, proposals or offers with respect to an Acquisition Proposal with respect to it or its Subsidiaries are received by it from any Person, any non-public information is requested from the Receiving Party who has made, or proposes to make, an Acquisition Proposal with respect to it or its Subsidiaries, or any discussions or negotiation with the Receiving Party are sought to be initiated or continued by a Person who has made, or proposes to make, an Acquisition Proposal with respect to it or its Subsidiaries, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any such Acquisition Proposal (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep the other informed, on a current basis, of the status and terms of any such Acquisition Proposal (including any amendments thereto that are of, or are related to, any material term) and the status of any such discussions or negotiations, including any change in the Receiving Party’s intentions as previously notified. The Receiving Party agrees that it will deliver to Parent or the Company, as the case may be, a new notice with respect to each Acquisition Proposal with respect to it or its Subsidiaries that has been materially revised or modified and, prior to taking any Company Superior Proposal Action or Parent Superior Proposal Action, as the case may be, or any Company Recommendation Change or Parent Recommendation Change, as the case may be, with respect to any such materially revised or modified Acquisition Proposal, a new three-business-day period shall commence, for purposes of Section 6.2(c) or 6.2(d), as the case may be, from the time Parent or the Company, as the case may be, receives such notice. The Company also agrees to provide any information to Parent that it is providing to another Person pursuant to this Section 6.2 as soon as practicable after it provides such information to such other Person if the Company has not previously furnished such information to Parent.
      6.3     Information Supplied. (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/ Proxy Statement, and Parent shall prepare and file with the SEC the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the “Prospectus/ Proxy Statement”) constituting a part thereof) (the “S-4 Registration Statement”) as promptly as practicable. Parent and the Company each shall use its best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/ Proxy Statement to the respective stockholders of each of the Company and Parent. The Company and Parent shall also use their respective best efforts to satisfy prior to the effective date of the S-4 Registration Statement all necessary state securities law or “blue sky” notice requirements in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.
      (b) The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/ Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the Company Shareholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and Parent will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.
      6.4     Shareholders/ Stockholders Meetings. The Company will take, in accordance with applicable Law and its articles of incorporation and by-laws, all action necessary to convene and hold a meeting of holders of Company Shares to consider and vote upon the approval of this Agreement (the “Company Shareholders Meeting”) as promptly as practicable after the S-4 Registration Statement is declared effective. Parent will take, in accordance with applicable Law and its certificate of incorporation and by-laws, all action necessary to convene and hold a meeting of holders of Parent Common Stock (the “Parent Stockholders Meeting”) as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the issuance of Parent Common Stock required to be issued pursuant to the Merger. Subject to the provisions of Section 6.2 hereof, (i) the Company’s Board of Directors shall recommend in the Prospectus/ Proxy Statement and at the Company Shareholders Meeting that the holders of Company Shares approve this Agreement and shall take all lawful action to solicit such approval; and (ii) Parent’s Board of Directors shall recommend in the Prospectus/ Proxy Statement and at Parent Stockholders Meeting that the holders of Parent Common Stock approve the issuance of Parent Common Stock required to be issued pursuant to the Merger and shall take all lawful action to solicit such approval. The parties shall cooperate in an effort to hold the Company Shareholders Meeting and the Parent Stockholders Meeting on the same day at the same time.
      6.5     Filings; Other Actions; Notification.
      (a) The Company will, within 15 days after the date of this Agreement, provide Parent with a schedule setting forth a true and complete list as of the date of this Agreement of (i) all Licenses issued or granted by the FCC, Licenses issued or granted by a U.S. state PUC, and all Licenses issued or granted by a local Governmental Entity in respect of cable franchises, in each case issued or granted to the Company or any of its Subsidiaries and all other Licenses issued or granted to the Company by any Governmental Entity regulating telecommunications businesses or services or the use of radio spectrum; (ii) all pending applications for Licenses by the Company or any of its Subsidiaries that would be such types of Licenses if issued or granted; (iii) all pending applications by the Company or any of its Subsidiaries for modification, extension or renewal of any such License; and (iv) any agreements to acquire a License that upon acquisition by the Company would become such a type of License.
      (b) Parent and the Company shall cooperate with each other and use, and shall cause their respective Subsidiaries (including Cingular, YP.com and their respective Subsidiaries, which shall be deemed a Subsidiary of Parent and the Company for this purpose) to use, their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings (including by filing no later than 15-days after the date of the receipt by Parent of the schedule described in Section 6.5(b), all applications required to be filed with the FCC and the notification and required form under the HSR Act; provided, however, that the failure to file within such 15 day period will not constitute a breach of this Agreement) and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Each of Parent’s and the Company’s obligations under this Section 6.5(b) shall include, without limitation, (a) the obligation to use its reasonable best efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging consummation of the Merger or the other transactions contemplated hereby, including seeking to avoid the entry of, or have reversed, terminated or vacated, any stay or other injunctive relief which could prevent or delay the Merger or the consummation of the transactions contemplated hereby and (b) the obligation to use its reasonable best efforts to avoid or eliminate each impediment to obtaining the Required Governmental Approvals, in each of clauses (a) and (b) so as to enable the Closing to occur if reasonably practicable by the initial Termination Date or as promptly thereafter as is reasonably practicable. Nothing in this Section 6.5 shall require, or be construed to require (a) Parent or the Company to take or refrain from taking, or to cause any of its Subsidiaries to take or refrain from taking any action, or to agree or consent to the Company, Cingular, YP.com or any of their respective Subsidiaries taking any action, or agreeing to any restriction or condition, with respect to any of the businesses, assets or operations of Parent, the Company, Cingular, YP.com or any of their respective Subsidiaries, if such action, restriction or condition would take effect prior to the Closing or is not conditioned on the Closing occurring, or (b) Parent or the Company to take or to refrain from taking any action, to agree to any condition or restriction with respect to any assets or operations of Parent or the Company or their respective Subsidiaries (including Cingular, YP.com and their respective Subsidiaries), or to cause their respective Subsidiaries (including Cingular, YP.com and their respective Subsidiaries) to do or agree to do any of the foregoing, if any such action, failure to act, restriction or agreement, individually or in the aggregate, would reasonably be likely to have a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of Parent and its Subsidiaries (including Cingular and YP.Com and their respective Subsidiaries) after the Merger (it being understood that for this purpose only, materiality shall be determined by referring to the equity market value of Parent on the date of this Agreement) (a “Regulatory Material Adverse Effect”), it being understood that, for purposes of determining whether a Regulatory Material Adverse Effect would reasonably be likely to occur, both the positive and negative effects of any such actions, restrictions and conditions, including any sale, divesture, licensing, lease or disposition, shall be taken into account, and any loss of synergies anticipated from the Merger as a result of any such actions, restrictions or conditions, including any sale, divestiture, licensing, lease or disposition shall not be taken into account. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, and YP.com and Cingular and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the S-4 Registration Statement). To the extent permitted by Law, each party shall provide the other with copies of all correspondence between it (or its advisors) and any Governmental Entity relating to the transactions contemplated by this Agreement and, to the extent reasonably practicable, all telephone calls and meetings with a Governmental Entity regarding the transactions contemplated by this Agreement shall include representatives of Parent and the Company. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.
      (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and stockholders, as the case may be, and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/ Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.
      (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries or Cingular, YP.com and any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.
      (e) Each of the Company and Parent shall use reasonable best efforts to cause to be delivered to the other and the other’s directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other and its directors, in form and substance customary for “comfort” letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.
      6.6     Access; Consultation. Upon reasonable notice, and except as may otherwise be required by applicable Law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the Parent Representatives or the Company Representatives, as the case may be, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its or any of its Subsidiaries’ business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub hereunder; and provided further that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used all reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 6.6 shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by any such executive officer, as the case may be.
      6.7     Affiliates. The Company shall, prior to the Company Shareholders Meeting, deliver to Parent a list identifying all persons who, to the knowledge of the Company’s executive officers, may be deemed as of the date of the Company Shareholders Meeting to be affiliates of the Company for purposes of Rule 145 under the Securities Act and such list shall be updated as necessary to reflect changes from the date thereof until the Company Shareholders Meeting. The Company shall use its reasonable best efforts to cause each person identified on such list to deliver to Parent, not later than five business days prior to Closing, a written agreement substantially in the form attached as Exhibit B hereto.
      6.8     Stock Exchange Listing and De-listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger and in respect of Company Options and Company Awards and other outstanding equity awards under the Company Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Company shall take all actions necessary to permit the Company Shares to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as reasonably practicable following the Effective Time.
      6.9     Publicity. The initial press release with respect to the Merger shall be a joint press release and thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, and except any consultation that would not be reasonably practicable as a result of requirements of Law.
      6.10     Employee Benefits. (a) Parent agrees that it shall cause the Surviving Corporation to honor all Company Compensation and Benefit Plans in accordance with their terms as in effect immediately before the Effective Time subject to any amendment or termination thereof that may be permitted by the terms of such plan and applicable Law. Parent agrees that, commencing at the Effective Time and extending through at least the later to occur of 12 months after the Effective Time and December 31, 2007, it shall provide or cause to be provided to those individuals who as of the Effective Time are employees of the Company and its Subsidiaries (other than employees covered by a collective bargaining agreement) (the “Affected Employees”) compensation and employee benefits (excluding equity compensation awards or payments or benefits made by reason of the Merger and the other transactions contemplated by this Agreement) that are no less favorable in the aggregate than provided to the Affected Employees immediately before the Effective Time, provided, further, that in determining the timing, amount and terms and conditions of equity compensation and other incentive awards to be granted to Affected Employees, Parent shall, and shall cause its Subsidiaries to, treat in a substantially similar manner those Affected Employees and those other employees of Parent and its Subsidiaries who are substantially similar to such Affected Employees (including, without limitation, by reason of job duties and years of service). Notwithstanding the foregoing, except as provided in this Agreement, nothing contained herein shall obligate Parent, the Surviving Corporation or any affiliate of either of them to (i) maintain any particular Company Compensation and Benefit Plan, (ii) grant or issue any equity or equity-based awards or (iii) retain the employment of any Affected Employee. Notwithstanding the foregoing, Parent shall or shall cause the Surviving Corporation to continue until the second anniversary of the Effective Time, each of the Company Compensation and Benefit Plans identified in Section 6.10 of the Company Disclosure Letter without any change that is adverse to the participants therein as of the Effective Time.
      (b) For all purposes under the compensation and employee benefit plans, policies or arrangements of Parent and its affiliates providing benefits to any Affected Employees after the Effective Time (the “New Plans”), each Affected Employee shall receive credit for his or her service with the Company and its affiliates before the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its affiliates have given credit for prior service), for purposes of eligibility, vesting and benefit accrual (but not (i) for purposes of benefit accrual under defined benefit pension or other retirement plans or (ii) for any new program for which credit for benefit accrual for service prior to the effective date of such program is not given to similarly situated employees of Parent other than the Affected Employees) to the same extent that such Affected Employee was entitled, before the Effective Time, to credit for such service under any similar or comparable Compensation and Benefit Plans (except to the extent such credit would result in a duplication of accrual of benefits). In addition, if Affected Employees or their dependents are included in any medical, dental, health or other welfare benefit plan, program or arrangement (a “Successor Plan”) other than the plan or plans in which they participated immediately prior to the Effective Time (a “Prior Plan”), each Affected Employee immediately shall be eligible to participate, without any waiting time, in any and all Successor Plans and such Successor Plans shall not include any restrictions, limitations or exclusionary provisions with respect to pre-existing conditions, exclusions, any actively-at-work requirements or any proof of insurability requirements (except to the extent such exclusions or requirements were applicable under any similar Prior Plan at the time of commencement of participation in such Successor Plan), and any eligible expenses incurred by any Affected Employee and his or her covered dependents during the portion of the plan year of the Prior Plan ending on the date of the Affected Employee’s commencement of participation in this Successor Plan begins shall be taken into account under this Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to the Affected Employee and his or her covered dependents for the applicable plan year as if these amounts had been paid in accordance with the Successor Plan.
      (c) Without limiting the generality of this Section 6.10, Parent and the Company agree to the employee matters set forth in Section 6.10 of the Company Disclosure Letter.

      (d) Prior to making any written or oral communications to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to the compensation and employee benefits of the current and former employees of the Company and its affiliates that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended written communication or any written script or notes in respect of oral communications and Parent shall have a reasonable period of time to review and comment on the communication or script, and the Company shall consider in good faith comments of Parent.
      6.11     Expenses. Subject to Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/ Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company.
      6.12     Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, jointly and severally, indemnify and hold harmless, and provide advancement of expenses to, each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, (i) to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to its articles of incorporation and by-laws and indemnification agreements identified in Section 5.1(h)(i) of the Company Disclosure Letter with, or for the benefit of, any such individuals and (ii) without regard to the limitations in subclause (i) above, to the fullest extent permitted by Law.
      (b) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation thereof, but the failure to so notify shall not relieve Parent and the Surviving Corporation of any liability they may have to such Indemnified Party if such failure does not materially prejudice Parent or the Surviving Corporation, as the case may be. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly; provided, however, that the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction (unless there is a conflict of interest as provided above, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent.
      (c) Parent shall cause the Surviving Corporation to and the Surviving Corporation shall maintain a policy or policies of officers’ and directors’ liability insurance for acts and omissions occurring prior to the Effective Time (“D&O Insurance”) with coverage in amount and scope at least as favorable as the Company’s existing directors’ and officers’ liability insurance coverage for a period of six years after the Effective Time; provided, however, that, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefor is increased to an amount in excess of 300% of the last annual premium paid prior to the date of this Agreement (such amount, as stated in Section 6.12 of the Company Disclosure Letter, the “Current Premium”), in each case during such six year period, the Surviving Corporation will use its reasonable best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 300% of the Current Premium; and provided further that in lieu of such coverage, Parent may substitute a prepaid “tail” policy for such coverage, which it may cause the Company to obtain prior to the Closing.
      (d) If Parent or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations set forth in this Section 6.12.
      (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives, notwithstanding any release executed by any Indemnified Party in connection with his or her departure from the Company or its Subsidiaries unless a release of the provisions of this Section is specifically provided for in such release.
      6.13     Regulatory Compliance. The Company and each of its Subsidiaries agrees to use its reasonable best efforts to (a) cure no later than the Effective Time any material violations and defaults by any of them under any applicable rules and regulations of the FCC (“FCC Rules”), (b) comply in all material respects with the terms of the FCC Licenses and file or cause to be filed with the FCC all reports and other filings to be filed under applicable FCC Rules and (c) to the extent reasonably requested by Parent in writing, take all actions for each of them to be in compliance upon the consummation of the Closing with the provisions of Sections 271 and 272 of the Communications Act (including any orders issued by the FCC interpreting or implementing such provisions). Parent agrees that, if this Agreement is terminated by the Company pursuant to Section 8.3(b), it shall promptly thereafter reimburse the Company for any reasonable out-of-pocket expenses incurred by the Company following incurrence and delivery of reasonable documents by the Company at the direction of Parent pursuant to clause (c) of this Section 6.13. The Parent and each of its Subsidiaries agrees to use its reasonable best efforts to (a) cure no later than the Effective Time any material violations and defaults by any of them under any applicable FCC Rules, and (b) comply in all material respects with the terms of the FCC Licenses and file or cause to be filed with the FCC all reports and other filings to be filed under applicable FCC Rules.
      6.14     Takeover Statute; Rights Agreement. (a) If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on such transactions.
      (b) The Company will take, by no later than the fifth business day after the date of this Agreement, all necessary action with respect to all of the outstanding Rights (as defined in the Rights Agreement) so that, as of immediately prior to the Effective Time, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated by this Agreement, (A) neither the Company nor Parent will have any obligations under the Rights or the Rights Agreement, (B) the holders of the Rights will have no rights under the Rights or the Rights Agreement and (C) the Rights Agreement will expire.
      6.15     Dividends. The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Company Shares so that holders of Company Shares do not receive dividends on both Company Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Company Shares or Parent Common Stock received in the Merger in respect of any calendar quarter.

      6.16     Control of the Company’s or Parent’s Operations. Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.
      6.17     Section 16(b). The Board of Directors of each of the Company and Parent shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt from Section 16 of the Exchange Act (i) the disposition of Company Shares and “derivative securities” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to Company Shares and (ii) the acquisition of Parent Common Stock and derivative securities with respect to Parent Common Stock pursuant to the terms of this Agreement by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees or directors of the Company who may become an officer or director of Parent subject to the reporting requirements of Section 16(a) of the Exchange Act.
      6.18     Tax-Free Qualification. (a) Each of the Company and Parent shall use its reasonable best efforts to and to cause each of its Subsidiaries to, (i) cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) obtain the opinions of counsel referred to in Sections 7.2(d) and 7.3(c) of this Agreement.
      (b) From and after the Effective Time, Parent shall not take any action that is reasonably likely to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, including any action that is reasonably likely to cause the Merger to fail to satisfy the “continuity of business enterprise” requirement described in Treasury Regulation §1.368-1(d). If the opinion conditions contained in Sections 7.2(d) and 7.3(c) of this Agreement have been satisfied, each of the Company and Parent shall report the Merger for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.
      6.19     Tax Representation Letters. The Company shall use its reasonable best efforts to deliver to Fried, Frank, Harris, Shriver & Jacobson LLP and to Sullivan & Cromwell LLP a “Tax Representation Letter,” dated as of the Closing Date and signed by an officer of the Company, containing representations of the Company, and Parent shall use its reasonable best efforts to deliver to Fried, Frank, Harris, Shriver & Jacobson LLP and to Sullivan & Cromwell LLP a “Tax Representation Letter,” dated as of the Closing Date and signed by an officer of Parent, containing representations of Parent, in each case as shall be reasonably necessary or appropriate to enable Sullivan & Cromwell LLP to render the opinion described in Section 7.2(d) of this Agreement and Fried, Frank, Harris, Shriver & Jacobson LLP to render the opinion described in Section 7.3(c) of this Agreement.
      6.20     Cingular Headquarters. From and after the Effective Time until at least the 5th anniversary of the Effective Time, Parent agrees to maintain the corporate headquarters of Cingular in Atlanta, Georgia.
      6.21     Direct Investment Plan. As promptly as reasonably practicable after the date of this Agreement, the Company will cease to allow Persons who are not participants in the Company Direct Investment Plan during the five business days prior to the date of this Agreement into the Company Direct Investment Plan. In addition, from and after the date of this Agreement all Company Shares sold under such plan shall be acquired by the Company in an open market purchase.

ARTICLE VII
CONDITIONS
      7.1     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:
      (a) Shareholder/ Stockholder Approval. This Agreement shall have been duly approved by holders of Company Shares constituting the Company Requisite Vote, and the issuance of Parent Common Stock required to be issued in the Merger shall have been duly approved by the holders of shares of Parent Common Stock constituting Parent Requisite Vote.
      (b) NYSE Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.
      (c) Regulatory Consents. (i) The waiting period applicable to the consummation of the Merger under the HSR Act and the EC Merger Regulation (if applicable) shall have expired or been earlier terminated, (ii) all Governmental Consents required to be obtained from the FCC for the consummation of the Merger shall have been obtained, (iii) all Governmental Consents required to be obtained, from any U.S. state PUC in order to consummate the Merger shall have been obtained, and (iv) all other Governmental Consents, the failure of which to make or obtain would, (A) individually or in the aggregate, reasonably be likely to result in a Regulatory Material Adverse Effect or (B) be reasonably likely to result in an officer or director of Parent or the Company being subject to criminal liability, shall have been made or obtained (such Governmental Consents, together with those described in Section 7.1(c)(i), 7.1(c)(ii) and 7.1(c)(iii), the “Required Governmental Consents”). For purposes of this Agreement, the term “Governmental Consents” shall mean all notices, reports, and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries (including Cingular) with, and all consents, registrations, approvals, permits, clearances and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries (including Cingular) from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.
      (d) Orders. No court in the U.S. or U.S. federal or state legislature or other Qualifying Governmental Entity shall have enacted, issued, promulgated, enforced or entered after the date of this Agreement any Law, order, decree or injunction (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits consummation of the Merger (collectively, an “Order”). No Governmental Entity not referred to in the prior sentence shall have enacted, issued, promulgated, enforced or entered an Order which is, individually or in the aggregate, reasonably likely to result in a Regulatory Material Adverse Effect or subject any officer or director of Parent or the Company to criminal liability.
      (e) S-4 Registration Statement. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued.
      7.2     Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:
      (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 5.1(b)(i) relating to the capital stock of the Company shall be true and correct in all material respects (A) on the date of this Agreement and (B) at the Closing (except to the extent that such representation and warranty expressly speaks as of a particular date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

(ii) the representations and warranties of the Company set forth in this Agreement that are qualified by Company Material Adverse Effect shall be true and correct (A) on the date of this Agreement and (B) at the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the other representations and warranties of the Company set forth in this Agreement shall be true and correct (A) on the date of this Agreement and (B) at the Closing (except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be so true and correct as of such date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(iii) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct (read for purposes of this Section 7.2(a)(iii) without any materiality qualification), individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; and (iv) Parent shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company to the effect that the condition set forth in this Section 7.2(a) has been satisfied.
      (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.
      (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
      (d) Tax Opinion. Parent shall have received the written opinion of Sullivan & Cromwell LLP, counsel to Parent, or other counsel reasonably satisfactory to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Parent shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in this Agreement and in the Tax Representation Letters described in Section 6.19 of this Agreement.
      (e) Governmental Consents. All Governmental Consents that have been obtained shall have been obtained without the imposition of any term, restriction, condition or consequence that would, individually or in the aggregate, reasonably be likely to have or result in a Regulatory Material Adverse Effect, and all Required Governmental Consents obtained from the FCC shall have been obtained by Final Order. For the purpose of this Agreement, “Final Order” means an action or decision that has been granted as to which (i) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filings of any such petition or application has passed, (iii) no Governmental Entity has undertaken to reconsider the action on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed, which in any such case (i), (ii), (iii) or (iv) is reasonably likely to result in vacating, reversing, setting aside, annulling, suspending or modifying such action or decision (in the case of any modification in a manner that would impose any term, condition or consequence that would, individually or in the aggregate, reasonably be likely to have or result in a Regulatory Material Adverse Effect).

      7.3     Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:
      (a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in Section 5.2(b)(i) relating to the capital stock of Parent and Merger Sub shall be true and correct in all material respects (A) on the date of this Agreement and (B) at the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date, in which case such representation and warranty shall be true and correct in all material respects as of such date); (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified by Parent Material Adverse Effect shall be true and correct (A) on the date of this Agreement and (B) at the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date, in which case such representation and warranty shall be so true and correct as of such date); (iii) the other representations and warranties of Parent set forth in this Agreement shall be so true and correct (A) on the date of this Agreement and (B) at the Closing (except to the extent that any such representation or warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such date) as of such date; provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.3(a)(iii) shall be deemed to have been satisfied even if any representations and warranties of Parent and Merger Sub are not so true and correct unless the failure of such representations and warranties of Parent and Merger Sub to be so true and correct (read for purposes of this Section 7.3(a)(iii) without any materiality qualification), individually or in the aggregate, has had or would reasonably be likely to have a Parent Material Adverse Effect; and (iv) the Company shall have received at the Closing a certificate signed on behalf of Parent by an executive officer of Parent to the effect that the condition set forth in this Section 7.3(a) has been satisfied.
      (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.
      (c) Tax Opinion. The Company shall have received the written opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Company, or other counsel reasonably satisfactory to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to the Company shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in this Agreement and in the Tax Representation Letters described in Section 6.19 of this Agreement.
      7.4     Invoking Certain Conditions. Any party seeking to claim that a condition to its obligation to effect the Merger has not been satisfied by reason of the fact that a Company Material Adverse Effect, a Parent Material Adverse Effect or Regulatory Material Adverse Effect has occurred or is reasonably likely to occur or result shall have the burden of proof to establish that fact.
ARTICLE VIII
TERMINATION
      8.1     Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders or stockholders of the Company and Parent, respectively, referred to in Section 7.1(a), by mutual written consent of the Company and Parent, by action of their respective Boards of Directors.
      8.2     Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by March 6, 2007 (the

“Termination Date”), whether such date is before or after the date of approval by the shareholders or stockholders of the Company or Parent, respectively; provided, however, that, if Parent or the Company determines that additional time is necessary in order to obtain a Required Governmental Consent, the Termination Date may be extended from time to time by Parent or the Company one or more times by written notice to the other party up to a date not beyond September 6, 2007, which date shall thereafter be deemed to be the Termination Date, (b) the approval of this Agreement by the Company’s shareholders required by Section 7.1(a) shall not have occurred at a meeting duly convened therefor or at any adjournment or postponement thereof at which a vote upon this Agreement was taken, (c) the approval of Parent’s stockholders necessary for the issuance of Parent Common Stock required to be issued pursuant to the Merger as required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on such issuance was taken or (d) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable, except for any Order the existence of which would not result in the failure of the condition set forth in Section 7.1(c) or (d) (whether before or after the approval by the shareholders or stockholders of the Company or Parent, respectively); provided that the right to terminate this Agreement pursuant to clause (a) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.
      8.3     Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of this Agreement by the shareholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of the Company if:
      (a) the Board of Directors of Parent shall have withheld or withdrawn, or qualified or modified in a manner reasonably likely to be understood to be adverse to the Company, the Parent Recommendation prior to the receipt of the approval of Parent’s stockholders satisfying the relevant portion of the condition set forth in Section 7.1(a);
      (b) prior to the receipt of the approval of the Company’s shareholders satisfying the relevant portion of the condition set forth in Section 7.1(a), the Board of Directors of the Company approves a Superior Proposal in accordance with Section 6.2(c) and authorizes the Company to enter into a binding written agreement providing for such Superior Proposal and, prior to or simultaneous with entering into such agreement pays to Parent in immediately available funds the Termination Fee required to be paid as set forth in Section 8.5; or
      (c) there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.3(a) or 7.3(b) would not be satisfied and such breach or failure to be true is not curable or, if curable, is not curable by the Termination Date (as the same may be extended).
      8.4     Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Parent referred to in Section 7.1(a), by action of the Board of Directors of Parent if:
      (a) the Board of Directors of the Company shall have withheld or withdrawn, or qualified or modified in a manner reasonably likely to be understood to be adverse to Parent, the Company Recommendation, or shall have approved or recommended to the shareholders of the Company any Acquisition Proposal, in any such case prior to the receipt of the approval of the Company’s shareholders satisfying the relevant portion of the condition set forth in Section 7.1(a);
      (b) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.2(a) or 7.2(b) would not be satisfied and such breach or failure to be true is not curable or, if curable, is not curable by the Termination Date (as the same may be extended), or
      (c) the Company shall have willfully or intentionally breached in any material respect its obligations under Section 6.2.
      8.5     Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 6.2 (as to the Parent-Company standstill agreement), Section 6.11, this Section 8.5 and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for damages to any other party resulting from any prior willful or intentional breach of this Agreement or from any obligation to pay, if applicable, the fees and reimbursement of expenses in accordance with Sections 6.11, 8.5(b) or 8.5(c).
      (b) If this Agreement is terminated by the Company pursuant to Section 8.3(b), the Company shall pay to Parent a fee equal to $1.7 billion (the “Termination Fee”) at the time set forth in Section 8.3(b). If this Agreement is terminated by Parent pursuant to Section 8.4(c) the Company shall promptly, but in no event later than two days after such termination, pay to Parent the Termination Fee by wire transfer of same day funds. If (i) this Agreement is terminated (x) by Parent or the Company pursuant to Section 8.2(b) or (y) by Parent pursuant to Section 8.4(a) or pursuant to Section 8.4(b) (solely with respect to a willful and intentional breach), (ii) in the case of clause (x), prior to the vote on adoption of this Agreement at the Company Shareholders Meeting, but after the date of this Agreement, one or more bona fide Acquisition Proposals (other than from Parent or any of its Subsidiaries) involving 50% or more of the outstanding Company Shares or assets of the Company (including its interests in Cingular) representing 50% or more of the fair market value of the consolidated assets of the Company (including its interests in Cingular) or otherwise involving a transaction or series of transactions that could reasonably be expected to result in value to holders of Company Shares comparable to or more favorable than the transactions contemplated by this Agreement (a “Covered Proposal”) shall have been publicly made or any Person shall have publicly announced an intention (whether or not conditional) to make a Covered Proposal and, in the case of clause (y), a Covered Proposal shall have been made after the date of this Agreement and (iii) within 12 months after the date of a termination, any Person (other than Parent or any of its affiliates or the Company and any of its Subsidiaries) (an “Acquiring Person”) has acquired, or has entered into an agreement to acquire, by acquisition, merger, consolidation or other business combination transaction or by purchase, sale, assignment, lease, transfer or otherwise, in one transaction or in a series of related transactions, at least 50% of the outstanding Company Shares (or shareholders of the Company immediately prior to such transaction cease to hold at least 50% of the Company Shares (or any successor shares) after such transaction) or at least 50% of the fair market value of the Company’s consolidated assets (including its interests in Cingular) or the Company or one or more of its Subsidiaries transfers or otherwise disposes of at least 50% of the fair market value of the Company’s consolidated assets or the Company or one or more of its Subsidiaries publicly announces its intention to effect any such acquisition, transfer or disposition that in, one or a series of related transactions, includes as the principal part thereof an extraordinary dividend, spin-off, split-off, distribution, reclassification, issuer tender offer or similar transaction and thereafter completes such transaction or a substantially similar transaction (it being understood that a difference in consideration shall not be taken into account in determining if the completed transaction is substantially similar), then the Company shall promptly, but in no event later than two days after the completion of such transaction or the time such agreement is entered into as the case may be, pay Parent the Termination Fee (less any amounts reimbursed to Parent pursuant to the next sentence), payable by wire transfer of same day funds. If this Agreement is terminated by Parent or the Company pursuant to Section 8.2(b) or by Parent pursuant to Section 8.4(a), then the Company shall promptly, but in no event later than two days after a request from Parent, reimburse Parent for all fees and expenses (up to a maximum of $120 million) incurred by Parent and its Subsidiaries (plus 60% of all fees and expenses incurred by Cingular and its Subsidiaries) in connection with this Agreement and the transactions contemplated hereby, such reimbursement amount to be payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.5(b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment should have been made.
      (c) If (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.2(c) or by the Company pursuant to Section 8.3(a), (ii) prior to Parent Stockholders Meeting, but after the date of this Agreement, a Covered Proposal (for this purpose substituting therein Parent for each reference to the Company and Parent Common Stock for each reference to Company Shares and disregarding the second proviso in the definition of “Acquisition Proposal” and substituting “Section 6.1(b)(viii)” for “Section 6.1(a)(ix) or (xiii)” in the definition of “Acquisition Proposal”) other than any such Acquisition Proposal from the Company or any of its Subsidiaries (a “Parent Covered Proposal”) shall have been publicly made or any Person shall have publicly announced an intention (whether or not conditional) to make a Parent Covered Proposal and (iii) within 12 months after the date of a termination, any Person (other than Parent or any of its Subsidiaries or the Company and any of its Subsidiaries) (a “Parent Acquiring Person”) has acquired, or has entered into an agreement to acquire, by acquisition, merger, consolidation or other business combination transaction or by purchase, sale, assignment, lease, transfer or otherwise, in one transaction or in a series of related transactions, at least 50% of the outstanding shares of Parent Common Stock (or stockholders of Parent immediately prior to such transactions cease to hold at least 50% of the shares of Parent Common Stock (or successor shares) after such transaction) or at least 50% of the fair market value of Parent’s consolidated assets (including its interest in Cingular) or Parent or one or more of its Subsidiaries transfers or otherwise disposes of at least 50% of the fair market value of Parent’s consolidated assets or Parent or one or more of its Subsidiaries publicly announces its intention to effect any such acquisition, transfer or disposition that, in one or a series of related transactions, includes as the principal part thereof an extraordinary dividend, spin-off, split-off, distribution, reclassification, issuer tender offer or similar transaction and thereafter completes such transaction or a substantially similar transaction (it being understood that a difference in consideration shall not be taken into account in determining if the completed transaction is substantially similar), then Parent shall promptly, but in no event later than two days after the date of consummation of such acquisition or at the time such agreement is entered into, as the case may be, pay to the Company the Termination Fee (less any amounts reimbursed to the Company pursuant to the next sentence), payable by wire transfer of same day funds. If this Agreement is terminated by Parent or the Company pursuant to Section 8.2(c) or by the Company pursuant to Section 8.3(a), then Parent shall promptly, but in no event later than two days after a request from the Company, reimburse the Company for all fees and expenses (up to a maximum of $120 million) incurred by the Company and its Subsidiaries (plus 40% of all fees and expenses incurred by Cingular and its Subsidiaries) in connection with this Agreement and the transactions contemplated hereby, such reimbursement amount to be payable by wire transfer of same day funds. Parent acknowledges that the agreements contained in this Section 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails to pay promptly the amount due pursuant to this Section 8.5(c), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the fee or reimbursement set forth in this Section 8.5(c), Parent shall pay to the Company its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment should have been made.

ARTICLE IX
MISCELLANEOUS AND GENERAL
      9.1     Survival. None of the covenants or agreements of the Company, Parent or Merger Sub contained in this Agreement shall survive the consummation of the Merger, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the consummation of the Merger, including without limitation, the agreements of the Company, Parent and Merger Sub contained in Section 3.3 (Parent Board of Directors), Article IV, Section 6.12 (Indemnification; Directors’ and Officers’ Insurance), Section 6.10 (Employee Benefits), Section 6.18(b) (Tax-Free Qualification), and Section 6.20 (Cingular Headquarters), and this Article IX, which shall survive the consummation of the Merger. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.
      9.2     Modification or Amendment. Subject to any limitations under applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.
      9.3     Waiver of Conditions. (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.
      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
      9.4     Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
      9.5     GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.
      (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, except that with respect to matters mandatorily governed by the GBCC, the GBCC shall govern. The parties hereby irrevocably submit exclusively to the jurisdiction of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal or state court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.
      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.
      9.6     Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:
           if to Parent or Merger Sub

AT&T Inc.
175 E. Houston
San Antonio, Texas 78205

Attention:	Wayne Watts, Esq.,

Senior Vice President and Associate General Counsel
Fax: (210) 351-3257
           with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

Attention:	Joseph B. Frumkin

Eric M. Krautheimer
Fax: (212) 558-3588
           if to the Company

BellSouth Corporation
1155 Peachtree Street
Suite 2000
Atlanta, Georgia 30309
Attention: Marc Gary, Esq.
Fax: (404) 249-5948
           with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004

Attention:	Arthur Fleischer, Jr.

Peter Golden
Philip Richter
Fax: (212) 859-4000
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.
      9.7     Entire Agreement. This Agreement (including any exhibits hereto), the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

      9.8     No Third Party Beneficiaries. Except as provided in Section 6.12 (Indemnification; Directors’ and Officers’ Insurance), this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.
      9.9     Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent (including Cingular) to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company (including Cingular) to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.
      9.10     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a), be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
      9.11     Interpretation. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “Qualifying Governmental Entity” shall have the meaning set out on Section 9.11(a) of the Parent Disclosure Letter.
      (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
      9.12     Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
      9.13     Specific Performance. The parties acknowledge and agree that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy. The parties accordingly agree that, in addition to other remedies, the parties shall be entitled to enforce the terms of this Agreement by decree of specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any breach or threatened breach hereof.
      9.14     Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate prior to the Effective Time, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a party to the Merger in lieu of Merger Sub (unless doing so would prevent or delay or impair the Merger or consummation of the transactions contemplated hereby), in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary (except with respect to representations and warranties made herein with respect to Merger Sub as of the date of this Agreement) and all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall also be made with respect to such other Subsidiary as of the date of such designation. Any assignment in contravention of the preceding sentence shall be null and void.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

BELLSOUTH CORPORATION

By:	/s/ F. Duane Ackerman

Name: F. Duane Ackerman
Title: Chairman and Chief Executive Officer

AT&T INC.

By:	/s/ Edward E. Whitacre, Jr.

Name: Edward E. Whitacre, Jr.
Title: Chairman of the Board and Chief Executive Officer

ABC CONSOLIDATION CORP.

By:	/s/ Randall L. Stephenson

Name: Randall L. Stephenson
Title: President

ANNEX B
Lehman Brothers
March 4, 2006
Board of Directors
AT&T Inc.
175 East Houston Street
San Antonio, TX 78205
Members of the Board:
      We understand that AT&T Inc. (“AT&T”) intends to enter into a transaction (the “Proposed Transaction”) with BellSouth Corporation (“BellSouth”) pursuant to which (i) ABC Consolidated Corp., a wholly owned subsidiary of AT&T (“Merger Sub”), will merge with and into BellSouth (the “Merger”), and (ii) upon effectiveness of the Merger, each issued and outstanding share of common stock of BellSouth (“BellSouth Common Stock”) will be converted into the right to receive 1.325 (the “Exchange Ratio”) shares of common stock of AT&T (“AT&T Common Stock”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of March 4, 2006, among BellSouth, AT&T and Merger Sub (the “Agreement”).
      We have been requested by the Board of Directors of AT&T to render our opinion with respect to the fairness, from a financial point of view, to AT&T of the Exchange Ratio in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, AT&T’s underlying business decision to proceed with or effect the Proposed Transaction.
      In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning AT&T and BellSouth that we believe to be relevant to our analysis, including each of AT&T’s and BellSouth’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2005, (3) financial and operating information with respect to the businesses, operations and prospects of BellSouth furnished to us by BellSouth and AT&T, including (i) financial projections of BellSouth prepared by the management of BellSouth (the “BellSouth Projections”) and (ii) financial projections of BellSouth prepared by the management of AT&T (the “AT&T’s BellSouth Projections”), (4) financial and operating information with respect to the businesses, operations and prospects of AT&T furnished to us by AT&T, including (i) financial projections of AT&T prepared by the management of AT&T (the “AT&T Projections”) and (ii) the amount and timing of the synergies expected by the management of AT&T to result from the Proposed Transaction (the “Expected Synergies”), (5) the recent and historical trading prices of AT&T Common Stock and BellSouth Common Stock and a comparison of these trading histories with each other and with those of other telecommunications companies that we deemed relevant, (6) a comparison of the historical financial results, present financial condition and trading multiples of AT&T and BellSouth with each other and with those of other telecommunications companies that we deemed relevant, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (8) published estimates of third party research analysts with respect to the future financial performance of BellSouth and of AT&T, (9) the relative contributions of AT&T and BellSouth to the current and future financial performance of the combined company on a pro forma basis, (10) the potential pro forma financial impact of the Proposed Transaction on the future financial performance of the combined company, including the Expected Synergies and the anticipated restructuring charges and integration costs in connection therewith as furnished to us by AT&T (the “Restructuring Charges”), and (11) the potential pro forma financial impact of AT&T’s contemplated share repurchase program expected to be announced by AT&T contemporaneously with the Proposed Transaction. In addition, we have had discussions with the managements of AT&T and BellSouth concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and the potential strategic benefits expected by management of AT&T to result from a combination of the businesses of AT&T and BellSouth. Furthermore, we also have undertaken such other studies, analyses and investigations as we deemed appropriate.
      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of managements of AT&T and BellSouth that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the BellSouth Projections, upon advice of BellSouth and with your consent, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of BellSouth as to the future financial performance of BellSouth. With respect to AT&T’s BellSouth Projections, upon advice of AT&T and with your consent, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of AT&T as to the future financial performance of BellSouth and that AT&T’s BellSouth Projections are a reasonable basis upon which to evaluate the future financial performance of BellSouth, and we have primarily relied on AT&T’s BellSouth Projections in performing our analysis. With respect to the AT&T Projections, we have assumed with your consent that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of AT&T as to the future financial performance of AT&T and that AT&T would perform on a stand-alone basis substantially in accordance with such projections. With respect to the Expected Synergies and Restructuring Charges estimated by the management of AT&T to result from the Proposed Transaction, we have assumed with your consent that the timing and amount of such Expected Synergies and Restructuring Charges are reasonable and that they will be realized substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties or facilities of AT&T or BellSouth and have not made or obtained any evaluations or appraisals of the assets or liabilities of AT&T or BellSouth. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.
      In addition, we express no opinion as to the prices at which shares of (i) AT&T Common Stock or BellSouth Common Stock will trade at any time following the announcement of the Proposed Transaction or (ii) AT&T Common Stock will trade at any time following the consummation of the Proposed Transaction.
      Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio in the Proposed Transaction is fair to AT&T.
      We have acted as financial advisor to AT&T in connection with the Proposed Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, AT&T has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for AT&T and its affiliates and BellSouth and its affiliates in the past and have received customary fees for such services. We may continue to provide AT&T and its affiliates with investment banking services and will receive customary fees for any such services provided. In the ordinary course of our business, we actively trade in the securities of AT&T and BellSouth for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

      This opinion is for the use and benefit of the Board of Directors of AT&T and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of AT&T as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Lehman Brothers

LEHMAN BROTHERS

ANNEX C
Evercore Group Inc.
March 4, 2006
Board of Directors
Aspen Inc.
175 East Houston Street
San Antonio, TX 78205
Members of the Board of Directors:
      We understand that Aspen Inc., a Delaware corporation (“Aspen”) is considering a transaction pursuant to an Agreement and Plan of Merger, dated as of March 4, 2006 (the “Agreement”), among Birch, a Georgia corporation (“Birch”), Aspen and ABC Consolidation Corp., a wholly owned subsidiary of Aspen (“Merger Sub”), in which Merger Sub will be merged with and into Birch (the “Merger”) and each outstanding share of common stock, par value $1.00 per share, of Birch (“Birch Common Stock”) will be converted into the right to receive 1.325 (the “Exchange Ratio”) common shares (the “Per Share Stock Consideration”), par value $1.00 per share of Aspen (“Aspen Common Stock”). As a result of the Merger, Birch will become a wholly owned subsidiary of Aspen.
      You have asked us whether, in our opinion as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Aspen.
      In connection with rendering our opinion, we have, among other things:

(i)	analyzed certain publicly available financial statements and other publicly available business information relating to Aspen and Birch that we deemed relevant to our analysis;

(ii)	analyzed certain internal non-public financial and operating data concerning Aspen and Birch prepared and furnished to us by the management of each of Aspen and Birch, respectively, and Aspen has provided us with, and reviewed with us, the estimated amount and timing of the synergies expected to result from the Merger (the “Synergies”) as well as the transaction expenses and one-time cash costs arising from the proposed transaction, as estimated by the management of Aspen and furnished to us by Aspen (the “Expected Restructuring Charges”);

(iii)	analyzed certain financial projections concerning Aspen and Birch furnished to us by the management of Aspen and certain financial projections concerning Birch furnished to us by the management of Birch;

(iv)	discussed the past and current operations and financial condition and the prospects of Aspen and Birch with the management of each of Aspen and Birch, respectively;

(v)	reviewed the reported prices and trading activity of the Birch Common Stock and the Aspen Common Stock;

(vi)	compared the financial performance of Birch and the prices and trading activity of the Birch Common Stock with that of selected publicly traded telecommunications companies and their securities;

(vii)	compared the financial performance of Aspen and the prices and trading activity of Aspen Common Stock with that of selected publicly traded telecommunications companies and their securities;

(viii)	compared the proposed financial terms of the Merger with publicly available financial terms of certain transactions that we deemed reasonably comparable to the Merger;

(ix)	considered the potential financial impact of Aspen’s contemplated share repurchase program expected to be announced contemporaneously with the transaction;

(x)	considered the potential pro forma impact of the Merger on Aspen, based on inputs and analysis provided by Aspen management;

(xi)	reviewed a draft of the Agreement dated March 4, 2006, which we assume is in substantially final form and will not vary in any respect material to our analysis;

(xii)	performed such other analyses and examinations and considered such other factors as we have in our sole judgment deemed appropriate for purposes of this opinion.
      For purposes of our analyses and opinion, we have relied upon and assumed, without assuming any responsibility for independently verifying, the accuracy and completeness of all the financial and other information that was publicly available or was furnished to us by Birch or Aspen or otherwise discussed with or reviewed by or for us, and we have not assumed any liability therefor. We have further relied upon the assurances of the management of Aspen and Birch, respectively, that they are not aware of any facts that would make such information inaccurate or misleading. We have not made nor assumed any responsibility for making any valuation or appraisal of any assets or liabilities of Aspen or Birch, nor have any such valuations or appraisals been provided to us, nor have we evaluated the solvency of Aspen or Birch under any state or federal laws relating to bankruptcy, insolvency or similar matters.
      With respect to the Aspen and Birch projections provided to us by Aspen management and the Birch projections provided to us by Birch management, (the “Projections”), we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of each of the management of Aspen and Birch, respectively, as to future financial performance. With respect to the Synergies and Expected Restructuring Charges estimated by the management of Aspen to result from the Merger, we have assumed that the ..timing and amounts of such Synergies and Expected Restructuring Charges are reasonable. We express no view as to such financial analyses and forecasts, the Synergies and the Expected Restructuring Charges or the assumptions on which they were based. We have also assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes, and that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement and without any waiver, amendment or modification of any terms or conditions that are material to our Opinion. We have further assumed that all required governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any Regulatory Material Adverse Effect (as defined in the Agreement). We have also assumed that the final form of the Agreement will not differ in any material respect from the last draft reviewed by us.
      Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to Aspen of the Exchange Ratio and we express no opinion as to the underlying decision by Aspen to engage in the Merger. We are expressing no opinion herein as to the price at which Aspen Common Stock will trade at any future time.
      We have acted as financial advisor to Aspen with respect to the proposed Merger and will receive a fee from Aspen for our services, the principal portion of which is contingent upon consummation of the Merger. We have also acted as financial advisor to Aspen in the past and received customary fees for our services. Aspen has agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement.

      This letter is provided for the benefit of the Board of Directors of Aspen in connection with and for the purposes of its evaluation of the Merger, and is not on behalf of, and shall not confer rights or remedies upon, any shareholder, creditor or any other person other than the Board of Directors of Aspen or be used or relied upon for any other purpose. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except that this opinion may be included in its entirety, if required, in any filing made by Aspen in respect of the Merger with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form reasonably acceptable to us. It is further understood that this letter and the opinion expressed herein do not constitute a recommendation to any holder of Aspen Common Stock, Birch Common Stock, or any other person, as to how such person should vote or act on any matter relating to the proposed Merger.
      Based upon and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio is fair, from a financial point of view, to Aspen.

Very truly yours,

Evercore Group Inc.

By:	/s/ Timothy G. LaLonde

Name: Timothy G. LaLonde
Title: Authorized Person

ANNEX D
March 4, 2006
The Board of Directors
BellSouth Corporation
1155 Peachtree St., N.E.
Atlanta, Georgia 30309-3610
Members of the Board:
      You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of BellSouth Corporation (“BellSouth”) of the Exchange Ratio (defined below) set forth in the Agreement and Plan of Merger, dated as of March 4, 2006 (the “Merger Agreement”) among BellSouth, AT&T Inc. (“AT&T”) and ABC Consolidation Corp. (“Merger Sub”). As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into BellSouth (the “Merger”) and (ii) each outstanding share of the common stock, par value $1.00 per share, of BellSouth (“BellSouth Common Stock”) will be converted into the right to receive 1.325 shares (the “Exchange Ratio”) of the common stock, par value $1.00 per share, of AT&T (“AT&T Common Stock”).
      In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of BellSouth and certain senior officers and other representatives and advisors of AT&T concerning the businesses, operations and prospects of BellSouth and AT&T. We examined certain publicly available business and financial information relating to BellSouth and AT&T as well as certain financial forecasts and other information and data relating to BellSouth and AT&T which were provided to or discussed with us by the respective managements of BellSouth and AT&T, including adjustments to the forecasts and other information and data relating to AT&T discussed with us by the management of BellSouth and information relating to the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by the managements of BellSouth and AT&T to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of BellSouth Common Stock and AT&T Common Stock; the historical and projected earnings and other operating data of BellSouth and AT&T; and the capitalization and financial condition of BellSouth and AT&T. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of BellSouth and AT&T. We also evaluated certain potential pro forma financial effects of the Merger on AT&T. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.
      In rendering our opinion, we have assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of BellSouth and AT&T that they are not aware of any relevant information regarding BellSouth or AT&T, as applicable, that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to BellSouth and AT&T provided to or discussed with us by management of BellSouth and AT&T, we have been advised by the respective managements of BellSouth and AT&T that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of BellSouth and AT&T as to the future financial performance of BellSouth and AT&T, the potential strategic implications and operational benefits anticipated to result from the Merger and the other matters covered thereby, and have assumed, with your consent, that the financial results (including the potential strategic implications and operational benefits anticipated to result from the Merger) reflected in such forecasts and other information and data will be realized in the amounts and at the times projected. We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any term, condition or agreement material to our analysis and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on BellSouth, AT&T or the contemplated benefits of the Merger material to our analysis. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of BellSouth and AT&T. We are not expressing any opinion as to what the value of the AT&T Common Stock actually will be when issued pursuant to the Merger or the price at which the AT&T Common Stock will trade at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of BellSouth or AT&T nor have we made any physical inspection of the properties or assets of BellSouth or AT&T. We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of BellSouth, nor were we requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for BellSouth or the effect of any other transaction in which BellSouth might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.
      Citigroup Global Markets Inc. has acted as financial advisor to BellSouth in connection with the proposed Merger and will receive a fee for such services, all of which is contingent upon the consummation of the Merger. We and our affiliates in the past have provided, and currently provide, services to BellSouth and AT&T and their affiliates unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, having acted as (a) financial advisor to BellSouth in the sale of BellSouth Latin America to Telefonica Moviles SA, (b) financial advisor to BellSouth and Cingular Wireless LLC (“Cingular”) in the purchase of AT&T Wireless Services Inc. (“AT&T Wireless”) in October 2004, (c) financial advisor to SBC Communications Inc. (“SBC”) in the sale of its interest in its directories joint venture with RH Donnelly Corp. in September 2004, (d) financial advisor to SBC in the sale of its interests in TDC A/ S to TDC A/ S in June 2004, (e) financial advisor to Cingular in the sale of Cingular Wireless LLC (Bermuda) to Digicel Ltd. in December 2005, (f) financial advisor to Cingular in the sale of certain assets to Alltel Corp. in April 2005, (g) financial advisor to Cingular in the sale of certain assets to MetroPCS Inc. in February 2005, (h) dealer manager in the $9.5 billion consent solicitation by BellSouth and SBC in connection with the acquisition of AT&T Wireless in August 2004, (i) dealer manager in the offer by AT&T Corp. to repurchase $1.5 billion and up to € 1.05 billion of its notes in February 2004, (j) broker to BellSouth in the repurchase of 6.8 million of its shares in December 2005, (k) agent for BellSouth’s $3 billion credit facility issued in April 2005, $9 billion credit facility and bridge loan issued in October 2004 and $1.5 billion credit facility issued in April 2004, (l) joint lead arranger for AT&T Corp.’s $500 million credit facility issued in October 2005 and $1 billion credit facility issued in October 2004 and SBC’s $12 billion credit facility and bridge loan and $6 billion credit facility issued in September 2004, (m) joint bookrunner or co-manager in BellSouth’s $2 billion notes offering in November 2004, $3 billion bond offering in September 2004 and $700 million notes offering in June 2004 and (n) joint bookrunner or co-manager for SBC’s $2 billion notes offering in November 2005, $5 billion bond offering in October 2004 and $1.5 billion notes offering in August 2004. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of BellSouth and AT&T for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with BellSouth, AT&T and their respective affiliates.
      Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of BellSouth in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.
      Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of BellSouth Common Stock.
Very truly yours,
/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

ANNEX E
PERSONAL AND CONFIDENTIAL
March 4, 2006
Board of Directors
BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, GA 30309-3610
Ladies and Gentlemen:
      You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $1.00 per share (the “Shares”), of BellSouth Corporation (the “Company”) of the exchange ratio of 1.325 shares of common stock, par value $1.00 per share (the “AT&T Common Stock”), of AT&T Inc. (formerly known as SBC Communications Inc.) (“AT&T”) to be received for each Share (the “Exchange Ratio”) pursuant to the Agreement and Plan of Merger, dated as of March 4, 2006 (the “Agreement”), among AT&T, ABC Consolidation Corp., a wholly owned subsidiary of AT&T (“Acquisition Sub”), and the Company.
      Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to the Company from time to time, including having acted as a joint bookrunner with respect to the public offering of the Company’s 6.55% Senior Notes due 2034 (aggregate principal amount of $700,000,000) in June 2004 and 5.20% Senior Notes due 2014 (aggregate principal amount of $1,500,000,000) in September 2004; a co-lead manager with respect to the public offering of

Board of Directors
BellSouth Corporation
March 4, 2006
Page Two
the Company’s 4.20% Senior Notes due 2009 (aggregate principal amount of $1,500,000,000) in September 2004; a joint bookrunnner with respect to the public offering of the Company’s 4.75% Senior Notes due 2012 (aggregate principal amount of $800,000,000) in November 2004; a co-lead manager with respect to the public offering of the Company’s Floating Rate Notes due 2007 (aggregate principal amount $500,000,000) and 6.0% Senior Notes due 2034 (aggregate principal amount $700,000,000) in November 2004; and a participant in the Company’s 364 day, $9,000,000,000 Bridge Facility to fund the Company’s equity contribution to Cingular Wireless LLC to purchase AT&T Wireless Services, Inc. in October 2004. Our commercial bank affiliate is also a lender under credit facilities of the Company and we acted as a counterparty to the Company in certain interest rate derivative contracts in December 2003, April 2004 and September 2004. We have provided certain investment banking services to AT&T from time to time, including having acted as a participant in AT&T’s 364 day, $12,000,000,000 Bridge Facility to fund AT&T’s equity contribution to Cingular Wireless LLC to purchase AT&T Wireless Services, Inc. in October 2004; a joint bookrunner with respect to the public offering of AT&T’s 5.625% Senior Notes due 2016 (aggregate principal amount of $750,000,000) and 6.45% Senior Notes due 2034 (aggregate principal amount of $750,000,000) in August 2004; a co-manager with respect to the public offering of AT&T’s 4.125% Senior Notes due 2009 (aggregate principal amount of $2,250,000,000) and 5.1% Senior Notes due 2014 (aggregate principal amount of $2,250,000,000) in November 2004; a financial advisor to AT&T in connection with the acquisition by its subsidiary, Sterling Commerce, Inc., of Yantra Corporation in January 2005; a senior co-manager with respect to the public offering of AT&T’s Floating Rate Notes due 2008 (aggregate principal amount of $500,000,000) and 5.3% Senior Notes due 2010 (aggregate principal amount of $1,000,000,000) in November 2005; and a counterparty to AT&T in various block trades of shares held by AT&T in June 2003, October 2003, June 2004, October 2004 and November 2004. Our commercial bank affiliate is also a lender under credit facilities of AT&T and we acted as a counterparty to AT&T in various foreign exchange and interest rate derivative contracts in July 2004 and August 2004, respectively. We also may provide investment banking services to the Company and AT&T in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.
      Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, AT&T and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and AT&T for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.
      In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and AT&T

Board of Directors
BellSouth Corporation
March 4, 2006
Page Three
for the five years ended December 31, 2005; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and AT&T; certain other communications from the Company and AT&T to their respective stockholders; and certain internal financial analyses and forecasts for AT&T prepared by its management, as reviewed and adopted by the management of the Company, and certain internal financial analyses and forecasts for the Company prepared by its management (the “Forecasts”). We also have held discussions with members of the senior managements of the Company and AT&T regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the shares of AT&T Common Stock, compared certain financial and stock market information for the Company and AT&T with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the telecommunications industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.
      We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or AT&T or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal.
      Our opinion does not address the underlying business decision of the Company to engage in the Transaction nor are we expressing any opinion as to the prices at which the Shares or the shares of AT&T Common Stock will trade at any time. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or AT&T or on the expected benefits of the Transaction in any way meaningful to our analysis. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to or how any holder of Shares should vote with respect to the Merger.

Board of Directors
BellSouth Corporation
March 4, 2006
Page Four
      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Shares.
Very truly yours,
/s/ Goldman, Sachs & Co.

(GOLDMAN, SACHS & CO.)

Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-4) and related prospectus of AT&T Inc. (AT&T) and to the incorporation by reference therein of our reports dated February 16, 2006, with respect to the consolidated financial statements of AT&T, AT&T management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AT&T, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our report dated February 27, 2006 with respect to the financial statement schedules of AT&T for the years ended December 31, 2005, 2004, and 2003 included in the Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

By:	/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

San Antonio, Texas
March 28, 2006

Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Inc. of our report dated February 27, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2005 BellSouth Corporation Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in this Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Atlanta, Georgia
March 31, 2006

Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of AT&T Inc. (AT&T) for the registration of AT&T common shares and to the incorporation by reference therein of our report dated February 24, 2006, with respect to the consolidated financial statements of Cingular Wireless LLC included in each of AT&T’s and BellSouth’s Annual Reports (Form 10-Ks) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Atlanta, Georgia
March 27, 2006

Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Inc. of our report dated March 8, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in AT&T Corp.’s Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated into this Registration Statement by reference to AT&T Inc.’s Form 8-K dated November 21, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 29, 2006

Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Inc. of our report dated March 3, 2005, relating to the financial statements of Omnipoint Facilities Network II, LLC, which appears in the Form 10-K of Cingular Wireless LLC for the year ended December 31, 2005. Our report is referenced in the report on the consolidated financial statements of Cingular Wireless LLC which is included in the Form 10-K of BellSouth Corporation which is incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading “Experts” in this Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, Washington
March 29, 2006

Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Inc. of our report dated March 3, 2005, relating to the financial statements of Omnipoint Facilities Network II, LLC (not separately included therein), which appears in the Annual Report on Form 10-K of AT&T Inc. for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in this Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, Washington
March 29, 2006

Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
          THAT, AT&T INC., a Delaware corporation, hereinafter referred to as the “Corporation,” proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-4 for the issuance of shares of the Corporation’s Common Stock in connection with the proposed merger of ABC Consolidation Corp., a wholly-owned subsidiary of the Corporation and BellSouth Corporation pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of March 4, 2006, by and among the BellSouth Corporation, the Corporation and ABC Consolidation Corp.;
          NOW, THEREFORE, each of the undersigned hereby constitutes and appoints James D. Ellis, Richard G. Lindner, John J. Stephens, Jonathan P. Klug, or any one of them, all of the City of San Antonio and State of Texas, the attorneys for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements (including post-effective amendments) and amended joint proxy statements/prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.
          IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the date set forth opposite their name.

March 23, 2006	/s/ Edward E. Whitacre, Jr.
Date	Edward E. Whitacre, Jr.
Chairman of the Board, Director and
Chief Executive Officer

March 24, 2006	/s/ Randall L. Stephenson
Date	Randall L. Stephenson
Director and Chief Operating Officer

March 24, 2006	/s/ William F. Aldinger III

Date	William F. Aldinger III
Director

March 23, 2006	/s/ Gilbert F. Amelio

Date	Gilbert F. Amelio
Director

March 24, 2006	/s/ August A. Busch III

Date	August A. Busch III
Director

March 23, 2006	/s/ Martin K. Eby, Jr.

Date	Martin K. Eby, Jr.
Director

March 24, 2006	/s/ James A. Henderson

Date	James A. Henderson
Director

March 23, 2006	/s/ Charles F. Knight

Date	Charles F. Knight
Director

March 23, 2006	/s/ Jon C. Madonna

Date	Jon C. Madonna
Director

March 23, 2006	/s/ Lynn M. Martin

Date	Lynn M. Martin
Director

March 24, 2006	/s/ John B. McCoy

Date	John B. McCoy
Director

2

March 24, 2006	/s/ Mary S. Metz

Date	Mary S. Metz
Director

March 24, 2006	/s/ Toni Rembe

Date	Toni Rembe
Director

March 23, 2006	/s/ S. Donley Ritchey

Date	S. Donley Ritchey
Director

March 27, 2006	/s/ Joyce M. Roché

Date	Joyce M. Roché
Director

March 24, 2006	/s/ Laura D’Andrea Tyson

Date	Laura D’Andrea Tyson
Director

March 24, 2006	/s/ Patricia P. Upton

Date	Patricia P. Upton
Director

3

Exhibit 99.1

AT&T Inc. Special Meeting of Shareholders	Admission Ticket

•, •, 2006 [meeting location] [street address] [city, state] Doors open at • a.m. CT Meeting begins at • a.m. CT

[MAP]

« The [meeting location] is located in [city] on [place].]

[MAP]

This proxy is solicited on behalf of the Board of Directors for the Special Meeting at •, at • a.m., on •, 2006.
The undersigned hereby appoints Edward E. Whitacre, Jr. and Richard G. Lindner, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Special Meeting of Shareholders to be held on •, at • am, •, 2006, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares (except for shares held in the employee benefit plans noted below) in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.
The Board of Directors recommends a vote FOR the proposal to authorize the issuance of AT&T common shares required to be issued pursuant to the merger agreement (Item 1), which is listed on the reverse side of this card. This proposal is described in the joint proxy statement/prospectus. The Board of Directors knows of no other matters that are to be presented at the meeting.
Please sign on the reverse side of this card and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the internet.
This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the plan administrator or trustee for any shares held on your behalf under any of the following employee benefit plans: the AT&T Savings Plan, the AT&T Savings and Security Plan, the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan, the AT&T PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, the Tax Reduction Act Stock Ownership Plan sponsored by The Southern New England Telephone Company, the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, the AT&T Employee Stock Ownership Plan, and the Cingular Wireless 401(k) Savings Plan. Shares in each of the foregoing employee benefit plans (except the Old Heritage plan) for which voting instructions are not received, subject to the trustees’ fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. For shares held in the Old Heritage plan, the trustee has discretionary authority to vote the shares for which no voting instructions are received. Similarly, the proxy card or telephone or Internet proxy will constitute voting instructions to the plan administrator for any shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan).
(Please mark your proxy and sign on the reverse side.)
Telephone and Internet Voting Instructions
Instead of mailing your proxy, you can vote by telephone OR Internet. Available 24 hours a day 7 days a week.

To vote using the Telephone (within U.S. and Canada)
•	Call toll free 1-866-731-VOTE (8683) any time on a touch-tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
To vote using the Internet
•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on •, 2006.
THANK YOU FOR VOTING!

[back of card]
Special Meeting Admission Ticket
Special Meeting of AT&T Inc. Shareholders
•, 2006, • a.m. Central Time
[meeting location]
[street address]
[city, state]
Upon arrival, please present this admission ticket and photo identification at the registration desk.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Special Meeting Proxy Card

☐ Please mark this box with an X if your address has changed and print the new address below.

A Proposals

The Board of Directors recommends a vote FOR Item 1	For	Against	Abstain

1. Approve issuance of AT&T common shares required to be issued pursuant to the merger agreement, dated as of March 4, 2006, by and among BellSouth Corporation, AT&T Inc. and ABC Consolidated Corp, as it may be amended

B Authorized Signatures — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

Exhibit 99.2
PROXY
This proxy is solicited on behalf of the BellSouth Board of Directors for the Special Meeting of Shareholders to be held on •,•, 2006.
The undersigned hereby appoints James P. Kelly, Leo F. Mullin and William S. Stavropoulos, and each of them, proxies with full power of substitution to vote all shares of BellSouth common stock of the undersigned at the Special Meeting of Shareholders and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matter described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote in accordance with the Directors’ recommendation on the matter listed on the reverse side of this card, and at their discretion on any other matter that may properly come before the meeting.
This card provides voting instructions for all shares registered in your name. For employees of BellSouth and Cingular Wireless, it also provides voting instructions for shares held in the various benefit plans.
Your vote is important. If you choose to vote by mail, please sign and date on the reverse and return promptly in the enclosed envelope; or mail to BellSouth Shareholder Services—Proxy Department, P.O. Box 3510, South Hackensack, NJ 07606-9210.
Please vote, sign and date on the other side.

Indicate any address change below, and mark the address change box on the other side.

/\ Proxy Card: Detach above and return if voting by mail.
Special Meeting of Shareholders
[Meeting Location, Street Address, City, State]
•, • 2006
• Eastern time—Doors Open
• Eastern time—Meeting Begins
[DIRECTIONS]:
[MAP]:

Mark here for address change and see other side.	☐

Directors recommend a vote “FOR”

1.	Approve the Agreement and Plan of Merger, dated as of March 4, 2006, as amended, among BellSouth, AT&T Inc. and a wholly owned subsidiary of AT&T Inc.	For ☐	Against ☐	Abstain ☐

Signature(s) __________________________________________________________________________ Date ____________________
NOTE: Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/\ Proxy Card: Detach above and return if voting by mail. \/ Admission Ticket: Keep the below portion for admission or your records.
Proxy Card and Admission Ticket
Dear Shareholder:
Your proxy voting card is attached above. Your vote is important and we encourage you to vote promptly using one of the following methods. If you choose to vote by Internet or telephone, follow the instructions provided when you access the system. If you vote your proxy over the Internet or by telephone, please do not mail your proxy card.

Vote by Internet www.proxyvoting.com/bls
1.	Have this proxy card in hand.

2.	Access www.proxyvoting.com/bls.

3.	Follow the steps provided on the

secure website.

OR

Vote by Telephone 1-866-540-5760
1.	Have this proxy card in hand.

2.	Call 1-866-540-5760

toll-free using a Touch-Tone phone.

3.	Follow the recorded instructions.

OR

Vote by Mail
1.	Mark, sign and date this proxy card.

2.	Return the card in the enclosed postage-paid envelope, or mail it to:

BellSouth Shareholder Services

Proxy Department

P.O. Box 3510

South Hackensack, NJ 07606-9210

Admission Ticket—2006
Special Meeting of Shareholders
•, • 2006
• Eastern time
(See the directions/map on back.)
View webcast on the Internet at
www.bellsouth.com/investor

Exhibit 99.7

March 30, 2006

Board of Directors
AT&T Inc.
175 East Houston Street
San Antonio, TX 78205

Re:	Registration Statement on Form S-4 of AT&T Inc.

Members of the Board:
     Reference is made to our opinion letter delivered to you on March 4, 2006 attached as Annex B to the Joint Proxy Statement/Prospectus on Form S-4 of AT&T Inc. to be filed with the Securities and Exchange Commission on the date hereof (the “Prospectus”).
     We hereby consent to the references to our firm and opinion letter in the Prospectus under the headings “Summary — Opinion of AT&T’s Financial Advisors” and “The Merger — Background of the Merger”, “— AT&T’s Reasons for the Merger”, “— Opinions of AT&T’s Financial Advisors”. It is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Prospectus and that our opinion is not to be used, circulated, quoted or otherwise referred to, in whole or in part, for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement (including any subsequent amendments to the Prospectus), proxy statement or other document, in each case, except in accordance with our written consent. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Prospectus under the meaning of the term “expert” as used in the Securities Act.
Very truly yours,

/s/ Lehman Brothers
LEHMAN BROTHERS

Exhibit 99.8
CONSENT OF EVERCORE GROUP INC.
     We hereby consent to the use of our opinion letter dated March 4, 2006 to the board of directors of AT&T Inc. (“AT&T”) included as Annex C to the joint proxy statement/prospectus which forms part of the Registration Statement of AT&T on Form S-4 relating to the proposed merger of a wholly owned subsidiary of AT&T with and into BellSouth Corporation, and to the description of such opinion and to the references to our name contained therein under the headings “Summary—Opinions of AT&T’s Financial Advisors”, “The Merger—Background of the Merger” and “The Merger—Opinions of AT&T’s Financial Advisors”.
     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

EVERCORE GROUP INC.

	By:	/s/ Timothy G. LaLonde

		Name:	Timothy G. LaLonde
		Title:	Authorized Person

New York, New York
March 30, 2006

Exhibit 99.9
CONSENT OF CITIGROUP GLOBAL MARKETS INC.
The Board of Directors
BellSouth Corporation
1155 Peachtree St., N.E.
Atlanta, GA 30309-3610
Members of the Board:
We hereby consent to the use of our name and to the inclusion of our opinion letter, dated March 4, 2006, as Annex D to, and to the references thereto under the captions “SUMMARY — Opinions of BellSouth’s Financial Advisors”, “THE MERGER — Background of the Merger”, “THE MERGER — BellSouth’s Reasons for the Merger”, “THE MERGER — Opinions of BellSouth’s Financial Advisors” and “THE MERGER — Financial Analyses of BellSouth’s Financial Advisors” in, the Joint Proxy Statement/Prospectus relating to the proposed merger involving BellSouth Corporation and AT&T Inc., which Joint Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of AT&T Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Citigroup Global Markets Inc.
CITIGROUP GLOBAL MARKETS INC.

March 31, 2006

Exhibit 99.10
CONSENT OF GOLDMAN, SACHS & CO.
March 31, 2006
Board of Directors
BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, GA 30309-3610

Re:	Initial Filing of the Registration Statement on Form S-4 of AT&T Inc. filed on March 31, 2006
Ladies and Gentlemen:
Reference is made to our opinion letter, dated March 4, 2006, with respect to the fairness from a financial point of view to the holders of the common stock, par value $1.00 per share (the “Shares”), of BellSouth Corporation (the “Company”) of the Exchange Ratio (as defined in the opinion letter) to be received for each Share pursuant to the Agreement and Plan of Merger, dated as of March 4, 2006, among the Company, AT&T Inc. (“AT&T”) and ABC Consolidation Corp., a wholly owned subsidiary of AT&T.
The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.
In that regard, we hereby consent to the reference to our opinion under the captions “Summary—Opinions of BellSouth’s Financial Advisors”, “The Merger—Background of the Merger”, “The Merger—BellSouth’s Reasons for the Merger”, “The Merger—Opinions of BellSouth’s Financial Advisors—Opinion of Goldman Sachs”, “The Merger—Financial Analyses of BellSouth’s Financial Advisors” and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)